================================================================================




              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor,

                        PRUDENTIAL ASSET RESOURCES, INC.,
                              as a Master Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as a Master Servicer,

                             ARCAP SERVICING, INC.,
                              as Special Servicer,

                        WELLS FARGO BANK MINNESOTA, N.A.,
             as Certificate Administrator and as Tax Administrator,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                                       and

                    Prudential MORTGAGE CAPITAL FUNDING, LLC,
               as Ballston Common B-Note Holder and as Renaissance
                                  B-Note Holder

                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2003

                        ---------------------------------

                                  $960,034,371

                  Commercial Mortgage Pass-Through Certificates
                                Series 2003-PWR1





================================================================================

                                TABLE OF CONTENTS

                                 ---------------


SECTION                                                                                                                PAGE
-------                                                                                                                ----
                                    ARTICLE I

        DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

SECTION 1.01.            Defined Terms....................................................................................7
SECTION 1.02.            General Interpretive Principles.................................................................76
SECTION 1.03.            Certain Calculations in Respect of the Mortgage Pool............................................77
SECTION 1.04.            Cross-Collateralized Mortgage Loans.............................................................79
SECTION 1.05.            Incorporation of Preliminary Statement..........................................................79

                                   ARTICLE II

     CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR
     INTERESTS, REMIC II REGULAR INTERESTS, REMIC III COMPONENTS, REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL
             INTEREST, REMIC III RESIDUAL INTEREST AND CERTIFICATES

SECTION 2.01.            Conveyance of Pooled Mortgage Loans.............................................................80
SECTION 2.02.            Acceptance of Mortgage Assets by Trustee........................................................84
SECTION 2.03.            Certain Repurchases and Substitutions of Pooled Mortgage Loans by the Pooled
                           Mortgage Loan Sellers.........................................................................86
SECTION 2.04.            Representations and Warranties of the Depositor.................................................92
SECTION 2.05.            Representations and Warranties of PAR as a Master Servicer......................................93
SECTION 2.06.            Representations and Warranties of WFB as a Master Servicer......................................95
SECTION 2.07.            Representations and Warranties of the Special Servicer..........................................96
SECTION 2.08.            Representations and Warranties of the Certificate Administrator.................................98
SECTION 2.09.            Representations and Warranties of the Tax Administrator.........................................99
SECTION 2.10.            Representations, Warranties and Covenants of the Trustee.......................................100
SECTION 2.11.            Representations and Warranties of the Fiscal Agent.............................................102
SECTION 2.12.            Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I
                           Residual Interest; Certain Matters Involving REMIC I.........................................103
SECTION 2.13.            Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular
                           Interests by Trustee.........................................................................106
SECTION 2.14.            Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC
                           II Residual Interest; Certain Matters Involving REMIC II.....................................106
SECTION 2.15.            Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular
                           Interests by Trustee.........................................................................108
SECTION 2.16.            Creation of REMIC III; Issuance of the Regular Interest Certificates, the REMIC
                           III Components and the REMIC III Residual Interest; Certain Matters Involving
                           REMIC III....................................................................................108


                                      -i-


SECTION                                                                                                                PAGE
-------                                                                                                                ----
SECTION 2.17.            Acceptance of Grantor Trusts; Issuance of the Class V and Class R Certificates.................116

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.            General Provisions.............................................................................118
SECTION 3.02.            Collection of Mortgage Loan Payments...........................................................122
SECTION 3.03.            Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                           Accounts.....................................................................................124
SECTION 3.04.            Collection Accounts, Distribution Account, Interest Reserve Account, Excess
                           Liquidation Proceeds Account and the B-Note Accounts.........................................127
SECTION 3.05.            Permitted Withdrawals From the Collection Accounts, the Distribution Account,
                           the Interest Reserve Account, the Excess Liquidation Proceeds Account and the
                           B-Note Accounts..............................................................................134
SECTION 3.06.            Investment of Funds in the Accounts............................................................146
SECTION 3.07.            Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage..................148
SECTION 3.08.            Enforcement of Alienation Clauses..............................................................152
SECTION 3.09.            Realization Upon Defaulted Serviced Mortgage Loans.............................................157
SECTION 3.10.            Trustee to Cooperate; Release of Mortgage Files................................................161
SECTION 3.11.            Master Servicing and Special Servicing Compensation; Interest on and
                           Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations
                           of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.....................162
SECTION 3.12.            Property Inspections; Collection of Financial Statements.......................................171
SECTION 3.13.            Annual Statement as to Compliance..............................................................172
SECTION 3.14.            Reports by Independent Public Accountants......................................................173
SECTION 3.15.            Access to Information..........................................................................174
SECTION 3.16.            Title to Administered REO Property; REO Account................................................175
SECTION 3.17.            Management of Administered REO Property........................................................177
SECTION 3.18.            Fair Value Option; Sale of Administered REO Properties; Sale of the 1290 Avenue
                           of the Americas Pooled Mortgage Loan.........................................................180
SECTION 3.19.            Additional Obligations of Master Servicers and the Special Servicer............................186
SECTION 3.20.            Modifications, Waivers, Amendments and Consents................................................190
SECTION 3.21.            Transfer of Servicing Between Applicable Master Servicer and the Special
                           Servicer; Record Keeping.....................................................................196
SECTION 3.22.            Sub-Servicing Agreements.......................................................................197
SECTION 3.23.            Controlling Class Representative...............................................................200
SECTION 3.24.            Certain Rights and Powers of the Controlling Class Representative..............................202
SECTION 3.25.            Replacement of Special Servicer................................................................207
SECTION 3.26.            Application of Default Charges.................................................................208
SECTION 3.27.            Certain Matters Regarding the Ballston Common B-Note Holder....................................208

                                      -ii-



SECTION                                                                                                                PAGE
-------                                                                                                                ----
SECTION 3.28.            Certain Rights and Powers of the Ballston Common B-Note Holder.................................210
SECTION 3.29.            Certain Matters Regarding the Renaissance B-Note Holder........................................213
SECTION 3.30.            Certain Rights and Powers of the Renaissance B-Note Holder.....................................214

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.            Distributions..................................................................................219
SECTION 4.02.            Certificate Administrator Reports; Servicer Reporting..........................................230
SECTION 4.03.            P&I Advances...................................................................................242
SECTION 4.04.            Allocation of Realized Losses and Additional Trust Fund Expenses...............................246
SECTION 4.05.            Calculations...................................................................................247

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.            The Certificates...............................................................................248
SECTION 5.02.            Registration of Transfer and Exchange of Certificates..........................................248
SECTION 5.03.            Book-Entry Certificates........................................................................256
SECTION 5.04.            Mutilated, Destroyed, Lost or Stolen Certificates..............................................258
SECTION 5.05.            Persons Deemed Owners..........................................................................258
SECTION 5.06.            Certification by Certificate Owners............................................................258
SECTION 5.07.            Appointment of Authenticating Agents...........................................................259

                                   ARTICLE VI

                           THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICER

SECTION 6.01.            Liability of the Depositor, the Master Servicers and the Special Servicer......................260
SECTION 6.02.            Merger, Consolidation or Conversion of the Depositor, a Master Servicer or the
                           Special Servicer.............................................................................260
SECTION 6.03.            Limitation on Liability of the Depositor, the Master Servicers and the Special
                           Servicer.....................................................................................260
SECTION 6.04.            Resignation of Master Servicers and Special Servicer...........................................262
SECTION 6.05.            Rights of the Depositor and the Trustee in Respect of the Master Servicers and
                           the Special Servicer.........................................................................263
SECTION 6.06.            Master Servicers and Special Servicer May Own Certificates.....................................263

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.            Events of Default..............................................................................265

                                     -iii-




SECTION                                                                                                                PAGE
-------                                                                                                                ----
SECTION 7.02.            Trustee to Act; Appointment of Successor.......................................................269
SECTION 7.03.            Notification to Certificateholders.............................................................270
SECTION 7.04.            Waiver of Events of Default....................................................................271
SECTION 7.05.            Additional Remedies of Trustee Upon Event of Default...........................................271

                                  ARTICLE VIII

                      THE TRUSTEE, CUSTODIAN, CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

SECTION 8.01.            Duties of the Trustee, the Custodian, the Certificate Administrator and the Tax
                           Administrator................................................................................272
SECTION 8.02.            Certain Matters Affecting the Trustee, the Certificate Administrator and the Tax
                           Administrator................................................................................274
SECTION 8.03.            Trustee, the Fiscal Agent, the Certificate Administrator and the Tax
                           Administrator not Liable for Validity or Sufficiency of Certificates or
                           Mortgage Loans...............................................................................276
SECTION 8.04.            Trustee, Fiscal Agent, Certificate Administrator and Tax Administrator May Own
                           Certificates.................................................................................276
SECTION 8.05.            Fees and Expenses of the Trustee, the Certificate Administrator and the Tax
                           Administrator; Indemnification of and by the Trustee, the Certificate
                           Administrator, the Tax Administrator and Fiscal Agent........................................277
SECTION 8.06.            Eligibility Requirements for Trustee, Certificate Administrator and Tax
                           Administrator................................................................................278
SECTION 8.07.            Resignation and Removal of Trustee, Certificate Administrator and Tax
                           Administrator................................................................................279
SECTION 8.08.            Successor Trustee, Certificate Administrator and Tax Administrator.............................281
SECTION 8.09.            Merger or Consolidation of Trustee, Certificate Administrator or Tax
                           Administrator................................................................................281
SECTION 8.10.            Appointment of Co-Trustee or Separate Trustee..................................................282
SECTION 8.11.            Appointment of Custodians......................................................................283
SECTION 8.12.            Access to Certain Information..................................................................283
SECTION 8.13.            Appointment of Fiscal Agent....................................................................285
SECTION 8.14.            Advance Security Arrangement...................................................................286
SECTION 8.15.            Exchange Act Reporting.........................................................................287

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.            Termination Upon Repurchase or Liquidation of All Pooled Mortgage Loans........................290
SECTION 9.02.            Additional Termination Requirements............................................................293
SECTION 9.03.            1290 Avenue of the Americas REO Property.......................................................294

                                      -iv-



SECTION                                                                                                                PAGE
-------                                                                                                                ----
                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.           Tax Administration.............................................................................295
SECTION 10.02.           Depositor, Master Servicers, Special Servicer and Fiscal Agent to Cooperate with
                           Tax Administrator............................................................................298

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.           Amendment......................................................................................299
SECTION 11.02.           Recordation of Agreement; Counterparts.........................................................301
SECTION 11.03.           Limitation on Rights of Certificateholders.....................................................301
SECTION 11.04.           Governing Law..................................................................................302
SECTION 11.05.           Notices........................................................................................302
SECTION 11.06.           Severability of Provisions.....................................................................303
SECTION 11.07.           Successors and Assigns; Beneficiaries..........................................................303
SECTION 11.08.           Article and Section Headings...................................................................303
SECTION 11.09.           Notices to and from the Rating Agencies and the Depositor......................................303
SECTION 11.10.           Notices to Controlling Class Representative....................................................304
SECTION 11.11.           Complete Agreement.............................................................................305

                                 EXHIBITS

EXHIBIT A-1                Form of Certificate (other than Class R and Class V Certificates)
EXHIBIT A-2                Form of Class R Certificate
EXHIBIT A-3                Form of Class V Certificate
EXHIBIT B                  Letters of Representations Among Depositor, Trustee and Initial Depositary
EXHIBIT C-1                Form of Master Servicer Request for Release
EXHIBIT C-2                Form of Special Servicer Request for Release
EXHIBIT D-1                Form of Certificate Administrator Report
EXHIBIT D-2                Form of CMSA Servicer Watch List Criteria
EXHIBIT D-3                Form of ARCap Interest on Advance Reconciliation Report
EXHIBIT D-4                Form of ARCap Mortgage Loans Delinquent Report
EXHIBIT D-5                Form of ARCap P&I Advances as of Remittance Date Report
EXHIBIT D-6                ARCap Naming Convention for Electronic File Delivery
EXHIBIT D-7                Controlling Class Certificateholder's Reports Checklist
EXHIBIT E                  [RESERVED]
EXHIBIT F-1                Form of Transferor  Certificate  for Transfers of  Non-Registered  Certificates  Held in
                             Physical Form
EXHIBIT F-2A               Form I of Transferee  Certificate for Transfers of  Non-Registered  Certificates Held in
                             Physical Form
EXHIBIT F-2B               Form II of Transferee  Certificate for Transfers of Non-Registered  Certificates Held in
                             Physical Form
EXHIBIT F-2C               Form of Transferee  Certificate  for Certain  Transfers of Interests in Rule 144A Global
                             Certificates
EXHIBIT F-2D               Form of  Transferee  Certificate  for Certain  Transfers of  Interests  in  Regulation S
                             Global Certificates
EXHIBIT F-3A               Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
EXHIBIT F-3B               Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
EXHIBIT G-1                Form of Transferee  Certificate in Connection  with ERISA  (Non-Registered  Certificates and Non-Investment Grade Certificates Held in Physical Form)
EXHIBIT G-2                Form of Transferee  Certificate in Connection  with ERISA  (Non-Registered  Certificates
                             Held in Book-Entry Form)
EXHIBIT H-1                Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates
EXHIBIT H-2                Form of Transferor Certificate for Transfers of Class R Certificates
EXHIBIT I-1                Form of Notice and Acknowledgment Concerning Replacement of the Special Servicer
EXHIBIT I-2                Form of Acknowledgment of a Proposed Special Servicer
EXHIBIT J                  Form of UCC-1 Financing Statement
EXHIBIT K-1                Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2                Information Request from Prospective Investor
EXHIBIT L                  Form of Power of Attorney by Trustee
EXHIBIT M-1                Form of Ballston Common Co-Lender Agreement
EXHIBIT M-2                Form of Renaissance Co-Lender Agreement
EXHIBIT N                  Form of Final Certification of Trustee
EXHIBIT O-1                Form of Ballston Common B-Note Assignment and Assumption Agreement
EXHIBIT O-2                Form of Renaissance B-Note Assignment and Assumption Agreement
EXHIBIT P                  Form of Defeasance Certification

                                    SCHEDULES

SCHEDULE I-A               Schedule of PMCF Pooled Mortgage Loans
SCHEDULE I-B               Schedule of BSCMI Pooled Mortgage Loans
SCHEDULE I-C               Schedule of WFB Pooled Mortgage Loans
SCHEDULE I-D               Schedule of CIBC Pooled Mortgage Loans
SCHEDULE II                Schedule of Exceptions to Mortgage File Delivery (under Section 2.02(a))
SCHEDULE III               Schedule of Designated Sub-Servicers
SCHEDULE IV                Reference Rates
SCHEDULE V                 Borrower Third-Party Beneficiaries (under Section 2.03)

                  This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of March 1, 2003, among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, as Depositor, PRUDENTIAL ASSET RESOURCES, INC., as a Master Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Master Servicer, ARCAP SERVICING, INC., as Special Servicer, WELLS FARGO BANK MINNESOTA, N.A., as Certificate Administrator and as Tax Administrator, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, ABN AMRO BANK N.V., as Fiscal Agent and Prudential MORTGAGE CAPITAL FUNDING, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

                  REMIC I

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Pooled Mortgage Loans (exclusive of certain amounts payable thereon) and certain other assets as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The Latest Possible Maturity Date for each REMIC I Regular Interest is the Rated Final Distribution Date. None of the REMIC I Regular Interests will be certificated.

                  REMIC II

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Latest Possible Maturity Date for each REMIC II Regular Interest is the Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                                              REMIC II               Initial Uncertificated
          Designation                     Remittance Rate               Principal Balance
          -----------                     ---------------               -----------------
             A-1-1                          Variable (1)                  $  55,634,000
             A-1-2                          Variable (1)                  $  46,049,000
             A-1-3                          Variable (1)                  $  43,495,000
             A-1-4                          Variable (1)                  $  62,768,000
             A-1-5                          Variable (1)                  $  38,447,000
             A-1-6                          Variable (1)                  $  22,591,000
             A-2-1                          Variable (1)                  $  80,260,000
             A-2-2                          Variable (1)                  $  31,156,000
             A-2-3                          Variable (1)                  $ 406,828,000
               B                            Variable (1)                  $  32,401,000
              C-1                           Variable (1)                  $   4,480,000
              C-2                           Variable (1)                  $  31,521,000
              D-1                           Variable (1)                  $   7,983,000
              D-2                           Variable (1)                  $   6,418,000
              E-1                           Variable (1)                  $   4,640,000
              E-2                           Variable (1)                  $   4,960,000
              F-1                           Variable (1)                  $     971,000
              F-2                           Variable (1)                  $   9,829,000
               G                            Variable (1)                  $  12,001,000
              H-1                           Variable (1)                  $  13,751,000
              H-2                           Variable (1)                  $   3,049,000
              J-1                           Variable (1)                  $   3,576,000
              J-2                           Variable (1)                  $   3,625,000
               K                            Variable (1)                  $   4,800,000
               L                            Variable (1)                  $   7,200,000
               M                            Variable (1)                  $   3,600,000
               N                            Variable (1)                  $   3,600,000
               P                            Variable (1)                  $  14,401,371

--------------------

(1) The REMIC II Remittance Rate for each REMIC II Regular Interest shall be a variable rate per annum calculated in accordance with the definition of "REMIC II Remittance Rate".

                  REMIC III

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R Certificates will evidence ownership of (among other things) the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law.

                  Class Designations of the Regular Interest Certificates

                  The following table irrevocably sets forth the Class designation, Pass-Through Rate and initial Class Principal Balance for each Class of the Regular Interest Certificates.

            Class                                                            Initial Class
         Designation                    Pass-Through Rate                  Principal Balance
         -----------                    -----------------                  -----------------
          Class A-1                      3.669% per annum                $        268,984,000
          Class A-2                      4.493% per annum                $        518,244,000
           Class B                       4.607% per annum                $         32,401,000
           Class C                       4.706% per annum                $         36,001,000
           Class D                       4.775% per annum                $         14,401,000
           Class E                         Variable (1)                  $          9,600,000
           Class F                         Variable (1)                  $         10,800,000
           Class G                         Variable (1)                  $         12,001,000
           Class H                       4.615% per annum                $         16,800,000
           Class J                       4.615% per annum                $          7,201,000
           Class K                       4.615% per annum                $          4,800,000
           Class L                       4.615% per annum                $          7,200,000
           Class M                       4.615% per annum                $          3,600,000
           Class N                       4.615% per annum                $          3,600,000
           Class P                       4.615% per annum                $         14,401,371
          Class X-1                        Variable (1)                            (2)
          Class X-2                        Variable (1)                            (3)

----------------------

(1) The respective Pass-Through Rates for the Class E, Class F, Class G, Class X-1 and Class X-2 Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2) The Class X-1 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-1 Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of such Class' REMIC III Components from time to time.

(3) The Class X-2 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, the Class X-2 Certificates will have a Class Notional Amount that from time to time will be equal to the aggregate of the Component Notional Amounts of one or more of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued from time to time on the respective Component Notional Amounts of one or more of such Class' REMIC III Components.

                  Designations of the REMIC III Components

                  The REMIC III Components of the Class X-1 Certificates are hereby irrevocably designated X1-A-1-1, X1-A-1-2, X1-A-1-3, X1-A-1-4, X1-A-1-5, X1-A-1-6, X1-A-2-1, X1-A-2-2, X-1-A-2-3, X1-B, X1-C-1, X1-C-2, X1-D-1, X1-D-2,
X1-E-1, X1-E-2, X1-F-1, X1-F-2, X1-G, X1-H-1, X1-H-2, X1-J-1, X1-J-2, X1-K,
X1-L, X1-M, X1-N and X1-P.

                  The REMIC III Components of the Class X-2 Certificates are hereby irrevocably designated X2-A-1-2, X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, X2-D-1, X2-D-2, X2-E-1,
X2-E-2, X2-F-1, X2-F-2, X2-G, X2-H-1, X2-H-2, X2-J-1, X2-J-2 and X2-K.

                  Corresponding REMIC II Regular Interests

                  The following table irrevocably sets forth, with respect to each REMIC II Regular Interest, the Class of Certificates, REMIC III Component of the Class X-1 Certificates and the REMIC III Component of the Class X-2 Certificates for which such REMIC II Regular Interest constitutes a Corresponding REMIC II Regular Interest:

                                                             REMIC III                    REMIC III
    REMIC II                      Class of             Component of Class X-1        Component of Class
Regular Interest                Certificates                Certificates              X-2 Certificates
----------------                ------------                ------------              ----------------
      A-1-1                         A-1                       X1-A-1-1                 Not Applicable
      A-1-2                         A-1                       X1-A-1-2                    X2-A-1-2
      A-1-3                         A-1                       X1-A-1-3                    X2-A-1-3
      A-1-4                         A-1                       X1-A-1-4                    X2-A-1-4
      A-1-5                         A-1                       X1-A-1-5                    X2-A-1-5
      A-1-6                         A-1                       X1-A-1-6                    X2-A-1-6
      A-2-1                         A-2                       X1-A-2-1                    X2-A-2-1
      A-2-2                         A-2                       X1-A-2-2                    X2-A-2-2
      A-2-3                         A-2                       X1-A-2-3                    X2-A-2-3
        B                            B                          X1-B                        X2-B
       C-1                           C                         X1-C-1                      X2-C-1
       C-2                           C                         X1-C-2                      X2-C-2
       D-1                           D                         X1-D-1                      X2-D-1
       D-2                           D                         X1-D-2                      X2-D-2
       E-1                           E                         X1-E-1                      X2-E-1
       E-2                           E                         X1-E-2                      X2-E-2
       F-1                           F                         X1-F-1                      X2-F-1
       F-2                           F                         X1-F-2                      X2-F-2
        G                            G                          X1-G                        X2-G
       H-1                           H                         X1-H-1                      X2-H-1
       H-2                           H                         X1-H-2                      X2-H-2
       J-1                           J                         X1-J-1                      X2-J-1
       J-2                           J                         X1-J-2                      X2-J-2
        K                            K                          X1-K                        X2-K
        L                            L                          X1-L                   Not Applicable
        M                            M                          X1-M                   Not Applicable
        N                            N                          X1-N                   Not Applicable
        P                            P                          X1-P                   Not Applicable

                  For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class X-1 and Class X-2 Certificates), each of the REMIC III Components of the Class X-1 Certificates and each of the REMIC III Components of the Class X-2 Certificates will be designated as a separate "regular interest" in REMIC III. The Latest Possible Maturity Date for each Class of Regular Interest Certificates (exclusive of the Class X-1 and Class X-2 Certificates), for each of the REMIC III Components of the Class X-1 Certificates and for each of the REMIC III Components of the Class X-2 Certificates is the Rated Final Distribution Date.

                  The Initial Pool Balance will be $960,034,371, and the initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the initial aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the initial aggregate Class Principal Balance of the respective Classes of Regular Interest Certificates (other than the Class X-1 and Class X-2 Certificates) will, in each case, be $960,034,371.

                  Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section
1.01 of this Agreement.

                  In consideration of the mutual agreements herein contained, the Depositor, each Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Ballston Common B-Note Holder and the Renaissance B-Note Holder hereby agree, in each case, as follows:

                                   ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL


                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with
Section 1.04.

                  "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

                  "1290 Avenue of the Americas Certificate-Level Collection Period": With respect to any Distribution Date, the period ending at 11:00 a.m., New York City time, on the related Master Servicer Remittance Date and beginning immediately following the end of the prior 1290 Avenue of the Americas Certificate-Level Collection Period (or, in the case of the initial 1290 Avenue of the Americas Certificate-Level Collection Period, beginning as of the Closing
Date); provided that, if the Balloon Payment with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property (or any voluntary prepayment made in accordance with the related loan documents) is received by the applicable Master Servicer after the end of a given Collection Period and the applicable Master Servicer is thereby precluded from reporting such payment in its CMSA Loan Periodic Update File delivered to the Servicer Report Administrator pursuant to Section 4.02(c) for the related Distribution Date and/or from remitting such payment on the Master Servicer Remittance Date to the Certificate Administrator for deposit in the Distribution Account, such payment will nevertheless be distributed to Certificateholders on the related Distribution Date if the applicable Master Servicer (a) provides notice to the Certificate Administrator and the Servicer Report Administrator no later than 2:00 p.m. (New York City time) two (2) Business Days prior to the related Distribution Date reflecting the related Borrower's intention to make such payment, and (b) either (i) remits such payment to the Certificate Administrator on the Master Servicer Remittance Date, or (ii) provides notice to the Certificate Administrator no later than 5:30 p.m. (New York City time) on the related Master Servicer Remittance Date that such payment has been received by the applicable Master Servicer and then remits such payment to the Certificate Administrator by 10:00 a.m. (New York City time) on the related Distribution Date with interest for the account of the Certificate Administrator on such remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date. If the timing and notice requirements set forth in (a) and (b) above are not satisfied with respect to any particular payment or other collection with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property that is Received by the Trust in any particular 1290 Avenue of the Americas Certificate-Level Collection Period, and such payment or other collection cannot be distributed to Certificateholders on the related Distribution Date, then such payment or other collection shall be deemed to have been Received by the Trust on the first Business Day of the immediately following 1290 Avenue of the Americas Certificate-Level Collection Period for purposes of all calculations and reports hereunder.

                  "1290 Avenue of the Americas Intercreditor Agreement":
Individually and collectively, as applicable, (i) that certain intercreditor agreement dated as of December 1, 2002, between Morgan Stanley Dean Witter Mortgage Capital Inc. as initial note A holder and Morgan Stanley Dean Witter Mortgage Capital Inc. as initial note B holder, (ii) that certain intercreditor agreement dated as of January 24, 2003, among Morgan Stanley Dean Witter Mortgage Capital Inc. as A1 noteholder, Morgan Stanley Dean Witter Mortgage Capital Inc. as A2 noteholder, Morgan Stanley Dean Witter Mortgage Capital Inc. as A3 noteholder, and Morgan Stanley Dean Witter Mortgage Capital Inc. as A4 noteholder and (iii) that certain letter agreement dated February 6, 2003 among Morgan Stanley Dean Witter Mortgage Capital Inc. as A2 noteholder, Morgan Stanley Dean Witter Mortgage Capital Inc. as A3 noteholder, Morgan Stanley Dean Witter Mortgage Capital Inc. as A4 noteholder, Morgan Stanley Dean Witter Capital I Inc. as depositor, WFB, ARCap SI, LaSalle and ABN AMRO.

                  "1290 Avenue of the Americas Loan-Level Collection Period":
With respect to any Distribution Date, the then most recently ended "Collection Period" under the Series 2003-TOP9 PSA or comparable period under any successor 1290 Avenue of the Americas Servicing Agreement.

                  "1290 Avenue of the Americas Master Servicer": The master servicer under the 1290 Avenue of the Americas Servicing Agreement.

                  "1290 Avenue of the Americas Mortgage Loans": Collectively, the 1290 Avenue of the Americas Pooled Mortgage Loan and the 1290 Avenue of the Americas Non-Pooled Loans.

                  "1290 Avenue of the Americas Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "1290 Avenue of the Americas".

                  "1290 Avenue of the Americas Non-Pooled Loans": Collectively, the other mortgage loans, in the original principal amount of $360,000,000, that are secured by the same Mortgage on the 1290 Avenue of the Americas Mortgaged Property as the 1290 Avenue of the Americas Pooled Mortgage Loan. None of the 1290 Avenue of the Americas Non-Pooled Loans are "Mortgage Loans" or part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

                  "1290 Avenue of the Americas Pooled Mortgage Loan": The Pooled Mortgage Loan secured by the 1290 Avenue of the Americas Mortgaged Property.

                  "1290 Avenue of the Americas REO Pooled Mortgage Loan": The REO Pooled Mortgage Loan that relates to any 1290 Avenue of the Americas REO Property and has the terms of the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  "1290 Avenue of the Americas REO Property": The 1290 Avenue of the Americas Mortgaged Property, if such Mortgaged Property becomes an "REO Property" under the 1290 Avenue of the Americas Servicing Agreement.

                  "1290 Avenue of the Americas Servicing Agreement": The separate agreement pursuant to which the 1290 Avenue of the Americas Mortgage Loans are (or, if applicable, any 1290 Avenue of the Americas REO Property is) serviced and administered, which agreement is, as of the Closing Date, the Series 2003-TOP9 PSA.

                  "1290 Avenue of the Americas Special Servicer": The special servicer under the 1290 Avenue of the Americas Servicing Agreement.

                  "ABN AMRO":  ABN AMRO Bank N.V. or its successor in interest.

                  "Accrued Certificate Interest": The interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and
(b) in the case of either Class of Interest Only Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' REMIC III Components for such Interest Accrual Period.

                  "Accrued Component Interest": The interest accrued from time to time with respect to any REMIC III Component of either Class of Interest Only Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date.

                  "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Additional Collateral": Any non-real property collateral (including any Letter of Credit and Reserve Funds) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

                  "Additional Master Servicing Compensation": As defined in
Section 3.11(b).

                  "Additional Special Servicing Compensation": As defined in
Section 3.11(d).

                  "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular Certificateholders receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                  "Additional Yield Amount": As defined in Section 4.01(b).

                  "Adjusted REMIC II Remittance Rate": As defined in Section 2.16(f).

                  "Administered REO Property": Any REO Property other than any 1290 Avenue of the Americas REO Property.

                  "Administrative Cost Rate": With respect to the 1290 Avenue of the Americas Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto), a rate per annum equal to the sum of 0.03%, the Trustee Fee Rate and the Servicer Report Administrator Fee Rate; and with respect to each other Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Fee Rate" on the Pooled Mortgage Loan Schedule, which, for each such other Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto) is equal to the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and the Servicer Report Administrator Fee Rate.

                  "Advance":  Any P&I Advance or Servicing Advance.

                  "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

                  "Adverse Grantor Trust Event": Either: (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

                  "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

                  "Adverse REMIC Event": Either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions under Section 860G(d) of the Code and the tax on income from foreclosure property under Section 860G(c) of the Code).

                  "Affected Loan(s)":  As defined in Section 2.03(b).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

                  "Annual Accountants' Report":  As defined in Section 3.14.

                  "Annual Performance Certification":  As defined in Section
3.13.

                  "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (1) the laws of the State of New York; (2) to the extent brought to the attention of the Tax Administrator (by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law), (a) the laws of the states in which the Corporate Trust Offices of the Certificate Administrator and the Trustee and the Primary Servicing Offices of the Master Servicers and the Special Servicer are located and (b) the laws of the states in which any Mortgage Loan Documents are held and/or any REO Properties are located; and (3) such other state or local law as to which the Tax Administrator has actual knowledge of applicability.

                  "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, the appraiser may be an employee of the Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Pooled Mortgage Loan became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of:

                           (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the applicable Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Post-ARD Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued and unpaid interest on such Advances payable to) the applicable Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent with respect to such Required Appraisal Loan, (v) any other outstanding Additional Trust Fund Expenses with respect to such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the applicable Master Servicer or the Special Servicer for such items); over

                           (b) an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal, over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of any Escrow Payments and/or Reserve Funds held by the applicable Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any Letter of Credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

                  Notwithstanding the foregoing, if (i) any Mortgage Loan becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with
Section 3.19(a), with respect to the related Mortgaged Property or REO Property, as the case may be, during the 12-month period prior to the date such Mortgage Loan became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property or REO Property, as the case may be, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), within 60 days after such Mortgage Loan became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.19(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition.

                  In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount.

                  For purposes of determining whether a Ballston Common Change of Control Event has occurred, any Appraisal Reduction Amount with respect to the Ballston Common Pooled Mortgage Loan will be calculated with respect to the entire indebtedness under the Ballston Common Mortgage Loan Pair as if such indebtedness were a single "Serviced Pooled Mortgage Loan". Any Appraisal Reduction Amount with respect to the Ballston Common Pooled Mortgage Loan will be calculated only with respect to the indebtedness under the Ballston Common Pooled Mortgage Loan (and not with respect to the indebtedness under the Ballston Common B-Note Mortgage Loan) for all other purposes under this Agreement.

                  For purposes of determining whether a Renaissance Change of Control Event has occurred, any Appraisal Reduction Amount with respect to the Renaissance Pooled Mortgage Loan will be calculated with respect to the entire indebtedness under the Renaissance Mortgage Loan Pair as if such indebtedness were a single "Serviced Pooled Mortgage Loan". Any Appraisal Reduction Amount with respect to the Renaissance Pooled Mortgage Loan will be calculated only with respect to the indebtedness under the Renaissance Pooled Mortgage Loan (and not with respect to the indebtedness under the Renaissance B-Note Mortgage Loan) for all other purposes under this Agreement.

                  An Appraisal Reduction Amount with respect to any Pooled Mortgage Loan will be reduced to zero as of the date on which all Servicing Transfer Events have ceased to exist with respect to such Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount will exist as to any Pooled Mortgage Loan after it has been paid in full or it (or the REO Property) has been liquidated or otherwise disposed of.

                  "Appraisal Trigger Event":  As defined in Section 3.19(a).

                  "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

                  "ARCap Interest on Advance Reconciliation Report": The report in the form of and containing the information provided for on Exhibit D-3 hereto. The ARCap Interest on Advance Reconciliation Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate Administrator and the Controlling Class Representative.

                  "ARCap Mortgage Loans Delinquent Report": The report in the form of and containing the information provided for on Exhibit D-4 hereto. The ARCap Mortgage Loans Delinquent Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate Administrator and the Controlling Class Representative.

                  "ARCap Naming Convention for Electronic File Delivery": The naming convention for electronic file delivery set forth on Exhibit D-6 hereto.

                  "ARCap P&I Advances as of Remittance Date Report": The report in the form of and containing the information provided for on Exhibit D-5 hereto. The ARCap P&I Advances as of Remittance Date Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate Administrator and the Controlling Class Representative.

                  "ARCap SI": ARCap Servicing, Inc. (formerly ARCap Special Servicing, Inc.) or its successor in interest.

                  "ARD Mortgage Loan": A Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

                  "Asset Status Report":  As defined in Section 3.24(a).

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan(s), as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment": With respect to (a) the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the related "Assumed Scheduled Payment" under the Series 2003-TOP9 PSA, (b) any other Pooled Mortgage Loan that is a Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to
Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Pooled Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Pooled Mortgage Loan on such Due Date equal to the amount (exclusive of Default Interest) that would have been due in respect thereof on such Due Date if such Pooled Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and (c) any other REO Pooled Mortgage Loan, for any Due Date as of which the related REO Property or any interest therein remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (b) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Pooled Mortgage Loan on the last Due Date prior to its becoming an REO Pooled Mortgage Loan.

                  "ASTM":  The American Society for Testing and Materials.

                  "Authenticating Agent": Any authenticating agent appointed pursuant to Section 5.07 (or, in the absence of any such appointment, the Certificate Administrator).

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made hereunder in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2004 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, following the end of the related 1290 Avenue of the Americas Certificate-Level Collection Period), (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds Received by the Trust after the end of the related Collection Period (or, insofar as such amounts relate to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, after the end of the related 1290 Avenue of the Americas Certificate-Level Collection Period), (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (iii) through (vii) of Section 3.05(b),
(v) if such Distribution Date occurs during the month of February of 2004 or any year thereafter or during the month of January of 2005 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(ii)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

                  "B-Note Account": Each of the Ballston Common B-Note Account and the Renaissance B-Note Account.

                  "B-Note Holder": Each of the Ballston Common B-Note Holder and the Renaissance B-Note Holder.

                  "B-Note Mortgage Loan": Each of the Ballston Common B-Note Mortgage Loan and the Renaissance B-Note Mortgage Loan.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least 5% of the original principal balance of such Mortgage Loan.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

                  "Balloon Payment Interest Shortfall": With respect to the 1290 Avenue of the Americas Pooled Mortgage Loan and any Distribution Date on which the related Balloon Payment (net of any portion thereof covered by prior P&I Advances) is distributed under this Agreement to Certificateholders, the amount of interest, to the extent not Received by the Trust, that would have accrued at a rate per annum equal to the related Mortgage Rate (net of three basis points) on the amount of the principal portion of such Balloon Payment during the period from the date to which interest was paid by the related Borrower to, but not including, the Due Date in the calendar month in which that Distribution Date occurs.

                  "Ballston Common Assignment and Assumption Agreement": As defined in Section 3.27(b).

                  "Ballston Common B-Note": The Mortgage Note for the Ballston Common B-Note Mortgage Loan.

                  "Ballston Common B-Note Account": A segregated account or accounts created and maintained by the Master Servicer in respect of the Ballston Common Mortgage Loan Pair, pursuant to Section 3.04(e), in trust for the Ballston Common B-Note Holder, which shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor Master Servicer in respect of the Ballston Common Mortgage Loan Pair], as a Master Servicer, in trust for [name of Ballston Common B-Note Holder]"; provided, however, that if, and for so long as, the Ballston Common B-Note Holder and the Renaissance B-Note Holder are the same Person or are Affiliates, then such account may at its/their option be for both the Ballston Common B-Note Mortgage Loan and the Renaissance B-Note Mortgage Loan (provided that deposits into and withdrawals from that joint account are made in the same manner as provided herein for two separate accounts), and such joint account shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor master servicer in respect to such loans], as a Master Servicer, in trust for [name of Ballston Common B-Note Holder and Renaissance B-Note Holder]."

                  "Ballston Common B-Note Holder": The holder of the Ballston Common B-Note.

                  "Ballston Common B-Note Mortgage Loan": The Mortgage Loan, in the original principal amount of $4,000,000.00 that is secured by the same Mortgage on the Ballston Common Mortgaged Property as the Ballston Common Pooled Mortgage Loan. The Ballston Common B-Note Mortgage Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

                  "Ballston Common Borrower": The Borrower under the Ballston Common Mortgage Loan Pair.

                  "Ballston Common Change of Control Event": As of any date of determination, the event that has occurred by reason of either (a) the unpaid principal amount of the Ballston Common B-Note Mortgage Loan, reduced by any Appraisal Reduction Amount, Realized Losses attributable to the Ballston Common Mortgage Loan Pair (and not otherwise reflected in the unpaid principal amount of the Ballston Common B-Note Mortgage Loan) and outstanding Additional Trust Fund Expenses for the Ballston Common Mortgage Loan Pair (calculated as if the Ballston Common Mortgage Loan Pair was a single Pooled Mortgage Loan), being less than 25% of the original unpaid principal amount of the Ballston Common B-Note Mortgage Loan or (b) the Ballston Common B-Note Holder being the Borrower or an Affiliate of the Borrower under the Ballston Common Mortgage Loan Pair.

                  "Ballston Common Co-Lender Agreement": As defined in Section 3.27(a).

                  "Ballston Common Controlling Party": One of the following parties--

                           (a) if a Ballston Common Change of Control Event has occurred and is continuing, the Controlling Class Representative; and

                           (b) in all other cases, the Ballston Common B-Note Holder or its representative appointed in accordance with Section 18(d) of the Ballston Common Co-Lender Agreement.

                  "Ballston Common Mortgage Loan Pair": The Ballston Common Pooled Mortgage Loan and the Ballston Common B-Note Mortgage Loan, together.

                  "Ballston Common Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "Ballston Common Mall".

                  "Ballston Common Pooled Mortgage Loan": The Pooled Mortgage Loan secured by the Ballston Common Mortgaged Property.

                  "Ballston Common Purchase Trigger Event": The occurrence of any of the following events: (i) as of any date of determination up to and including the maturity date of the Ballston Common Pooled Mortgage Loan, any Monthly Payment becomes 90 days or more delinquent; and (ii) as of any date of determination subsequent to the maturity date of the Ballston Common Pooled Mortgage Loan, any event of default under the Ballston Common Mortgage Loan Pair that results in the Ballston Common Mortgage Loan becoming a Specially Serviced Mortgage Loan.

                  "Ballston Common REO Property": The Ballston Common Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

                  "Ballston Common Sub-Servicer": Any Sub-Servicer of the Ballston Common Mortgage Loan Pair appointed by the applicable Master Servicer in accordance with the terms hereof with the approval or at the direction of the Ballston Common Controlling Party or, if different, the Ballston Common B-Note Holder.

                  "Ballston Common Sub-Servicing Agreement": The Sub-Servicing Agreement between the Ballston Common Sub-Servicer and the applicable Master Servicer.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus": That certain prospectus dated February 27, 2003, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depositary or its nominee.

                  "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

                  "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

                  "Breach": As defined in Section 2.03(a).

                  "BSCMI": Bear Stearns Commercial Mortgage, Inc., or its successor in interest.

                  "BSCMI Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original BSCMI Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the

BSCMI Pooled Mortgage Loan Purchase Agreement in substitution for an Original BSCMI Pooled Mortgage Loan.

                  "BSCMI Pooled Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement dated as of March 7, 2003, between BSCMI as seller and the Depositor as purchaser.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York or Illinois or any of the jurisdictions in which the respective Primary Servicing Offices of the Master Servicers and the Special Servicer and the Corporate Trust Offices of the Certificate Administrator and the Trustee are located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's 2003-PWR1 Commercial Mortgage Pass-Through Certificates, as executed by the Certificate Administrator and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Administrator": WFBM, in its capacity as certificate administrator hereunder, or any successor certificate administrator appointed as herein provided.

                  "Certificate Administrator Fee": That portion of the Trustee Fee payable to the Certificate Administrator in an amount agreed to by the Trustee and the Certificate Administrator.

                  "Certificate Administrator Report": As defined in Section 4.02(a).

                  "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, a Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee or the Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, a Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such

Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Notional Amount": With respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certification Parties":  As defined in Section 8.15(b).

                  "Certifying Person":  As defined in Section 8.15(b).

                  "CIBC":  CIBC Inc., or its successor in interest.

                  "CIBC Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original CIBC Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the CIBC Pooled Mortgage Loan Purchase Agreement in substitution for an Original CIBC Pooled Mortgage Loan.

                  "CIBC Pooled Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement dated as of March 7, 2003, between CIBC as seller and the Depositor as purchaser.

                  "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms.

                  "Class A Certificates": The Class A-1 and Class A-2 Certificates.

                  "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class A Principal Distribution Cross-Over Date": The first Distribution Date as of the commencement of business on which (i) the Class A-1 and Class A-2 Certificates remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

                  "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class M Certificate": Any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class N Certificate": Any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class Notional Amount": The aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with
Section 2.16(e).

                  "Class P Certificate": Any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class Principal Balance": The aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01, and shall be further permanently reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a).

                  "Class R Certificate": Any of the Certificates with a "Class R" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing ownership of Grantor Trust R.

                  "Class V Certificate": Any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing ownership of Grantor Trust V.

                  "Class X-1 Certificate": Any of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class X-2 Certificate": Any of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Clearstream": Clearstream Banking, societe anonyme or any successor.

                  "Closing Date":  March 20, 2003.

                  "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Master Servicers, the Certificate Administrator, Trustee, the Special Servicer and the Controlling Class Representative.

                  "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Certificate Administrator and the Trustee.

                  "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Certificate Administrator and the Trustee.

                  "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer. Each CMSA Comparative Financial Status Report shall be based on (1) the most recent rent roll and (2) to the extent provided to the applicable Master Servicer or the Special Servicer, (i) in connection with a CMSA Comparative Financial Status Report relating to quarterly financial information, trailing 12 months of financial information (non-normalized), if trailing 12 months of financial information was provided to the applicable Master Servicer or the Special Servicer (as the case may be), or financial information based on 9 months of operating statements or year-to-date financial information, if trailing 12 months of financial information was not provided to the applicable Master Servicer or the Special Servicer (as the case may be) and 9 months of operating statements or year-to-date financial information was provided to the applicable Master Servicer or the Special Servicer (as the case may be) or (ii) in connection with a CMSA Comparative Financial Status Report relating to annual financial information, annual operating statements (if provided to the applicable Master Servicer or the Special Servicer (as the case may be)), normalized. To the extent the information described above has been provided to the applicable Master Servicer or the Special Servicer, each CMSA Comparative Financial Status Report shall present (among other things called for by the form of CMSA Comparative Financial Status Report) the occupancy rate, debt service coverage ratio, net operating income and net cash flow for each Mortgage Loan or Mortgaged Property covered thereby.

                  "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

                  "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer.

                  "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

                  "CMSA Historical Loan Modification Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

                  "CMSA Investor Reporting Package":  Collectively:

                           (a) the following electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

                           (b) the following supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
         (viii) CMSA NOI Adjustment Worksheet and (ix) with respect to any Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the 1290 Avenue of the Americas Loan-Level Collection Period) that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, (a) CMSA Loan Level Reserve Report, (b) CMSA Reconciliation of Funds Report and (c) CMSA Special Servicer Defaulted Loan Report.

                  Notwithstanding anything in this Agreement to the contrary, in the event any of the electronic files listed in clause (a) of this definition or any of the supplemental reports listed in clause (b) of this definition are amended or changed in any material respect by the CMSA and placed on the CMSA Website or otherwise recommended by the CMSA for commercial mortgage-backed securities transactions generally, so long as such electronic files and such supplemental reports are reasonably acceptable (as applicable) to each Master Servicer and the Special Servicer, then same shall be used with respect to the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the 1290 Avenue of the Americas Loan-Level Collection Period) that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA.

                  "CMSA Loan Level Reserve Report": A report substantially in the form of, and containing the information called for in, the "Loan Level Reserve Report" as hereafter adopted by the CMSA and made available at the CMSA Website.

                  "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee.

                  "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee.

                  "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and the Special Servicer.

                  "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer.

                  "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the "Reconciliation of Funds Report" as hereafter adopted by the CMSA and made available at the CMSA Website.

                  "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Special Servicer.

                  "CMSA Servicer Watch List": A report containing the information called for in Exhibit D-2; provided that upon the CMSA's adoption of "Servicer Watch List" criteria, a report in the form of and containing the information in the downloadable form of the "Servicer Watch List" then available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as such report requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available on the CMSA Website, a report which is reasonably acceptable to each Master Servicer.

                  "CMSA Special Servicer Defaulted Loan Report": A report substantially in the form of, and containing the information called for in, the "Special Servicer Defaulted Loan Report" as hereafter adopted by the CMSA and made available at the CMSA Website.

                  "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

                  "Code": The Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

                  "Collection Account": The segregated account or accounts created and maintained by each Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "[name of subject Master Servicer], as a Master Servicer, on behalf of LaSalle Bank National Association [or name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, 2003-PWR1, Collection Account".

                  "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Cut-off
Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                 "Commission": The Securities and Exchange Commission or any successor thereto.

                  "Compensating Interest Payment": With respect to any Distribution Date, any payment made by a Master Servicer or the Certificate Administrator from its own funds pursuant to Section 3.19(c) to cover Prepayment Interest Shortfalls incurred during the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, to cover a Prepayment Interest Shortfall or Balloon Payment Interest Shortfall relating to such Distribution Date).

                  "Component Notional Amount": The notional amount on which any REMIC III Component of either Class of Interest Only Certificates accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such REMIC III Component's Corresponding REMIC II Regular Interest.

                  "Condemnation Proceeds": All cash amounts actually received by or on behalf of the Trustee, a Master Servicer or the Special Servicer, including (with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property) by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer under the 1290 Avenue of the Americas Servicing Agreement, in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof applied to the restoration of the related Mortgaged Property or REO Property (or placed in a reserve account for that purpose) or required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

                  "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance which is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance not less than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of this definition, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates with a "Class A" designation.

                  "Controlling Class Certificateholder": Any Holder of Certificates of the Controlling Class.

                  "Controlling Class Representative": As defined in Section 3.23(a). The initial Controlling Class Representative shall be ARCap CMBS Fund REIT, Inc.

                  "Corporate Trust Office: The principal corporate trust office of the Certificate Administrator or the asset-backed securities trust services office of the Trustee, as the case may be, at which at any particular time its duties, with respect to this Agreement shall be administered, which office is as of the Closing Date located: (i) in the case of the Certificate Administrator, for Certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; Attn:
Prudential Securities Secured Financing Corporation, 2003-PWR1, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Administration, Prudential Securities Secured Financing Corporation, 2003-PWR1; and (ii) in the case of the Trustee, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-Prudential Securities Secured Financing Corporation, 2003-PWR1.

                  "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property's becoming an REO Property).

                  "Corrected Pooled Mortgage Loan": Any Serviced Pooled Mortgage Loan that is a Corrected Mortgage Loan. Notwithstanding anything to the contrary contained herein, the 1290 Avenue of the Americas Pooled Mortgage Loan shall not constitute a Corrected Pooled Mortgage Loan under this Agreement.

                  "Corresponding REMIC II Regular Interest": (a) With respect to any Class of Principal Balance Certificates, the one or more REMIC II Regular Interests opposite which such Class is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests"; (b) with respect to any REMIC III Component of the Class X-1 Certificates, the REMIC II Regular Interest opposite which such REMIC III Component is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests"; and (c) with respect to any REMIC III Component of the Class X-2 Certificates, the REMIC II Regular Interest opposite which such REMIC III Component is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests".

                  "Cross-Collateralized Group": Any group of Mortgage Loans that are cross-defaulted and cross-collateralized with each other.

                  "Cross-Collateralized Mortgage Loan": Any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Pooled Mortgage Loan Sellers or an Affiliate of any of them.

                  "Cut-off Date": Individually and collectively, as applicable, March 7, 2003, in the case of the 1290 Avenue of the Americas Mortgage Loan, and March 1, 2003 for each other Mortgage Loan.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in March 2003, after application of all payments of principal due on or before such date, whether or not received.

                  "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

                  "Default Interest": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Defaulting Party":  As defined in Section 7.01(b).

                  "Defective Pooled Mortgage Loan": Any Pooled Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

                  "Definitive Certificate":  As defined in Section 5.03(a).

                  "Deleted Pooled Mortgage Loan": A Defective Pooled Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Pooled Mortgage Loans, in either case as contemplated by Section 2.03.

                  "Depositor": Prudential Securities Secured Financing Corporation, or its successor in interest.

                  "Depository": The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Designated Sub-Servicer": Any Sub-Servicer set forth on
Schedule III hereto and any successor to such Sub-Servicer under the related Designated Sub-Servicer Agreement.

                  "Designated Sub-Servicer Agreement": Any Sub-Servicing Agreement between a Designated Sub-Servicer and a Master Servicer.

                  "Determination Date": With respect to any Distribution Date, the fifth (5th) Business Day preceding such Distribution Date.

                  "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate":  As defined in Section 4.01(b).

                  "Disqualified Non-United States Tax Person": With respect to any Class R Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Class R Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate and intends to pay taxes associated with holding such Class R Certificate, and (c) has furnished the Transferor, the Trustee, the Certificate Administrator and the Tax Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee, the Certificate Administrator and the Tax Administrator an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Class R Certificate will not be disregarded for United States federal income tax purposes.

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Tax Administrator, based upon an Opinion of Counsel delivered to the Tax Administrator (but not at the Tax Administrator's expense) to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Disqualified Partnership": Any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

                  "Distributable Certificate Interest": With respect to any Class of Regular Interest Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. A portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each

Class of Principal Balance Certificates in an amount equal to the product of (i) the amount of such Net Aggregate Prepayment Interest Shortfall and (ii) a fraction, the numerator of which is the Accrued Certificate Interest for such Class of Principal Balance Certificates for such Distribution Date and the denominator of which is the aggregate amount of Accrued Certificate Interest for all Classes of Principal Balance Certificates for such Distribution Date. No portion of any Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated to the Class X-1 or Class X-2 Certificates.

                  "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Certificate Administrator], as Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, 2003-PWR1, Distribution Account".

                  "Distribution Date": The 11th day of any month, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day, commencing in April 2003.

                  "Document Defect":  As defined in Section 2.03(a).

                  "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

                  "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, (A) the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" (or "A-" so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1") by S&P and "AA-" by Fitch (if the deposits are to be held in the account for more than thirty (30) days), or (B) the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by S&P and "F-1" by Fitch (if the deposits are to be held in the account for thirty (30) days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) for so long as WFB serves as a Master Servicer under this Agreement, an account maintained with WFB or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1" by Fitch (if the deposits are to be held in the account for 30 days or less) or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A-" so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1") by S&P and "A+" by Fitch (if the deposits are to be held in the account for more than 30 days), or (iv) an account maintained with any other insured depository institution that is acceptable to each Rating Agency (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

                  "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to make or to request a Master Servicer to make, that must be made within five Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property securing a Serviced Mortgage Loan or any other material adverse consequence to the Trust Fund.

                  "Environmental Insurance Policy": With respect to any Mortgaged Property securing a Serviced Mortgage Loan or any Administered REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by a Master Servicer or the Special Servicer for the account of the Borrower under any Serviced Mortgage Loan for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Euroclear":  The Euroclear System or any successor.

                  "Event of Default":  As defined in Section 7.01(a).

                  "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Pooled Mortgage Loan or an Administered REO Property, over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Pooled Mortgage Loan or the related REO Pooled Mortgage Loan, as the case may be, in full, (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances, (iv) all unpaid Advance Interest on any related Advances, (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Pooled Mortgage Loan, (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Pooled Mortgage Loan or REO Property and
(vii) in the case of any Administered REO Property with respect to the Ballston Common Pooled Mortgage Loan or the Renaissance Pooled Mortgage Loan, any portion of such Net Liquidation Proceeds payable to the related B-Note Holder.

                  "Excess Liquidation Proceeds Account": The segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [or name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, 2003-PWR1, Excess Liquidation Proceeds Account".

                  "Excess Servicing Fees": With respect to each Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

                  "Excess Servicing Fee Rate": With respect to each Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), a rate per annum equal to (i) in the case of a Pooled Mortgage Loan, the annual rate specified as the "Excess Fee Rate" on the Pooled Mortgage Loan Schedule and (ii) in the case of each B-Note Mortgage Loan, two basis points; provided that such rate shall be subject to reduction at any time following any resignation of a Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with Section 6.04(b)) or any termination of a Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02.

                  "Excess Servicing Fee Right": With respect to each Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the related Master Servicer shall be the owner of such Excess Servicing Fee Right.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Exemption-Favored Party": Any of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) Bear, Stearns & Co. Inc., (iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated or Bear, Stearns & Co. Inc. and (iv) any member of any underwriting syndicate or selling group of which any Person described in clauses (i), (ii) and (iii) is a manager or co-manager with respect to a Class of Certificates that is investment grade rated by at least one Rating Agency.

                  "Fair Value": With respect to any Specially Designated Defaulted Pooled Mortgage Loan, the amount that, in the Special Servicer's reasonable judgment, taking into account the factors set forth in the first sentence of the second paragraph of Section 3.18(b) and such other factors as the Special Servicer reasonably deems appropriate, is the fair value of such Mortgage Loan.

                  "Fannie Mae": The Federal National Mortgage Association or any successor.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor.

                  "Final Distribution Date": The Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan or Administered REO Property, or by the applicable Master Servicer with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately Received by the Trust; provided that the term Final Recovery Determination shall not apply to: (i) a Mortgage Loan that was paid in full (including by a mezzanine lender on behalf of the related Borrower in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement) or (ii) a Mortgage Loan or REO Property, as the case may be, that was purchased by (a) any Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, (b) a Purchase Option Holder or its assignee pursuant to
Section 3.18, (c) any Controlling Class Certificateholder(s), a Master Servicer or the Special Servicer pursuant to Section 9.01, (d) the Ballston Common B-Note Holder pursuant to Section 3.28, (e) the Renaissance B-Note Holder pursuant to
Section 3.30 or (f) any party with a purchase option in respect of the 1290 Avenue of the Americas Pooled Mortgage Loan pursuant to the 1290 Avenue of the Americas Intercreditor Agreement and/or the 1290 Avenue of the Americas Servicing Agreement; and provided, further, that, for purposes of making any such determination with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer shall be entitled to rely on, and shall be required to follow, any comparable determination made by the 1290 Avenue of the Americas Special Servicer.

                  "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, or any successor appointed as provided herein.

                  "Fiscal Agent Agreement":  As defined in Section 8.13.

                  "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

                  "GAAP": Generally accepted accounting principles in the United States.

                  "Global Certificates": The Rule 144A Global Certificates and the Regulation S Global Certificates, collectively.

                  "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

                  "Grantor Trust Pool": Either of Grantor Trust V or Grantor Trust R.

                  "Grantor Trust Provisions": Subpart E of Subchapter J of the Code, including Treasury regulations section 301.7701-4(c)(2).

                  "Grantor Trust R": The Grantor Trust designated as such in
Section 2.17(b).

                  "Grantor Trust V": The Grantor Trust designated as such in
Section 2.17(a).

                  "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan(s).

                  "Group Environmental Insurance Policy": Any Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Pooled Mortgage Loan Seller, each Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Pooled Mortgage Loan Seller, such Master Servicer, the Special Servicer, the Trustee, such Fiscal Agent, the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

                  "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to any REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC

Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), provided that (i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real Property.

                  "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Pooled Mortgage Loans.

                  "Initial Resolution Period": As defined in Section 2.03(b).

                  "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, terrorism insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy and received by or on behalf of the Trustee, a Master Servicer or the Special Servicer (including, with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, any such proceeds remitted to the applicable Master Servicer by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer pursuant to the 1290 Avenue of the Americas Servicing Agreement and/or the 1290 Avenue of the Americas Intercreditor Agreement), to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property (or placed in a reserve account for that purpose) or released to the related Borrower or any other third-party pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

                  "Insured Environmental Event": As defined in Section 3.07(c).

                  "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, in each case consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

                  "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a

Class of Interest Only Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Only Certificates": Collectively, the Class X-1 and Class X-2 Certificates.

                  "Interest Reserve Account": The segregated account (or sub-account of the Distribution Account) created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Certificate Administrator], as Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, 2003-PWR1, Interest Reserve Account".

                  "Interest Reserve Amount": With respect to each Pooled Mortgage Loan that is an Interest Reserve Loan (or the related successor REO Pooled Mortgage Loan), for any Distribution Date that occurs during February of 2004 or February of any year thereafter or during January of 2005 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Net Mortgage Rate on the related Stated Principal Balance as of the end of the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the 1290 Avenue of the Americas Certificate-Level Collection Period) related to such Distribution Date (but prior to giving effect to the application of any amounts due on the Due Date occurring in such Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, such 1290 Avenue of the Americas Certificate-Level Collection Period)), to the extent that a Monthly Payment (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, a P&I Advance) is Received by the Trust with respect to such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made under this Agreement with respect to such Interest Reserve Loan by such Distribution Date. For purposes of calculating Interest Reserve Amounts, the Net Mortgage Rate for each Interest Reserve Loan shall be the Net Mortgage Rate as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Interest Reserve Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower).

                  "Interest Reserve Loan": Any Pooled Mortgage Loan that is an Actual/360 Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto).

                  "Investment Account": Each of the Collection Accounts, the B-Note Accounts, the Servicing Accounts, the Reserve Accounts, the REO Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

                  "Investment Company Act": The Investment Company Act of 1940, as amended.

                  "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

                  "IRS": The Internal Revenue Service or any successor.

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "LaSalle": LaSalle Bank National Association or its successor in interest.

                  "Late Collections": (a) With respect to any Pooled Mortgage Loan, all amounts Received by the Trust thereon during any Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, during any related 1290 Avenue of the Americas Certificate-Level Collection Period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Pooled Mortgage Loan due or deemed due on a Due Date in a previous Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, in a previous related 1290 Avenue of the Americas Certificate-Level Collection Period) or on a Due Date during or prior to March 2003, and not previously Received by the Trust; and (b) with respect to any REO Pooled Mortgage Loan, all amounts Received by the Trust in connection with the related REO Property during any Collection Period (or, in the case of any 1290 Avenue of the Americas REO Property, during any related 1290 Avenue of the Americas Certificate-Level Collection Period), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Pooled Mortgage Loan or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Pooled Mortgage Loan due or deemed due on a Due Date in a previous Collection Period (or, in the case of a 1290 Avenue of the Americas REO Pooled Mortgage Loan, in a previous related 1290 Avenue of the Americas Certificate-Level Collection Period), and not previously Received by the Trust. Late Collections do not include Default Charges.

                  "Latest Possible Maturity Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

                  "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the related Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund or otherwise pledged or assigned by the related Borrower as Additional Collateral.

                  "Liquidation Event": (a) With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18, (v) such Mortgage Loan is purchased by any Controlling Class Certificateholder(s), a Master Servicer or the Special Servicer pursuant to Section 9.01, (vi) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to
Section 9.01, (vii) in the case of a Mortgage Loan that is part of a Mortgage Loan Pair, such Mortgage Loan is acquired by the Ballston Common B-Note Holder pursuant to Section 3.28 or by the Renaissance B-Note Holder pursuant to Section 3.30, (viii) such

Mortgage Loan is paid off by the holder of a related mezzanine loan on behalf of the related Borrower in connection with a Mortgage Loan default, if so permitted and set forth in the related intercreditor agreement, or (ix) in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, such Mortgage Loan is purchased by a holder of a purchase option with respect thereto pursuant to the 1290 Avenue of the Americas Intercreditor Agreement and/or the 1290 Avenue of the Americas Servicing Agreement; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by Section 2.03, (iii) such REO Property is purchased by a Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01, or (iv) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
Section 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": The fee designated as such in, and payable to the Special Servicer in connection with certain Liquidation Events in respect of a Specially Serviced Mortgage Loan or an REO Property pursuant to, Section 3.11(c).

                  "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the Trust in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage;
(ii) the realization upon any deficiency judgment obtained against a Borrower;
(iii) the purchase of a Specially Designated Defaulted Pooled Mortgage Loan by the Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18; (iv) the repurchase or replacement of a Pooled Mortgage Loan or REO Property by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement; (v) the purchase of a Pooled Mortgage Loan or REO Property by a Master Servicer, the Special Servicer and/or any Controlling Class Certificateholder(s) pursuant to
Section 9.01; (vi) the acquisition of any Pooled Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; (vii) the repurchase of the Ballston Common Pooled Mortgage Loan by the Ballston Common B-Note Holder pursuant to Section 3.28; (viii) the purchase of the Renaissance Pooled Mortgage Loan by the Renaissance B-Note Holder pursuant to Section 3.30; or (ix) the purchase of the 1290 Avenue of the Americas Pooled Mortgage Loan by any holder of a purchase option with respect thereto pursuant to the 1290 Avenue of the Americas Intercreditor Agreement and/or the 1290 Avenue of the Americas Servicing Agreement.

                  "Majority Controlling Class Certificateholder(s)": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

                  "Master Servicer": With respect to any Mortgage Loan and any REO Property acquired in respect thereof, either (a) if such Mortgage Loan is a PMCF Pooled Mortgage Loan, the Ballston Common B-Note Mortgage Loan or the Renaissance B-Note Mortgage Loan, PAR, or any successor thereto appointed as provided herein, or (b) if such Mortgage Loan is a BSCMI Pooled Mortgage Loan, a CIBC Pooled Mortgage Loan or a WFB Pooled Mortgage Loan, WFB, or any successor thereto appointed as provided herein. Any reference herein to a "Master Servicer" hereunder (including Articles VI and VII hereof) shall, if such Master Servicer is the one described by clause (a) of this definition, also be construed to refer to the Servicer Report Administrator to the extent of the rights granted to and obligations imposed on the Servicer Report Administrator under this Agreement.

                  "Master Servicer Remittance Amount": With respect to either Master Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to any Pooled Mortgage Loan that are due on a Due Date following the end of the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, collected Monthly Payments that are due on a Due Date following the end of the related 1290 Avenue of the Americas Certificate-Level Collection Period), (ii) to the extent not covered by clause
(i) above, any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds Received by the Trust with respect to any Pooled Mortgage Loan or REO Property after the end of the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, any such payments Received by the Trust after the end of the related 1290 Avenue of the Americas Certificate-Level Collection Period), (iii) any Prepayment Premiums and/or Yield Maintenance Charges Received by the Trust with respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan with respect thereto after the end of the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, any Prepayment Premiums and/or Yield Maintenance Charges Received by the Trust after the end of the related 1290 Avenue of the Americas Certificate-Level Collection Period), (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (vi) any amounts deposited in such Collection Account in error; provided that the Master Servicer Remittance Amount with respect to each Master Servicer for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii),
(b)(iii) and (b)(iv) of this definition.

                  "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

                  "Master Servicing Fee": With respect to each Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the fee designated as such and payable to the applicable Master Servicer pursuant to
Section 3.11(a).

                  "Master Servicing Fee Rate": With respect to (i) each Serviced Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto), a rate per annum equal to (a) the rate per annum specified as the "Administrative Fee Rate" on the Pooled Mortgage Loan Schedule minus (b) sum of the Trustee Fee Rate and the Servicer Report Administrator Fee Rate and (ii) each B-Note Mortgage Loan and any related successor REO Mortgage Loan, such reasonable rate as is mutually acceptable to the applicable Master Servicer and the related B-Note Holder.

                  "Material Breach": With respect to any Pooled Mortgage Loan, any Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates.

                  "Material Document Defect": With respect to any Pooled Mortgage Loan, any Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates. Notwithstanding the foregoing, the absence of a Specially Designated Mortgage Loan Document following the date on which such Specially Designated Mortgage Loan Document is required to be delivered to the Trustee as described in Section 2.01(d) shall also constitute a Material Document Defect.

                  "Modified Mortgage Loan": Any Pooled Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                           (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Pooled Mortgage Loan);

                           (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

                           (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Pooled Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer pursuant to the 1290 Avenue of the Americas Servicing Agreement), including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

                  "Mortgage File": With respect to any Pooled Mortgage Loan, the following documents collectively:

                           (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, 2003-PWR1, without recourse, representation or warranty" or in blank, and further showing a complete, unbroken chain of endorsement from the originator; or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

                           (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording indicated thereon; provided that if the original (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, a copy) of the Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with
         (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                           (iii) the original or a copy of any related
         Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording thereon;

                           (iv) except in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 (or, in the case of each of the Ballston Common Pooled Mortgage Loan and the Renaissance Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1, and in its capacity as lead lender on behalf of a related B-Note Holder") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                           (v) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                           (vi) except in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1" (or, in the case of each of the Ballston Common Pooled Mortgage Loan and the Renaissance Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1, and in its capacity as lead lender on behalf of a related B-Note Holder"), which assignment may (in any case) be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;

                           (vii) originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been materially modified or the Mortgage Loan has been assumed;

                           (viii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

                           (ix) (A) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Pooled Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and (B) except in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, an original assignment thereof, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, 2003-PWR1" (or, in the case of each of the Ballston Common Pooled Mortgage Loan and the Renaissance Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1, and in its capacity as lead lender on behalf of a related B-Note Holder");

                           (x) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan, together with a notice to the related ground lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

                           (xi) except in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, any original documents not otherwise described in the preceding clauses of this definition relating to, evidencing or constituting Additional Collateral (including any such documents in the form of a Letter of Credit) (provided that the originals of any such Letter of Credit shall be delivered to the applicable Master Servicer with a copy to be contained in the Mortgage
         File) and, if applicable, the originals or copies of any intervening assignments thereof;

                           (xii) an original or a copy of the loan agreement, if any, related to such Mortgage Loan;

                           (xiii) an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

                           (xiv) an original or a copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                           (xv) an original or a copy of the environmental indemnity from the related Borrower or other third party, if any;

                           (xvi) an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan (including, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, the 1290 Avenue of the Americas Intercreditor Agreement);

                           (xvii) an original or a copy of any management agreement with respect to the related Mortgaged Property if the manager thereunder is not an Affiliate of the Borrower and the initial Stated Principal Balance of such Mortgage Loan is greater than $20,000,000;

                           (xviii) an original or a copy of any master operating lease with respect to the related Mortgaged Property;

                           (xix) an original or a copy of any related
         Environmental Insurance Policy; and

                           (xx) a checklist (a "Mortgage File Checklist") of the applicable documents described above and delivered in connection with the origination of such Mortgage Loan (which checklist may be in a reasonable form selected by the related Pooled Mortgage Loan Seller);

provided, however, that (A) whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (vi) and (viii) through (xix) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence (and the Trustee or such Custodian, as the case may be, shall be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist); (B) the "Mortgage File" for the Ballston Common Pooled Mortgage Loan shall also include a copy of the Ballston Common B-Note; (C) the "Mortgage File" for the Renaissance Pooled Mortgage Loan shall also include a copy of the Renaissance B-Note; (D) the "Mortgage File" for the 1290 Avenue of the Americas Pooled Mortgage Loan shall also include a copy of the 1290 Avenue of the Americas Servicing Agreement, as well as copies of all transfer documents comparable to those documents described in clauses (iv), (vi) and (ix)(B) of this definition (originals of which were delivered to the trustee under the Series 2003-TOP9
PSA); and (E) any reference to the "Mortgage File" for a B-Note Mortgage Loan shall be deemed to include all the documents in the Mortgage File for the corresponding Pooled Mortgage Loan except for the Mortgage Note for such Pooled Mortgage Loan and any allonges thereto.

                  "Mortgage File Checklist": As defined in clause (xx) of the definition of "Mortgage File".

                  "Mortgage Loan": The Ballston Common B-Note Mortgage Loan, the Renaissance B-Note Mortgage Loan or any Pooled Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents.

                  "Mortgage Loan Documents": With respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

                  "Mortgage Loan Pair": Each of the Ballston Common Mortgage Loan Pair and the Renaissance Mortgage Loan Pair.

                  "Mortgage Loan Pair Controlling Party": Each of the Ballston Common Controlling Party and the Renaissance Controlling Party.

                  "Mortgage Loan Pair Co-Lender Agreement": Each of the Ballston Common Co-Lender Agreement and the Renaissance Co-Lender
Agreement.

                  "Mortgage Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool": All of the Pooled Mortgage Loans and any successor REO Pooled Mortgage Loans, collectively, as of any particular date of determination.

                  "Mortgage Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer in accordance with the 1290 Avenue of the Americas Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage
Note if the particular loan is not paid in full by its Anticipated Repayment
Date.

                  "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

                  "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments (and prepayment resulting from the receipt of Insurance Proceeds or Condemnation Proceeds) on the 1290 Avenue of the Americas Pooled Mortgage Loan that are distributable to Certificateholders on such Distribution Date and/or on the other Pooled Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payments remitted by the Master Servicers pursuant to Section 3.19(c) on the Master Servicer Remittance Date related to such Distribution Date.

                  "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

                  "Net Default Charges": With respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan, the Default Charges referred to in clause third of Section 3.26(a), which are payable to the applicable Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

                  "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Borrower in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses and costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower).

                  "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of a Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower) (and other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, in accordance with
Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (b) is not the same Person as the Person that made the relevant investment.

                  "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds Received by the Trust with respect to any Specially Serviced Mortgage Loan or Administered REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

                  "Net Mortgage Rate": With respect to (i) any Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto), the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Administrative Cost Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate and
(ii) any B-Note Mortgage Loan, the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Master Servicing Fee Rate.

                  "Net Prepayment Consideration": As defined in Section 4.01(b).

                  "New Lease": Any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c) (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, as otherwise evidenced as contemplated by the 1290 Avenue of the Americas Servicing Agreement), any P&I Advance previously made or to be made in respect of any Pooled Mortgage Loan or related successor REO Pooled Mortgage Loan that, as determined by the applicable Master Servicer (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, by the 1290 Avenue of the Americas Master Servicer) or, if applicable, by the Trustee or the Fiscal Agent, in its sole discretion, exercised in good faith, will not be ultimately recoverable, or in fact was not, ultimately recovered, from late payments, Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or the related REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

                  "Nonrecoverable Servicing Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of any Serviced Mortgage Loan or Administered REO Property that, as determined by the applicable Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its sole discretion, exercised in good faith, will not be ultimately recoverable, or in fact was not, ultimately recovered, from late payments, Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or such REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

                  "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class V Certificates are Non-Registered Certificates.

                  "Non-United States Tax Person": Any Person other than a United States Tax Person.

                  "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or the Special Servicer or a Responsible Officer of the Certificate Administrator, the Trustee or the Fiscal Agent, as the case may be, or, with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Opinion of Counsel": A written opinion of counsel (who must, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof, the status of any REMIC Pool as a REMIC, the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Certificate Administrator, the Trustee, the Tax Administrator, the Fiscal Agent, either Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Certificate Administrator, the Trustee or the Trust Fund.

                  "Option Period": As defined in Section 3.18(c).

                  "Option Price": As defined in Section 3.18(c).

                  "Original BSCMI Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-B.

                  "Original CIBC Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-D.

                  "Original Pooled Mortgage Loans": The mortgage loans initially identified on the schedules attached hereto as Schedule I-A, Schedule I-B,
Schedule I-C and Schedule I-D.

                  "Original PMCF Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-A.

                  "Original WFB Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-C.


                  "Other Crossed Loans":  As defined in Section 2.03(b).

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance": With respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan, any advance made by the applicable Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03 (as well as, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, any comparable advance made by the 1290 Avenue of the Americas Master Servicer or other party under the 1290 Avenue of the Americas Servicing Agreement).

                  "P&I Advance Date": The Business Day preceding each Distribution Date.

                  "PAR": Prudential Asset Resources, Inc. or its successor in interest.

                  "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.16(f).

                  "Past Grace Period Loan": With respect to any Monthly Payment or Assumed Monthly Payment due and payable, or deemed due and payable, in respect of any particular Pooled Mortgage

Loan, the status attributable to that Mortgage Loan by reason of, if applicable, the fact that such Monthly Payment or Assumed Monthly Payment remains unpaid past its Due Date and past any applicable grace period for such Monthly Payment or Assumed Monthly Payment.

                  "Percentage Interest": With respect to (a) any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial Class Principal Balance or initial Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) any Class R or Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performance Certification": As defined in Section 8.15(b).

                  "Performing Party": As defined in Section 8.15(b).

                  "Performing Serviced Mortgage Loan": Any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan.

                  "Performing Serviced Pooled Mortgage Loan": Any Pooled Mortgage Loan that is a Performing Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, the 1290 Avenue of the Americas Pooled Mortgage Loan shall in no event constitute a Performing Serviced Pooled Mortgage Loan hereunder.

                  "Permitted Investments": Any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of S&P and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of S&P and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of S&P and Fitch (or, in the case of any Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (v) units of money market funds (including those managed or advised by the Certificate Administrator or its Affiliates) which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of S&P and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Certificate Administrator by such Rating Agency); or

                  (vi) any other obligation or security that is acceptable to each Rating Agency and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and Certificate Administrator by each relevant Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

                  "Permitted Transferee": Any Transferee of a Class R Certificate other than (a) a Disqualified Organization, (b) a Disqualified Non-United States Tax Person, (c) a Disqualified Partnership, (d) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person or (e) any other Person as to whom, as determined by the Tax Administrator (based upon an Opinion of Counsel, obtained at the request of the Tax Administrator at the expense of such Person or the Person seeking to Transfer a Class R Certificate, supporting such determination), the Transfer of a Class R

Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society for Testing and Materials, plus a radon and asbestos inspection.

                  "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or Section 4975 of the Code.

                  "PMCF": Prudential Mortgage Capital Funding, LLC, or its successor in interest.

                  "PMCF Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original PMCF Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the PMCF Pooled Mortgage Loan Purchase Agreement in substitution for an Original PMCF Pooled Mortgage Loan.

                  "PMCF Pooled Mortgage Loan Purchase Agreement": That certain Pooled Mortgage Loan Purchase Agreement dated as of March 7, 2003, between PMCF as seller and the Depositor as purchaser.

                  "Pooled Mortgage Loan": Each of the Original Pooled Mortgage Loans and Replacement Pooled Mortgage Loans that are from time to time held in the Trust Fund, including any such mortgage loan that has been wholly or partially defeased. As used herein, the term "Pooled Mortgage Loan" includes the related Mortgage Loan Documents.

                  "Pooled Mortgage Loan Purchase Agreement": Any of the BSCMI Pooled Mortgage Loan Purchase Agreement, the WFB Pooled Mortgage Loan Purchase Agreement, the PMCF Pooled Mortgage Loan Purchase Agreement and the CIBC Pooled Mortgage Loan Purchase Agreement.

                  "Pooled Mortgage Loan Schedule": Collectively, the four schedules of Pooled Mortgage Loans attached hereto as Schedule I-A, Schedule I-B, Schedule I-C and Schedule I-D, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such schedules shall set forth the following information with respect to each Pooled Mortgage
Loan:

                  (i) the loan number assigned to the Pooled Mortgage Loan on the books and records of the related Pooled Mortgage Loan Seller as of the Closing Date and the identification number assigned to such in the Prospectus Supplement;

                  (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                  (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

                  (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Pooled Mortgage Loan currently requires only payments of interest but begins to amortize prior to maturity, on the first Due Date after amortization begins);

                  (v) the Mortgage Rate as of the Closing Date and the Interest Accrual Basis;

                  (vi) the maturity date and the original and remaining term to stated maturity (or, in the case of a Pooled Mortgage Loan that is an ARD Mortgage Loan, the Anticipated Repayment Date and the original and remaining term to the Anticipated Repayment Date);

                  (vii) in the case of a Pooled Mortgage Loan that is a Balloon Mortgage Loan or an ARD Mortgage Loan, the original and remaining amortization term;

                  (viii)   whether such Pooled Mortgage Loan is a
                           Cross-Collateralized Mortgage Loan and, if so, an identification of the Mortgage Loans with which such Mortgage Loan is cross-collateralized;

                  (ix) whether such Pooled Mortgage Loan provides for defeasance and if so, the period during which defeasance may occur;

                  (x) whether such Pooled Mortgage Loan is secured by a fee simple interest in the related Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the related Mortgaged Property; or solely by a leasehold interest in the related Mortgaged Property;

                  (xi)     the name of the related Pooled Mortgage Loan Seller;

                  (xii)    the Administrative Cost Rate;

                  (xiii)   the Due Date;

                  (xiv) the number of grace days before such Pooled Mortgage Loan requires a late payment charge in connection with a delinquent Monthly Payment;

                  (xv) whether there exists (and, if so, the amount of) any letter of credit that constitutes Additional Collateral;

                  (xvi) whether repayment of such Pooled Mortgage Loan is guaranteed by a guarantor;

                  (xvii) whether the related Mortgaged Property is, as of the Cut-off Date, operated as a hospitality property; and

                  (xviii) the initial Master Servicer and the Master Servicing Fee Rate for such Pooled Mortgage Loan.

                  "Pooled Mortgage Loan Sellers": Collectively, WFB, BSCMI, PMCF and CIBC.

                  "Post-ARD Additional Interest": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan and all other interest thereon has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Post-ARD Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Pooled Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Components of the Interest Only Certificates and the Certificates for federal income tax purposes, the assumptions that each Pooled Mortgage Loan that is an ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Pooled Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

                  "Prepayment Interest Excess": With respect to any Pooled Mortgage Loan (other than the 1290 Avenue of the Americas Pooled Mortgage Loan) that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after the Due Date for such Pooled Mortgage Loan in any Collection Period, any payment of interest (net of related Master Servicing Fees and any portion of such interest that represents Default Charges or Post-ARD Additional Interest) actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected); and with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan, if such Pooled Mortgage Loan is the subject of any Principal Prepayment in full or in part (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal), any payment of interest (adjusted to a rate per annum equal to the related Mortgage Rate minus three basis points) accrued on such Principal Prepayment (or other early recovery of principal), which payment of interest was Received by the Trust with respect to such Pooled Mortgage Loan and covers the period from the related Due Date in the same month as the Distribution Date on which such Principal Prepayment (or other early recovery of principal) is distributed to Certificateholders to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

                  "Prepayment Interest Shortfall": With respect to any Pooled Mortgage Loan (other than the 1290 Avenue of the Americas Pooled Mortgage Loan) that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to the Due Date for such Pooled Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related

Mortgage Rate (net of the sum of the related Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate) on the amount of such Principal Prepayment (or other early recovery of principal) during the period from the date to which interest thereon was paid by the related Borrower to, but not including, such Due Date; and with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan and any Distribution Date on which the related Principal Prepayment (or other early recovery of principal) is distributed under this Agreement to Certificateholders, if such Pooled Mortgage Loan is the subject of any Principal Prepayment in full or in part (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal), the amount of interest, to the extent not Received by the Trust (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of three basis points) on the amount of such Principal Prepayment (or other early recovery of principal) during the period from the date to which interest thereon was paid by the Borrower to, but not including, the Due Date in the calendar month in which that Distribution Date occurs.

                  "Prepayment Premium": With respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, such Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject Borrower if and as set forth in the related intercreditor agreement).

                  "Primary Collateral": With respect to any Cross-Collateralized Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgaged Loan.

                  "Primary Servicing Office": The office of a Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

                  "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates.

                  "Principal Distribution Amount": With respect to any Distribution Date other than the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following:

                           (i) all payments of principal (including Principal Prepayments) Received by the Trust with respect to the Serviced Pooled Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period,

                           (ii) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Pooled Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

                           (iii) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Serviced Pooled Mortgage Loans during the related Collection Period that were identified and applied by the applicable Master Servicer as recoveries of principal of such Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date,

                           (iv) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received by the Trust with respect to any Administered REO Properties during the related Collection Period that were identified and applied by the applicable Master Servicer as recoveries of principal of the related REO Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date,

                           (v) the respective principal portions of all P&I Advances made under this Agreement in respect of the Pooled Mortgage Loans (including the 1290 Avenue of the Americas Pooled Mortgage Loan) and any REO Pooled Mortgage Loans (including any 1290 Avenue of the Americas REO Pooled Mortgage Loan) with respect to such Distribution Date, and

                           (vi) all amounts Received by the Trust on or with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan during the related 1290 Avenue of the Americas Certificate-Level Collection Period that, in each case, represents a payment, advance or other recovery of principal with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or the 1290 Avenue of the Americas REO Pooled Mortgage Loan, as the case may be, exclusive of any portion of such amounts that represent a late payment or other recovery of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

provided that, if any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Serviced Pooled Mortgage Loan or Administered REO Property during the related Collection Period, then that portion, if any, of the aggregate amount described in clauses (i) through (v) above that is specifically attributable to such Pooled Mortgage Loan or Administered REO Property, as the case may be, shall be reduced (to not less than zero) by any Special Servicing Fees, Liquidation Fees and/or Advance Interest with respect to such Serviced Pooled Mortgage Loan or Administered REO Property, as the case may be, that was paid hereunder from a source other than related Default Charges during the related Collection Period.

                  With respect to the Final Distribution Date, the "Principal Distribution Amount" shall equal the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

                  "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD

Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Private Placement Memorandum": The final Private Placement Memorandum dated March 7, 2003, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Wells Fargo Brokerage Services, LLC and CIBC World Markets Corp. as of the Closing Date.

                  "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Pooled Mortgage Loan Seller, the Controlling Class Representative, a Rating Agency, a designee of the Depositor, a Certificateholder and any Person who certifies to the Certificate Administrator in the form of Exhibit K-1 hereto or Exhibit K-2 hereto, as applicable (which form shall also be located on, and may be submitted electronically via, the Certificate Administrator's internet website), that such Person is either a Certificate Owner or a prospective purchaser of a Certificate or any interest therein.

                  "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

                  "Prospectus Supplement": That certain prospectus supplement dated March 7, 2003, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "PTCE": Prohibited Transaction Class Exemption.

                  "PTE": Prohibited Transaction Exemption.

                  "Purchase Option":  As defined in Section 3.18(c).

                  "Purchase Price": With respect to any Pooled Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan) at the related Mortgage Rate to, but not including, the Due Date occurring in the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the 1290 Avenue of the Americas Certificate-Level Collection Period) during which the applicable purchase or repurchase occurs (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances and all related Servicing Advances that were previously reimbursed out of collections on other Pooled Mortgage Loans and/or REO Properties relating to other Pooled Mortgage Loans, if any, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a purchase, repurchase or substitution, as applicable, by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, a purchase of the Ballston Common Pooled Mortgage Loan by the Ballston Common B-Note Holder pursuant to the Ballston Common Co-Lender Agreement or Section 3.28 or a purchase of the Renaissance Pooled Mortgage Loan by the Renaissance B-Note Holder pursuant to the Renaissance Co-Lender Agreement or Section 3.30, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other outstanding Additional Trust Fund Expenses with respect to such Pooled Mortgage Loan (or REO Property) and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by a Master Servicer, the Special Servicer, the Trustee or an agent of any of them (on behalf of the Trust) in enforcing the obligation, if any, of such Person to repurchase or replace such Mortgage Loan or REO Property.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "Qualified Bidder":  As defined in Section 7.01(c).

                  "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Qualified Mortgage": A qualified mortgage within the meaning of Section 860G(a)(3) of the Code.

                  "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Pooled Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution: (i) has an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Defective Pooled Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) has a fixed Mortgage Rate that is not less than, and not more than one percentage point in excess of, the Mortgage Rate of the Defective Pooled Mortgage Loan; (iii) has the same monthly Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Pooled Mortgage Loan; (iv) accrues interest on the same Interest Accrual Basis as the Defective Pooled Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Pooled Mortgage Loan,
(vi) has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vii) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Pooled Mortgage Loan as of the Closing Date; (viii) has comparable prepayment restrictions to those of the Defective Pooled Mortgage Loan; (ix) will comply, as of the date of substitution, with all of the representations relating to the Defective Pooled Mortgage Loan set forth in or made pursuant to the related Pooled Mortgage Loan Purchase Agreement; (x) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (xi) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code (as evidenced by an Opinion of Counsel provided by the related Pooled Mortgage Loan Seller at its expense); provided, however, that if more than one mortgage loan is to be substituted for any Defective Pooled Mortgage Loan, then all such proposed Replacement Pooled Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and have a weighted average remaining term to stated maturity that satisfies the condition described in clause (v) above and each such proposed Replacement Pooled Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (iv) and clauses (vi) through (xi) of this definition; and provided, further, that no mortgage loan shall be substituted for a

Defective Pooled Mortgage Loan unless (a) such prospective Replacement Pooled Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, (b) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the related Pooled Mortgage Loan Seller effecting the substitution) and (c) the related Pooled Mortgage Loan Seller (at its expense) has delivered or caused to have been delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such mortgage loan would not result in an Adverse REMIC Event with respect to any REMIC Pool. When a Qualifying Substitute Mortgage Loan is substituted for a Defective Pooled Mortgage Loan, the applicable Pooled Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

                  "Rated Certificate": Any of the Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor.

                  "Rated Final Distribution Date": With respect to each Class of Rated Certificates, the Distribution Date in February 2036.

                  "Rating Agency":  Each of S&P and Fitch.

                  "Realized Loss":  With respect to:

                           (1) each Pooled Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any related successor REO Pooled Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, as of the commencement of the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the 1290 Avenue of the Americas Certificate-Level Collection Period) in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause
         (1)(b) of this definition, all accrued but unpaid interest on such Pooled Mortgage Loan or such REO Pooled Mortgage Loan, as the case may be, to but not including the Due Date in the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the 1290 Avenue of the Americas Certificate-Level Collection Period) in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest), plus (iii) all related unreimbursed Servicing Advances and unpaid Liquidation Expenses over
         (b) all payments and proceeds, if any, Received by the Trust in respect of such Pooled Mortgage Loan or, to the extent allocable to such REO Pooled Mortgage Loan, the related REO Property, as the case may be, during the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the 1290 Avenue of the Americas Certificate-Level Collection Period) in which such Final Recovery Determination was made;

                           (2) each Pooled Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer pursuant to the 1290 Avenue of the Americas Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and

                           (3) each Pooled Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Pooled Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section
         3.20 (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer pursuant to the 1290 Avenue of the Americas Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "Received by the Trust": In the case of: (a) the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Property, received by the Trustee (or the applicable Master Servicer on behalf of the Trustee), as holder of the Mortgage Note for the 1290 Avenue of the Americas Pooled Mortgage Loan, on behalf of the Trust; and (b) any Serviced Pooled Mortgage Loan or Administered REO Property, received by a Master Servicer or any of its Sub-Servicers, the Special Servicer or the Trustee, as the case may be, in any event on behalf of the Trust.

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Rate": With respect to any Interest Accrual Period, the applicable rate per annum set forth on the schedule attached hereto as Schedule IV.

                  "Registered Certificate": Any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class B and Class C Certificates constitute Registered Certificates.

                  "Regular Interest Certificate": Any of the Interest Only Certificates and the Principal Balance Certificates.

                  "Regulation S":  Regulation S under the Securities Act.

                  "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United

States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

                  "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

                  "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicer in writing of its selection.

                  "Release Date": The date that is 40 days following the later of (i) the Closing Date and (ii) the commencement of the initial offering of the Non-Registered Certificates in reliance on Regulation S.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860A through G of the Code.

                  "REMIC I": The segregated pool of assets designated as such in Section 2.12(a).

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.12.

                  "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.12(f).

                  "REMIC I Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

                  "REMIC II": The segregated pool of assets designated as such in Section 2.14(a).

                  "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations provided for in the Preliminary Statement hereto. The REMIC II Regular Interests have the terms provided for in Section 2.14.

                  "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.14(f).

                  "REMIC II Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

                  "REMIC III": The segregated pool of assets designated as such in Section 2.16(a).

                  "REMIC III Component": Any of the separate beneficial ownership interests in REMIC III issued hereunder, evidenced by a Class of Interest Only Certificates and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III. The REMIC III Components have the designations provided for in the Preliminary Statement hereto. The REMIC III Components have the terms provided for in
Section 2.16.

                  "REMIC III Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

                  "REMIC Pool":  Any of REMIC I, REMIC II or REMIC III.

                  "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Renaissance Assignment and Assumption Agreement": As defined in Section 3.29(b).

                  "Renaissance B-Note": The Mortgage Note for the Renaissance B-Note Mortgage Loan.

                  "Renaissance B-Note Account": A segregated account or accounts created and maintained by the Master Servicer in respect of the Renaissance Mortgage Loan Pair, pursuant to Section 3.04(f), in trust for the Renaissance B-Note Holder, which shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor Master Servicer in respect of the Renaissance Mortgage Loan Pair], as a Master Servicer, in trust for [name of Renaissance B-Note Holder]"; provided, however, that if, and for so long as, the Ballston Common B-Note Holder and the Renaissance B-Note Holder are the same Person or are Affiliates, then such account may at its/their option be for both the Ballston Common B-Note Mortgage Loan and the Renaissance B-Note Mortgage Loan (provided that deposits into and withdrawals from that joint account are made in the same manner as provided herein for two separate accounts), and such joint account shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor master servicer in respect to such loans], as a Master Servicer, in trust for [name of Ballston Common B-Note Holder and Renaissance B-Note Holder]."

                  "Renaissance B-Note Holder": The holder of the Renaissance B-Note.

                  "Renaissance B-Note Mortgage Loan": The Mortgage Loan, in the original principal amount of $2,000,000.00 that is secured by the same Mortgage on the Renaissance Mortgaged Property as the Renaissance Pooled Mortgage Loan. The Renaissance B-Note Mortgage Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

                  "Renaissance Borrower": The Borrower under the Renaissance Mortgage Loan Pair.

                  "Renaissance Change of Control Event": As of any date of determination, the event that has occurred by reason of either (a) the unpaid principal amount of the Renaissance B-Note Mortgage Loan, reduced by any Appraisal Reduction Amount, Realized Losses attributable to the Renaissance Mortgage Loan Pair (and not otherwise reflected in the unpaid principal amount of the Renaissance B-Note Mortgage Loan) and outstanding Additional Trust Fund Expenses for the Renaissance Mortgage Loan Pair (calculated as if the Renaissance Mortgage Loan Pair was a single Pooled Mortgage Loan), being less than 25% of the original unpaid principal amount of the Renaissance B-Note Mortgage Loan or (b) the Renaissance B-Note Holder being the Borrower or an Affiliate of the Borrower under the Renaissance Mortgage Loan Pair.

                  "Renaissance Co-Lender Agreement": As defined in Section 3.29(a).

                  "Renaissance Controlling Party": One of the following parties--

                           (a) if a Renaissance Change of Control Event has occurred and is continuing, the Controlling Class Representative; and

                           (b) in all other cases, the Renaissance B-Note Holder or its representative appointed in accordance with Section 18(d) of the Renaissance Co-Lender Agreement.

                  "Renaissance Mortgage Loan Pair": The Renaissance Pooled Mortgage Loan and the Renaissance B-Note Mortgage Loan, together.

                  "Renaissance Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "Renaissance Pere Marquette Hotel".

                  "Renaissance Pooled Mortgage Loan": The Pooled Mortgage Loan secured by the Renaissance Mortgaged Property.

                  "Renaissance Purchase Trigger Event": The occurrence of any of the following events: (i) as of any date of determination up to and including the maturity date of the Renaissance Pooled Mortgage Loan, any Monthly Payment becomes 90 days or more delinquent; and (ii) as of any date of determination subsequent to the maturity date of the Renaissance Pooled Mortgage Loan, any event of default under the Renaissance Mortgage Loan Pair that results in the Renaissance Mortgage Loan becoming a Specially Serviced Mortgage Loan.

                  "Renaissance REO Property": The Renaissance Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

                  "Renaissance Sub-Servicer": Any Sub-Servicer of the Renaissance Mortgage Loan Pair appointed by the applicable Master Servicer in accordance with the terms hereof with the approval or at the direction of the Renaissance Controlling Party or, if different, the Renaissance B-Note Holder.

                  "Renaissance Sub-Servicing Agreement": The Sub-Servicing Agreement between the Renaissance Sub-Servicer and the applicable Master Servicer.

                  "Rents from Real Property": With respect to any REO
Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders (and, if the subject REO Property consists of the Ballston Common Mortgaged Property or the Renaissance Mortgaged Property, for the related B-Note Holder), which shall be entitled "ARCap Servicing, Inc. [or the name of any successor Special Servicer], as Special Servicer, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1, REO Account".

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09 (or, in the case of any 1290 Avenue of the Americas REO Property, pursuant to the 1290 Avenue of the Americas Servicing Agreement).

                  "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18 (or, in the case of any 1290 Avenue of the Americas REO Property, pursuant to the 1290 Avenue of the Americas Servicing Agreement).

                  "REO Extension" As defined in Section 3.16(a).

                  "REO Mortgage Loan": The mortgage loan (or, in the case of any Ballston Common REO Property or Renaissance REO Property, either of the two mortgage loans) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any 1290 Avenue of the Americas REO Property, on behalf of the Trust and the respective holders of the 1290 Avenue of the Americas Non-Pooled Loans). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Master Servicing Fees, Special Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the applicable Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

                  "REO Pooled Mortgage Loan": An REO Mortgage Loan that relates to a predecessor Pooled Mortgage Loan.

                  "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (and, in the case of the Ballston Common Mortgaged Property or the Renaissance Mortgaged Property, also on behalf of the related B-Note Holder) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; provided that the 1290 Avenue of the Americas Mortgaged Property shall constitute an REO Property if and when it constitutes "REO Property" under the 1290 Avenue of the Americas Servicing Agreement.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property, other than any income, profits or proceeds derived from the REO Disposition of such REO Property.

                  "REO Tax": As defined in Section 3.17(a).

                  "Replacement Pooled Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted by a Pooled Mortgage Loan Seller for a Defective Pooled Mortgage Loan as contemplated by Section 2.03.

                  "Request for Release": A request signed by a Servicing Officer of, as applicable, a Master Servicer in the form of Exhibit C-1 attached hereto or the Special Servicer in the form of Exhibit C-2 attached hereto.

                  "Required Appraisal Loan": As defined in Section 3.19(a).

                  "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to (i) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch, (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch, and (iii) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the Rating Agency whose rating requirement set forth in clause (i) or (ii), as applicable, of this definition has not been met has confirmed in writing that such insurance carrier would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (and, if the insurance carrier is an issuer of an insurance policy relating to a Mortgage Loan Pair or the related Mortgaged Property, the related Mortgage Loan Pair Controlling Party has confirmed in writing that such insurance carrier is acceptable to it), unless (with respect to policies maintained by Borrowers) a higher claims-paying ability rating is required under any of the Mortgage Loan Documents.

                  "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

                  "Resolution Extension Period": As defined in Section 2.03(b).

                  "Responsible Officer": When used (a) with respect to the Certificate Administrator, any Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Certificate Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) with respect to the Fiscal Agent or the Trustee, any vice president or trust officer thereof.

                  "Restricted Servicer Reports": Each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

                  "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

                  "Sarbanes-Oxley Certification": As defined in Section 8.15(b).

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

                  "Senior Certificate": Any Class A-1, Class A-2, Class X-1 or Class X-2 Certificate.

                  "Series 2003-TOP9 PSA": That certain Pooling and Servicing Agreement dated as of February 1, 2003, between Morgan Stanley Dean Witter Capital I Inc., as depositor, WFB as master servicer, ARCap SI as special servicer, LaSalle as trustee, ABN AMRO as fiscal agent and WFBM as paying agent and certificate registrar, relating to the Series 2003-TOP9 Commercial Mortgage Pass-Through Certificates.

                  "Serviced Mortgage Loan": Any Mortgage Loan (including a Specially Serviced Mortgage Loan, but excluding an REO Mortgage Loan) other than the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  "Serviced Pooled Mortgage Loan": Any Pooled Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, the 1290 Avenue of the Americas Pooled Mortgage Loan shall in no event constitute a Serviced Pooled Mortgage Loan hereunder.

                  "Servicer Report Administrator": PAR as Master Servicer (without regard to the final sentence of the definition of "Master Servicer") or any successor thereto appointed as provided herein.

                  "Servicer Report Administrator Fee": With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Servicer Report Administrator pursuant to Section 8.05(a).

                  "Servicer Report Administrator Fee Rate":  0.0005% per annum.

                  "Servicing Account": The account or accounts established and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred or to be incurred, as the context requires, by the applicable Master Servicer or the Special Servicer (or, if applicable, the Trustee or the Fiscal Agent) in connection with the servicing of a Serviced Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any Administered REO Property, including:

                           (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of either a Mortgaged Property securing a Serviced Mortgage Loan or an REO Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Serviced Mortgage Loan or any Administered REO Property, (d) any enforcement or judicial proceedings with respect to any such Serviced Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any Administered REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), and

                           (2) the reasonable and direct out-of-pocket travel
expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a);

provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of a Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by or on behalf of any such party hereto or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or any intercreditor or similar agreement or (C) costs or expenses expressly required under this Agreement to be borne by a Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent.

                  "Servicing Advances" shall also include, however, any other expenditure which is expressly designated as a "Servicing Advance" herein. All Emergency Advances made by a Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

                  "Servicing File": Any documents (other than documents required to be part of the related Mortgage File, but including originals or copies of all management agreements which are not covered by clause (xvii) of the definition of "Mortgage File") that are in the possession or under the control of, or that are required (pursuant to the applicable Pooled Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered and actually have been delivered to, as the context may require, the applicable Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property and reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan, including any documents delivered by a Pooled Mortgage Loan Seller as described in clause (i) of Section 2.01(f).

                  "Servicing Officer": Any officer or employee of a Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Certificate Administrator, the Trustee and the Depositor on the Closing Date, as such list may thereafter be amended from time to time by such Master Servicer or the Special Servicer, as the case may be.

                  "Servicing Released Bid":  As defined in Section 7.01(c).

                  "Servicing Retained Bid":  As defined in Section 7.01(c).

                  "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the applicable Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard": With respect to each of the Master Servicers and the Special Servicer, to service and administer the Serviced Mortgage Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement in the best interests and for the benefit of the Certificateholders (or, in the case of a Mortgage Loan Pair, for the benefit of the Certificateholders and the related B-Note Holder) (as determined by the applicable Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole, in accordance with applicable law and the terms of this Agreement, and the respective Mortgage Loans (including, with respect to a Mortgage Loan Pair, the related Mortgage Loan Pair Co-Lender Agreement) and, to the extent consistent with the foregoing, in accordance with:

                           (a) with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

                           (b) with a view to: (i) the timely collection of all scheduled payments of principal and interest, including Balloon Payments, under the Serviced Mortgage Loans and the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Serviced Mortgage Loans, and (ii) in the case of the Special Servicer and any Serviced Mortgage Loan that is (A) a Specially Serviced Mortgage Loan that the Special Servicer determines, in its reasonable, good faith judgment, will not become a Corrected Mortgage Loan or (B) a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on such Mortgage Loan to the Certificateholders (or, in the case of a Mortgage Loan Pair, to the Certificateholders and the related B-Note Holder), as a collective whole, of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Mortgage Loan Pair, to the Certificateholders and the related B-Note Holder), as a collective whole, to be performed at the related Net Mortgage Rate; and

                           (c) without regard to (i) any known relationship that the applicable Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates may have with a related Borrower, a Mortgage Loan Seller or any other party to this Agreement, (ii) the ownership of any Certificate or any interest in a B-Note Mortgage Loan by the applicable Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, (iii) the obligation of the applicable Master Servicer to make Advances or otherwise to incur servicing expenses with respect to any Serviced Mortgage Loan or Administered REO Property, (iv) the obligation of the Special Servicer to make, or direct the applicable Master Servicer to make, Servicing Advances (including Emergency Advances) or otherwise to incur servicing expenses with respect to any Serviced Mortgage Loan or Administered REO Property, (v) the right of the applicable Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction,
         (vi) any ownership, servicing and/or management by the applicable Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, of any other mortgage loans or real property, (vii) the ownership by the applicable Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower, and (viii) the obligations of the applicable Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates to repurchase any Pooled Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a Material Breach or a Material Document Defect;

provided that the foregoing standards shall apply with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property only to the extent that the applicable Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to this Agreement.

                  "Servicing Transfer Event": With respect to any Serviced Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

                  "Similar Law":  As defined in Section 5.02(c).

                  "Sole Certificateholder(s)": Any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

                  "Special Servicer": ARCap SI, in its capacity as special servicer hereunder, or any successor special servicer appointed as provided herein.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan (other than any 1290 Avenue of the Americas REO Pooled Mortgage Loan), the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan (other than any 1290 Avenue of the Americas REO Pooled Mortgage Loan), 0.25% per annum.

                  "Specially Designated Defaulted Pooled Mortgage Loan": A Specially Serviced Pooled Mortgage Loan (i) that is delinquent 120 days or more with respect to any Balloon Payment or 60 days or more with respect to any other Monthly Payment, with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the amounts due thereunder have been accelerated following any other material default.

                  "Specially Designated Mortgage Loan Documents": With respect to any Pooled Mortgage Loan, subject to Section 1.04, the following documents on a collective basis:

                           (i) the original executed Mortgage Note or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

                           (ii) an original or a copy of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                           (iii) the original or a copy of any related
         Assignment of Leases (if any such item is a document separate from the Mortgage), in each case (unless the particular item has not been returned from the applicable recorder) with evidence of recording thereon;

                           (iv) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

                           (v) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan; and

                           (vi) except in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, the original of any Letter of Credit evidencing or constituting Additional Collateral (provided that the originals of any such Letter of Credit shall be delivered to the applicable Master Servicer with a copy to be contained in the Mortgage
         File).

                  "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to which any of the following events has occurred:

                           (a) the related Borrower has failed to make when due any Balloon Payment, and the Borrower has not delivered to the applicable Master Servicer, on or prior to the due date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer which provides that such refinancing will occur within 120 days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan shall immediately become a Specially Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the applicable Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of a B-Note Mortgage Loan, in respect of the related Pooled Mortgage Loan) at any time prior to such a refinancing); or

                           (b) the related Borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

                           (c) the applicable Master Servicer determines (in accordance with the Servicing Standard) that a default in making any Monthly Payment (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the applicable Master Servicer determines (in accordance with the Servicing Standard) that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the Borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer which provides that such refinancing will occur within 120 days after the date of such Balloon Payment, such Master Servicer determines (in accordance with the Servicing Standard) that (A) the Borrower is likely not to make one or more Assumed Scheduled Payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such Balloon Payment will become due); or

                           (d) there shall have occurred a default (including, in the applicable Master Servicer's or the Special Servicer's judgment, the failure of the related Borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan Documents, unless such default has been waived in accordance with Section 3.07 or
         Section 3.20 hereof) under the related Mortgage Loan Documents, other than as described in clause (a), (b) or (c) above, that may, in the applicable Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a B-Note Mortgage Loan, the interests of the related B-Note Holder), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, 60 days); or

                           (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                           (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                           (h) the applicable Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided that a Serviced Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused such

Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                           (w) with respect to the circumstances described in clauses (a) and (b) above, the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20);

                           (x) with respect to the circumstances described in clauses (c), (e), (f), and (g) above, such circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer;

                           (y) with respect to the circumstances described in clause (d) above, such default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

                           (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

                  Notwithstanding the foregoing, if a Servicing Transfer Event exists as contemplated above in this definition for either Mortgage Loan in a Mortgage Loan Pair it shall be deemed to exist for the other Mortgage Loan in such Mortgage Loan Pair.

                  "Specially Serviced Pooled Mortgage Loan": A Pooled Mortgage Loan that constitutes a Specially Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, the 1290 Avenue of the Americas Pooled Mortgage Loan shall not constitute a Specially Serviced Pooled Mortgage Loan hereunder.

                  "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.12(a) (in the case of REMIC I), Section 2.14(a) (in the case of REMIC II) or Section 2.16(a) (in the case of REMIC III), as applicable.

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer pursuant to the 1290 Avenue of the Americas Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance": With respect to any Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in March 2003 or, in the case of any Replacement Pooled Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Pooled Mortgage Loan (or successor REO Pooled Mortgage Loan), (ii) the principal portion of any Realized Loss incurred in respect of such Pooled Mortgage Loan (or successor REO Pooled Mortgage Loan) during the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, during the related 1290 Avenue of the Americas Certificate-Level Collection Period) and (iii) the amount of any and all related Special Servicing Fees, Liquidation Fees and/or Advance Interest that were applied, in accordance with the definition of "Principal Distribution Amount", to reduce the portion of the Principal Distribution Amount for such Distribution Date attributable to such Pooled Mortgage Loan (or successor REO Pooled Mortgage
Loan); provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Pooled Mortgage Loan, as the case may be, shall be zero commencing as of the close of business on the Distribution Date next following the Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the 1290 Avenue of the Americas Certificate-Level Collection Period) in which such Liquidation Event occurred. The "Stated Principal Balance" of a B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be deemed to equal: (a) as of any date of determination up to and including the initial Determination Date, the related unpaid principal balance outstanding as of the related Due Date in March 2003; and (b) as of any date of determination subsequent to the initial Determination Date, the related unpaid principal balance outstanding or deemed to be outstanding as of the end of the then most recently ended Collection Period.

                  "Sub-Servicer": Any Person with which a Master Servicer has entered into a Sub-Servicing Agreement in accordance with the terms hereof.

                  "Sub-Servicing Agreement": The written contract between a Master Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage Loans as provided in Section 3.22.

                  "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Pooled Mortgage Loans for any Defective Pooled Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Pooled Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Pooled Mortgage Loan(s) as of the date of substitution.

                  "Successful Bidder": As defined in Section 7.01(c).

                  "Tax Administrator": WFBM, in its capacity as tax administrator hereunder, or any successor tax administrator appointed as herein provided.

                  "Tax Administrator Fee": The portion of the Trustee Fee payable to the Tax Administrator in an amount agreed to by the Trustee and the Tax Administrator.

                  "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

                  "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

                  "Termination Price": As defined in Section 9.01(a).

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trust": The trust created hereby.

                  "Trust Fund": Collectively, all of the assets of all the REMIC Pools and both of the Grantor Trust Pools.

                  "Trustee": LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee Fee": With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a). The Trustee Fee includes the Certificate Administrator Fee and the Tax Administrator Fee.

                  "Trustee Fee Rate":  0.0027% per annum.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement filed, or to be filed, pursuant to the UCC.

                  "Uncertificated Accrued Interest": As defined in Section 2.12(g) with respect to any REMIC I Regular Interest for any Interest Accrual Period and in Section 2.14(g) with respect to any REMIC II Regular Interest for any Interest Accrual Period.

                  "Uncertificated Distributable Interest": As defined in Section 2.12(g) with respect to any REMIC I Regular Interest for any Distribution Date and in Section 2.14(g) with respect to any REMIC II Regular Interest for any Distribution Date.

                  "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.12(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.14(e) hereof).

                  "Underwriters": Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Brokerage Services, LLC and CIBC World Markets Corp.

                  "Underwriter Exemption": PTE 90-30 (with respect to any Investment Grade Certificates initially sold by the Depositor to Bear, Stearns & Co. Inc.), PTE 90-29 (with respect to any Investment Grade Certificates initially sold by the Depositor to Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. or Wells Fargo Brokerage Services, LLC), each as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and as may be subsequently amended following the Closing Date.

                  "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

                  "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  "Unrestricted Servicer Reports": each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Property File and the Restricted Servicer Reports).

                  "USAP": The Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights": The voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R or Class V Certificateholders.

                  "Weighted Average REMIC I Remittance Rate": As defined in
Section 2.14(f).

                  "WFB": Wells Fargo Bank, National Association, or its successor in interest.

                  "WFB Pooled Mortgage Loan": Any Mortgage Loan that is either an Original WFB Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the WFB Pooled Mortgage Loan Purchase Agreement in substitution for an Original WFB Pooled Mortgage Loan.

                  "WFB Pooled Mortgage Loan Purchase Agreement": That certain Pooled Mortgage Loan Purchase Agreement dated as of March 7, 2003, between WFB as seller and the Depositor as purchaser.

                  "WFBM": Wells Fargo Bank Minnesota, N.A., or its successor in interest.

                  "Within Grace Period Loan": With respect to any Monthly Payment or Assumed Monthly Payment due and payable, or deemed due and payable, in respect of any particular Pooled Mortgage Loan, the status attributable to that Mortgage Loan by reason of, if applicable, the fact that, although such Monthly Payment or Assumed Monthly Payment has not been received, the Due Date, together with any applicable grace period, for such Monthly Payment or Assumed Monthly Payment has not passed.

                  "Workout Fee": The fee designated as such in, and payable to the Special Servicer in connection with certain recoveries on a Corrected Mortgage Loan pursuant to, the second paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

                  "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                  SECTION 1.02.     General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                    (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

                    (iii) references herein to "Articles", "Sections",
               "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                    (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                    (v) the words "herein", "hereof", "hereunder", "hereto",
               "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                    (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts Received by the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Pooled Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts Received by the Trust in respect of or allocable to any particular Pooled Mortgage Loan (whether or not such Pooled Mortgage Loan constitutes part of a Cross-Collateralized Group, but excluding the Ballston Common Pooled Mortgage Loan, the Renaissance Pooled Mortgage Loan and the 1290 Avenue of the Americas Pooled Mortgage Loan), including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Pooled Mortgage Loan to, but not including, the Due Date in the Collection Period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Pooled Mortgage Loan then due and owing, including by reason of acceleration of such Pooled Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Default Charges then due and owing under such Pooled Mortgage Loan; seventh, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Pooled Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Pooled Mortgage

Loan; ninth, as a recovery of any other amounts then due and owing under such Pooled Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Pooled Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

                    (b) Amounts Received by the Trust with respect to each REO Property (other than, if applicable, any Ballston Common REO Property, any Renaissance REO Property or any 1290 Avenue of the Americas REO Property) (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Pooled Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Pooled Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; fifth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Pooled Mortgage Loan (other than, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Pooled Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

                    (c) Amounts collected on or with respect to the Ballston Common Mortgage Loan Pair or any related REO Property shall be applied in accordance with Section 3 or Section 4, as applicable, of the Ballston Common Co-Lender Agreement. Amounts collected on or with respect to the Renaissance Mortgage Loan Pair or any related REO Property shall be applied in accordance with Section 3 or Section 4, as applicable, of the Renaissance Co-Lender Agreement. Amounts Received by the Trust with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan shall be allocated among interest (other than Default Interest), principal and Yield Maintenance Charges due thereon in accordance with Article II of the related loan agreement and consistent with the 1290 Avenue of the Americas Intercreditor Agreement and consistent with the allocation of any such amounts set forth in any distribution date statement or servicer report with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan.

                    (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from such Master Servicer and in the appropriate monthly Certificate Administrator Report as provided in Section 4.02.

                  SECTION 1.04.     Cross-Collateralized Mortgage Loans.

                  Notwithstanding anything herein to the contrary, it is hereby acknowledged that any groups of Pooled Mortgage Loans identified on the Pooled Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Pooled Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan with respect thereto), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Pooled Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Pooled Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Pooled Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Pooled Mortgage Loan.

                  SECTION 1.05.     Incorporation of Preliminary Statement.

                  The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III COMPONENTS, REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III RESIDUAL INTEREST AND CERTIFICATES


                    SECTION 2.01. Conveyance of Pooled Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Prudential Commercial Mortgage Trust 2003-PWR1". LaSalle is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Original Pooled Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement, (iii) all other assets included or to be included in the Trust Fund. Such assignment includes
(i) all scheduled payments of principal and interest under and proceeds of the Original Pooled Mortgage Loans received after the Cut-off Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Pooled Mortgage Loans in March 2003 which shall belong and be promptly remitted to the related Pooled Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to the Original Pooled Mortgage Loans by the respective Pooled Mortgage Loan Sellers (including all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral); (ii) any REO Property acquired in respect of an Original Pooled Mortgage Loan (or, in the case of any 1290 Avenue of the Americas REO Property, the rights of the holder of the related Original Pooled Mortgage Loan with respect thereto); and (iii) such funds or assets as from time to time are deposited in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, subject to the rights of any related B-Note Holder, the REO Account. This conveyance is subject, however, to the right of the Designated Sub-Servicers pursuant to the Designated Sub-Servicer Agreements and, in the case of any particular Original Pooled Mortgage Loan, the rights of any other creditor(s) under any related intercreditor agreement, co-lender agreement or similar agreement.

                  After the Depositor's transfer of the Original Pooled Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Pooled Mortgage Loans.

                  (c) The conveyance of the Original Pooled Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Original Pooled Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificate-holders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Pooled Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in March 2003 or, in the case of a Replacement Pooled Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, and all investment earnings on such amounts, and all of the Depositor's right, title and interest under the Pooled Mortgage Loan Purchase Agreements that are described under clause (ii) of the first sentence of Section 2.01(b),
(iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Pooled Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall, at the expense of the Depositor (to the extent reasonable), prepare and file continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in the preparation and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

                    (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that each Pooled Mortgage Loan Seller is obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Pooled Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File" and, on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the remainder of the Mortgage File and any Additional Collateral (other than original Letters of Credit and Reserve Funds, which are to be transferred to the applicable Master Servicer) for each Original Pooled Mortgage Loan acquired by the Depositor from such Pooled Mortgage Loan Seller. Notwithstanding the preceding sentence, if the applicable Pooled Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vii) and (ix)(A) of the definition of

"Mortgage File", with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless deliver such document or instrument to the Trustee or a Custodian appointed thereby promptly upon such Pooled Mortgage Loan Seller's receipt thereof), so long as a copy of such document or instrument, certified by the related Pooled Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing, has been delivered to the Trustee on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the delivery requirements of the related Pooled Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; and if the applicable Pooled Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Pooled Mortgage Loan (exclusive of the 1290 Avenue of the Americas Pooled Mortgage Loan), the original of any of the documents and/or instruments referred to in clauses (iv) and (ix)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless deliver such document or instrument to the Trustee or a Custodian appointed thereby promptly upon such Pooled Mortgage Loan Seller's receipt thereof) so long as a copy of such document or instrument, certified by the related Pooled Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing, has been delivered to the Trustee on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the delivery requirements of the related Pooled Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File. In addition, with respect to each Pooled Mortgage Loan (exclusive of the 1290 Avenue of the Americas Pooled Mortgage Loan) under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that the related Pooled Mortgage Loan Seller is contractually obligated to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Pooled Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Pooled Mortgage Loan Purchase Agreement. None of the Depositor, the Trustee, the Fiscal Agent, any Custodian, either Master Servicer or the Special Servicer shall be liable for any failure by any Pooled Mortgage Loan Seller to comply with the document delivery requirements of the related Pooled Mortgage Loan Purchase Agreement.

                    (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each assignment of UCC Financing Statement in favor of the Trustee referred to in clause (ix)(B) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such assignment of UCC Financing Statement shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a copy of the recorded original. At such time as such assignments or verifications of electronic filing have been returned to the Trustee, the Trustee shall forward a copy thereof to the applicable Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Pooled Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Pooled Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Pooled Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicers, the Special Servicer, the Rating Agencies and the Controlling Class Representative. The Depositor and the Trustee hereby acknowledge and agree that each Pooled Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Pooled Mortgage Loans (exclusive, in the case of WFB, of the 1290 Avenue of the Americas Mortgage Loan) sold by such Pooled Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement, as and to the extent provided for in such Pooled Mortgage Loan Purchase Agreement; provided that no Pooled Mortgage Loan Seller shall actually record or file any such documents.

                    (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that each Pooled Mortgage Loan Seller is contractually obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, on or before the date that is 45 days after the Closing Date, in the case of the items in clause (i) below, and 20 days after the Closing Date, in the case of the items in clause (ii) below, the following items (except to the extent that any of the following items are to be retained by a primary servicer that will continue to act on behalf of the applicable Master Servicer as a Sub-Servicer and except to the extent that any of the following items relate to the 1290 Avenue of the Americas Pooled Mortgage
Loan): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by it to the Depositor and, to the extent that any original documents are not required to be a part of a Mortgage File for any such Original Pooled Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Pooled Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Pooled Mortgage Loans (provided that such Pooled Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by such Pooled Mortgage

Loan Seller to the Depositor. Each Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to a B-Note Mortgage Loan, on behalf of and for the benefit of the related B-Note Holder).

                    SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

                    (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Pooled Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Pooled Mortgage Loans and such other assets, together with any other Pooled Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for the Ballston Common Pooled Mortgage Loan or the Renaissance Pooled Mortgage Loan relates to the related B-Note Mortgage Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related B-Note Holder. Each Master Servicer acknowledges receipt of all of the original Letters of Credit relating to the Serviced Pooled Mortgage Loans for which it is the applicable Master Servicer, copies of which are part of the Mortgage File and agrees to hold such Letters of Credit in trust for the benefit of the Trustee. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Pooled Mortgage Loan Seller and each Underwriter that, as to each Pooled Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II,
(i) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Pooled Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appears to have been executed (where appropriate) and (C) purports to relate to such Pooled Mortgage Loan, and further that a copy of each of the 1290 Avenue of the Americas Servicing Agreement, the 1290 Avenue of the Americas Intercreditor Agreement, the Ballston Common Co-Lender Agreement and the Renaissance Co-Lender Agreement is in its possession or the possession of a Custodian on its behalf.

                    (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Pooled Mortgage Loans are removed from the Trust
Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Pooled Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto (substantially in the form of Exhibit N), the Pooled Mortgage Loan Sellers, the B-Note Holders and the Controlling Class Representative that, as to each Original Pooled Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):

(i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) (except with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

                  If a Pooled Mortgage Loan Seller substitutes a Replacement Pooled Mortgage Loan for any Defective Pooled Mortgage Loan as contemplated by
Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Pooled Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Pooled Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Pooled Mortgage Loan is removed from the Trust Fund).

                  With respect to the documents described in clause (iii) of the definition of "Mortgage File", absent actual knowledge to the contrary, the Trustee may assume, for purposes of the certification(s) delivered in this
Section 2.02(a) or to be delivered pursuant to Section 2.02(b), that the Mortgage File for each Pooled Mortgage Loan includes a separate Assignment of Leases.

                  With respect to the documents described in clause (ix) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be delivered pursuant to this Section 2.02(b), that the Mortgage File for each Pooled Mortgage Loan should include a copy of one state-level UCC Financing Statement filed in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or with respect to any Pooled Mortgage Loan that has two or more Borrowers, for each related Borrower). To the extent appropriate under applicable law, the UCC Financing Statements to be assigned to the Trust will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization as so indicated on the documents provided.

                    (c) None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicers, the Special Servicer or any Custodian is under any duty or obligation to (i) determine whether any of the documents specified in clauses (iii), (iv)(B), (v), (vi), (vii), (ix) and (xi) through (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Pooled Mortgage Loan Sellers in respect of any Pooled Mortgage Loan unless such item(s) are specified on the related Mortgage File Checklist, or (ii) inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Pooled Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Depositor, the Trustee, the Master Servicers, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                    (d) In performing the reviews contemplated by subsections
(a) and (b) above, the Trustee may conclusively rely on the related Pooled Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i), (ii), (iii), (iv) (except with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

                    SECTION 2.03. Certain Repurchases and Substitutions of
                                  Pooled Mortgage Loans by the Pooled Mortgage
                                  Loan Sellers.

                    (a) If, in the process of reviewing the documents delivered or caused to be delivered by the Pooled Mortgage Loan Sellers as contemplated by
Section 2.01(d), the Trustee or any Custodian discovers that any document required to have been delivered as contemplated by Section 2.01(d) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Pooled Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Pooled Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If any party hereto discovers or receives notice of a breach of any representation or warranty relating to any Pooled Mortgage Loan set forth in or made pursuant to Section 4(b) or 4(d) of any Pooled Mortgage Loan Purchase Agreement (a "Breach"), such party shall promptly so notify each of the other parties hereto. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Pooled Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor and the related Pooled Mortgage Loan Seller.

                    (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan or its receipt of notice from the Trustee or any other party to this Agreement of a Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan, the applicable Master Servicer shall (and the Special Servicer may) notify the related Pooled Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Pooled Mortgage Loan Seller that it must, not later than 90 days from the receipt by such Pooled Mortgage Loan Seller of such notice or 90 days from the Pooled Mortgage Loan Seller's discovery of the subject Material Document Defect or Material Breach (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, and provided that such Pooled Mortgage Loan Seller discovered or received prompt written notice thereof, within 90 days after any earlier discovery by the Pooled Mortgage Loan Seller or any party to this Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Pooled Mortgage Loan (as, if and to the extent required by the related Pooled Mortgage Loan Purchase Agreement), at the applicable Purchase Price; provided that if such Pooled Mortgage Loan Seller certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Pooled Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, and (iv) that such Pooled Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the applicable Master Servicer, the Special Servicer and the Controlling Class Representative), then such Pooled Mortgage Loan Seller shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Pooled Mortgage Loan); and provided, further, that, in lieu of repurchasing the affected Pooled Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), such Pooled Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for the REMIC Pool that holds the affected Pooled Mortgage Loan (or during the two-year period following such Startup Day if the affected Pooled Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulations section 1.860G-2(f)), to replace the affected Pooled Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Pooled Mortgage Loan Purchase Agreement and this Agreement. The parties hereto agree that delivery by the Trustee (or a Custodian on its behalf) of a certification or schedule of exceptions to a Pooled Mortgage Loan Seller shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of such Pooled Mortgage Loan Seller of any Material Document Defect therein. If any Pooled Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the applicable Master Servicer shall promptly notify the Trustee and the Certificate Administrator when such deposit is made. Any such repurchase or replacement of a Pooled Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding this Section 2.03(b), the absence from the Mortgage File, (i) on the Closing Date of the Mortgage Note (or a lost note affidavit and indemnity with a copy of the Mortgage Note) and (ii) by the first anniversary of the Closing Date of originals or copies of the following documents (without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the party discovering such to give the Trustee prompt notice, whereupon the Trustee shall notify the applicable Pooled Mortgage Loan Seller to cure such Material Document Defect, or, failing that, repurchase the related Pooled Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein: (A) the Mortgage and any separate Assignment of Leases as described by clauses (ii) and (iii) of the definition of "Mortgage File"; (B) the title insurance policy as described in clause (viii) of the definition of "Mortgage File" (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy); or (C) except in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, the assignment of Mortgage (and any separate Assignment of Leases) as described by clause (iv) of the definition of "Mortgage File".

                  The remedies provided for in this Section 2.03(b) with respect to any Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan shall apply to the related REO Property.

                  If (x) a Defective Pooled Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Pooled Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Pooled Mortgage Loan(s) that are a part of such Crossed-Collateralized Group (the "Other Crossed Loans") (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the related Pooled Mortgage Loan Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect:

                           (s) the related Pooled Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee an Opinion of Counsel to the effect that such Pooled Mortgage Loan Seller's repurchase of only those Pooled Mortgage Loans as to which a Material Breach has actually occurred without regard to the provisions of this paragraph (the "Affected Loan(s)") and the operation of the remaining provisions of this Section 2.03(b) will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event hereunder; and

                           (t) both of the following conditions would be satisfied if the related Pooled Mortgage Loan Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

                                    (i) the debt service coverage ratio for such
                  Other Crossed Loan (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of
                  (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix B to the Prospectus Supplement, (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

                                    (ii) the loan-to-value ratio for the Other
                  Crossed Loans is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix B to the Prospectus Supplement plus 10%, (B) the loan-to-value ratio for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%.

The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Pooled Mortgage Loan Seller to cause to be delivered, to the applicable Master Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Pooled Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the related Pooled Mortgage Loan Seller and the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

                  With respect to any Defective Pooled Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the related Pooled Mortgage Loan Seller and the Trustee, as successor to the Depositor, are bound by an agreement (set forth in the related Pooled Mortgage Loan Purchase Agreement) to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Pooled Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties have agreed to forbear from exercising such remedies unless and until the loan documents evidencing and securing the relevant Pooled Mortgage Loans can be modified in a manner that complies with the applicable Pooled Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Cross-Collateralized Loans shall be allocated between such Pooled Mortgage Loans in accordance with the Mortgage Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Pooled Mortgage Loans shall remain in full force and effect, without any modification thereof. The Borrowers set forth on
Schedule V hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Pooled Mortgage Loan without the related Borrower's consent.

                  To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the applicable Master Servicer with a limited power of attorney that enables the applicable Master Servicer to execute) the modification of the loan documents that complies with the applicable Pooled Mortgage Loan Purchase Agreement to remove the threat of impairment of the ability of the Pooled Mortgage Loan Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Pooled Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party; provided that the Trustee shall not be liable for any misuse of any such power of attorney by a Master Servicer. The applicable Master Servicer shall advance all costs and expenses incurred by the Trustee and such Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances and interest thereon shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Pooled Mortgage Loan(s) to be repurchased or replaced. The applicable Master Servicer shall not be liable to any Certificateholder or any other party hereto if a modification of the loan documents described above cannot be effected for any reason beyond the control of such Master Servicer.

                  The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

                  (c) Whenever one or more Replacement Pooled Mortgage Loans are substituted for a Defective Pooled Mortgage Loan by a Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct the party effecting the substitution to deliver to the Trustee the related Mortgage File and a certification to the effect that such Replacement Pooled Mortgage Loan satisfies or such Replacement Pooled Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan". No mortgage loan may be substituted for a Defective Pooled Mortgage Loan as contemplated by this Section 2.03 if the Pooled Mortgage Loan to be replaced was itself a Replacement Pooled Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Pooled Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after the related Due Date in March 2003 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

                  If any Pooled Mortgage Loan is to be repurchased or replaced by a Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct such party to amend the Pooled Mortgage Loan Schedule to reflect the removal of any Deleted Pooled Mortgage Loan and, if applicable, the substitution of the related Replacement Pooled Mortgage Loan(s); and, upon its receipt of such amended Pooled Mortgage Loan Schedule, the applicable Master Servicer shall deliver or cause the delivery of such amended Pooled Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Pooled Mortgage Loans for a Deleted

Pooled Mortgage Loan, such Replacement Pooled Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

                  The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(c), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

                  (d) Upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Pooled Mortgage Loan repurchased or replaced by the related Pooled Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited in such Master Servicer's Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Pooled Mortgage Loan (if any) to be substituted for a Deleted Pooled Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Pooled Mortgage Loan to the related Pooled Mortgage Loan Seller or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Pooled Mortgage Loan, and the applicable Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Pooled Mortgage Loan(s) and any Replacement Pooled Mortgage Loan(s). In connection with any such repurchase or substitution by the related Pooled Mortgage Loan Seller, each of the Master Servicers and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of such Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Pooled Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(d), to the extent not collected from the related Pooled Mortgage Loan Seller, shall be reimbursable to each of them as Servicing Advances in respect of the affected Pooled Mortgage Loan.

                  (e) The related Pooled Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Document Defect or Breach with respect to any Pooled Mortgage Loan. If, in connection with any Material Document Defect or Material Breach, the related Pooled Mortgage Loan Seller defaults on its obligations to cure such Material Document Defect or Material Breach, as the case may be, in all material respects or to repurchase or replace the affected Pooled Mortgage Loan as contemplated by this Section 2.03, then the applicable Master Servicer shall (and the Special Servicer may) promptly notify the Trustee and the Controlling Class Representative, and the Trustee shall notify the Certificateholders. Thereafter, the Trustee shall (and the Special Servicer may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee (or, if applicable, the Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the Trustee and/or the Special Servicer pursuant to this Section 2.03(e), including, reasonable attorney's fees and expenses, to the extent not collected from the related Pooled Mortgage Loan Seller, shall constitute Servicing Advances in respect of the affected Pooled Mortgage Loan.

                  (f) The Trustee shall not consent to the assignment of the related Pooled Mortgage Loan Seller's obligations under any Pooled Mortgage Loan Purchase Agreement without written confirmation to the Trustee from each Rating Agency to the effect that such assignment would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates.

                  SECTION 2.04. Representations and Warranties of the
                                Depositor.

                  (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely the ability of the Depositor to perform its obligations under this Agreement.

                    (iii) The Depositor has the full corporate power and
               authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (iv) No litigation is pending or, to the best of the
               Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Depositor to perform its obligations under this Agreement.

                    (v) Immediately prior to the transfer of the Original Pooled
               Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Pooled Mortgage Loan as was transferred to it by the related Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Pooled Mortgage Loans to any Person other than the Trustee.

                    (vi) The Depositor is transferring all of its right, title and interest in and to the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

                    (vii) Except for any actions that are the express
               responsibility of another party hereunder or under any Pooled Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Pooled Mortgage Loans by the Depositor to the Trustee.

                    (viii) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for (A) those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement and (B) those filings and recordings of the Depositor and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  SECTION 2.05. Representations and Warranties of PAR as a
                                Master Servicer.

                  (a) PAR as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) Such Master Servicer is a corporation duly organized,
               validly existing and in good standing under the laws of the State of Delaware, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan for which it is the Master Servicer hereunder and to perform its obligations under this Agreement.

                    (ii) Such Master Servicer's execution and delivery of,
               performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

                    (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) Such Master Servicer is not in violation of, and its
               execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

                    (vi) No consent, approval, authorization or order of any
               state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, and such Master Servicer possesses all licenses and authorizations necessary to perform its obligations under this Agreement, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

                    (vii) No litigation is pending or, to the best of such
               Master Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, would prohibit such Master Servicer from entering into this Agreement or that, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

                    (viii) Such Master Servicer has errors and omissions
               insurance in the amounts and with the coverage required by
               Section 3.07(d).

                  (b) The representations and warranties of PAR as a Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Any successor to PAR as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.05(a)(i) to
accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.06. Representations and Warranties of WFB as a
                                Master Servicer.

                  (a) WFB as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) Such Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan for which it is the Master Servicer hereunder and to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect such Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement.

                    (ii) Such Master Servicer's execution and delivery of,
               performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

                    (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) Such Master Servicer is not in violation of, and its
               execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

                    (vi) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

                    (vii) No litigation is pending or, to the best of such
               Master Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, would prohibit such Master Servicer from entering into this Agreement or that, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

                    (viii) Such Master Servicer has errors and omissions
               insurance in the amounts and with the coverage required by
               Section 3.07(d).

                  (b) The representations and warranties of WFB as a Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Any successor to WFB as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.07. Representations and Warranties of the Special
                                Servicer.

                  (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) The Special Servicer is a corporation duly organized,
               validly existing and in good standing under the laws of the State of Delaware, the Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations under this Agreement.

                    (ii) The Special Servicer's execution and delivery of,
               performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely the ability of the Special Servicer to perform its obligations under this Agreement.

                    (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) The Special Servicer is not in violation of, and its
               execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Special Servicer to perform its obligations under this Agreement.

                    (vi) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

                    (vii) No litigation is pending or, to the best of the
               Special Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

                    (viii) The Special Servicer has errors and omissions
               insurance in the amounts and with the coverage required by
               Section 3.07(d).

                  (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.08. Representations and Warranties of the
                                Certificate Administrator.

                  (a) The Certificate Administrator hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) The Certificate Administrator is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

                    (ii) The Certificate Administrator's execution and delivery of, performance under and compliance with this Agreement will not violate the Certificate Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Certificate Administrator, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement.

                    (iii) The Certificate Administrator has the requisite power and authority to enter into and consummate all transactions involving the Certificate Administrator contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) The Certificate Administrator is not in violation of,
               and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator's reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement.

                    (vi) No consent, approval, authorization or order of any
               state or federal court or governmental agency or body is required for the consummation by the Certificate Administrator of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                    (vii) No litigation is pending or, to the best of the
               Certificate Administrator's knowledge, threatened against the Certificate Administrator that, if determined adversely to the Certificate Administrator, would prohibit the Certificate Administrator from entering into this

               Agreement or that, in the Certificate Administrator's reasonable judgment, is likely to materially and adversely affect the ability of the Certificate Administrator to perform its obligations under this Agreement.

                    (viii) The Certificate Administrator is eligible to act in such capacity hereunder in accordance with Section 8.06.

                  (b) The representations and warranties of the Certificate Administrator set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Any successor Certificate Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.09. Representations and Warranties of the Tax
                                Administrator.

                  (a) The Tax Administrator hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) The Tax Administrator is duly organized, validly
               existing and in good standing as a national banking association under the laws of the United States and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

                    (ii) The Tax Administrator's execution and delivery of,
               performance under and compliance with this Agreement will not violate the Tax Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Tax Administrator, is likely to affect materially and adversely the ability of the Tax Administrator to perform its obligations under this Agreement.

                    (iii) The Tax Administrator has the requisite power and
               authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes the valid, legal and binding obligation of the Tax Administrator, enforceable against the Tax Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) The Tax Administrator is not in violation of, and its
               execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Tax Administrator's reasonable judgment, is likely to affect materially and adversely the ability of the Tax Administrator to perform its obligations under this Agreement.

                    (vi) No consent, approval, authorization or order of any
               state or federal court or governmental agency or body is required for the consummation by the Tax Administrator of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                    (vii) No litigation is pending or, to the best of the Tax
               Administrator's knowledge, threatened against the Tax Administrator that, if determined adversely to the Tax Administrator, would prohibit the Tax Administrator from entering into this Agreement or that, in the Tax Administrator's reasonable judgment, is likely to materially and adversely affect the ability of the Tax Administrator to perform its obligations under this Agreement.

                    (viii) The Tax Administrator is eligible to act in such
               capacity hereunder in accordance with Section 8.06.

                  (b) The representations and warranties of the Tax Administrator set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                  (c) Any successor to the Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.10. Representations, Warranties and Covenants of
                                the Trustee.

                  (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) The Trustee is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

                    (ii) The Trustee's execution and delivery of, performance
               under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                    (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) The Trustee is not in violation of, and its execution
               and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                    (vi) No consent, approval, authorization or order of any
               state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                    (vii) No litigation is pending or, to the best of the
               Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                    (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (b) The representations, warranties and covenants of the Trustee set forth in Section 2.10(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.10(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.10(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.11. Representations and Warranties of the Fiscal
                                Agent.

                  (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                    (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

                    (ii) The execution and delivery of this Agreement by the
               Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

                    (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) The Fiscal Agent is not in violation of, and its
               execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

                    (vi) No consent, approval, authorization or order of any
               state or federal court or governmental agency or body is required for the consummation by the Fiscal Agent of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                    (vii) No litigation is pending or, to the best of the Fiscal
               Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

                  (b) The representations and warranties of the Fiscal Agent set forth in Section 2.11(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties, which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall given prompt written notice to the other parties hereto.

                  (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.11(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.11(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.12. Creation of REMIC I; Issuance of the REMIC I
                                Regular Interests and the REMIC I Residual
                                Interest; Certain Matters Involving REMIC I.

                  (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Pooled Mortgage Loans that are from time to time subject to this Agreement, together with (A) all payments under and proceeds of such Pooled Mortgage Loans received after the Closing Date or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for such Pooled Mortgage Loans in March 2003 or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest), and (B) all rights of the holder of such Pooled Mortgage Loans under the related Mortgage Loan Documents and in and to any related Additional Collateral; (ii) any REO Property acquired in respect of any Pooled Mortgage Loan (or, in the case of any 1290 Avenue of the Americas REO Property, the rights of the holder of the related Original Pooled Mortgage Loan with respect thereto); (iii) such funds and assets as from time to time are deposited in the Collection Accounts, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, subject to the rights of any related B-Note Holder, the REO Account (exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest); and (iv) the rights of the Depositor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment to the Trustee of the Original Pooled Mortgage Loans and certain related assets, pursuant to Section 2.01(b), and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A single separate REMIC I Regular Interest shall be issued with respect to each Original Pooled Mortgage Loan. For purposes of this Agreement each REMIC I Regular Interest shall relate to the Original Pooled Mortgage Loan in respect of which it was issued, to each Replacement Pooled Mortgage Loan (if any) substituted for such Original Pooled Mortgage Loan and to each REO Pooled Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Pooled Mortgage Loan or any such Replacement Pooled Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

                  (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

                  (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Pooled Mortgage Loan set forth in the Pooled Mortgage Loan Schedule.

                  (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Pooled Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j) and, further, by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to a REMIC I Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  (f) The per annum rate at which each REMIC I Regular
Interest shall accrue interest during each Interest Accrual Period is herein referred to as its "REMIC I Remittance Rate". The REMIC I Remittance Rate in respect of any particular REMIC I Regular Interest, for any Interest Accrual Period, shall equal: (A) if the related Original Pooled Mortgage Loan is or was, as the case may be, a 30/360 Mortgage Loan, the related Net Mortgage Rate in effect for the related Original Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the Special Servicer (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer) or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower) and (B) if the related Original Pooled Mortgage Loan is or was, as the case may be, an Actual/360 Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period.

                  The "Adjusted Actual/360 Accrued Interest Amount" with respect to any REMIC I Regular Interest referred to in clause (B) of the second sentence of the prior paragraph, for any Interest Accrual Period, is an amount of interest equal to the product of (a) the Net Mortgage Rate in effect for the related Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the Special Servicer (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer or the 1290 Avenue of the Americas Special Servicer) or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject Interest Accrual Period occurs during (x) December of 2004 or December of any year thereafter that does not immediately precede a leap year or (y) January of 2004 or January of any year thereafter, then the amount of interest calculated with respect to the subject REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any (and the fraction described in clause (B) of the second sentence of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto) transferred, in accordance with Section 3.04(c), from the Distribution Account to the Interest Reserve Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period; and provided, further, that, if the subject Interest Accrual Period occurs during February of 2004 or February of any year thereafter, then the amount of interest calculated with respect to the subject REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any (and the fraction described in clause (B) of the second sentence of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto) transferred, in accordance with Section 3.05(c), from the Interest Reserve Account to the Distribution Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period.

                  (g) Each REMIC I Regular Interest shall bear interest. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period is referred to herein as its "Uncertificated Accrued Interest" for such Interest Accrual Period. The portion of the Uncertificated Accrued Interest with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(j), shall be an amount (herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC I Regular Interest for the related

Distribution Date) equal to (i) the Uncertificated Accrued Interest with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(j), then the unpaid portion of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC I Regular Interest for future Distribution Dates as provided in such Section 4.01(j).

                    (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

                    (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

                    SECTION 2.13. Conveyance of the REMIC I Regular Interests;
                                  Acceptance of the REMIC I Regular Interests by Trustee.

                    The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

                    SECTION 2.14. Creation of REMIC II; Issuance of the REMIC II
                                  Regular Interests and the REMIC II Residual
                                  Interest; Certain Matters Involving REMIC II.

                    (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

                    (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be twenty-eight (28) separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

                    (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

                    (d) The REMIC II Regular Interests will have the alphabetic or alphanumeric designations indicated in the table set forth in the Preliminary Statement under the caption "REMIC II".

                    (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth opposite such REMIC II Regular Interest in the table set forth in the Preliminary Statement under the caption "REMIC II". On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(i) and, further, by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC III in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                    (f) The per annum rate at which each REMIC II Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its "REMIC II Remittance Rate". The REMIC II Remittance Rate with respect to each REMIC II Regular Interest, for any Interest Accrual Period, is the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period. The "Weighted Average REMIC I Remittance Rate" with respect to any Interest Accrual Period is the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the REMIC I Remittance Rates applicable to the respective REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

                    (g) Each REMIC II Regular Interest shall bear interest. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period is referred to herein as its "Uncertificated Accrued Interest" for such Interest Accrual Period. The portion of the Uncertificated Accrued Interest with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(i), shall be an amount (herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Uncertificated Accrued Interest with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(i), then the unpaid portion of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC II Regular Interest for future Distribution Dates as provided in Section such
Section 4.01(i).

                    (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

                    (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

                    SECTION 2.15. Conveyance of the REMIC II Regular Interests;
                                  Acceptance of the REMIC II Regular Interests by Trustee.

                    The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

                    SECTION 2.16. Creation of REMIC III; Issuance of the Regular
                                  Interest Certificates, the REMIC III
                                  Components and the REMIC III Residual
                                  Interest; Certain Matters Involving REMIC III.

                    (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                    (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.15 and in exchange therefor, the REMIC III Components and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Regular Interest Certificates in authorized denominations. There shall be seventeen (17) Classes of Regular Interest Certificates. The Class X-1 Certificates shall collectively represent all of the REMIC III Components whose designations are set forth in the first paragraph under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto and the Class X-2 Certificates shall collectively represent all of the REMIC III Components whose designations are set forth in the second paragraph under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

                    (c) The respective REMIC III Components of the Class X-1 Certificates, the respective REMIC III Components of the Class X-2 Certificates and the respective interests evidenced by the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

                    (d) The REMIC III Components of the Class X-1 Certificates, the REMIC III Components of the Class X-2 Certificates and the Regular Interest Certificates will have the alphabetic or alphanumeric designations indicated in the Preliminary Statement under the caption "REMIC III".

                    (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the amount set forth opposite such Class in the table set forth in the Preliminary Statement under the caption "REMIC III". On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) and, further, by any Realized Losses and/or Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions in reimbursement of the Holders of any such Class of Principal Balance Certificates for previously allocated Realized Losses and Additional Trust Fund Expenses shall not constitute distributions of principal and shall not result in any reduction of the Certificate Principal Balances of such Certificates or of the related Class Principal Balance.

                    The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class X-1 Certificates, the total of the then Component Notional Amounts of the REMIC III Components of the Class X-1 Certificates; and (ii) in the case of the Class X-2 Certificates, (A) from the Closing Date through and including the Distribution Date in March 2005, the aggregate of the Component Notional Amounts of all the REMIC III Components of the Class X-2 Certificates; (B) subsequent to the Distribution Date in March 2005 through and including the Distribution Date in March 2006, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3,
X2-B, X2-C-1, X2-C-2, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X2-F-1, X2-F-2, X2-G,
X2-H-1, X2-H-2 and X2-J-2; (C) subsequent to the Distribution Date in March 2006 through and including the Distribution Date in March 2007, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, X2-D-1, X2-D-2, X2-E-1,
X2-E-2, X2-F-1, X2-F-2, X2-G and X2-H-2; (D) subsequent to the Distribution Date in March 2007 through and including the Distribution Date in March 2008, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, X2-D-1, X2-D-2,
X2-E-1, X2-E-2 and X2-F-2; (E) subsequent to the Distribution Date in March 2008 through and including the Distribution Date in March 2009, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, X2-D-

1, X2-D-2 and X2-E-2; (F) subsequent to the Distribution Date in March 2009 through and including the Distribution Date in March 2010, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, and X2-D-2; (G) subsequent to the Distribution Date in March 2010 through and including the Distribution Date in March 2011, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-3, X2-B and X2-C-2; and (H) subsequent to the Distribution Date in March 2011, zero ($0).

                  None of the REMIC III Components of the Class X-1 Certificates or the REMIC III Components of the Class X-2 Certificates shall have a principal balance. For purposes of accruing interest, however, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates shall have a Component Notional Amount. The Component Notional Amount of each REMIC III Component of the Class X-1 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component. The Component Notional Amount of each REMIC III Component of the Class X-2 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component.

                  (f) Each Class of Regular Interest Certificates, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates shall have or be deemed to have a Pass-Through Rate. In each such case, the "Pass-Through Rate" for any Interest Accrual Period shall equal: (a) with respect to the Class A-1 Certificates, an annual rate equal to 3.669% per annum; (b) with respect to the Class A-2 Certificates, an annual rate equal to 4.493% per annum; (c) with respect to the Class B Certificates, an annual rate equal to 4.607% per annum; (d) with respect to the Class C Certificates, an annual rate equal to 4.706% per annum; (e) with respect to the Class D Certificates, an annual rate equal to 4.775% per annum; (f) with respect to the Class E Certificates, an annual rate equal to the lesser of (i) 5.259% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interests E-1 and E-2 for the subject Interest Accrual Period; (g) with respect to the Class F Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interests F-1 and F-2 for the subject Interest Accrual Period, minus 0.635%; (h) with respect to the Class G Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interest G for the subject Interest Accrual Period, minus 0.142%; (i) with respect to the Class H Certificates, an annual rate equal to 4.615% per annum; (j) with respect to the Class J Certificates, an annual rate equal to 4.615% per annum; (k) with respect to the Class K Certificates, an annual rate equal to 4.615% per annum; (l) with respect to the Class L Certificates, an annual rate equal to 4.615% per annum; (m) with respect to the Class M Certificates, an annual rate equal to 4.615% per annum; (n) with respect to the Class N Certificates, an annual rate equal to 4.615% per annum; (o) with respect to the Class P Certificates, an annual rate equal to 4.615% per annum;
(p) with respect to each REMIC III Component of the Class X-1 Certificates, an annual rate equal to the greater of (I) zero and (II) the excess, if any, of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, over (ii) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component; (q) with respect to the Class X-1 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of the Class X-1 Certificates for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; (r) with respect to each REMIC III

Component of the Class X-2 Certificates, an annual rate equal to the greater of
(I) zero and (II) the excess, if any, of (i) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component, over (ii) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class of Principal Balance Certificates that has a Corresponding REMIC II Regular Interest that is also the sole Corresponding REMIC II Regular Interest for such REMIC III Component of the Class X-2 Certificates; and (s) with respect to the Class X-2 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of the Class X-2 Certificates for such Interest Accrual Period that are to be taken into account in such calculation as set forth in the immediately succeeding sentence, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; provided, however, that for each Interest Accrual Period following the Interest Accrual Period related to the Distribution Date in March 2011, the Pass-Through Rate of the Class X-2 Certificates shall equal 0% per annum. For purposes of clause (s) of the immediately preceding sentence, the Pass-Through Rate of the Class X-2
Certificates: (A) for the initial Interest Accrual Period and each Interest Accrual Period thereafter through and including the Interest Accrual Period related to the Distribution Date in March 2005, shall be calculated taking into account the respective Pass-Through Rates of all the REMIC III Components of the Class X-2 Certificates (that is, REMIC III Components X2-A-1-2, X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1,
X2-C-2, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X-2-F-1, X2-F-2, X2-G, X2-H-1, X2-H-2,
X2-J-1, X2-J-2 and X2-K); (B) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2005 through and including the Interest Accrual Period related to the Distribution Date in March 2006, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, X2-D-1, X2-D-2,
X2-E-1, X2-E-2, X-2-F-1, X2-F-2, X2-G, X2-H-1, X2-H-2 and X2-J-2; (C) for each
Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2006 through and including the Interest Accrual Period related to the Distribution Date in March 2007, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B,
X2-C-1, X2-C-2, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X-2-F-1, X2-F-2, X2-G and
X2-H-2; (D) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2007 through and including the Interest Accrual Period related to the Distribution Date in March 2008, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1,
X2-C-2, X2-D-1, X2-D-2, X2-E-1, X2-E-2 and X2-F-2; (E) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2008 through and including the Interest Accrual Period related to the Distribution Date in March 2009, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2, X2-D-1, X2-D-2 and X2-E-2;
(F) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2009 through and including the Interest Accrual Period related to the Distribution Date in March 2010, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-2, X2-A-2-3, X2-B, X2-C-1, X2-C-2 and X2-D-2; and (G) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2010 through and including the Interest Accrual Period related to the Distribution Date in March 2011, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-3, X2-B and X2-C-2.

                  The "Adjusted REMIC II Remittance Rate" for each REMIC II Regular Interest for any Interest Accrual Period for purposes of the definition of Pass-Through Rate is: (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates; (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (c) with respect to REMIC II Regular Interest A-1-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (d) with respect to REMIC II Regular Interest A-1-4, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (e) with respect to REMIC II Regular Interest A-1-5, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (f) with respect to REMIC II Regular Interest A-1-6, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (g) with respect to REMIC II

Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates; (h) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2010, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2010, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates; (i) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2011, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2011, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates; (j) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2011, an annual rate equal to the greater of (A) the rate per annum that is the same as the fixed Pass-Through Rate for the Class B Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2011, the rate per annum that is the same as the fixed Pass-Through Rate for the Class B Certificates; (k) with respect to REMIC II Regular Interest C-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2010, a rate per annum equal to the greater of (A) the rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for any Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2010, the rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates; (l) with respect to REMIC II Regular Interest C-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2011, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2011, a rate per annum that is equal to the fixed Pass-Through Rate for the Class C Certificates; (m) with respect to REMIC II Regular Interest D-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class D Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class D Certificates; (n) with respect to REMIC II Regular Interest D-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2010, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class D Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2010, a rate per annum that is equal to the fixed Pass-Through Rate for the Class D Certificates; (o) with respect to REMIC II Regular Interest E-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class E Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2008, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class E Certificates; (p) with respect to REMIC II Regular Interest E-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class E Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2009, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class E Certificates; (q) with respect to REMIC II Regular Interest F-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2007, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates; (r) with respect to REMIC II Regular Interest F-2,
(i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2008, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates; (s) with respect to REMIC II Regular Interest G, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class G Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in March 2007, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class G Certificates; (t) with respect to REMIC II Regular Interest H-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class H Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class H Certificates; (u) with respect to REMIC II Regular Interest H-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class H Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class H Certificates; (v) with respect to REMIC II Regular Interest J-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class J Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class J Certificates; (w) with respect to REMIC II Regular Interest J-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class J Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class J Certificates; (x) with respect to

REMIC II Regular Interest K, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in March 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class K Certificates and
(B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in March 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class K Certificates; and (y) with respect to each of REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest P, for each Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class of Principal Balance Certificates for which such REMIC II Regular Interest is the Corresponding REMIC II Regular Interest.

                    (g) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates is the Rated Final Distribution Date.

                    (h) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

                    SECTION 2.17. Acceptance of Grantor Trusts; Issuance of the
                                  Class V and Class R Certificates.

                    (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest Received by the Trust with respect to the Pooled Mortgage Loans that are ARD Mortgage Loans and/or any successor REO Pooled Mortgage Loans with respect thereto constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V and initially registered in the name of ARCap CMBS Fund REIT, Inc. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                    (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III



                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


                    SECTION 3.01. General Provisions.

                    (a) Each Master Servicer shall be obligated to service and administer the Serviced Mortgage Loans opposite which such Master Servicer's name is set forth on the Pooled Mortgage Loan Schedule and any Replacement Pooled Mortgage Loans delivered in replacement thereof as contemplated in
Section 2.03 and shall be deemed to be the "applicable Master Servicer" with respect to any REO Property acquired in respect of any such Mortgage Loan. Each of the Master Servicers and the Special Servicer shall service and administer the Serviced Mortgage Loans and any Administered REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders (or, in the case of each Mortgage Loan Pair, of the Certificateholders and the related B-Note Holder), as a collective whole, in accordance with any and all applicable laws, the terms of this Agreement, and the terms of the respective Serviced Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. In clarification of, and neither in addition to nor in deletion of the duties and obligations of the Master Servicers or the Special Servicer pursuant to this Agreement, no provision herein contained shall be construed as an express or implied guarantee by either Master Servicer or the Special Servicer of the collectability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to either Master Servicer or the Special Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for Advances). No provision hereof shall be construed to impose liability on either Master Servicer or the Special Servicer for the reason that any recovery to the Certificateholders (or, in the case of a Mortgage Loan Pair, to the Certificateholders and the related B-Note Holder) in respect of a Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in accordance with the Servicing Standard by such Master Servicer or the Special Servicer hereunder at any time is less than the amount reflected in such determination. Without limiting the foregoing, and subject to Section 3.21, (i) each Master Servicer shall service and administer all Performing Serviced Mortgage Loans for which it is the Master Servicer, and (ii) the Special Servicer shall service and administer (x) each Serviced Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each Administered REO Property; provided, however, that the applicable Master Servicer shall continue to (A) make P&I Advances and Servicing Advances required hereunder with respect to any Specially Serviced Mortgage Loans and Administered REO Properties (and related REO Pooled Mortgage Loans) for which it is the applicable Master Servicer, (B) receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and Administered REO Properties (and the related REO Mortgage Loans) for which it is the applicable Master Servicer, and (C) render such incidental services with respect to any Specially Serviced Mortgage Loans and Administered REO Properties for which it is the applicable Master Servicer as are specifically provided for herein. In addition, each Master Servicer shall notify the Special Servicer within three Business Days following its receipt of any collections on any Specially Serviced Mortgage Loan, the Special Servicer shall within one Business Day thereafter notify such Master Servicer with instructions on how to apply such collections and such Master Servicer shall apply such collections in accordance with such instructions within one Business Day following such Master Servicer's receipt of such notice.

                  Certain provisions of this Article III make reference to their applicability to Serviced Mortgage Loans, the Ballston Common B-Note Mortgage Loan or the Renaissance B-Note Mortgage Loan; notwithstanding such explicit references, references to "Serviced Mortgage Loans" contained in this Article III, unless otherwise specified, shall be construed to refer also to each Mortgage Loan Pair in its entirety (but any other term that is defined in Article I and used in this Article III shall be construed according to such definition without regard to this sentence).

                  (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, the Master Servicers and the Special Servicer shall each have full power and authority, acting alone or, in the case of the Master Servicers (subject to Section 3.22), through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Master Servicer (with respect to those Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee (in the case of each Serviced Pooled Mortgage Loan) or by the Trustee and the related B-Note Holder (in the case of each Mortgage Loan Pair) to execute and deliver, on behalf of the Certificateholders and the Trustee (in the case of each Serviced Pooled Mortgage Loan) or on behalf of the Certificateholders, the Trustee and the related B-Note Holder (in the case of each Mortgage Loan Pair) or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral;
(ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20, 3.24, 3.27, 3.28, 3.29 and 3.30, any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in Borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by ownership interests in a Borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any Borrower with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Serviced Mortgage Loan under the related Mortgage Loan Documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements that may be requested by any Borrower or its tenants, documents granting, modifying or releasing (or joining the Borrower therein) any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Serviced Mortgage Loan and any other consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of either Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or the Special Servicer, as the case may be, any limited powers of attorney and other documents (each of which shall be prepared by such Master Servicer or the Special Servicer, as the case may be) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided that the Trustee shall not be held liable for any misuse of any such power of attorney by either Master Servicer or the Special Servicer. Without limiting the generality of the foregoing, the Trustee shall execute and deliver to each Master Servicer and the Special Servicer, on or before the Closing

Date, a power of attorney substantially in the form attached as Exhibit L hereto. Notwithstanding anything contained herein to the contrary, neither a Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or the Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

                    (c) The applicable Master Servicer or the Special Servicer, as applicable, in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement.

                    (d) The relationship of each Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, one another (whether between a Master Servicer and the other Master Servicer or a Master Servicer and the Special Servicer) under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

                    (e) Notwithstanding any provision of this Agreement to the contrary, each Mortgage Loan Pair shall be serviced and administered under this Agreement only for as long as the Pooled Mortgage Loan included in such Mortgage Loan Pair or any related REO Property constitutes an asset of the Trust Fund. The parties hereto acknowledge that each Mortgage Loan Pair is subject to the terms and conditions of the related Mortgage Loan Pair Co-Lender Agreement.

                    (f) Nothing contained in this Agreement shall limit the ability of either Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Borrower as though such Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not be construed to modify the Servicing Standard.

                    (g) The parties hereto acknowledge that the 1290 Avenue of the Americas Pooled Mortgage Loan is subject to the terms and conditions of the 1290 Avenue of the Americas Intercreditor Agreement. The parties hereto recognize the respective rights and obligations of the "Holders" and "Lenders" under the 1290 Avenue of the Americas Intercreditor Agreement, including with respect to the allocation of collections and losses on or in respect of the 1290 Avenue of the Americas Pooled Mortgage Loan and the 1290 Avenue of the Americas Non-Pooled Loans and the making of payments to the "Holders" and "Lenders" in accordance with the 1290 Avenue of the Americas Intercreditor Agreement.

                    The parties hereto further acknowledge that, pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, the 1290 Avenue of the Americas Pooled Mortgage Loan and the 1290 Avenue of the Americas Non-Pooled Loans are to be serviced and administered by the 1290 Avenue of the Americas Master Servicer and the 1290 Avenue of the Americas Special Servicer in accordance with the Series 2003-TOP9 PSA or a successor 1290 Avenue of the Americas Servicing Agreement.

                  Although the 1290 Avenue of the Americas Pooled Mortgage Loan is not a Serviced Mortgage Loan, WFB and its successors as a Master Servicer hereunder shall have certain duties and shall constitute the "applicable Master Servicer" with respect to such Pooled Mortgage Loan.

                  For so long as (i) the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto is part of the Mortgage Pool and (ii) the 1290 Avenue of the Americas Pooled Mortgage Loan and the 1290 Avenue of the Americas Non-Pooled Mortgage Loans or any related REO Property are being serviced and administered under any 1290 Avenue of the Americas Servicing Agreement, the applicable Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to monitor the performance of the 1290 Avenue of the Americas Master Servicer and the 1290 Avenue of the Americas Special Servicer, respectively, under the 1290 Avenue of the Americas Servicing Agreement. The applicable Master Servicer shall promptly notify the Trustee and the Controlling Class Representative of any defaults on the part of the 1290 Avenue of the Americas Master Servicer and/or the 1290 Avenue of the Americas Special Servicer of which the applicable Master Servicer is aware.

                  If there are at any time amounts due from the Trust, as holder of the 1290 Avenue of the Americas Pooled Mortgage Loan, to any party under the 1290 Avenue of the Americas Intercreditor Agreement or the 1290 Avenue of the Americas Servicing Agreement, the applicable Master Servicer shall notify the Special Servicer and the Controlling Class Representative, and the applicable Master Servicer may (in lieu of paying such amounts out of its Collection Account) and, at the direction of the Controlling Class Representative or if and to the extent that the deposits in such Master Servicer Collection Account are insufficient, shall pay such amounts from its own funds (provided that any such payment shall constitute, and be reimbursable as, a Servicing Advance).

                  Except as otherwise expressly addressed in Section 3.20 with respect to modifications, waivers and amendments of the 1290 Avenue of the Americas Pooled Mortgage Loan, if (i) the Trustee is requested to take any action in its capacity as holder of the 1290 Avenue of the Americas Mortgage Loan, pursuant to the 1290 Avenue of the Americas Intercreditor Agreement and/or the 1290 Avenue of the Americas Servicing Agreement, or (ii) a Responsible Officer of the Trustee receives actual notice of a default or event of default on the part of any other party under the 1290 Avenue of the Americas Servicing Agreement, then (subject to the next paragraph) the Trustee shall notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within a reasonable time period (not to exceed five (5) Business Days) or if the Trustee is not permitted (pursuant to the next paragraph) to follow such instructions, then the Trustee will take such action or inaction, as directed in writing by the Holders of the Certificates entitled to a majority of the Voting Rights, or if no such written direction is received within a reasonable period of time (not to exceed five (5) Business Days), as it deems to be in the best interests of the Certificateholders (as a collective whole); and provided, further, that the Trustee may not approve the adoption of any 1290 Avenue of the Americas Servicing Agreement that is the successor to and/or in replacement of the Series 2003-TOP9 PSA unless it receives written confirmation (at the expense of the party requesting such approval of the Trustee, if a Certificateholder or a party to this Agreement, otherwise from the Collection Account) from each Rating Agency that the servicing and administration of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property under that new servicing agreement would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that if the Trustee's consent is sought with respect to any action under the Series 2003-TOP9 PSA or a successor 1290 Avenue of the Americas Servicing Agreement as to which, if such action were taken under this Agreement, written confirmation would be required from a Rating Agency that such action would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Trustee shall not grant such consent without first having obtained such written confirmation (at the expense of the party requesting such approval of the Trustee, if a Certificateholder or a party to this Agreement, otherwise from the Collection Account). Subject to the rights of the holders of the 1290 Avenue of the Americas Non-Pooled Loans and the terms of the next paragraph, the Controlling Class Representative may direct the Trustee in writing to waive any event of default under the 1290 Avenue of the Americas Servicing Agreement, to the extent that such event of default relates to the 1290 Avenue of the Americas Pooled Mortgage Loan. During the continuance of any event of default or other default under the 1290 Avenue of the Americas Servicing Agreement, the Trustee shall have the right to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Trustee in connection with such enforcement shall, at the direction of the Trustee, be paid by, and reimbursable to, the applicable Master Servicer as Servicing Advances. The Trustee and the applicable Master Servicer shall each promptly forward to the other such party, the Depositor and the Controlling Class Representative all material notices or other communications delivered to it in connection with the 1290 Avenue of the Americas Servicing Agreement.

                  Notwithstanding anything herein to the contrary: (i) the Trustee shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by the prior paragraph, may (and the Trustee shall ignore and act without regard to any such advice, direction or objection that the Trustee has determined, in its reasonable, good faith judgment, would): (A) require or cause the Trustee to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) expand the scope of a Trustee's responsibilities under this Agreement.

                  SECTION 3.02. Collection of Mortgage Loan Payments.

                  (a) Each Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the respective Serviced Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided that neither of the Master Servicers shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has

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not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the applicable Master Servicer may grant case-by-case waivers of Default Charges in connection with a late payment on a Serviced Mortgage Loan, provided that, for any waiver thereof under any Serviced Mortgage Loan where both (x) any Advance Interest is then outstanding and (y) either (1) the waiver would be the fourth (or more) such waiver for such Mortgage Loan or (2) such Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, the applicable Master Servicer shall have obtained the consent of the Special Servicer, which shall have, as and to the extent contemplated by Section 3.24, obtained the consent of the Controlling Class Representative.

                    (b) At least 90 days prior to the maturity date of each Balloon Mortgage Loan, the applicable Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

                    (c) Promptly following the Closing Date, the Trustee shall send written notice to the 1290 Avenue of the Americas Master Servicer stating that, as of the Closing Date, the Trustee is the holder of the 1290 Avenue of the Americas Pooled Mortgage Loan and directing the 1290 Avenue of the Americas Master Servicer to remit to the applicable Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the applicable Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the 1290 Avenue of the Americas Pooled Mortgage Loan under the 1290 Avenue of the Americas Intercreditor Agreement and the 1290 Avenue of the Americas Servicing Agreement. The applicable Master Servicer shall, on the day of receipt thereof, deposit into its Collection Account all amounts received by it from the 1290 Avenue of the Americas Master Servicer or any other party under the 1290 Avenue of the Americas Servicing Agreement with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan, the 1290 Avenue of the Americas Pooled Mortgaged Property or any 1290 Avenue of the Americas REO Property. In the event the applicable Master Servicer fails to so receive any amounts due to the holder of the 1290 Avenue of the Americas Pooled Mortgage Loan during any calendar month under the 1290 Avenue of the Americas Intercreditor Agreement and the 1290 Avenue of the Americas Servicing Agreement by 11:00 a.m. (New York City time) on the Master Servicer Remittance Date in such calendar month, the applicable Master Servicer shall (i) notify the 1290 Avenue of the Americas Master Servicer or other applicable party responsible for making such remittances, as well as the trustee under the Series 2003-TOP9 PSA or other holder of the 1290 Avenue of the Americas Mortgage Loan currently subject to the Series 2003-TOP9 PSA, the Trustee and the Controlling Class Representative hereunder, that such amounts due with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto have not been received (specifying the amount of such deficiency) and (ii) make a P&I Advance with respect to such amounts as required by the terms of this Agreement subject to and in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the applicable Master Servicer fails to make such P&I Advance with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan, then the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance.

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                    SECTION 3.03. Collection of Taxes, Assessments and Similar
                                  Items; Servicing Accounts; Reserve Accounts.

                    (a) Each Master Servicer shall establish and maintain one or more segregated accounts ("Servicing Accounts"), in which all Escrow Payments received by it with respect to the Serviced Mortgage Loans for which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Serviced Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse such Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to such Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property, (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; (vii) to withdraw amounts deposited in the Servicing Account in error; or
(viii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. Each Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If a Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from the Borrower under any Serviced Mortgage Loan, and in any event within one (1) Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

                    (b) The applicable Master Servicer shall as to each Serviced Mortgage Loan (including each Specially Serviced Mortgage Loan): (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment with respect to any Serviced Mortgage Loan, the applicable Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable

Master Servicer (or, if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer) shall, subject to and in accordance with the Servicing Standard, use reasonable efforts to enforce the requirement of the related Mortgage Loan Documents that the related Borrower make payments in respect of such items at the time they first become due.

                    (c) In accordance with the Servicing Standard, but subject to Section 3.11(h), the applicable Master Servicer, with respect to each Serviced Mortgage Loan for which it is the Master Servicer (including each such Mortgage Loan that is a Specially Serviced Mortgage Loan) shall make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the timely payment of
(i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date, in each instance if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the applicable Master Servicer shall not make a Servicing Advance of any such amount if such Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such Master Servicer shall use its best reasonable efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and, subject to Section 3.11(h), shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by a Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of any Mortgaged Property shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the subject Serviced Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided that this sentence shall not be construed to limit the rights of the applicable Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                    (d) Each Master Servicer shall establish and maintain one or more segregated accounts ("Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Serviced Mortgage Loans as to which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Reserve Accounts maintained by it, and may apply Reserve Funds held therein with respect to any Serviced Mortgage Loan (together with interest earned thereon), only as follows: (i) in the case of Reserve Funds that are intended to cover specific costs and expenses, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse such Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and (ii); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each Collection Period) to such Master Servicer); (vi) to withdraw amounts deposited in such Reserve Account in error; (vii) after an event of default, to pay the principal of, accrued interest on, and any other amounts payable with respect to such Mortgage Loan; or (viii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with Section 9.01. If the Borrower under any Serviced Mortgage Loan delivers a Letter of Credit in lieu of Reserve Funds, then the applicable Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, in order to convert the amount of such Letter of Credit into Reserve Funds. Promptly after any Reserve Funds are received by the Special Servicer from any Borrower, and in any event within one Business Day of such receipt, the Special Servicer shall remit such Reserve Funds to the applicable Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer or the Special Servicer to enable such Master Servicer or the Special Servicer, as the case may be, to make any draw under any Letter of Credit shall constitute a Servicing Advance, and such Master Servicer or the Special Servicer, as the case may be, shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

                    (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Serviced Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer shall notify the Trustee, the Special Servicer, the Controlling Class Representative and any affected B-Note Holder. The applicable Master Servicer shall promptly notify the Trustee, the Special Servicer, the Controlling Class Representative and any affected B-Note Holder if such Master Servicer determines that the Borrower under any Serviced Mortgage Loan has failed to perform its obligations under such Mortgage Loan in respect of environmental matters.

                    (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

                    (g) With respect to each Serviced Mortgage Loan that requires the related Borrower to establish and maintain one or more lock-box, cash management or similar accounts, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, such account(s) in accordance with the terms of the related Mortgage Loan Documents. No such lock-box account is required to be an Eligible Account, unless the Mortgage Loan Documents otherwise so require. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan Documents, any lock-box, cash management or similar agreement and the Servicing Standard.

                    SECTION 3.04. Collection Accounts, Distribution Account,
                                  Interest Reserve Account, Excess Liquidation
                                  Proceeds Account and the B-Note Accounts.

                    (a) Each of the Master Servicers shall segregate and hold all funds collected and received by it in connection with the Pooled Mortgage Loans for which it is the applicable Master Servicer separate and apart from its own funds and general assets. In connection therewith, each Master Servicer shall establish and maintain one or more segregated accounts (collectively, a "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes a Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Serviced Pooled Mortgage Loans as to which it acts as Master Servicer) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer subsequent to the Closing Date with respect to the Serviced Pooled Mortgage Loans as to which it is the applicable Master Servicer and any Administered REO Properties acquired in respect thereof (other than in respect of scheduled payments of principal and interest due and payable on such Serviced Pooled Mortgage Loans on or before their respective Due Dates in March 2003 (or, in the case of a Replacement Pooled Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Pooled Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

                         (i) all payments (from whatever source) on account of
                    principal of such Serviced Pooled Mortgage Loans, including Principal Prepayments;

                         (ii) all payments (from whatever source) on account of
                    interest on such Serviced Pooled Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

                         (iii) all Prepayment Premiums, Yield Maintenance
                    Charges and/or late payment charges received with respect to such Serviced Pooled Mortgage Loans;

                         (iv) all Insurance Proceeds, Condemnation Proceeds and
                    Liquidation Proceeds received with respect to such Serviced Pooled Mortgage Loans and/or, insofar as such payments and/or proceeds represent amounts allocable to reimburse Servicing Advances or pay Liquidation Expenses and/or other servicing expenses, in respect of the entire Mortgage Loan Pair of which any such Serviced Pooled Mortgage Loan is part;

                         (v) any amounts relating to such Serviced Pooled
                    Mortgage Loans and/or Administered REO Properties required to be deposited by such Master Servicer or the Special


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                    Servicer pursuant to Section 3.07(b) in connection with
                    losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

                         (vi) any amounts relating to such Administered REO
                    Properties required to be transferred from any REO Account pursuant to Section 3.16(c); and

                         (vii) insofar as they do not constitute Escrow Payments
                    or Reserve Funds, any amounts relating to such Serviced Pooled Mortgage Loans paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

                  In addition, the applicable Master Servicer shall deposit in its Collection Account, promptly upon receipt thereof, all remittances to the Trust under the 1290 Avenue of the Americas Servicing Agreement with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Property.

                  Furthermore, each Master Servicer shall deposit in its Collection Account any amounts required to be deposited by such Master Servicer pursuant to Section 3.06, as and when required by such section, in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account.

                  Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdrawal immediately from such Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

                  The foregoing requirements for deposit in a Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by either Master Servicer in its Collection Account. Each Master Servicer shall promptly within one Business Day deliver to the Special Servicer any of the foregoing items received by it with respect to any Pooled Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If either Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (vii) of the first paragraph of this Section 3.04(a) with respect to any Serviced Pooled Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into such Master Servicer's Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an Administered REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into such Master Servicer's Collection Account pursuant to Section 3.16(c).

                  (b) The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates, and (ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. Not later than 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, each Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount with respect to such Master Servicer for such Master Servicer Remittance Date. Immediately upon deposit of a Master Servicer Remittance Amount into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto included in the Mortgage Pool shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, each Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Certificate Administrator for deposit in the Distribution Account. The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Certificate Administrator shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. The Certificate Administrator shall also deposit in the Distribution Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

                  (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders; provided that, subject to the next paragraph, the Interest Reserve Account may be a sub-account of the Distribution Account. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2004, prior to any distributions being made with respect to the Certificates on such Distribution Date, the Certificate Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Certificate Administrator shall also deposit in the Interest Reserve Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

                  Notwithstanding that the Interest Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts.

                  (d) If any Excess Liquidation Proceeds are received, the Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, each Master Servicer shall withdraw from its Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. The Certificate Administrator shall also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

                  (e) The applicable Master Servicer shall segregate and hold all funds collected and received by it in connection with the Ballston Common B-Note Mortgage Loan separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Ballston Common B-Note Account"), in which the funds described below are to be deposited and held on behalf of the Ballston Common B-Note Holder. Each account that constitutes the Ballston Common B-Note Account shall be an Eligible Account (and may be a joint account with funds related to the Renaissance B-Note Mortgage Loan upon the consent of the related holders of such loans, so long as deposits into and withdrawals from that joint account are made in the same manner as provided herein for two separate accounts). The applicable Master Servicer shall deposit or cause to be deposited in the Ballston Common B-Note Account, within one Business Day of receipt by it (in the case of payments by the related Borrower or other collections on the Ballston Common B-Note Mortgage Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the Ballston Common B-Note Mortgage Loan subsequent to the Closing Date:

                         (i) all payments (from whatever source) on account of
                    principal of the Ballston Common B-Note Mortgage Loan, including Principal Prepayments;

                         (ii) all payments (from whatever source) on account of
                    interest on the Ballston Common B-Note Mortgage Loan, including Default Interest;

                         (iii) all Prepayment Premiums and Yield Maintenance
                    Charges received in respect of the Ballston Common B-Note Mortgage Loan;

                         (iv) all Insurance Proceeds, Condemnation Proceeds and
                    Liquidation Proceeds received in respect of, and allocable as interest (including Default Interest) on, principal of or Prepayment Premiums or Yield Maintenance Charges with respect to, the Ballston Common B-Note Mortgage Loan (or any successor REO Mortgage Loan with respect thereto);

                         (v) any amounts required to be deposited by the
                    applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Ballston Common B-Note Account;

                         (vi) any amounts required to be deposited by the
                    applicable Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Ballston Common B-Note Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) resulting from a deductible clause in a blanket or master force placed hazard insurance policy; and

                         (vii) any amounts required to be transferred to the
                    Ballston Common B-Note Account from the REO Account pursuant to Section 3.16(c).

                  Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into the Ballston Common B-Note Account any amount that such Master Servicer would be authorized to withdrawal immediately from such B-Note Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

                  The foregoing requirements for deposit in the Ballston Common B-Note Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the Ballston Common Borrower in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the Ballston Common Borrower that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the Ballston Common B-Note Account. The applicable Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it with respect to the Ballston Common B-Note Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to the Ballston Common B-Note Mortgage Loan. If the applicable Master Servicer shall deposit in the Ballston Common B-Note Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Ballston Common B-Note Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) of the first paragraph of this Section 3.04(e), the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the Ballston Common B-Note Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such),


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without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property relating to the Ballston Common Mortgage Loan Pair shall be deposited by the Special Servicer into the REO Account, insofar as such amounts are allocable as interest on, principal of, or Prepayment Premiums or Yield Maintenance Charges with respect to the Ballston Common B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, shall be remitted to the applicable Master Servicer for deposit into the Ballston Common B-Note Account pursuant to Section 3.16(c).

                  (f) The applicable Master Servicer shall segregate and hold all funds collected and received by it in connection with the Renaissance B-Note Mortgage Loan separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Renaissance B-Note Account"), in which the funds described below are to be deposited and held on behalf of the Renaissance B-Note Holder. Each account that constitutes the Renaissance B-Note Account shall be an Eligible Account (and may be a joint account with funds related to the Ballston Common B-Note Mortgage Loan upon the consent of the related holders of such loans, so long as deposits into and withdrawals from that joint account are made in the same manner as provided herein for two separate accounts). The applicable Master Servicer shall deposit or cause to be deposited in the Renaissance B-Note Account, within one Business Day of receipt by it (in the case of payments by the related Borrower or other collections on the Renaissance B-Note Mortgage Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the Renaissance B-Note Mortgage Loan subsequent to the Closing Date:

                         (i) all payments (from whatever source) on account of
                    principal of the Renaissance B-Note Mortgage Loan, including Principal Prepayments;

                         (ii) all payments (from whatever source) on account of
                    interest on the Renaissance B-Note Mortgage Loan, including Default Interest;

                         (iii) all Prepayment Premiums and Yield Maintenance
                    Charges received in respect of the Renaissance B-Note Mortgage Loan;

                         (iv) all Insurance Proceeds, Condemnation Proceeds and
                    Liquidation Proceeds received in respect of, and allocable as interest (including Default Interest) on, principal of or Prepayment Premiums or Yield Maintenance Charges with respect to, the Renaissance B-Note Mortgage Loan (or any successor REO Mortgage Loan with respect thereto);

                         (v) any amounts required to be deposited by the
                    applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Renaissance B-Note Account;

                         (vi) any amounts required to be deposited by the
                    applicable Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Renaissance B-Note Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) resulting from a deductible clause in a blanket or master force placed hazard insurance policy; and

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


                         (vii) any amounts required to be transferred to the
                    Renaissance B-Note Account from the REO Account pursuant to
                    Section 3.16(c).

                  Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into the Renaissance B-Note Account any amount that such Master Servicer would be authorized to withdrawal immediately from such B-Note Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

                  The foregoing requirements for deposit in the Renaissance B-Note Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the Renaissance Borrower in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the Renaissance Borrower that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the Renaissance B-Note Account. The applicable Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it with respect to the Renaissance B-Note Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to the Renaissance B-Note Mortgage Loan. If the applicable Master Servicer shall deposit in the Renaissance B-Note Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Renaissance B-Note Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) of the first paragraph of this Section 3.04(f), the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the Renaissance B-Note Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property relating to the Renaissance Mortgage Loan Pair shall be deposited by the Special Servicer into the REO Account and, insofar as such amounts are allocable as interest on, principal of, or Prepayment Premiums or Yield Maintenance Charges with respect to the Renaissance B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, shall be remitted to the applicable Master Servicer for deposit into the Renaissance B-Note Account pursuant to Section 3.16(c).

                  (g) Funds in a Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and/or a B-Note Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give notice to the other parties hereto of the location of its Collection Account as of the Closing Date and of the new location of its Collection Account prior to any change thereof. Each Master Servicer shall give notice to the other parties hereto of the location of any B-Note Account maintained by it as of the Closing Date and of the new location of such B-Note Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the corporate trust headquarters of the Certificate Administrator as of the Closing Date, and the Certificate Administrator shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

                    SECTION 3.05. Permitted Withdrawals From the Collection
                                  Accounts, the Distribution Account, the
                                  Interest Reserve Account, the Excess
                                  Liquidation Proceeds Account and the B-Note
                                  Accounts.

                    (a) Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                         (i) to remit to the Certificate Administrator for
                    deposit in the Distribution Account (A) the Master Servicer Remittance Amount with respect to such Master Servicer for each Master Servicer Remittance Date and (B) any amounts that may be applied by such Master Servicer to make P&I Advances pursuant to Section 4.03(a);

                         (ii) to reimburse the Fiscal Agent, the Trustee or
                    itself, as applicable, in that order, for unreimbursed P&I Advances made by such Person (in each case, with its own funds) with respect to those Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and/or any successor REO Pooled Mortgage Loans in respect thereof, such Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than a Nonrecoverable P&I Advance, which is reimbursable pursuant to clause (vi) below) being limited to amounts on deposit in such Collection Account that represent Late Collections of interest and principal Received by the Trust in respect of the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees);

                         (iii) to pay itself earned and unpaid Master Servicing
                    Fees with respect to those Serviced Pooled Mortgage Loans as to which it is the applicable Master Servicer and/or any successor REO Pooled Mortgage Loans in respect thereof, such Master Servicer's right to payment pursuant to this clause
                    (iii) with respect to any such Pooled Mortgage Loan or REO Pooled Mortgage Loan being limited to amounts on deposit in such Collection Account that are allocable as interest on such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be;

                         (iv) to pay the Special Servicer (or, if applicable,
                    any predecessor thereto) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled in respect of each Specially Serviced Pooled Mortgage Loan, Corrected Pooled Mortgage Loan and/or REO Pooled Mortgage Loan pursuant to, and from the sources contemplated by, Section 3.11(c), but only if and to the extent that such Special Servicing Fees, Workout Fees and Liquidation Fees relate to Pooled Mortgage Loans and/or related REO Properties (other than the 1290 Avenue of the Americas Pooled Mortgage Loan and any 1290 Avenue of the Americas REO Property) as to which such Master Servicer is the applicable Master Servicer;

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

                         (v) to reimburse the Fiscal Agent, the Trustee, the
                    Special Servicer or itself, as applicable, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to those Pooled Mortgage Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, such Master Servicer's, the Special Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (v) with respect to any Servicing Advance (other than a Nonrecoverable Servicing Advance, which is reimbursable pursuant to clause (vi) below) being limited to amounts on deposit in such Collection Account that represent (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and/or (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues Received by the Trust in respect of the particular Pooled Mortgage Loan or related REO Property as to which such Servicing Advance was made;

                         (vi) to reimburse the Fiscal Agent, the Trustee, the
                    Special Servicer or itself, as applicable, in that order, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, for any unreimbursed Nonrecoverable Advances made thereby with respect to any of the Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer;

                         (vii) to pay the Fiscal Agent, the Trustee, the Special
                    Servicer or itself, as applicable, in that order, any unpaid Advance Interest accrued on Advances made by such Person with respect to Pooled Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer, such payment to be made, as and to the extent contemplated by Section 3.26, out of amounts on deposit in such Collection Account that represent Default Charges Received by the Trust on the Pooled Mortgage Loans or REO Pooled Mortgage Loans as to which the subject Advance was made;

                         (viii) to the extent that such Master Servicer has
                    reimbursed or is reimbursing the Fiscal Agent, the Trustee, the Special Servicer or itself, as applicable, for any unreimbursed Advance with respect to any Pooled Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (regardless of whether such reimbursement is pursuant to clause (ii), (v) or (vi) above or pursuant to Section 3.03(c) or Section 3.03(d)), and insofar as payment has not already been made out of related Default Charges, and the related Default Charges then on deposit in such Collection Account and available therefor are not sufficient to make such payment, pursuant to clause
                    (vii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as applicable, in that order, first out of amounts on deposit in such Collection Account that represent the remaining Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, from the Pooled Mortgage Loan or REO Property to which the Advance relates, then out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                         (ix) to pay (A) any outstanding expenses that were
                    incurred by the Special Servicer in connection with its inspecting, pursuant to Section 3.12(a), any Administered REO Property or any Mortgaged Property securing a Specially Serviced Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer or (B) any other outstanding expenses incurred on behalf of the Trust with respect to any Pooled Mortgage Loan or related REO Property as to which such Master Servicer is the applicable Master Servicer (other than Advance Interest that is paid pursuant to clause
                    (vii) above, and other than Special Servicing Fees, Workout Fees and Liquidation Fees, which are covered by clause (iv) above) that will likely otherwise become Additional Trust Fund Expenses, such payment to be made from amounts on deposit in such Collection Account that represent Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Pooled Mortgage Loan or REO Property;

                         (x) to pay itself any items of Additional Master
                    Servicing Compensation, and to pay the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Collection Account from time to time;

                         (xi) to pay any unpaid Liquidation Expenses incurred
                    with respect to any Serviced Pooled Mortgage Loan or related Administered REO Property as to which such Master Servicer is the applicable Master Servicer, such payments to be made, first, out of amounts on deposit in such Collection Account that represent Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received with respect to such Pooled Mortgage Loan or REO Property, as the case may be, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account; (xii) to pay, in accordance with Section 3.11(i), out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, servicing expenses related to the Pooled Mortgage Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances;

                         (xiii) to pay, first out of amounts on deposit in such
                    Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, costs and expenses incurred by the Trust pursuant to Section 3.09(c) with respect to any Serviced Pooled Mortgage Loan or Administered REO Property as to which such Master Servicer is the applicable Master Servicer (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) (provided that payment pursuant to this clause (xiii) with respect to any cost or expense relating to the Pooled Mortgage Loan in a Mortgage Loan Pair or any related REO Property shall be limited to amounts on deposit in the applicable Collection Account specifically allocable to such payment in accordance with
                    Section 3 or Section 4, as applicable, of the related Mortgage Loan Pair Co-Lender Agreement);

                         (xiv) to pay itself, the Special Servicer, the
                    Depositor, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, first out of amounts on deposit in such Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any amounts payable to any such Person pursuant to
                    Section 6.03, Section

                    7.01(b), Section 8.05(b) or Section 8.13, as applicable, but only if and to the extent that such amounts relate to Pooled Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer (provided that payment pursuant to this clause (xiv) with respect to any cost or expense relating to the Pooled Mortgage Loan in a Mortgage Loan Pair or any related REO Property shall be limited to amounts on deposit in the applicable Collection Account specifically allocable to such payment in accordance with Section 3 or Section 4, as applicable, of the related Mortgage Loan Pair Co-Lender Agreement);

                         (xv) to pay, first out of amounts on deposit in such
                    Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, (A) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property as to which such Master Servicer is the applicable Master Servicer, and (B) to the extent not otherwise advanced by such Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18(c), to the applicable Master Servicer or the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(c), a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer;

                         (xvi) to pay itself, the Special Servicer, the
                    Certificate Administrator, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount related to the Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer, that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xvi) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                         (xvii) to pay itself, the Special Servicer, any Pooled
                    Mortgage Loan Seller, a Controlling Class Certificateholder, any B-Note Holder or any other particular Person, as the case may be, with respect to any Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Pooled Mortgage Loan subsequent to the date of purchase or other removal;

                         (xviii) to pay to the applicable Pooled Mortgage Loan
                    Seller any amounts on deposit in such Collection Account that represent Monthly Payments due on the respective Pooled Mortgage Loans on or before the Cut-off Date or, in the case of a Replacement Pooled Mortgage Loan, on or before the date on which such Replacement Pooled Mortgage Loan was added to the Trust Fund;

                         (xix) to pay, out of such general collections on the
                    Pooled Mortgage Loans any REO Properties as are then on deposit in such Collection Account, to the 1290 Avenue of the

                    Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer, or the holder of a 1290 Avenue of the Americas Non-Pooled Loan, any amount reimbursable to such party pursuant to the terms of the 1290 Avenue of the Americas Intercreditor Agreement;

                         (xx) to transfer any Excess Liquidation Proceeds on
                    deposit in such Collection Account to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

                         (xxi) to clear and terminate such Collection Account at
                    the termination of this Agreement pursuant to Section 9.01.

                  In addition, but subject to the succeeding paragraphs of this
Section 3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, the payment, reimbursement or remittance can be made from any funds on deposit in such Collection Account (including pursuant to clause (vi) of the preceding paragraph) and the amounts on deposit in such Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other Master Servicer's Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) is sufficient to make such payment, reimbursement or remittance, then such other Master Servicer shall withdraw funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefrom from the first Master Servicer, which request is accompanied by an Officer's Certificate (1) either (x) setting forth that the requesting Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate or other information provided by the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or another particular Person, as the case may be, that sets forth that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) setting forth that the requesting Master Servicer does not then have on deposit in its Collection Account funds sufficient for such reimbursement.

                  If amounts on deposit in either Collection Account at any particular time (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix) of the second preceding paragraph above, then the corresponding withdrawals from such Collection Account shall be made in the following priority and subject to the following rules: (x) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (y) if the payment, reimbursement or remittance can be made from any funds on deposit in such Collection Account, then (following any withdrawals made from such Collection Account in accordance with the immediately preceding clause (x) of this sentence) such payment, reimbursement or remittance shall be made from the general funds remaining on deposit in such Collection Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of a Collection Account pursuant to any of clauses (ii), (v) and (vi) of the first paragraph of this Section 3.05(a), and any payments of interest thereon out of a Collection Account pursuant to either of clauses (vii) and (viii) of the first paragraph of this Section 3.05(a), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; and third, pro rata, to the applicable Master Servicer and the Special Servicer.

                  Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to any of clauses (ii) through (xix) of the first paragraph of this
Section 3.05(a).

                  Each Master Servicer shall pay to the Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which the Special Servicer is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Pooled Mortgage Loan and REO Property as to which it is the Special Servicer, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

                  (b) The Certificate Administrator shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                         (i) to make distributions to Certificateholders on each
                    Distribution Date pursuant to Section 4.01;

                         (ii) to transfer Interest Reserve Amounts in respect of
                    the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c);

                         (iii) to pay itself, either Master Servicer, the
                    Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05 or Section 8.13, as applicable, if and to the extent such amounts are not payable out of a Collection Account pursuant to Section 3.05;

                         (iv) to pay any and all federal, state and local taxes
                    imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                         (v) to pay for the cost of the Opinions of Counsel
                    sought by the Trustee as contemplated by Section 11.01(a) or
                    Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

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

                         (vi) to pay itself Net Investment Earnings earned on
                    funds in the Distribution Account for each Collection
                    Period;

                         (vii) to pay for the cost of recording this Agreement
                    pursuant to Section 11.02(a); and

                         (viii) to clear and terminate the Distribution Account
                    at the termination of this Agreement pursuant to Section
                    9.01.

                    (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2004), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Certificate Administrator shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest or other income earned on deposits in the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Interest Reserve Account for each Collection Period).

                    (d) On the Business Day prior to each Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount of Excess Liquidation Proceeds, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all Excess Liquidation Proceeds then on deposit in the Excess Liquidation Proceeds Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

                    (e) The Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Accounts and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in such Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

                    (f) The applicable Master Servicer may, from time to time, make withdrawals from the Ballston Common B-Note Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

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

                         (i) to remit to the Ballston Common B-Note Holder the
                    amounts to which the Ballston Common B-Note Holder is entitled in accordance with the last paragraph of this
                    Section 3.05(f), as and when required by such paragraph;

                         (ii) to pay to itself earned and unpaid Master
                    Servicing Fees in respect of the Ballston Common B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

                         (iii) to pay to the Special Servicer earned and unpaid
                    Special Servicing Fees in respect of the Ballston Common Mortgage Loan Pair or any successor REO Mortgage Loans with respect thereto;

                         (iv) to pay the Special Servicer (or, if applicable,
                    any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the Ballston Common B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto pursuant to, and from the sources contemplated by, the second and third paragraphs of
                    Section 3.11(c);

                         (v) to pay the Special Servicer (or, if applicable, any
                    predecessor thereto) any earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the Ballston Common Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto, but which is payable out of amounts collected on or with respect to the Ballston Common B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the second and third paragraphs of Section 3.11(c);

                         (vi) to reimburse itself, the Special Servicer, the
                    Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the Ballston Common Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                         (vii) to pay itself, the Special Servicer, the Trustee
                    or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the Ballston Common Mortgage Loan Pair or any related REO Property;

                         (viii) to pay itself any items of Additional Master
                    Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Ballston Common B-Note Account from time to time;

                         (ix) to pay any unpaid Liquidation Expenses incurred
                    with respect to the Ballston Common Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                         (x) to pay, in accordance with Section 3.11(i), certain
                    servicing expenses with respect to the Ballston Common Mortgage Loan Pair or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                         (xi) to pay any costs and expenses incurred pursuant to
                    Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the Ballston Common Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                         (xii) to pay itself, the Special Servicer, the
                    Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
                    Section 8.05(b), or Section 8.13, as applicable, in connection with the Ballston Common Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                         (xiii) to pay to itself, the Special Servicer, the
                    Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Ballston Common B-Note Holder under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                         (xiv) to clear and terminate the Ballston Common B-Note
                    Account at the termination of this Agreement pursuant to
                    Section 9.01 or at such time as the Ballston Common Mortgage Loan Pair or any related REO Property is no longer serviced hereunder.

                  If amounts on deposit in the Ballston Common B-Note Account at any particular time (after withdrawing any portion of such amounts deposited in the Ballston Common B-Note Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xiii) above, then, subject to the provisions of the Ballston Common Co-Lender Agreement, any such payment, reimbursement or remittance shall be made from the funds on deposit in the Ballston Common B-Note Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such funds; provided that any reimbursements of Servicing Advances out of the Ballston Common B-Note Account, and any payments of interest thereon out of the Ballston Common B-Note Account, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; and third, pro rata, to the applicable Master Servicer and the Special Servicer.

                  The applicable Master Servicer shall pay to the Special Servicer from the Ballston Common B-Note Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

                  The Trustee, the Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Ballston Common B-Note Holder to any particular funds on deposit in the Ballston Common B-Note Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances (with interest) and expenses are to be reimbursed or paid from such funds on deposit in the Ballston Common B-Note Account pursuant to the express terms of this Agreement and the Ballston Common Co-Lender Agreement.

                  The applicable Master Servicer shall withdraw from the Ballston Common B-Note Account and pay to the Ballston Common B-Note Holder (in accordance with the Ballston Common B-Note Holder's written instructions) all amounts received on or with respect to the Ballston Common B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are deposited into the Ballston Common B-Note Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(f)) on the next Business Day following the deposit thereof into the Ballston Common B-Note Account, to the extent such amounts represent collections of Monthly Payments received from the Ballston Common Borrower in the absence of a Borrower default and, otherwise, on the Master Servicer Remittance Date immediately following the Collection Period in which such amounts were deposited into the Ballston Common B-Note Account.

                  (g) The applicable Master Servicer may, from time to time, make withdrawals from the Renaissance B-Note Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                    (i) to remit to the Renaissance B-Note Holder the amounts to which the Renaissance B-Note Holder is entitled in accordance with the last paragraph of this Section 3.05(g), as and when required by such paragraph;

                    (ii) to pay to itself earned and unpaid Master Servicing
               Fees in respect of the Renaissance B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

                    (iii) to pay to the Special Servicer earned and unpaid
               Special Servicing Fees in respect of the Renaissance Mortgage Loan Pair or any successor REO Mortgage Loans with respect thereto;

                    (iv) to pay the Special Servicer (or, if applicable, any
               predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the Renaissance B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                    (v) to pay the Special Servicer (or, if applicable, any
               predecessor thereto) any earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the Renaissance Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto, but which is payable out of amounts collected on or with respect to the Renaissance B-Note

               Mortgage Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the second and third paragraphs of Section 3.11(c);

                    (vi) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the Renaissance Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                    (vii) to pay itself, the Special Servicer, the Trustee or
               the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the Renaissance Mortgage Loan Pair or any related REO Property;

                    (viii) to pay itself any items of Additional Master
               Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Renaissance B-Note Account from time to time;

                    (ix) to pay any unpaid Liquidation Expenses incurred with
               respect to the Renaissance Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                    (x) to pay, in accordance with Section 3.11(i), certain
               servicing expenses with respect to the Renaissance Mortgage Loan Pair or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                    (xi) to pay any costs and expenses incurred pursuant to
               Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the Renaissance Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                    (xii) to pay itself, the Special Servicer, the Depositor,
               the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable, in connection with the Renaissance Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                    (xiii) to pay to itself, the Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Renaissance B-Note Holder under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(g), it being acknowledged that this clause
               (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                    (xiv) to clear and terminate the Renaissance B-Note Account at the termination of this Agreement pursuant to Section 9.01 or at such time as the Renaissance Mortgage Loan Pair or any related REO Property is no longer serviced hereunder.

                  If amounts on deposit in the Renaissance B-Note Account at any particular time (after withdrawing any portion of such amounts deposited in the Renaissance B-Note Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xiii) above, then, subject to the provisions of the Renaissance Co-Lender Agreement, any such payment, reimbursement or remittance shall be made from the funds on deposit in the Renaissance B-Note Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such funds; provided that any reimbursements of Servicing Advances out of the Renaissance B-Note Account, and any payments of interest thereon out of the Renaissance B-Note Account, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; and third, pro rata, to the applicable Master Servicer and the Special Servicer.

                  The applicable Master Servicer shall pay to the Special Servicer from the Renaissance B-Note Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

                  The Trustee, the Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Renaissance B-Note Holder to any particular funds on deposit in the Renaissance B-Note Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances (with interest) and expenses are to be reimbursed or paid from such funds on deposit in the Renaissance B-Note Account pursuant to the express terms of this Agreement and the Renaissance Co-Lender Agreement.
                  The applicable Master Servicer shall withdraw from the Renaissance B-Note Account and pay to the Renaissance B-Note Holder (in accordance with the Renaissance B-Note Holder's written instructions) all amounts received on or with respect to the Renaissance B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are deposited into the Renaissance B-Note Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(g)) on the next Business Day following the deposit thereof into the Renaissance B-Note Account, to the extent such amounts represent collections of Monthly Payments received from the Renaissance Borrower in the absence of a Borrower default and, otherwise, on the Master Servicer Remittance Date immediately following the Collection Period in which such amounts were deposited into the Renaissance B-Note Account.

                    SECTION 3.06. Investment of Funds in the Accounts.

                    (a) Each Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Certificate Administrator) that holds its Collection Account or any B-Note Account, Servicing Account or Reserve Account maintained by it, the Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Certificate Administrator) that holds the REO Account, and the Certificate Administrator may direct (pursuant to a standing order or otherwise) any depositary institution that holds the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account to invest, or if any of the Master Servicers, the Special Servicer or the Certificate Administrator, as appropriate, is such depositary institution, such Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, may invest itself, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account, no later than 11:00 a.m., New York City time, on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the applicable Master Servicer, the Special Servicer or the Certificate Administrator, as appropriate, gives timely investment instructions with respect thereto pursuant to or as contemplated by this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (with respect to Permitted Investments of amounts in its Collection Account or any B-Note Account, Servicing Account or Reserve Account maintained by it), the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), and the Certificate Administrator (with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account) acting on behalf of the Trustee, shall (and Trustee hereby designates the applicable Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by a Master Servicer, the Special Servicer or the Certificate Administrator shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised
Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party hereunder that maintains such Investment Account (whether it is a Master Servicer, the Special Servicer or the Certificate Administrator), shall:

                    (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of
                         (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                    (y) demand payment of all amounts due thereunder promptly upon determination by such Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in such Investment Account.

                    (b) Whether or not a Master Servicer directs the investment of funds in its Collection Account or in any B-Note Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.05. Whether or not a Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Serviced Mortgage Loan(s) regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Certificate Administrator directs the investment of funds in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Certificate Administrator and shall be subject to its withdrawal in accordance with Section 3.05. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the party hereunder that maintains such Investment Account (whether it is a Master Servicer, the Special Servicer or the Certificate Administrator), shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (except, in the case of any such loss with respect to a Servicing Account or Reserve Account, to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Serviced Mortgage Loan or applicable law).

                    (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment of funds on deposit in any Investment Account, and if the party hereunder that maintains such Investment Account (whether it is a Master Servicer, the Special Servicer or the Certificate Administrator) is in default of its obligations under or contemplated by Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of (i) Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates or
(ii) the Controlling Class Representative, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the party hereunder that maintains such Investment Account (whether it is a Master Servicer, the Special Servicer or the Certificate Administrator). This provision is in no way intended to limit any actions that a Master Servicer, the Special Servicer or the Certificate Administrator may take in this regard at its own expense.

                    (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amounts and the monthly amounts payable to the respective B-Note Holders, the amounts so invested shall be deemed to remain on deposit in such Account.

                    SECTION 3.07. Maintenance of Insurance Policies; Errors and
                                  Omissions and Fidelity Coverage.

                    (a) In the case of each Performing Serviced Mortgage Loan, the applicable Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which a Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, such Master Servicer will itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property (x) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including but not limited to coverage for damage resulting from acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents; provided that all of the following conditions and/or limitations shall apply:

                         (A) the applicable Master Servicer shall not be
                    required to maintain any earthquake or environmental insurance policy on any Mortgaged Property securing a Performing Serviced Mortgage Loan unless such insurance policy was in effect at the time of the origination of such Mortgage Loan pursuant to the terms of the related Loan Documents and is available at commercially reasonable rates (and if the applicable Master Servicer does not cause the Borrower to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or on an Administered REO Property so long as such insurance is available at commercially reasonable rates);

                         (B) if and to the extent that any Performing Serviced
                    Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the applicable Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

                         (C) the applicable Master Servicer shall have no
                    obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause the Borrower under any Performing Serviced Mortgage Loan to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents;



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                         (D) in no event shall the applicable Master Servicer be
                    required to cause the Borrower under any Performing Serviced Mortgage Loan to maintain, or itself obtain, insurance coverage that the applicable Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Master Servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and provided that any such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage);

                         (E) the reasonable efforts of the applicable Master
                    Servicer to cause the Borrower under any Performing Serviced Mortgage Loan to maintain insurance shall be conducted in a manner that takes into account the insurance that would then be available to the applicable Master Servicer on a force-placed basis; and

                         (F) to the extent the applicable Master Servicer itself
                    is required to maintain insurance that the Borrower under any Performing Serviced Mortgage Loan does not maintain, the applicable Master Servicer shall not be required to maintain insurance other than what is available to such Master Servicer on a force-placed basis (and this will not be construed to modify the other limits set forth in clause (D) above).

                  Notwithstanding the limitation set forth in clause (D) above, the applicable Master Servicer shall, prior to availing itself of any limitation described in that clause with respect to any Performing Serviced Mortgage Loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer (and, in connection therewith, the Special Servicer shall be required to comply with any applicable provisions of
Section 3.24, Section 3.27, Section 3.28, Section 3.29 or Section 3.30). The applicable Master Servicer shall be entitled to rely on the determination of the Special Servicer made in connection with such approval or disapproval. The Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven Business Days of the Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted.

                  The applicable Master Servicer shall notify the Special Servicer, the Trustee and the Controlling Class Representative if the applicable Master Servicer determines that the Borrower under any Performing Serviced Mortgage Loan has failed to maintain insurance required under (or that such Master Servicer has required pursuant to a provision that entitles the lender to reasonably require insurance under) the related Mortgage Loan Documents and such failure materially and adversely affects such Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property or if the Borrower under any Performing Serviced Mortgage Loan has notified the applicable Master Servicer in writing that the Borrower does not intend to maintain such insurance and the applicable Master Servicer has determined that such failure materially and adversely affects such Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property.

                  Subject to Section 3.17(b), with respect to each Specially Serviced Mortgage Loan and Administered REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the Special Servicer shall itself maintain, subject to the right of the Special Servicer to (x) direct the applicable Master Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the applicable Master Servicer shall make such Servicing Advance (subject to Section 3.19(b)), or (y) direct the applicable Master Servicer to cause such coverage to be maintained under the applicable Master Servicer's force-place insurance policy, in which case the applicable Master Servicer shall so cause such coverage to be maintained thereunder to the extent that the identified coverage is available under the applicable Master Servicer's existing force-place policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or at such REO Property or (ii) the outstanding principal balance of such Mortgage Loan or the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve (12) months or, with respect to Mortgage Loans with initial principal balances greater than $35 million, at least eighteen (18) months, in each case if so required pursuant to the related Mortgage Loan Documents; provided, however, that neither the applicable Master Servicer nor the Special Servicer shall be required in any event to maintain or obtain the insurance coverage otherwise described by this paragraph beyond what is available at commercially reasonable rates and consistent with the Servicing Standard.

                  All such insurance policies maintained as described above shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of a Serviced Mortgage
Loan), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of an Administered REO Property). Any amounts collected by a Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account of the applicable Master Servicer or a related B-Note Account, as appropriate in accordance with Section 3.04, subject to withdrawal pursuant to
Section 3.05, in the case of amounts received in respect of a Serviced Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by a Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of a Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to a

Master Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to such Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

                    (b) If (i) a Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced Mortgage Loans or Administered REO Properties, as applicable, as to which it is the applicable Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (A) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required herein and in the Mortgage Loan Documents or (ii) a Master Servicer or the Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch and such Master Servicer or the Special Servicer, as the case may be, self-insures for its obligation to maintain, and deposits into its Collection Account (any such deposit to be deemed to constitute "Insurance Proceeds") the amount of any loss to the Trust that would have been covered by, the individual policies otherwise required, such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, shall, if there shall not have been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or any Administered REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account (or, to the extent the loss affects a B-Note Mortgage Loan, in the applicable B-Note Account) maintained by the applicable Master Servicer, from its own funds without any right of reimbursement from the Trust, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicers and the Special Servicer shall each prepare and present, on behalf of itself, the Trustee and Certificateholders and, if applicable, any affected B-Note Holder, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

                    (c) With respect to each Performing Serviced Mortgage Loan that is subject to an Environmental Insurance Policy, if the applicable Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under an Environmental Insurance Policy, such Master Servicer shall notify the Special Servicer to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Mortgage Loan and Administered REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the applicable Master Servicer or the Special Servicer) shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance.

                  (d) The Master Servicers and the Special Servicer shall each at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having the Required Claims-Paying Ratings, a fidelity bond in such form and amount as are consistent with the Servicing Standard. A Master Servicer or the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to such Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer are rated not lower than "BBB" by S&P and "A" by Fitch, such Master Servicer may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

                  The Master Servicers and the Special Servicer shall each at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. A Master Servicer or the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to such Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer are rated not lower than "BBB" by S&P and "A" by Fitch, such Master Servicer may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

                  SECTION 3.08. Enforcement of Alienation Clauses.

                  (a) If the provisions of any Serviced Mortgage Loan expressly permits the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related Borrower requests approval for such an assignment and assumption or enters into a transfer of the related Mortgaged Property in violation of the related Mortgage Loan Documents, the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) or the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either (i) disapprove such request for approval of such assignment and assumption (in the case of a Borrower request for approval thereof) or enforce the due-on-sale clause if the Mortgaged Property is transferred in violation of the related Mortgage Loan Documents or (ii) if in the best economic interest of the Trust and, if applicable, any affected B-Note Holder (as a collective whole), approve the request or waive the effect of the due-on-sale clause; provided, however, that all of the following conditions and/or restrictions shall apply:

                           (A) the applicable Master Servicer shall not approve a request for approval of an assignment and assumption or waive the effect of a due-on-sale clause for any Performing Serviced Mortgage Loan that is a Pooled Mortgage Loan, unless such Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (1) the applicable Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such assignment or assumption, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent,
          (2) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Section 3.24, Section 3.27, Section 3.28, Section 3.29 or Section 3.30, as applicable) and (3) if any such consent has not been expressly denied within seven Business Days of the Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted);

                           (B) if the affected Performing Serviced Mortgage Loan is a Pooled Mortgage Loan that, together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan or have the same Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage Loan, is one of the ten largest Pooled Mortgage Loans then in the Trust or has a Cut-off Date Principal Balance in excess of $20,000,000, then, subject to the related Mortgage Loan Documents and applicable law, and except in the case of a Pooled Mortgage Loan that is part of a Mortgage Loan Pair, neither the applicable Master Servicer (with respect to a Serviced Pooled Mortgage Loan other than a Specially Serviced Pooled Mortgage
          Loan) nor the Special Servicer (with respect to a Specially Serviced Pooled Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates;

                           (C) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause with respect to any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower(s) or (ii) either (x) in the case of a Master Servicer, it has obtained the consent of the Special Servicer (pursuant to the approval procedures described in clause (A) above) or
          (y) in the case of the Special Servicer, it has obtained the consent of the Controlling Class Representative if and to the extent required under Section 3.24);

                           (D) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause with respect to any Serviced Mortgage Loan unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust or any affected B-Note Holder (it being understood and agreed that, except as expressly provided herein, neither the applicable Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses);

                           (E) neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall, in connection with any approval of any Borrower request for approval of an assignment and assumption or waiver of the effect of any "due-on-sale" clause with respect to any Serviced Mortgage Loan, consent or agree to any modification, waiver or amendment of any term or provision of such Serviced Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to either Grantor Trust Pool; and

                           (F) the Special Servicer shall not consent to a Master Servicer's recommendation described in clause (A) above, or itself approve a request for approval of an assignment and assumption or waive the effect of a due-on-sale clause, unless the Special Servicer has complied with Section 3.24.

                  Notwithstanding the foregoing, in no event will the applicable Master Servicer's approval of an assignment and assumption be conditioned on the approval or absence of objection from the Special Servicer if (a) the assignment and assumption is permitted under the related Mortgage Loan Documents and (b) the conditions to the assignment and assumption that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the assignment and assumption set forth in the related Mortgage Loan Documents that do not include any other approval or exercise).

                  If the provisions of any Serviced Mortgage Loan expressly permits the further encumbrance of the related Mortgaged Property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related Borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the related Mortgage Loan Documents, the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) or the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either (i) disapprove such request for approval of such further encumbrance (in the case of a Borrower request for approval thereof) or enforce the due-on-encumbrance clause if the related Mortgaged Property is encumbered in the violation of the related Mortgage Loan Documents or (ii) if in the best economic interest of the Trust and, if applicable, any affected B-Note Holder (as a collective whole), approve the request or waive the effect of the due-on-encumbrance; provided, however, that all of the following conditions and/or restrictions shall apply:

                           (A) the applicable Master Servicer shall not approve a Borrower request for approval of a further encumbrance or waive the effect of a "due-on-encumbrance" clause with respect to any Performing Serviced Mortgage Loan unless such Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (1) the applicable Master Servicer shall promptly provide the Special Servicer with notice of any such Borrower request for approval of such further encumbrance, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (2) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Section 3.24, Section 3.27, Section 3.28, Section 3.29 or Section 3.30, as applicable) and (3) if any such consent has not been expressly denied within seven Business Days of the Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted);

                           (B) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of a further encumbrance or waive the effect of any "due-on-encumbrance" clause unless and until it has received written confirmation that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates from Fitch, with respect to any Serviced Pooled Mortgage Loan that is one of the ten largest Pooled Mortgage Loans then in the Trust Fund, by principal balance, and from S&P, with respect to any Serviced Pooled Mortgage Loan that (1) represents 2% or more of the then aggregate principal balance of all of the Pooled Mortgage Loans then in the Trust Fund, (2) is one of the ten largest Pooled Mortgage Loans then in the Trust Fund by principal balance, (3) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85% or (4) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x;

                           (C) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of a further encumbrance or waive the effect of any "due-on-encumbrance" clause with respect to any Serviced Mortgage Loan unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust or any affected B-Note Holder (it being understood and agreed that neither the applicable Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses);

                           (D) neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall, in connection with any approval of any Borrower request for approval of a further encumbrance or waiver of the effect of any "due-on-encumbrance" clause with respect to any Serviced Mortgage Loan, consent or agree to any modification, waiver or amendment of any term or provision of such Serviced Mortgage Loan that would result in an Adverse REMIC

         Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to either Grantor Trust Pool; and

                           (E) the Special Servicer shall not consent to a Master Servicer's recommendation described in clause (A) above, or itself approve a request for approval of a further encumbrance or waive the effect of a due-on-encumbrance clause, unless the Special Servicer has complied with Section 3.24.

                  Notwithstanding the foregoing, in no event will the applicable Master Servicer's approval of a further encumbrance be conditioned on the approval or absence of objection from the Special Servicer if (a) the further encumbrance is permitted under the related Mortgage Loan Documents and (b) the conditions to the further encumbrance that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the further encumbrance set forth in the related Mortgage Loan Documents that do not include any other approval or exercise).

                  In connection with any request for approval of an assignment and assumption or waiver of a due-on-sale clause or any request for approval of a further encumbrance of a Mortgaged Property or waiver of a due-on-encumbrance clause, neither Master Servicer shall have any liability to the Trust Fund, the Certificateholders, any B-Note Holder or any other Person (i) with respect to the Special Servicer's approval of, disapproval of or delay in processing such request or (ii) that may otherwise arise from any one or more of the conditions and/or restrictions set forth in clauses (A) through (F) of the first paragraph of this Section 3.08(a) or clauses (A) through (E) of the third paragraph of this Section 3.08(a), as the case may be.

                  (b) In connection with any permitted assumption of any Serviced Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the applicable Master Servicer (in the case of a Performing Serviced Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

                  (c) The applicable Master Servicer shall have the right to consent to any transfers of an interest in the Borrower under a Performing Serviced Mortgage Loan, to the extent such transfer is allowed under the terms of the related Mortgage Loan Documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan Documents that do not include any other approval or exercise of discretion), including any consent to transfer to any subsidiary or affiliate of such Borrower or to a person acquiring less than a majority interest in such Borrower; provided, however, that, subject to the terms of the related Mortgage Loan Documents and applicable law, if (i) the affected Serviced Mortgage Loan is a Pooled Mortgage Loan that, together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan or have the same Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage Loan has a Stated Principal Balance that equals or exceeds 5% of the then aggregate Certificate Principal Balance or is one of the then current top ten Pooled Mortgage Loans (by Stated Principal Balance) in the Mortgage Pool or has a Cut-off Date Principal Balance in excess of $20,000,000, and (ii) the transfer is of an interest in the Borrower greater than 49%, then the applicable Master Servicer shall not consent to such transfer unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (the costs of which are to be payable by the related Borrower to the extent provided for in the related Mortgage Loan Documents, which provisions shall not be waived by the applicable Master Servicer, and, if not paid, such costs shall be paid by and reimbursed to the applicable Master Servicer as an Additional Trust Fund Expense). The applicable Master Servicer shall be entitled to collect and receive from Borrowers any customary fees in connection with such transfers of interest as Additional Master Servicing Compensation.

                    SECTION 3.09. Realization Upon Defaulted Serviced Mortgage
                                  Loans.

                    (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Serviced Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither Master Servicer shall, with respect to any Serviced Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Serviced Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The Special Servicer may direct the applicable Master Servicer to advance, as contemplated by Section 3.19(b), all costs and expenses (including attorneys fees and litigation costs and expenses) to be incurred on behalf of the Trust in any such proceedings or such consultation, subject to the applicable Master Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds any Liquidation Expenses incurred in respect of any Serviced Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Master Servicer or the Special Servicer (as the case may be) is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                  Neither Master Servicer shall foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Serviced Mortgage Loan. The Special Servicer and the Master Servicers shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  (b) Notwithstanding the foregoing provisions of this Section 3.09, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust (and, in the case of a Mortgage Loan Pair, the related B-Note Holder) under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulations section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by
Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the Special Servicer shall not acquire any personal property on behalf of the Trust (and, in the case of a Mortgage Loan Pair, the related B-Note Holder) pursuant to this
Section 3.09 unless either:

                         (i) such personal property is incident to real property
                    (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                         (ii) the Special Servicer shall have obtained an
                    Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

                 (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trust (and, in the case of a Mortgage Loan Pair, the related B-Note Holder), have a receiver of rents appointed with respect to a Mortgaged Property, or obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                         (i) the Special Servicer has previously determined in
                    accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that such Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                         (ii) in the event that the determination described in
                    clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders and, in the case of a Mortgaged Property securing a Mortgage Loan Pair, to the related B-Note Holder (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of the a Mortgaged Property securing a Mortgage Loan Pair, to the related B-Note Holder, to be performed at the related Net Mortgage Rate (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

                  Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and the Controlling Class Representative (and, in the case of a Mortgaged Property securing a Mortgage Loan Pair, the related B-Note Holder), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports.

                  The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be paid out of the applicable Collection Account (and, in the case of a Mortgaged Property securing a Mortgage Loan Pair, out of the related B-Note Account) pursuant to Section 3.05.

                  (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust and, if applicable, any affected B-Note Holder, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Serviced Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Controlling Class Representative, the Trustee and the applicable Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Controlling Class Representative shall not have objected to such release within 30 days of such notice or, if the Controlling Class Representative shall have objected, such objection, in the Special Servicer's good faith judgment, was inconsistent with the Servicing Standard.

                    (e) The Special Servicer shall report to the Trustee, the applicable Master Servicer and the Controlling Class Representative (and, in the case of a Mortgaged Property securing a Mortgage Loan Pair, the related B-Note Holder) monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Serviced Mortgage Loan's (or, in the case of a Mortgage Loan Pair, each of the related Serviced Mortgage Loan's) becoming a Corrected Mortgage Loan.

                    (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the subject Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable. The applicable Master Servicer, at the direction of the Special Servicer, shall make a Servicing Advance for the costs incurred in pursuing any such deficiency action, provided that such Master Servicer shall not be obligated in connection therewith to advance any funds, which if so advanced would constitute a Nonrecoverable Advance.

                    (g) Annually in each January, the applicable Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file with the IRS on a timely basis the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Serviced Mortgage Loan for which it is the applicable Master Servicer, or Mortgaged Property securing a Serviced Mortgage Loan for which it is the applicable Master Servicer, required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously therewith, the applicable Master Servicer shall deliver a copy of such information returns to the Special Servicer and the Trustee.

                    (h) As soon as the Special Servicer (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer) makes a Final Recovery Determination (such determination to be made in consultation with the Controlling Class Representative (or, in the case of a B-Note Mortgage Loan or the related Mortgaged Property, the related B-Note Holder) and the related calculations to be subject to the approval of such Controlling Class Representative (or B-Note Holder)) with respect to any Mortgage Loan or REO Property, it shall promptly notify the Certificate Administrator, the Trustee, the applicable Master Servicer (unless it is the one making the determination) and the Controlling Class Representative (and, in the case of a B-Note Mortgage Loan or the related Mortgaged Property, the related B-Note Holder). The Special Servicer (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer) shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) made by it and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Certificate Administrator, the Trustee, the applicable Master Servicer (unless it is the one making the determination) and the Controlling Class Representative no later than ten Business Days following such Final Recovery Determination. For purposes of making a Final Recovery Determination, with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer shall be entitled and required to rely on any comparable determination made by the 1290 Avenue of the Americas Special Servicer.

                    SECTION 3.10. Trustee to Cooperate; Release of Mortgage
                                  Files.

                    (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed or made in a manner customary for such purposes, the applicable Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File and, in the case of a B-Note Mortgage Loan, the Master Servicer shall promptly so notify the related B-Note Holder and request delivery to it or its designee of the Mortgage Note for such B-Note Mortgage Loan (such notice and request to be effected by delivering to the Trustee and, in the case of a B-Note Mortgage Loan, the related B-Note Holder a Request for Release in the form of Exhibit C-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's Collection Account and/or, in the case of a B-Note Mortgage Loan, in the related B-Note Account, pursuant to Section 3.04 have been or will be so deposited). Upon receipt of such Request for Release, the Trustee and, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder shall promptly release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or its designee and shall deliver to the applicable Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with preparing or recording any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, a B-Note Account or the Distribution Account.

                    (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the applicable Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) or, in the case of a B-Note Mortgage Loan, the related Mortgage Note, then, upon request of such Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit C-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit C-2 attached hereto, the Trustee or, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder, shall release, or the Trustee shall cause any related Custodian to release, such Mortgage File (or portion thereof) or, in the case of a B-Note Mortgage Loan, the related Mortgage Note to such Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian and/or, in the case of a B-Note Mortgage Loan, the related Mortgage Note to the related B-Note Holder, or upon the Special Servicer's delivery to the Trustee and, in the case of a B-Note Mortgage Loan, the related B-Note Holder, of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account and/or the related B-Note Account, as applicable, pursuant to Section 3.04 have been or will be so deposited or (ii) such Mortgage Loan has become an REO Mortgage Loan, a copy of the Request for Release shall be returned by the Trustee and, in the case of a B-Note Mortgage Loan, the related B-Note Holder, to the applicable Master Servicer or the Special Servicer, as applicable.

                    (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee and, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder, of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee and, in the case of a B-Note Mortgage Loan, if applicable, the related B-

Note Holder, shall execute and deliver to the Special Servicer, in the form supplied to the Trustee or the related B-Note Holder, as applicable, by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary, with respect to any Serviced Mortgage Loan, to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against the related Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, a Master Servicer or the Special Servicer; provided that the Trustee and, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder, may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee or the related B-Note Holder, as applicable, by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee or the related B-Note Holder, as applicable (however, the Trustee and, in the case of a B-Note Mortgage Loan, the related B-Note Holder, shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee or the related B-Note Holder, as applicable), the Special Servicer shall deliver to the Trustee or, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder, an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee or the related B-Note Holder, as applicable) be executed by the Trustee or, in the case of a B-Note Mortgage Loan, if applicable, the related B-Note Holder, and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee or the related B-Note Holder, as applicable (or by the Special Servicer on behalf of the Trustee or the related B-Note Holder, as applicable) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                    (d) If from time to time, pursuant to the terms of the 1290 Avenue of the Americas Intercreditor Agreement and the 1290 Avenue of the Americas Servicing Agreement, and as appropriate for enforcing the terms of, or otherwise properly servicing, the 1290 Avenue of the Americas Pooled Mortgage Loan, the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer or the holder of a 1290 Avenue of the Americas Non-Pooled Loan requests delivery to it of the original Mortgage Note for the 1290 Avenue of the Americas Pooled Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the 1290 Avenue of the Americas Pooled Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer or such holder of a 1290 Avenue of the Americas Non-Pooled Loan, as the case may be, of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

                    SECTION 3.11. Master Servicing and Special Servicing
                                  Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

                    (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Serviced Mortgage Loan (including each Specially Serviced Mortgage Loan), and each REO Mortgage Loan that was previously a Serviced Mortgage Loan, as to which it is the applicable Master Servicer. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with March 2003) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Master Servicing Fee with respect to any Serviced Mortgage Loan or any REO Mortgage Loan (other than any 1290 Avenue of the Americas REO Pooled Mortgage Loan) shall cease to accrue (but not as to any Replacement Pooled Mortgage Loan with respect thereto) if a Liquidation Event occurs in respect thereof (or, in the case of a B-Note Mortgage Loan or any REO Mortgage Loan with respect thereto, in respect of the related Pooled Mortgage Loan or REO Property). Master Servicing Fees earned with respect to any Serviced Pooled Mortgage Loan or any REO Pooled Mortgage Loan (other than any 1290 Avenue of the Americas REO Pooled Mortgage
Loan) shall be payable monthly from payments of interest on such Pooled Mortgage Loan or REO Revenues allocable as interest on such REO Pooled Mortgage Loan, as the case may be. The applicable Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Serviced Pooled Mortgage Loan or any REO Pooled Mortgage Loan (other than any 1290 Avenue of the Americas REO Pooled Mortgage Loan) out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be. Master Servicing Fees earned with respect to a B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be payable out of the related B-Note Account as provided in Section 3.05(f) or Section 3.05(g), as applicable. The Servicer Report Administrator shall be entitled to the Servicer Report Administrator Fee (payable as provided in Section 8.05(a)) in respect of all the Pooled Mortgage Loans and successor REO Mortgage Loans thereto.

                  PAR and any successor holder of the Excess Servicing Fee Rights that relate to the Serviced Mortgage Loans (and any successor REO Mortgage Loans with respect to such Serviced Mortgage Loans) for which PAR is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), and WFB and any successor holder of the Excess Servicing Fee Rights that relate to the Serviced Mortgage Loans (and any successor REO Mortgage Loans with respect to such Serviced Mortgage Loans) for which WFB is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to PAR or WFB, as applicable, and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. PAR, WFB and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and each of PAR and WFB hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriter, the Certificate Administrator, the Trustee, any Fiscal Agent, the Master Servicers, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Non-Registered Certificate pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer with respect to the Serviced Mortgage Loan or successor REO Mortgage Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the other Master Servicer, the Certificate Registrar, the Depositor, the Special Servicer, the Trustee or the Tax Administrator shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

                  A Master Servicer's right to receive the Master Servicing Fees (and, in the case of the Servicer Report Administrator, the Servicer Report Administrator Fees) to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein, including as contemplated by the prior paragraph.

                  (b) Each Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

                    (i) any and all Net Default Charges actually collected with respect to any Serviced Mortgage Loan for which such Master Servicer is the applicable Master Servicer or any successor REO Mortgage Loan with respect thereto, which Net Default Charges accrued during the period when such Mortgage Loan was a Performing Serviced Mortgage Loan, and any and all application fees for consents to approvals of assignments and assumptions, further encumbrances or other lender approvals, to the extent actually collected during the related Collection Period with respect to Performing Serviced Mortgage Loans for which such Master Servicer is the applicable Master Servicer;

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

                    (ii) 50% of assumption fees, modification fees, extension
               fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Performing Serviced Mortgage Loans for which such Master Servicer is the applicable Master Servicer and paid in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement and 100% of assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Performing Serviced Mortgage Loans for which such Master Servicer is the applicable Master Servicer and paid in connection with a consent, approval or other action that such Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

                    (iii) any and all charges for beneficiary statements or
               demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by the Borrowers under Serviced Mortgage Loans for which such Master Servicer is the applicable Master Servicer;

                    (iv) any and all Prepayment Interest Excesses collected with respect to the Pooled Mortgage Loans for which such Master Servicer is the applicable Master Servicer;

                    (v) interest or other income earned on deposits in the
               Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

                  To the extent that any of the amounts described in clauses (i) through (iv) in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the applicable Master Servicer.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan, and each REO Mortgage Loan thereto that relates to an Administered REO Property. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof (or, in the case of a B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, in respect of the related Pooled Mortgage Loan or REO Property) or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees with respect to Pooled Mortgage Loans that are Specially Serviced Mortgage Loans and REO Pooled Mortgage Loans shall be payable (pursuant to Section 3.05(a)) monthly first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then out of general collections on the Pooled Mortgage Loans and any REO Properties on deposit in the applicable Collection Account; provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the related B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any Special Servicing Fees earned by the Special Servicer with respect to the Ballston Common Pooled Mortgage Loan, the Renaissance Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect to either shall be paid out of the related B-Note Account pursuant to Section 3.05(f) or Section 3.05(g), as applicable. Earned but unpaid Special Servicing Fees with respect to any B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be payable out of the related B-Note Account as provided in Section 3.05(f) or Section 3.05(g), as applicable.

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which the applicable Serviced Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the related Pooled Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to the related Pooled Mortgage Loan Purchase Agreement, as applicable, in which case, if such Mortgage Loan is repurchased within the Initial Resolution Period (and, if applicable any Resolution Extension Period as is permitted under Section 2.03) no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the related Pooled Mortgage Loan Seller in satisfaction of such repurchase obligation. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the related B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any Workout Fees earned by the Special Servicer with respect to the Ballston Common Pooled Mortgage Loan or the Renaissance Pooled Mortgage Loan shall be paid out of the related B-Note Account pursuant to Section 3.05(f) or
Section 3.05(g), as applicable. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Serviced Mortgage Loan again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan. If the Special Servicer is terminated or resigns, it shall retain the right (and the successor Special Servicer) to receive any and all Workout Fees payable in respect of (i) any Serviced Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) unless the Special Servicer was terminated for cause (in which case only (i) shall apply), any Specially Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a

Specially Serviced Mortgage Loan such that the related Borrower has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been satisfied; provided, however, that (A) in either case no other event has occurred as of the time of the Special Servicer's termination or resignation that would otherwise cause such Mortgage Loan to again become a Specially Serviced Mortgage Loan and (B) in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the applicable Master Servicer, and the applicable Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the applicable Master Servicer that such conditions precedent will not be satisfied.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives any full, partial or discounted payoff from the related Borrower and each Specially Serviced Mortgage Loan and Administered REO Property, if any, as to which it receives any Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds (other than in connection with (A) the purchase of any such Specially Serviced Mortgage Loan by the Special Servicer, a B-Note Holder or the Majority Controlling Class Certificateholder(s) pursuant to Section 3.18, Section 3.28 or
Section 3.30, (B) the purchase or other acquisition of any such Specially Serviced Mortgage Loan or Administered REO Property by any Controlling Class Certificateholder(s), the Sole Certificateholder(s), a Master Servicer or the Special Servicer pursuant to Section 9.01, (C) the repurchase or replacement of any such Specially Serviced Mortgage Loan or Administered REO Property by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement as a result of a Material Breach or Material Document Defect,
(D) the purchase of any Specially Serviced Mortgage Loan or Administered REO Property by any other creditor of the related Borrower or any of its Affiliates or other equity holders pursuant to a right under the related Mortgage Loan Documents (provided that such right is exercised within the period and in the manner required under such Mortgage Loan Documents and the payment of the Liquidation Fee would not otherwise be covered by the price to be paid by such creditor), or (E) any Liquidation Event involving the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property (including any purchase of such Mortgage Loan by the holder of any 1290 Avenue of the Americas Non-Pooled Loan in accordance with the 1290 Avenue of the Americas Intercreditor Agreement)). As to each such Specially Serviced Mortgage Loan or Administered REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Charges, a Prepayment Premium or a Yield Maintenance Charge); provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the related B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any Liquidation Fees earned by the Special Servicer with respect to the Ballston Common Pooled Mortgage Loan, the Renaissance Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect to either shall be paid out of the related B-Note Account pursuant to Section 3.05(f) or Section 3.05(g), as applicable. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan.

                  The Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

                  (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                    (i) any and all Net Default Charges actually collected with respect to any Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which Net Default Charges accrued during the period when such loan or deemed loan was a Specially Serviced Mortgage Loan or an REO Mortgage Loan; and any and all assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), to the extent actually collected during the related Collection Period with respect to any Specially Serviced Mortgage Loans or any REO Mortgage Loans (other than any 1290 Avenue of the Americas REO Pooled Mortgage
               Loan);

                    (ii) 50% of any assumption fees, modification fees,
               extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Performing Serviced Mortgage Loans or REO Mortgage Loans in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement; and

                    (iii) interest or other income earned on deposits in the REO
               Account maintained by the Special Servicer, in accordance with
               Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period).

                  To the extent that any of the amounts described in clauses (i) and (ii) of the preceding paragraph are collected by a Master Servicer, such Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in any Collection Account or B-Note Account pursuant to Section 3.04.

                  (e) The Master Servicers and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any Collection Account, B-Note Account, Servicing Account, Reserve Account or REO Account, and none of the Master Servicers or the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If either Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19(b) or otherwise, the Special Servicer shall promptly provide such Master Servicer with such documentation regarding the subject Servicing Advance as such Master Servicer may reasonably request.

                    (f) If a Master Servicer or, as contemplated by Section 3.19(b), the Special Servicer is required under this Agreement to make a Servicing Advance, but fails to do so within ten (10) days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of such Master Servicer or the Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by such Master Servicer or the Special Servicer, as the case may be, within one Business Day after receipt of such notice, then (subject to Section 3.11(h) below) the Trustee (or, if the Trustee fails to make such Advance, the Fiscal Agent) shall make such Advance. If the Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

                    (g) The Master Servicers, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or, as and to the extent contemplated by the second paragraph of Section 3.05(a), the other Master Servicer's Collection Account (provided that such Advance Interest on any Servicing Advances with respect to a Mortgage Loan Pair or any related REO Property shall be payable out of the related B-Note Account, as contemplated by Section 3.05(f), and only if and to the extent that any such Advance Interest is reasonably determined by the party entitled thereto not to be ultimately payable out of amounts collectible on the related B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall it be payable out of the Collection Account in accordance with Section 3.05(a)). The applicable Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account or a B-Note Account maintained by such Master Servicer, as applicable; provided that, notwithstanding the foregoing, if a Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent believes that it is in the best interest of the Holders of the Investment Grade Certificates, it may, at its sole option, reimburse itself or request that it be reimbursed, as applicable, for Nonrecoverable Servicing Advances in installments over time; and provided, further, that (A) any such Nonrecoverable Servicing Advance reimbursable in installments made by the applicable Master Servicer (and any interest thereon and costs related thereto) shall be repaid or caused to be repaid by the related Borrower within 12 months after the making of such Nonrecoverable Servicing Advance (and if not so repaid, and if not repaid under the agreement contemplated by the immediately following clause (B), shall be paid from the Collection Account with interest at the Reimbursement Rate), and
(B) the applicable Master Servicer may condition the reimbursement of any Nonrecoverable Servicing Advance in installments on the condition that such Advance and such reimbursements shall be payable/reimbursable pursuant to a written agreement (as to payment of a fee and expenses, assurances of repayment, indemnity and other terms). Notwithstanding the foregoing, any interest on such Nonrecoverable Servicing Advance shall be payable from the Collection Account only to the extent that such interest accrued on such outstanding Nonrecoverable Servicing Advance during the period from the date such Nonrecoverable Servicing Advance was made by the applicable Master Servicer through the date that such Master Servicer is first entitled to be reimbursed from the Collection Account for the entire amount of the outstanding Nonrecoverable Servicing Advance pursuant to this Agreement; provided, however, that the applicable Master Servicer shall not be entitled to interest under this Section 3.11(g) payable from the Collection Account to the extent that such interest and the related Nonrecoverable Servicing Advance or portion thereof has either been paid by the related Borrower as contemplated by clause (A) of the immediately preceding sentence or has been paid pursuant to the agreement contemplated by clause (B) of the immediately preceding sentence. Any decision by the applicable Master Servicer to be reimbursed for a Nonrecoverable Servicing Advance either (1) in installments pursuant to this Section 3.11(g) or (2) in a single, undeferred payment shall in each case be deemed to be in compliance with the Servicing Standard.

                    (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicers, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its sole discretion exercised in good faith and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative and any affected B-Note Holder, setting forth the basis for such determination, accompanied by a copy of any Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, absent bad faith, any such determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders and, in all cases, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the applicable Master Servicer, the Special Servicer or, if appropriate, any party under the 1290 Avenue of the Americas Servicing Agreement with respect to a particular Servicing Advance for any Mortgage Loan or REO Property, and the applicable Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party or, if appropriate, any party under the 1290 Avenue of the Americas Servicing Agreement with respect to a particular Servicing Advance for any Mortgage Loan or REO Property. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer for the subject Mortgage Loan or REO Property, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Certificate Administrator, the Controlling Class Representative, the Special Servicer and the Master Servicer for the subject Mortgage Loan or REO Property.

                    (i) Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an

Administered REO Property is involved, shall) pay directly out of such Master Servicer's Collection Account and/or, in the case of a Mortgage Loan Pair or any related REO Property, the related B-Note Account, any servicing expense that, if paid by the applicable Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that (A) the applicable Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if applicable, any affected B-Note Holder (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee and the Controlling Class Representative and any affected B-Note Holder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination; and (B) if such servicing expense relates to a Mortgage Loan Pair, the applicable Master Servicer shall not pay such servicing expense from such Master Servicer's Collection Account except to the extent that amounts on deposit in the related B-Note Account are insufficient for such payment. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the Controlling Class Representative and the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the applicable Master Servicer and the Controlling Class Representative.

                    SECTION 3.12. Property Inspections; Collection of Financial
                                  Statements.

                    (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the subject Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Serviced Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances and otherwise as contemplated by Section 3.05(a). The applicable Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than the 1290 Avenue of the Americas Mortgaged Property, Mortgaged Properties related to Specially Serviced Mortgage Loans and REO Properties), every calendar year beginning in 2004, or every second calendar year beginning in 2004 if the unpaid principal balance of the related Serviced Pooled Mortgage Loan is less than $2,000,000; provided that with respect to any Serviced Pooled Mortgage Loan (other than a Specially Serviced Pooled Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CMSA Servicer Watch List, the applicable Master Servicer, at its own expense, shall, at the request of the Controlling Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2004 so long as such Mortgage Loan continues to be on the CMSA Servicer Watch List; and provided, further, that neither Master Servicer will be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in this sentence, if the Special Servicer has already done so during that period pursuant to the preceding sentence. Each of the Master Servicers and the Special Servicer shall prepare (and, promptly following preparation, if there has been a material adverse change in the condition of the subject Mortgaged Property or REO Property, as applicable), deliver to or make available (on such Master Servicer's or the Special Servicer's internet website) to the Trustee, the Controlling Class Representative and the applicable

Master Servicer or the Special Servicer (and, if applicable, any affected B-Note Holder), and the Rating Agencies) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the subject Mortgaged Property and that specifies the occurrence or existence of:
(i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of such Master Servicer or the Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the subject Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of such Master Servicer or the Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (iv) any waste on or deferred maintenance in respect of the subject Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. Such report may be in the form of the standard property inspection report (or such other form for the presentation of such information) as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally. Each of the Master Servicers and the Special Servicer shall deliver to the Controlling Class Representative and, if applicable, any affected B-Note Holder and, upon request, to the Certificate Administrator and the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later or if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by the applicable Master Servicer or the Special Servicer, as appropriate, or receipt of the related inspection report if the inspection is performed by a third party). The copy of each such inspection report that is delivered by a Master Servicer or the Special Servicer to the Controlling Class Representative shall be imaged with the ARCap Naming Convention for Electronic File Delivery.

                    (b) Commencing with respect to the calendar quarter ended June 30, 2003, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each Performing Serviced Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan Documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media (and labeled according to the ARCap Naming Convention for Electronic File Delivery) of all of the foregoing items so collected or obtained by it to the applicable Master Servicer, the Controlling Class Representative and any affected B-Note Holder within 30 days of its receipt thereof.

                    (c) In connection with the matters addressed in this Section
3.12 with respect to the Mortgage Loan Pairs, the applicable Master Servicer and the Special Servicer shall comply with the provisions of Section 9 of each of the Ballston Common Co-Lender Agreement and the Renaissance Co-Lender Agreement.

                    SECTION 3.13. Annual Statement as to Compliance.

                    The Master Servicers and the Special Servicer shall each deliver to the Trustee, the Certificate Administrator, the Depositor, the Underwriters and the Controlling Class Representative, on or before May 1 of each year, beginning in 2004, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of such Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, such Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) such Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicers and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 15 in 2004 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. Promptly after its receipt of each Annual Performance Certification from a Master Servicer or the Special Servicer, the Depositor shall review such Annual Performance Certification and, if applicable, consult with the applicable Master Servicer or the Special Servicer (as the case may be) as to the nature of any defaults by such Master Servicer or the Special Servicer in the fulfillment of any of such Master Servicer's or Special Servicer's obligations.

                  SECTION 3.14. Reports by Independent Public Accountants.

                  On or before May 1 of each year, beginning in 2004, the Master Servicers and the Special Servicer each shall, at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish, or itself deliver a copy of, a statement (the "Annual Accountants' Report") to the Trustee, the Certificate Administrator, the Depositor, the Underwriter and the Controlling Class Representative, to the effect that such firm has examined the servicing operations of such Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that such Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that the Master Servicers and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2004 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. Promptly after its receipt of each Annual Accountants' Report from a Master Servicer or the Special Servicer, the Depositor shall review such report and, if applicable, consult with the applicable Master Servicer or the Special Servicer (as the case may be) as to the nature of any defaults by such Master Servicer or the Special Servicer in the fulfillment of any of such Master Servicer's or Special Servicer's obligations.

                    SECTION 3.15. Access to Information.

                    (a) The Master Servicers and the Special Servicer shall each afford to the OTS, the FDIC, any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, the Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Underwriter, each Rating Agency, the Controlling Class Representative and each B-Note Holder, access to any records regarding the Mortgage Loans (or, in the case of a B-Note Holder, just the related B-Note Mortgage Loan) and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the related Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. At the election of the applicable Master Servicer, such access may be afforded to the Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representative and each B-Note Holder by the delivery of copies of information as requested by such Person and the applicable Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies (other than with respect to the Rating Agencies); provided, however, that the applicable Master Servicer shall be entitled to require such payment from the Controlling Class Representative in any single calendar month only to the extent that such costs in such month exceed $100.00. Such access shall otherwise be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the particular Master Servicer or the Special Servicer, as the case may be, designated by it.

                    (b) In connection with providing access to information pursuant to clause (a) of this Section 3.15, the Master Servicers and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Serviced Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan Documents or would constitute a waiver of the attorney-client privilege.

                    (c) Upon the request of the Controlling Class Representative made not more frequently than once a month during the normal business hours of the Master Servicers and the Special Servicer, the Master Servicers and the Special Servicer each shall, without charge, make a knowledgeable Servicing Officer available either by telephone (with Servicing Officers of each of the Master Servicers and the Special Servicer participating simultaneously if the Controlling Class Representative so requests) or, at the option of the Controlling Class Representative if it provides reasonable advance notice, at the office of such Servicing Officer, to verbally answer questions from the Controlling Class Representative regarding the performance and servicing of the Serviced Mortgage Loans and/or Administered REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible.

                    (d) Notwithstanding any provision of this Agreement to the contrary, the failure of a Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement the extent that such

Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable and good faith judgment consistent with the Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

                    (e) None of the Master Servicers or the Special Servicer shall be liable for providing, disseminating or withholding information in accordance with the terms of this Agreement. In addition to their other rights hereunder, each of the Master Servicers and the Special Servicer (and their respective employees, attorneys, officers, directors and agents) shall, in each case, be indemnified by the Trust Fund for any claims, losses or expenses arising from any such provision, dissemination or withholding.

                    SECTION 3.16. Title to Administered REO Property; REO
                                  Account.

                    (a) If title to any Administered REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and, in the case of any Ballston Common REO Property or Renaissance REO Property, also on behalf of the related B-Note Holder), or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust (or, in the case of any Ballston Common REO Property or Renaissance REO Property, at the expense of the Trust and the related B-Note Holder; it being the intention that the related B-Note Holder bear such expense prior to the Trust) for the purpose of taking title to one or more Administered REO Properties pursuant to this Agreement. Any such limited liability company formed by the Special Servicer shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable Administered REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer shall sell any Administered REO Property in accordance with
Section 3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject Administered REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any Administered REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell subject Administered REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

                    (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any Administered REO Property separate and apart from its own funds and general assets. If any REO Acquisition occurs in respect of any Mortgaged Property securing a Serviced Mortgage Loan, then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (or, in the case of any Ballston Common REO Property or Renaissance REO Property, on behalf of both the Certificateholders and the related B-Note Holder), as a collective whole, for the retention of revenues and other proceeds derived from such Administered REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an Administered REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer is authorized to pay out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, any Liquidation Expenses incurred in respect of an Administered REO Property and outstanding at the time such proceeds are received, as well as any other items that otherwise may be paid by the applicable Master Servicer out of such Liquidation Proceeds as contemplated by Section 3.05(a). The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                    (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. Monthly within two
(2) Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the applicable Master Servicer's Collection Account (or, to the extent that such amounts are allocable to an REO Mortgage Loan that was previously a B-Note Mortgage Loan, into the related B-Note Account), or deliver to the applicable Master Servicer for deposit into such Collection Account (or, to the extent that such amounts are allocable to an REO Mortgage Loan that was previously a B-Note Mortgage Loan, into the related B-Note Account), the aggregate of all amounts received in respect of each Administered REO Property during such Collection Period that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each Administered REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such Administered REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period. For the avoidance of doubt, such amounts withdrawn from the REO Account and deposited into the applicable Master Servicer's Collection Account following the end of each Collection Period pursuant to the preceding sentence shall, upon such deposit, be construed to have been received by the applicable Master Servicer during such Collection Period.

                    (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

                    (e) Notwithstanding anything to the contrary, this Section
3.16 shall not apply to any 1290 Avenue of the Americas REO Property.

                    SECTION 3.17. Management of Administered REO Property.

                    (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

                         (i) None of the income from Directly Operating such
                    Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                         (ii) Directly Operating such Mortgaged Property as an
                    REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

                         (iii) It is reasonable to believe that Directly
                    Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Tax Administrator and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible and at a reasonable fee, which fee shall be an expense of the Trust) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                  Subject to Section 3.17(b), the Special Servicer's decision as to how each Administered REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trustee, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any Administered REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any Administered REO Property pursuant to the terms and subject to the conditions of
Section 3.18.

                  (b) If title to any Administered REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or, in the case of any Ballston Common REO Property or Renaissance REO Property, on behalf of both the Certificateholders and the related B-Note Holder), as a collective whole, solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement with respect to any Administered REO Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related Serviced Mortgage Loan) shall not, with respect to any Administered REO Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection with the administration of any Administered REO Property, as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                         (i) all insurance premiums due and payable in respect
                    of such REO Property;

                         (ii) all real estate taxes and assessments in respect
                    of such REO Property that may result in the imposition of a lien thereon;

                         (iii) any ground rents in respect of such REO Property;
                    and

                         (iv) all other costs and expenses necessary to
                    maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any Administered REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the Special Servicer, but subject to Section 3.19, make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or the Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                    (c) The Special Servicer may, and, if required for the Administered REO Property to continue to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, shall, contract with any Independent Contractor for the operation and management of any Administered REO Property, provided that:

                         (i) the terms and conditions of any such contract may
                    not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                         (ii) the fees of such Independent Contractor (which
                    shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                         (iii) any such contract shall be consistent with
                    Treasury regulations section 1.856-6(e)(6) and shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                         (iv) none of the provisions of this Section 3.17(c)
                    relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                         (v) the Special Servicer shall be obligated with
                    respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property, and the Special Servicer shall comply with the Servicing Standard in maintaining such Independent Contractor.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any Administered REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

                    (d) Notwithstanding anything to the contrary, this Section
3.17 shall not apply to any 1290 Avenue of the Americas REO Property.

                    SECTION 3.18. Fair Value Option; Sale of Administered REO
                                  Properties; Sale of the 1290 Avenue of the Americas Pooled Mortgage Loan.

                    (a) The applicable Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Pooled Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement, (iii) in the case of a Pooled Mortgage Loan with a related mezzanine loan or a related B-Note Mortgage Loan, in connection with a Mortgage Loan default as set forth in the related intercreditor agreement, or (iv) in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, pursuant to a purchase option under the 1290 Avenue of the Americas Intercreditor Agreement and/or the 1290 Avenue of the Americas Servicing Agreement.

                    (b) If any Pooled Mortgage Loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the Special Servicer shall so notify the Certificate Administrator, the Trustee, the applicable Master Servicer, the Controlling Class Representative and the Holder(s) of the Controlling Class (and, if the affected Pooled Mortgage Loan is part of a Mortgage Loan Pair, the related B-Note Holder), in writing. In addition, the Special Servicer shall determine (in accordance with the Servicing Standard, taking into account the considerations contemplated by the following paragraph, but without regard to the Purchase Option provided for in Section 3.18(c) below), and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative and the Holder(s) of the Controlling Class (and, if the affected Pooled Mortgage Loan is part of a Mortgage Loan Pair, the related B-Note Holder), the Fair Value of such Pooled Mortgage Loan. The Special Servicer's determination of the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan shall be made as soon as reasonably practicable, but in no event later than 30 days after the Special Servicer receives the requisite Appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the Special Servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Pooled Mortgage Loan or the related Mortgaged Property subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect, the Special Servicer's most recent Fair Value determination with respect to such Specially Designated Defaulted Pooled Mortgage Loan, then the Special Servicer shall redetermine (in a manner as is permitted above, but taking into account any such new circumstances or conditions known to the Special Servicer), and report to the Certificate Administrator, the Trustee, the Controlling Class Representative (and, if the affected Pooled Mortgage Loan is part of a Mortgage Loan Pair, the related B-Note Holder) and the applicable Master Servicer (and the Certificate Administrator shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan. In addition, if the Special Servicer has not accepted a bid at the Fair Value of the Mortgage Loan, as most recently determined by the Special Servicer, prior to the expiration of 90 days from such determination, and thereafter the Special Servicer receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the Mortgage Loan, the Special Servicer shall redetermine (in the same manner as provided above, but taking into account any such new circumstances or conditions known to the Special Servicer), and report to the Trustee, the Certificate Administrator, the Controlling Class Representative (and, if the affected Pooled Mortgage Loan is part of a Mortgage Loan Pair, the related B-Note Holder) and the applicable Master Servicer (and the Certificate Administrator shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan; provided, however, that the Special Servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

                  In determining the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with and the expected recovery from a purchaser's foreclosing on the related Mortgaged Property or working out such Mortgage Loan. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, shall take into account the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement and shall not determine the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan without such an Appraisal; provided that the Special Servicer shall take account of any change in the circumstances regarding or the condition of the related Mortgaged Property known to the Special Servicer that has occurred or arisen subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent third parties expert in real estate or commercial mortgage loan matters with at least 5 years experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Mortgage Loan in making such determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.18(b).

                  Notwithstanding the foregoing, no Fair Value shall be determined under this Agreement with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  (c) The Majority Controlling Class Certificateholder(s) or any assignee thereof may, at its or their option, purchase from the Trust any Specially Designated Defaulted Pooled Mortgage Loan (such option, the "Purchase Option"), at a cash price (the "Option Price") equal to the Fair Value of such Mortgage Loan (as most recently determined by the Special Servicer and reported to the Trustee, the Certificate Administrator, the Controlling Class Representative and the applicable Master Servicer as provided in Section 3.18(b) above) or, if no such Fair Value has yet been established as provided in Section 3.18(b) above or if the Special Servicer is in the process of redetermining such Fair Value because of a change in circumstances, equal to the Purchase Price; provided that:

                         (i) the Purchase Option with respect to any Specially
                    Designated Defaulted Pooled Mortgage Loan will remain in effect only for the period (the "Option Period") that commences on the date that such Mortgage Loan first becomes a Specially Designated Defaulted Pooled Mortgage Loan and ends on the earlier of (A) the date on which such Mortgage Loan becomes a Corrected Mortgage Loan or otherwise ceases to be a Specially Designated Defaulted Pooled Mortgage Loan and (B) the date on which a Liquidation Event occurs with respect to such Pooled Mortgage Loan or the related Mortgaged Property becomes an REO Property.

                         (ii) the Purchase Option with respect to any Specially
                    Designated Defaulted Pooled Mortgage Loan shall be assignable by the Majority Controlling Class
                    Certificateholder(s) during the Option Period to any third party (provided that the parties hereto are notified in writing of the assignment);

                         (iii) if the Purchase Option with respect to any
                    Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder(s) or any assignee thereof within 60 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder(s) shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the Special Servicer;

                         (iv) during the 30-day period following the assignment
                    to it of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the Special Servicer shall be entitled to exercise such Purchase Option or to assign such Purchase Option to any third party (provided that the other parties hereto are notified in writing of the assignment);

                         (v) if the Purchase Option with respect to any
                    Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the Special Servicer or its assignee within the 30-day period following the assignment of such Purchase Option to the Special Servicer as contemplated by clause
                    (iii) above, then such Purchase Option will automatically revert to the Majority Controlling Class Certificateholder(s); and

                         (vi) prior to any exercise of the Purchase Option with
                    respect to any Specially Designated Defaulted Pooled Mortgage Loan by the Special Servicer or any Affiliate or assignee thereof, subject to the following paragraph, the applicable Master Servicer shall confirm and report to the Trustee, the Certificate Administrator and the Special Servicer (or, if the applicable Master Servicer and the Special Servicer are the same Person or Affiliates, the Trustee, upon reasonable notice, shall confirm and report to the Certificate Administrator and the Special Servicer) that the Special Servicer's determination of the Fair Value of such Mortgage Loan is consistent with or greater than what the applicable Master Servicer (or, if applicable, the Trustee) considers to be the Fair Value of such Mortgage Loan; provided that the Special Servicer may, at its own expense, revise any such Fair Value determination that is rejected by the applicable Master Servicer (or, if applicable, the Trustee), it being understood and agreed that such revised Fair Value determination will likewise be subject to confirmation in accordance with this clause (vi).

                  Notwithstanding anything contained in clause (vi) of the preceding paragraph to the contrary, if the applicable Master Servicer or the Trustee is required to confirm or reject the Special Servicer's Fair Value determination as contemplated by such clause (vi), either such party may (at its option and at the expense of the Trust Fund) designate an Independent third party expert in real estate or commercial mortgage loan matters with at least 5 years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Pooled Mortgage Loan, that has been selected with reasonable care by the applicable Master Servicer (or, if applicable, the Trustee) to confirm that the Special Servicer's Fair Value determination as contemplated by such clause (vi) is consistent with or greater than what the Independent third party considers to be the Fair Value of such Mortgage Loan. In the event that the applicable Master Servicer or the Trustee, as the case may be, designates such a third party to make such determination, the applicable Master Servicer or the Trustee, as applicable, shall be entitled to rely upon such third party's determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by such Master Servicer, the Trustee or any such third party pursuant to this paragraph or clause (vi) of the preceding paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. The Special Servicer shall provide the applicable Master Servicer (or, if applicable, the Trustee) with all information that the Special Servicer utilized in determining the Fair Value that is being confirmed.

                  Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by providing to the Certificate Administrator, the Trustee, the applicable Master Servicer and the Special Servicer:

                         (i) written notice of its intention to purchase such
                    Mortgage Loan at the Option Price; and

                         (ii) if such party is the assignee of the Special
                    Servicer or the Majority Controlling Class
                    Certificateholder(s), evidence of its right to exercise such Purchase Option.

The actual purchase of such Specially Designated Defaulted Pooled Mortgage Loan shall occur (by delivery of cash in the amount of the applicable Option Price to the Special Servicer for deposit in the applicable Master Servicer's Collection Account) no later than ten days after the later of (i) such exercise of the Purchase Option with respect to such Mortgage Loan and (ii) if applicable, the confirmation of the Special Servicer's Fair Value determination with respect to such Mortgage Loan in accordance with clause (vi) of the first paragraph of this
Section 3.18(c) and/or in accordance with the second paragraph of this Section 3.18(c).

                  Notwithstanding the Purchase Option provided for in this
Section 3.18(c), the Special Servicer shall proceed in respect of any Specially Designated Defaulted Pooled Mortgage Loan in accordance with Section 3.09 and/or
Section 3.20, without regard to such Purchase Option.

                  In no event shall there be a Purchase Option hereunder with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  (d) The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit cash bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any Administered REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). The Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such Administered REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any Administered REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall, consistent with the Servicing Standard, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

                  The Special Servicer shall give the Certificate Administrator, the Trustee, the applicable Master Servicer and the Controlling Class Representative not less than five (5) Business Days' prior written notice of its intention to sell any Administered REO Property pursuant to this Section 3.18(d). No Pooled Mortgage Loan Seller, Certificateholder or any Affiliate of any such Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

                    (e) Whether any cash bid constitutes a fair price for any Administered REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer, any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person, by the Trustee. In determining whether any bid received from an any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer, the cost of which shall be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to the subject Administered REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person is among those bidding with respect to any Administered REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person constitutes a fair price for any Administered REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any Administered REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Administered REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any Administered REO Property and the original bid of the Special Servicer or any Affiliate thereof is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject Administered REO Property. Any bid by the Special Servicer for any Administered REO Property shall be unconditional; and, if accepted, the subject Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

                    (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any Administered REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Pooled Mortgage Loan or Administered REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Administered REO Property, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account; provided, that if the Special Servicer was previously reimbursed for such costs from the Collection Account, then the Special Servicer must deposit such amounts into a Collection Account. Any sale of a Specially Designated Defaulted Pooled Mortgage Loan or any Administered REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                    (g) Any sale of any Specially Designated Defaulted Pooled Mortgage Loan or Administered REO Property shall be for cash only.

                    (h) The applicable Master Servicer shall act on behalf of the Trustee in coordinating with independent third parties seeking to purchase the 1290 Avenue of the Americas Pooled Mortgage Loan by, and taking any other action necessary or appropriate in connection with the sale of the 1290 Avenue of the Americas Pooled Mortgage Loan to, any purchase option holder with respect thereto pursuant to the 1290 Avenue of the Americas Servicing Agreement and/or the 1290 Avenue of the Americas Intercreditor Agreement, and the collection of all amounts payable in connection therewith. Any sale of the 1290 Avenue of the Americas Pooled Mortgage Loan pursuant to the 1290 Avenue of the Americas Servicing Agreement and/or the 1290 Avenue of the Americas Intercreditor Agreement shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the 1290 Avenue of the Americas Servicing Agreement and/or the 1290 Avenue of the Americas Intercreditor Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                    (i) If any Specially Designated Defaulted Pooled Mortgage Loan or Administered REO Property is sold under this Section 3.18, or the 1290 Avenue of the Americas Pooled Mortgage Loan is sold in accordance with this Agreement and pursuant to the 1290 Avenue of the Americas Intercreditor Agreement or the 1290 Avenue of the Americas Servicing Agreement, then the purchase price shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made (based upon, in the case of a Specially Designated Defaulted Pooled Mortgage Loan or Administered REO Property, notification by the Special Servicer to such Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

                    (j) Any purchaser of the Ballston Common Pooled Mortgage Loan or the Renaissance Pooled Mortgage Loan hereunder, whether pursuant to this
Section 3.18 or pursuant to

Section 2.03 or 9.01, will be subject to the related Mortgage Loan Pair Co-Lender Agreement, including any requirements thereof governing who may be a holder of such Pooled Mortgage Loan. The Special Servicer will require, in connection with such a sale of the Ballston Common Pooled Mortgage Loan or the Renaissance Pooled Mortgage Loan, that the purchaser assume in writing all of the rights and obligations of the holder of such Pooled Mortgage Loan under the related Mortgage Loan Pair Co-Lender Agreement.

                    (k) The purchase option for any Specially Designated Defaulted Pooled Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Pooled Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a Fair Value Bid, (ii) such Specially Designated Defaulted Pooled Mortgage Loan has become a Corrected Mortgage Loan or has otherwise ceased to be a Specially Designated Defaulted Pooled Mortgage Loan, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery Determination has been made with respect to such Specially Designated Defaulted Pooled Mortgage Loan, (v) alternatively but solely in the case of a Specially Designated Defaulted Pooled Mortgage Loan that is part of a Mortgage Loan Pair, the purchase option set forth in Section 3.28 or Section 3.30, as applicable, is exercised, or (vi) such Specially Designated Defaulted Pooled Mortgage Loan has otherwise been removed from the Trust.

                    SECTION 3.19. Additional Obligations of Master Servicers and
                                  the Special Servicer.

                    (a) Within sixty (60) days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the Appraisal referred to below) after the earliest of the date on which any Serviced Pooled Mortgage Loan (i) becomes a Modified Mortgage Loan following the occurrence of a Servicing Transfer Event, (ii) becomes an REO Pooled Mortgage Loan, (iii) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (iv) the related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings or, if such proceedings are involuntary, sixty (60) days thereafter or (v) any Monthly Payment becomes 60 days or more delinquent and such event constitutes a Servicing Transfer Event (each such event, an "Appraisal Trigger Event" and each such Serviced Pooled Mortgage Loan and any related REO Pooled Mortgage Loan that is the subject of an Appraisal Trigger Event, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been received (or, if applicable, conducted) within the prior twelve (12) months and the Special Servicer has no knowledge of changed circumstances that in the Special Servicer's reasonable judgment would materially affect the value of the Mortgaged Property. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer, in consultation with the Controlling Class Representative, shall determine and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. For purposes of this Section 3.19(a), an Appraisal may, in the case of any Serviced Pooled Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the Special Servicer. In the case of the Ballston

Common Mortgaged Property or the Renaissance Mortgaged Property, the Special Servicer shall also determine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the related B-Note Holder the Appraisal Reduction Amount, if any, with respect to the entire related Mortgage Loan Pair (calculated as if it was a single Serviced Pooled Mortgage Loan).

                  A Serviced Pooled Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event, any and all Servicing Transfer Events with respect to such Mortgage Loan have ceased to exist and no other Appraisal Trigger Event has occurred with respect thereto during the preceding ninety (90) days.

                  For so long as any Serviced Pooled Mortgage Loan or related REO Pooled Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such Mortgage Loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at the Special Servicer's option, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine, in consultation with the Controlling Class Representative, and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. Promptly following the receipt of, and based upon, such update, in the case of the Ballston Common Mortgaged Property or the Renaissance Mortgaged Property, the Special Servicer shall also redetermine, and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative and the related B-Note Holder, the Appraisal Reduction Amount, if any, with respect to the entire related Mortgage Loan Pair (calculated as if it was a single Serviced Pooled Mortgage
Loan).

                  The Controlling Class Representative and, insofar as a B-Note Mortgage Loan is affected, the related B-Note Holder, each shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders or the related B-Note Holder, as applicable. Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the applicable Master Servicer, the Controlling Class Representative and, in the case of the Ballston Common Mortgaged Property or the Renaissance Mortgaged Property, the related B-Note Holder. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. In the case of the Ballston Common Mortgaged Property or the Renaissance Mortgaged Property, the Special Servicer shall also redetermine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the related B-Note Holder the Appraisal Reduction Amount, if any, with respect to the entire related Mortgage Loan Pair (calculated as if it was a single Serviced Pooled Mortgage Loan).

                  (b) Notwithstanding anything to the contrary contained in any other Section of this Agreement, the Special Servicer shall notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or Administered REO Property, and, such Master Servicer shall make such Servicing Advance; provided that the Special

Servicer shall make any Servicing Advance on a Specially Serviced Mortgage Loan or Administered REO Property that constitutes an Emergency Advance. Each such notice and request shall be made, in writing, not less than five Business Days (and, to the extent reasonably practicable, at least ten Business Days) in advance of the date on which the subject Servicing Advance is to be made and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the applicable Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). Each Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make (as described above) not later than the date on which the subject Servicing Advance is to be made, but in no event shall it be required to make any Servicing Advance on a date that is earlier than five Business Days following such Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially Serviced Mortgage Loan or Administered REO Property (regardless of whether or not such Master Servicer shall make such Servicing Advance). Each Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(b), a Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

                  (c) Each Master Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of: (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments or principal prepayments, as applicable, received during the most recently ended Collection Period with respect to Serviced Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer, to the extent such Prepayment Interest Shortfalls arose from (A) voluntary Principal Prepayments made by a Borrower on such Serviced Pooled Mortgage Loans that are not Specially Serviced Mortgage Loans or defaulted Mortgage Loans or (B) to the extent that such Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, involuntary principal prepayments made on such Serviced Pooled Mortgage Loans that are not Specially Serviced Mortgage Loans or defaulted Mortgage Loans; (ii) if any principal prepayment relating to the 1290 Avenue of the Americas Pooled Mortgage Loan will be distributed to Certificateholders on the related Distribution Date, and if such Master Servicer is the applicable Master Servicer with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan, the amount of any related Prepayment Interest Shortfall, to the extent such Prepayment Interest Shortfall arose from (A) a voluntary principal prepayment made by the Borrower on such Pooled Mortgage Loan at a time that it was not specially serviced or in monetary default or (B) to the extent that the 1290 Avenue of the

Americas Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, an involuntary principal prepayment made on such Pooled Mortgage Loan at a time that it was not specially serviced or in monetary default; and (iii) if any Balloon Payment (net of any portion thereof previously covered by P&I Advances) relating to the 1290 Avenue of the Americas Pooled Mortgage Loan will be distributed to Certificateholders on the related Distribution Date, and if such Master Servicer is the applicable Master Servicer with respect to the 1290 Avenue of the Americas Mortgage Loan, the amount of any related Balloon Payment Interest Shortfall; provided that, if and to the extent that any Prepayment Interest Shortfall or Balloon Payment Interest Shortfall referred to in clause (ii) or (iii) of this sentence resulted from negligence on the part of the Certificate Administrator in connection with the failure to cause the related principal prepayment or Balloon Payment to be distributed to Certificateholders on an earlier Distribution Date, then the Certificate Administrator shall, on the subject Master Servicer Remittance Date, make the corresponding portion of the Compensating Interest Payment in lieu of the applicable Master Servicer making such payment.

                  The rights of the Certificateholders to offsets of any Prepayment Interest Shortfalls shall not be cumulative from Collection Period to Collection Period.

                  (d) With respect to each Serviced Pooled Mortgage Loan that is to be defeased in accordance with its terms, the applicable Master Servicer shall execute and deliver to each Rating Agency a certification substantially in the form attached hereto as Exhibit P and, further, shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act in an amount sufficient to make all scheduled payments under the subject Serviced Pooled Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that the subject Serviced Pooled Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the applicable Master Servicer, to designate a single purpose entity (which may be a subsidiary of the applicable Master Servicer established for the purpose of assuming all defeased Serviced Mortgage Loans) to assume the subject Serviced Pooled Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the subject Serviced Pooled Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released; provided that, if (A) the subject Serviced Pooled Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool or is one of the ten largest Pooled Mortgage Loans then in the Trust Fund, (B) the terms of the subject Serviced Pooled Mortgage Loan do not permit the applicable Master Servicer to impose the foregoing requirements and the applicable Master Servicer does not satisfy such requirements on its own or
(C) the applicable Master Servicer is unable to execute and deliver the certification attached hereto as Exhibit P in connection with the subject defeasance, then the applicable Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not permit a defeasance unless (i) the subject Serviced Pooled Mortgage

Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if confirmation of the absence of an Adverse Rating Event is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the applicable Master Servicer (provided, however, that in no event shall such proposed other arrangements result in any liability to the Trust Fund including any indemnification of the applicable Master Servicer or the Special Servicer which may result in legal expenses to the Trust
Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the related Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations with respect to the absence of an Adverse Rating Event.

                    SECTION 3.20. Modifications, Waivers, Amendments and
                                  Consents.

                    (a) The Special Servicer (in the case of a Specially Serviced Mortgage Loan) or the applicable Master Servicer (in the case of a Performing Serviced Mortgage Loan) may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Serviced Mortgage Loan for which it is responsible, subject, however, to Sections 3.08, 3.24, 3.28 and 3.30, and, further to each of the following limitations, conditions and restrictions:

                         (i) other than as expressly set forth in Section 3.02
                    (with respect to Post-ARD Additional Interest and Default Charges), Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses and transfers of interests in Borrowers), Section 3.19(e) (with respect to defeasances),
                    Section 3.20(e) (with respect to Post-ARD Additional Interest) and Section 3.20(f) (with respect to various routine matters), the applicable Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or materially and adversely affect the security for such Mortgage Loan, unless (solely in the case of a Performing Serviced Mortgage Loan) such Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the applicable Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Sections 3.24, 3.28 and 3.30), and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted;

                         (ii) other than as provided in Sections 3.02, 3.08 and
                    3.20(f), the Special Servicer shall not agree to (or, in the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to Certificateholders and, in the case of a Mortgage Loan Pair, the related B-Note Holder (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of a Mortgage Loan Pair, the related B-Note Holder to be done at the related Net Mortgage Rate), than would liquidation; provided that (A) any modification, extension, waiver or amendment of the payment terms of a Mortgage Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Mortgage Loan Documents, including the related Mortgage Loan Pair Co-Lender Agreement, such that neither the Trust as holder of the Pooled Mortgage Loan in such Mortgage Loan Pair nor the related B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not, as of the date of the related Mortgage Loan Pair Co-Lender Agreement, reflected in the related Mortgage Loan Documents, including the related Mortgage Loan Pair Co-Lender Agreement, and (B) to the extent consistent with the Servicing Standard (taking into account the extent to which the related B-Note Mortgage Loan is junior to the Pooled Mortgage Loan in the subject Mortgage Loan Pair), (I) no waiver, reduction or deferral of any particular amounts due on the Pooled Mortgage Loan in the subject Mortgage Loan Pair shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B-Note Mortgage Loan, (II) no reduction of the Mortgage Rate (exclusive, if applicable, of any portion thereof that represents a Post-ARD Additional Interest Rate) of the Pooled Mortgage Loan in the subject Mortgage Loan Pair shall be effected prior to the reduction of the Mortgage Rate (exclusive, if applicable, of any portion thereof that represents a Post-ARD Additional Interest Rate) of the related B-Note Mortgage Loan, and (III) no reduction of any Post-ARD Additional Interest Rate applicable to the Pooled Mortgage Loan in the subject Mortgage Loan Pair shall be effected prior to the reduction of any Post-ARD Additional Interest Rate applicable to the related B-Note Mortgage Loan;

                         (iii) the Special Servicer shall not extend (or, in the
                    case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Serviced Mortgage Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date, (B) if such Serviced Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (C) if such Serviced Mortgage Loan is covered by an Environmental Insurance Policy, for more than five years later than such Serviced Mortgage Loan's Stated Maturity Date, unless either (I) the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations or
                    (II) the Borrower obtains (at its expense) an extension of such policy on the same terms and conditions for a period ending not earlier than five years following the extended maturity date of such Serviced Mortgage Loan;

                         (iv) neither the applicable Master Servicer nor the
                    Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool (the Master Servicers and the Special Servicer shall not be liable for decisions made under this subsection which were made in good faith and each of them may rely on Opinions of Counsel in making such decisions);

                         (v) subject to applicable law, the related Mortgage
                    Loan Documents and the Servicing Standard, neither the applicable Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Performing Serviced Mortgage Loan unless all related fees and expenses are paid by the Borrower;

                         (vi) the Special Servicer shall not permit (or, in the
                    case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Serviced Mortgage Loan unless the Special Servicer shall have first
                    (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                         (vii) the Special Servicer shall not release (or, in
                    the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section 3.09(d), except as specifically required under the related Mortgage Loan Documents or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) the Rating Agencies have been notified in writing, (B) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute collateral) is, in the reasonable judgment of the Special Servicer, adequate security for the remaining Mortgage Loan and (D) if the collateral to be released has an appraised value in excess of $3,000,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Serviced Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option within the meaning of Treasury regulations section 1.1001-3(c)(2)(iii) by the related Borrower, in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the applicable Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower under a Serviced Mortgage Loan if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

                    (b) If any payment of interest on a Serviced Pooled Mortgage Loan is deferred pursuant to Section 3.20(a), then such payment of interest shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Pooled Mortgage Loan, notwithstanding that the terms of such Pooled Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Pooled Mortgage Loan.

                    (c) Each of the applicable Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower under a Serviced Mortgage Loan for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury regulations section 1.860G-2(b). All such fees collected by the applicable Master Servicer and/or the Special Servicer with respect to any Serviced Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

                    (d) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Serviced Mortgage Loans pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the Special Servicer is required under Section 3.02), and all material consents, shall be in writing. Each of the Special Servicer and the applicable Master Servicer shall notify the other such party, each Rating Agency, the Certificate Administrator, the Trustee and the Controlling Class Representative and any affected B-Note Holder, in writing, of any material modification, waiver, amendment or other action entered into or taken thereby in respect of any Serviced Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the Special Servicer is required under Section 3.02) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party and any affected B-Note Holder), an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer or the applicable Master Servicer, as appropriate, pursuant to Section 3.20(a) above, the Special Servicer or the applicable Master Servicer, as applicable, shall deliver to the other such party, the Certificate Administrator, the Trustee and the Rating Agencies and any affected B-Note Holder an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and, in the case of the Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to
Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Serviced Mortgage Loan, such Officer's Certificate shall be so delivered before the modification, waiver or amendment is agreed to.

                    (e) With respect to any Performing Serviced Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, the applicable Master Servicer shall be permitted, with the consent of the Special Servicer (which consent shall be deemed granted if not denied in writing within ten Business Days after receipt of the applicable Master Servicer's request therefor), to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (ii) the applicable Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The applicable Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

                    (f) Notwithstanding anything in this Section 3.20 or in
Section 3.08, Section 3.24, Section 3.28 or Section 3.30 to the contrary, the applicable Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special Servicer, any Certificateholder or any B-Note Holder or obtain any confirmation from the Rating Agencies with respect to the absence of an Adverse Rating Event (unless required by the Mortgage Loan Documents) in order to approve the following modifications, waivers or amendments of the Performing Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan Documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Serviced Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and nondisturbance and attornment agreements and consents involving routine leasing activities that affect less than 30% of the net rentable area of the Mortgaged Property or 30,000 square feet of the Mortgaged Property, whichever is greater; (v) approval of annual budgets to operate the Mortgage Property; (vi) grants of any waiver or consent that the applicable Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; and (vii) approving a change of the property manager at the request of the related Borrower (provided that either (A) the change occurs in connection with an assignment and assumption approved in accordance with Section 3.08 or (B) the successor property manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties and the related Serviced Pooled Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, whichever is less; provided that such modification, waiver, consent or amendment (x) would not constitute a "significant modification" of the subject Serviced Mortgage Loan pursuant to Treasury regulations section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, and (y) would be consistent with the Servicing Standard.

                    (g) In connection with granting an extension of the maturity date of either Mortgage Loan or both Mortgage Loans in a Mortgage Loan Pair in accordance with Section 3.20(a), the Special Servicer (if the Mortgage Loans in such Mortgage Loan Pair are Specially Serviced Mortgage Loans), or the applicable Master Servicer (if the Mortgage Loans in such Mortgage Loan Pair are not Specially Serviced Mortgage Loans) shall cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the Special Servicer, the Trustee, the Controlling Class Representative and the related B-Note Holder audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the applicable Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

                    (h) If and to the extent that the Trust, as holder of the 1290 Avenue of the Americas Pooled Mortgage Loan, is entitled to consent to or approve any modification, waiver or amendment of such Pooled Mortgage Loan, the applicable Master Servicer shall be responsible for responding to any request for such consent or approval in accordance with the Servicing Standard, and subject to the same conditions and/or restrictions, as if the 1290 Avenue of the Americas Pooled Mortgage Loan was a Performing Serviced Mortgage Loan. Insofar as any other Person would have consent rights hereunder with respect to a similar modification, waiver or amendment of a Pooled Mortgage Loan that is a Performing Serviced Mortgage Loan (other than a Pooled Mortgage Loan that is part of a Mortgage Loan Pair), such Person shall likewise have the same consent rights, subject to the same conditions and/or restrictions, with respect to such modification, waiver or amendment of the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  (i) The Master Servicer shall, as to each Serviced Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease as listed on the Mortgage Loan Schedule, in accordance with the related Mortgage Loan Documents, promptly (and, in any event, within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                   SECTION 3.21. Transfer of Servicing Between Applicable
                                 Master Servicer and the Special Servicer;
                                 Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan, the applicable Master Servicer shall immediately give notice thereof to the Controlling Class Representative (and, if affected thereby, to the Ballston Common B-Note Holder or the Renaissance B-Note Holder, as applicable), and if the applicable Master Servicer is not also the Special Servicer, the applicable Master Servicer shall immediately give notice thereof to the Special Servicer, the Trustee and the Controlling Class Representative, and shall deliver the related Servicing File to the Special Servicer and shall use its best reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the applicable Master Servicer (or any Sub-Servicer thereof), the information, documents and records to be delivered by the applicable Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, Insurance Policies, UCC Financing Statements and tenant estoppels. The applicable Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than ten Business Days before the applicable Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the applicable Master Servicer, the Trustee and the Controlling Class Representative and shall return the related Servicing File within five Business Days to the applicable Master Servicer. Upon giving such notice and returning such Servicing File to the applicable Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Mortgage Loan shall resume.

                  Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the applicable Master Servicer with respect to any such Cross-Collateralized Mortgage Loan upon its becoming a Corrected Mortgage Loan, the applicable Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same

Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                    (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while the subject Serviced Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while the subject Serviced Mortgage Loan is a Specially Serviced Mortgage Loan.

                    (c) The applicable Master Servicer and the Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to any Serviced Mortgage Loan or Administered REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

                    (d) In connection with the performance of its obligations hereunder with respect to any Serviced Mortgage Loan or Administered REO Property, each of the applicable Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

                    SECTION 3.22. Sub-Servicing Agreements.

                    (a) Each Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that (A) in each case, the Sub-Servicing Agreement (as it may be amended or modified from time to time):
(i) insofar as it affects the Trust, is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if such Master Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to such Master Servicer hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer under such agreement or, subject to the provisions of Section 3.22(f), terminate such rights and obligations without payment of any fee (provided, however, that neither the Ballston Common Sub-Servicing Agreement, if any, nor the Renaissance Sub-Servicing Agreement, if any, may be terminated except for cause or at the direction of the related Mortgage Loan Pair Controlling Party); (iii) prohibits the Sub-Servicer from modifying any Serviced Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of such Master Servicer and, further, prohibits the Sub-Servicer from taking any action that such Master Servicer would be prohibited from taking hereunder; (iv) if it is entered into by a Master Servicer, does not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise; (v) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer thereunder as contemplated by the immediately preceding clause (ii) and except with respect to the obligations of any applicable successor Master Servicer under a Designated Sub-Servicer Agreement) none of the Trustee, any successor to such

Master Servicer or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly permitted herein; (vi) permits any purchaser of a Serviced Pooled Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Serviced Pooled Mortgage Loan without cause and without payment of any termination fee; (vii) does not permit the subject Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer pursuant to Section 6.03; (viii) does not impose any liability or indemnification obligation whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (ix) in the case of each of the Ballston Common Sub-Servicing Agreement and the Renaissance Sub-Servicing Agreement, provides that such Sub-Servicing Agreement may be terminated, without cause and without payment of any penalty or termination fee, at the direction of the related Mortgage Loan Pair Controlling Party; and (B) the Servicer Report Administrator shall not be entitled to enter into any Sub-Servicing Agreement to provide for the performance by third parties of any or all of the obligations imposed on it hereunder in its capacity as Servicer Report Administrator.

                    (b) References in this Agreement to actions taken or to be taken by a Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of a Master Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer through such Master Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between such Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicers shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

                    (c) The Master Servicers shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

                    (d) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Serviced Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

                    (e) Each of the Master Servicers, for the benefit of the Trustee and the Certificateholders, shall (at no expense to any other party hereto or to the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer in its reasonable judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of a Master Servicer to terminate a Sub-Servicer, each of the Master Servicers shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders and/or a B-Note Holder.

                    (f) It shall be permissible for each Designated Sub-Servicing Agreement to prohibit a termination of the related Sub-Servicer without cause (except that cause shall be defined to include the occurrence of an Adverse Rating Event with respect to the continuation of such Sub-Servicer) or to require the payment of a termination fee (determined as described below) upon any termination without cause. Any such right of a Sub-Servicer under a Designated Sub-Servicing Agreement shall be binding upon any successor to the applicable Master Servicer (including the Trustee) and the obligation to pay such termination fee upon any termination of such Sub-Servicer shall constitute a corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement, including the applicable terminated Master Servicer) of such successor. For purposes of this subsection (f), the termination fee payable to a Sub-Servicer under any Designated Sub-Servicing Agreement shall be determined as follows.

                    (g) In the event the Trustee or its designee assumes the rights and obligations of a Master Servicer under any Sub-Servicing Agreement, such Master Servicer, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Serviced Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                    (h) Notwithstanding any Sub-Servicing Agreement entered into by it, the Master Servicers shall each remain obligated and liable to the Trustee and the Certificateholders (and, in the case of a Mortgage Loan Pair, to the related B-Note Holder) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Serviced Mortgage Loans and/or Administered REO Properties for which it is responsible. The Master Servicers shall each pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds.

                    (i) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with a Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by such Master Servicer.

                    (j) Notwithstanding any contrary provisions of the foregoing subsections of this Section 3.22, the appointment by a Master Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of Sub-Servicers and shall not subject to the provisions of this Section 3.22; provided, however, that such Master Servicer shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors. The proviso to the preceding sentence shall not be construed to limit the right of a Master Servicer to be reimbursed for any cost or expense for which it is otherwise entitled to reimbursement under this Agreement.

                    (k) The applicable Master Servicer shall not enter into any Sub-Servicing Agreement with respect to a Mortgage Loan Pair without the consent of the related Mortgage Loan Pair Controlling Party. In addition, the related Mortgage Loan Pair Controlling Party may require the applicable Master Servicer to terminate any particular Sub-Servicing Agreement with respect to a Mortgage Loan Pair.

Furthermore, if PAR is no longer a Master Servicer, then: (i) the Ballston Common Controlling Party may require the applicable Master Servicer to (A) appoint a Sub-Servicer (acceptable to the Ballston Common Controlling Party in its sole discretion) with respect to the Ballston Common Mortgage Loan Pair and
(B) delegate all of its primary servicing responsibilities and duties, and assign all of the corresponding master servicing compensation (exclusive of a portion of the corresponding Master Servicing Fee that is in excess of a reasonable primary servicing fee), with respect to the Ballston Common Mortgage Loan Pair to that Sub-Servicer; and (ii) the Renaissance Controlling Party may require the applicable Master Servicer to (A) appoint a Sub-Servicer (acceptable to the Renaissance Controlling Party in its sole discretion) with respect to the Renaissance Mortgage Loan Pair and (B) delegate all of its primary servicing responsibilities and duties, and assign all of the corresponding master servicing compensation (exclusive of a portion of the corresponding Master Servicing Fee that is in excess of a reasonable primary servicing fee), with respect to the Renaissance Mortgage Loan Pair to that Sub-Servicer.

                    (l) The Special Servicer shall not enter into any Sub-Servicing Agreement.

                    SECTION 3.23. Controlling Class Representative.

                    (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative; provided that, subject to the last sentence of this Section 3.23(a), and the acquisition by ARCap CMBS Fund REIT, Inc. of the Certificates of the Controlling Class, ARCap CMBS Fund REIT, Inc. shall serve as the initial Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a successor Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Certificate Administrator for selecting a Controlling Class Representative, which process shall include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder(s) by a writing delivered to the Certificate Administrator. No appointment of any Person as a successor Controlling Class Representative shall be effective until such Person provides the Certificate Administrator with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

                    (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Certificate Administrator has actual knowledge and otherwise promptly upon request from a Master Servicer or the Special Servicer, the Certificate Administrator shall deliver to each of the Trustee, the Master Servicers and the Special Servicer the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicers and the Special Servicer shall each be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that such Master Servicer or the Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate Administrator shall notify the other parties to this Agreement of such event.

                    (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator, the Trustee, the Special Servicer, each Master Servicer and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator, the Trustee, the Special Servicer, each Master Servicer and such existing Controlling Class Representative.

                    (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                    (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Certificate Administrator, the Trustee, the applicable Master Servicer and the Special Servicer, whereupon (if the Special Servicer, a Master Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer, a Master Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to
Section 6.03, assume the defense of any such claim against the Controlling Class Representative; provided, that no judgment against the Controlling Class Representative shall be payable out of the Trust Fund. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                    SECTION 3.24. Certain Rights and Powers of the Controlling
                                  Class Representative.

                    (a) Subject to Section 3.24(c), the Special Servicer shall prepare a report (the "Asset Status Report") recommending the taking of certain actions for each Serviced Mortgage Loan that becomes a Specially Serviced Mortgage Loan and deliver such Asset Status Report to the Controlling Class Representative and the applicable Master Servicer not later than 45 days after the servicing of such Serviced Mortgage Loan is transferred to the Special Servicer. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                         (i) a summary of the status of such Specially Serviced
                    Mortgage Loan and any negotiations with the related
                    Borrower;

                         (ii) a discussion of the legal and environmental
                    considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                         (iii) the most current rent roll and income or
                    operating statement available for the related Mortgaged Property or Mortgaged Properties;

                         (iv) a summary of the Special Servicer's recommended
                    action with respect to such Specially Serviced Mortgage
                    Loan;

                         (v) the Appraised Value of the related Mortgaged
                    Property or Mortgaged Properties, together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal); and

                         (vi) such other information as the Special Servicer
                    deems relevant in light of the Servicing Standard.

                  If (i) the Controlling Class Representative affirmatively approves in writing an Asset Status Report, (ii) after ten Business Days from receipt of an Asset Status Report the Controlling Class Representative does not object to such Asset Status Report or (iii) within ten Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders and any affected B-Note Holder, as a collective whole, the Special Servicer shall take the recommended actions described in the Asset Status

Report. If within ten Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders and any affected B-Note Holder, as a collective whole, then (subject to Section 3.24(c)) the Special Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset Status Report by the Controlling Class Representative. The Special Servicer shall, subject to Section 3.24(c), revise such Asset Status Report as provided in the prior sentence until the earliest of
(a) the delivery by the Controlling Class Representative of an affirmative approval in writing of such revised Asset Status Report, (b) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) Business Days of its receipt thereof; or (c) the passage of ninety (90) days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan Documents). The Special Servicer may, from time to time, subject to Section 3.24(c), modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

                  Notwithstanding the prior paragraph, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Controlling Class Representative may reject such report if (A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, in the case of a Mortgage Loan Pair, the Certificateholders and the related B-Note Holder, in each case as a collective whole and (B) it has made a reasonable effort to contact the Controlling Class Representative. The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard. If the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify the Controlling Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

                  The Special Servicer shall deliver to the applicable Master Servicer, the Controlling Class Representative and each Rating Agency a copy of each Asset Status Report that has been adopted as provided above, in each case with reasonable promptness following such adoption. The Special Servicer shall deliver to the applicable Master Servicer, the Controlling Class Representative and each Rating Agency any comparable report contemplated by the final sentence of Section 3.24(c).

                  (b) In addition, notwithstanding anything in any other
Section of this Agreement to the contrary, but in all cases subject to Section 3.24(c), the Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses
(i) through (x) of this sentence not otherwise specifically covered by an approved Asset Status Report, unless and until the Special Servicer has notified the Controlling Class Representative in writing of the Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (or, in the case of a proposed action for which the applicable Master Servicer has requested approval from the Special Servicer, within such shorter period during which the Special Servicer is initially entitled to withhold consent without being deemed to have approved the action):

                         (i) any foreclosure upon or comparable conversion
                    (which may include acquisitions of an Administered REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan as comes into and continues in default;

                         (ii) any modification, amendment or waiver of a
                    monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of (A) any Performing Serviced Mortgage Loan that has a principal balance of $2,500,000 or more (or, if the proposed modification/waiver is an extension of maturity or a waiver of Post-ARD Additional Interest under the circumstances contemplated by Section 3.20(e), any such Mortgage Loan without regard to balance) or (B) any Specially Serviced Mortgage Loan;

                         (iii) any acceptance of a discounted payoff with
                    respect to any Specially Serviced Mortgage Loan;

                         (iv) any determination to bring an Administered REO
                    Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an Administered REO Property;

                         (v) any release of collateral for any Serviced Mortgage
                    Loan (except that in circumstances where either (x) both (A) the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related Mortgage Loan Documents, or (y) the release of collateral is made upon a satisfaction of the subject Serviced Mortgage Loan, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                         (vi) any acceptance of substitute or additional
                    collateral for a Serviced Mortgage Loan (except that in circumstances where either (x) the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                         (vii) any releases of any Letters of Credit, Reserve
                    Funds or other Additional Collateral with respect to any Mortgaged Property securing a Serviced Mortgage Loan (except that in circumstances where either (x) the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000 or (y) the release of the applicable Letter of Credit, Reserve Funds or Additional Collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                         (viii) any termination or replacement, or consent to
                    the termination or replacement, of a property manager with respect to any Mortgaged Property securing a Serviced Mortgage Loan (except that in circumstances where the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                         (ix) any approval of the assignment of the Mortgaged
                    Property securing any Serviced Mortgage Loan to and assumption of such Serviced Mortgage Loan by another Person, any waiver of a "due-on-sale" clause in any Mortgage Loan, any approval of a further encumbrance of the Mortgaged Property securing any Serviced Mortgage Loan or any waiver of a "due-on-encumbrance" clause in any Serviced Mortgage Loan (except that in circumstances where the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action); and

                         (x) any determination as to whether any type of
                    property-level insurance is required under the terms of any Serviced Mortgage Loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance (except that in circumstances where the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and any affected B-Note Holder (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

                  In addition, subject to Section 3.24(c), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable with respect to the servicing and administration of Specially

Serviced Pooled Mortgage Loans and/or Administered REO Properties or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

                    (c) Notwithstanding anything herein to the contrary: (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a) or (b) or any other provision of this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard,
(B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of a Master Servicer's or the Special Servicer's responsibilities under this Agreement. Furthermore, notwithstanding the foregoing (including any contrary provisions of subsection (a) or subsection (b)), the Special Servicer shall not have any obligation to obtain the approval of or accept direction from the Controlling Class Representative regarding any Asset Status Report or the actions contemplated by that Asset Status Report with respect to a Mortgage Loan Pair, or to even prepare any Asset Status Report with respect to a Mortgage Loan Pair, or otherwise obtain the approval of or accept direction from the Controlling Class Representative with respect to any servicing action involving a Mortgage Loan Pair, unless a Ballston Common Change of Control Event, in the case of the Ballston Common Mortgage Loan Pair, or a Renaissance Change of Control Event, in the case of the Renaissance Mortgage Loan Pair, has occurred and is continuing; provided that, during the period that no Ballston Common Change of Control Event, in the case of the Ballston Common Mortgage Loan Pair, or Renaissance Change of Control Event, in the case of the Renaissance Mortgage Loan Pair, exists, the Special Servicer shall, solely for informational purposes, prepare, and from time to time update, a report containing the type of information in an Asset Status Report with respect to the subject Mortgage Loan Pair and within 20 days thereafter deliver the same to the applicable Master Servicer, the Controlling Class Representative and each Rating Agency.

                    (d) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                    SECTION 3.25. Replacement of Special Servicer.

                    (a) Subject to Section 3.25(b), the Controlling Class Representative may remove the existing Special Servicer hereunder (with or without cause) and appoint a successor to the existing Special Servicer; provided that if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed Special Servicer to a successor thereto shall be paid by the Certificateholders of the Controlling Class and (B) the Controlling Class Representative shall have delivered or caused to have been delivered to each of the parties hereto a copy of the request for the rating confirmation described in clause (i) of subsection
(b) that constitutes a condition to the effectiveness of the removal and/or appointment, simultaneously with or promptly following the delivery of such request to the Rating Agencies.

                    (b) No removal of the Special Servicer and/or appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and/or appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the Person designated to be the successor to the terminated Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if the terminated Special Servicer has been removed by without cause, the Certificateholders of the Controlling Class shall have delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

                    (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that
(i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in
Section 3.05(a), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and
(iii) the terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. The terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicers or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

                    SECTION 3.26. Application of Default Charges.

                    (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Serviced Pooled Mortgage Loan or REO Pooled Mortgage Loan (other than any 1290 Avenue of the Americas REO Pooled Mortgage Loan), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Fiscal Agent, the Trustee, the applicable Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Serviced Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be;

                  second, to reimburse the Trust for any Advance Interest paid to the Fiscal Agent, the Trustee, the applicable Master Servicer or the Special Servicer since the Closing Date with respect to such Serviced Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Serviced Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be; and

                  third, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges"), in accordance with
         Section 3.11, as Additional Master Servicing Compensation to the applicable Master Servicer or as Additional Special Servicing Compensation to the Special Servicer, as applicable.

                    (b) Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.26(a) shall be deemed to offset payments of Advance Interest in the chronological order in which it accrued with respect to the subject Serviced Pooled Mortgage Loan or REO Pooled Mortgage Loan (whereupon such Advance Interest shall thereafter be deemed to have been paid out of Default Charges).

                    SECTION 3.27. Certain Matters Regarding the Ballston Common
                                  B-Note Holder.

                    (a) The Trustee hereby acknowledges receipt on the Closing Date of an executed counterpart of a Co-Lender Agreement substantially in the form of Exhibit M-1 hereto, dated as of the Closing Date, with respect to the Ballston Common Mortgage Loan Pair (the "Ballston Common Co-Lender Agreement"), which counterpart has been executed by PMCF, in its capacity as Ballston Common B-Note Holder. Pursuant to the Ballston Common Co-Lender Agreement, the Ballston

Common B-Note Holder accepts and agrees to be bound by the terms of this Agreement insofar as it relates to the Ballston Common B-Note Mortgage Loan.

                    (b) From and after the date hereof, the parties hereto shall recognize PMCF as the Ballston Common B-Note Holder; provided that, if PMCF shall transfer the Ballston Common B-Note Mortgage Loan pursuant to Section 19 of the Ballston Common Co-Lender Agreement, the parties hereto shall recognize as the Ballston Common B-Note Holder the most recent endorsee of the Ballston Common B-Note that has delivered to each of the parties hereto: (i) either (A) a certification to the effect that such endorsee is a Qualified Institutional Lender (as defined in the Ballston Common Co-Lender Agreement) or (B) written confirmation from each Rating Agency to the effect that the transferee's failure to be such a Qualified Institutional Lender shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (ii) a fully executed assignment and assumption agreement substantially in the form of Exhibit O-1 hereto (the "Ballston Common B-Note Assignment and Assumption Agreement"), whereby the transferor of the Ballston Common B-Note shall assign all of its right, title and interest in, to and under, and the prospective transferee shall assume all of the obligations of the Ballston Common B-Note Holder under, the Ballston Common Co-Lender Agreement and, further, the prospective transferee shall accept and agree to be bound by the terms of this Agreement insofar as it relates to the Ballston Common B-Note Mortgage Loan.

                    (c) In any Insolvency Proceeding involving the Ballston Common Borrower, the Special Servicer shall (i) file a proof of claim in respect of the claims of the Trust and the Ballston Common B-Note Holder against the Ballston Common Borrower, (ii) have the exclusive right to exercise any voting rights in respect of the claims of the Trust and the Ballston Common B-Note Holder against the Ballston Common Borrower and (iii) otherwise represent the Trust and the Ballston Common B-Note Holder in such Insolvency Proceeding, with due consideration given to the priority in payment to the Trust, as holder of the Ballston Common Pooled Mortgage Loan, over the Ballston Common B-Note Holder, as reflected in the Ballston Common Co-Lender Agreement and the other related Mortgage Loan Documents. Without the written consent of the other, neither the Trust nor the Ballston Common B-Note Holder shall (except through the Special Servicer) acquiesce, petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to the Ballston Common Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Ballston Common Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Ballston Common Borrower. In addition, without the written consent of the other, neither the Trust nor the Ballston Common B-Note Holder shall (except through the Special Servicer) make any election, give any consent, commence any action or file any motion or take any other action in any case by or against the Ballston Common Borrower under the Bankruptcy Code. The Trust and the Ballston Common B-Note Holder grant to the Special Servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Trust and the Ballston Common B-Note Holder in connection with any case by or against the Ballston Common Borrower under the Bankruptcy Code, including the right to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Ballston Common Mortgage Loan Pair and to file a motion to modify the automatic stay with respect to the Ballston Common Mortgage Loan Pair. The Trust and the Ballston Common B-Note Holder shall execute, acknowledge and deliver to the Special Servicer all such further deeds, conveyances and instruments as may be reasonably necessary for the better assuring and evidencing of the foregoing grant.

                    SECTION 3.28. Certain Rights and Powers of the Ballston
                                  Common B-Note Holder.

                    (a) Provided that no Ballston Common Change of Control Event has occurred and is continuing, the Ballston Common B-Note Holder will be entitled to advise the applicable Master Servicer and the Special Servicer with respect to that party's taking any of the actions identified in clauses (i) through (vii) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.28(c), provided that no Ballston Common Change of Control Event has occurred and is continuing, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any of the actions identified in clauses (i) through (vii) of this sentence, unless and until the applicable Master Servicer or the Special Servicer, as the case may be, has (consistent with the Ballston Common Co-Lender Agreement) notified the Ballston Common B-Note Holder in writing of that party's intent to take the particular action and the Ballston Common B-Note Holder has (consistent with the Ballston Common Co-Lender Agreement) consented thereto in writing:

                         (i) any modification, amendment or waiver of the
                    Ballston Common Pooled Mortgage Loan or the Ballston Common B-Note Mortgage Loan that would have a material adverse effect on the interests of the Ballston Common B-Note Holder;

                         (ii) any modification, amendment or waiver of a
                    monetary term (including the timing of payments or forgiveness of interest or principal, but excluding any term relating to late payment charges) or any material non-monetary term of the Ballston Common Pooled Mortgage Loan or the Ballston Common B-Note Mortgage Loan;

                         (iii) any acceptance of a discounted payoff of the
                    Ballston Common Pooled Mortgage Loan or the Ballston Common B-Note Mortgage Loan;

                         (iv) any approval of a successor property manager with
                    respect to, or any material alteration of, the Ballston Common Mortgaged Property;

                         (v) any waiver of the requirements under the Ballston
                    Common Mortgage Loan Pair with respect to property insurers or the manner in which payments or other collections on the Ballston Common Mortgage Loan Pair are held and/or invested;

                         (vi) any waiver of a due-on-sale or due-on-encumbrance
                    clause with respect to the Ballston Common Mortgage Loan Pair or approval of a transfer of an interest in the related Borrower or the related Mortgaged Property;

                         (vii) any material release of collateral for the
                    Ballston Common Mortgage Loan Pair (other than in accordance with the terms of, or upon satisfaction of, the Ballston Common Mortgage Loan Pair);

                         (viii) any acceptance of substitute or additional
                    collateral for the Ballston Common Mortgage Loan Pair (other than in accordance with the terms of the Ballston Common Mortgage Loan Pair);

                         (ix) any acceptance of an assumption agreement
                    releasing the related Borrower from liability under the Ballston Common Mortgage Loan Pair; and

                         (x) any appointment or removal of a Sub-Servicer with
                    respect to the Ballston Common Mortgage Loan Pair.

                    (b) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.28(c), provided that no Ballston Common Change of Control Event has occurred and is continuing, the Special Servicer shall, at any time that a Servicing Transfer Event exists with respect to the Ballston Common Mortgage Loan Pair:

                    (i) consult with the Ballston Common B-Note Holder upon the occurrence of any material event of default under the Ballston Common Mortgage Loan Pair and follow the directions of the Ballston Common B-Note Holder with respect to the resolution of that event of default or the liquidation of the Ballston Common Mortgage Loan Pair; and

                    (ii) obtain the prior written consent of the Ballston Common
               B-Note Holder (in a manner consistent with the Ballston Common Co-Lender Agreement) prior to taking any of the following actions--

                    (A) foreclosure upon or acquisition of the Ballston Common Mortgaged Property or any other collateral securing the Ballston Common Mortgage Loan Pair or engage in any other enforcement action under the related Mortgage Loan Documents,

                    (B) any sale of any REO Property relating to the Ballston Common Mortgage Loan Pair,

                    (C) any action to bring the Ballston Common Mortgaged Property into compliance with applicable environmental laws or otherwise to address hazardous materials located at the Ballston Common Mortgaged Property, and

                    (D) any release of the related Borrower or any guarantor from liability under the Ballston Common Mortgage Loan Pair

                    (c) If, and for so long as, a Ballston Common Change of Control Event has occurred and is continuing, the Ballston Common B-Note Holder shall cease to have the rights provided for in Section 3.28(a) and Section 3.28(b), and neither the applicable Master Servicer nor the Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from the Ballston Common B-Note Holder prior to acting, and the provisions of this Agreement requiring such shall be of no effect; provided that, if a Ballston Common Change of Control Event has occurred and is continuing, then the applicable Master Servicer and the Special Servicer shall notify the Ballston Common B-Note Holder and, upon the request of the Ballston Common B-Note Holder during the 10-Business Day period following its receipt of such notice, the applicable Master Servicer or the Special Servicer, as applicable, shall consult with the Ballston Common B-Note Holder regarding its views as to the proposed action (but may, in its sole discretion, reject any advice or direction from the Ballston Common B-Note Holder). Furthermore, no advice, consent, direction or objection given or made by the

Ballston Common B-Note Holder, as contemplated by Section 3.28(a) or Section 3.28(b) or otherwise herein, may (and the applicable Master Servicer and the Special Servicer shall each ignore and act without regard to any such advice, consent, direction or objection that such Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, would) (A) require or cause the applicable Master Servicer or the Special Servicer to violate applicable law, the terms of the Ballston Common Mortgage Loan Pair or the Ballston Common Co-Lender Agreement or any other Section of this Agreement, including that party's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) be inconsistent with the best interests of the Certificateholders and the Ballston Common B-Note Holder, as a collective whole (i.e., as if they were a single holder holding both the Ballston Common Pooled Mortgage Loan and the Ballston Common B-Note Mortgage Loan), or (D) materially expand the scope of the applicable Master Servicer's or the Special Servicer's responsibilities under this Agreement.

                  Upon reasonable request, the applicable Master Servicer and the Special Servicer shall each provide the Ballston Common B-Note Holder with any information in the possession of the applicable Master Servicer or the Special Servicer, as applicable, with respect to the matters contemplated by
Section 3.28(a) and/or Section 3.28(b), including its reasons for determining to take a proposed action.

                  The applicable Master Servicer and the Special Servicer shall each notify the Ballston Common B-Note Holder and the Controlling Class Representative of any release or substitution of collateral for the Ballston Common Mortgage Loan Pair even if such release or substitution is in accordance with the loan documents for the Ballston Common Mortgage Loan Pair.

                  (d) Upon an event of default under the Ballston Common
Pooled Mortgage Loan, the Ballston Common B-Note Holder will be entitled to cure such event of default, in which case the Special Servicer will refrain from taking any action against the related Borrower, any related guarantor or any of the related Mortgaged Properties; provided, that the Ballston Common B-Note Holder shall not have the right to cure more than three (3) consecutive monthly defaults in any 12-month period and shall not have the right to cure more than ten (10) monthly defaults in the aggregate without, in either case, the prior written consent of the Special Servicer. In connection therewith, the Ballston Common B-Note Holder shall have an additional five days beyond any grace period for the related Borrower to have remedied such event of default, subject to payment by the Ballston Common B-Note Holder of any Advance Interest arising out of such event of default with respect to any such additional day(s). Each of the applicable Master Servicer and the Special Servicer shall notify the Ballston Common B-Note Holder in writing of any event of default under the Ballston Common Pooled Mortgage Loan, promptly following that party's gaining actual knowledge of such event of default. Amounts advanced by the Ballston Common B-Note Holder in effecting any cure pursuant to this Section 3.28(d) shall be reimbursable to it as contemplated by Section 3 and/or Section 4 of the Ballston Common Co-Lender Agreement.

                  (e) If a Ballston Common Purchase Trigger Event shall at any time occur, the applicable Master Servicer shall promptly so notify the Trustee, the Special Servicer and the Ballston Common B-Note Holder. Pursuant to the Ballston Common Co-Lender Agreement, for 180 days following its receipt of such notice, so long as an event of default exists and the Ballston Common Pooled Mortgage Loan continues to be a Specially Serviced Mortgage Loan following the occurrence of the subject Ballston Common Purchase Trigger Event, the Ballston Common B-Note Holder shall be entitled to purchase the Ballston Common Pooled Mortgage Loan at the related Purchase Price. Any such purchase shall be effectuated not less than five (5) or more than thirty (30) Business Days after the Ballston Common B-Note Holder gives notice to the Trustee, the applicable Master Servicer and the Special Servicer of its intent to purchase the Ballston Common Pooled Mortgage Loan. In the event of any such purchase, the Purchase Price for the Ballston Common Pooled Mortgage Loan shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Ballston Common B-Note Holder or its designee the Mortgage File for the Ballston Common Pooled Mortgage Loan, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Ballston Common B-Note Holder ownership of the Ballston Common Pooled Mortgage Loan. In connection with any such purchase, the applicable Master Servicer and the Special Servicer shall each deliver any portion of the related Servicing File in its possession to the Ballston Common B-Note Holder. The Ballston Common B-Note Holder shall be responsible for all reasonable costs and expenses incurred by any other party to this Agreement in connection with the Ballston Common B-Note Holder's exercising its purchase option under this Section 3.28(e).

                    (f) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Ballston Common B-Note Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Ballston Common B-Note Holder may act solely in its own interest, without regard to the interests of the Holders of any Class of Certificates; (iii) the Ballston Common B-Note Holder does not have any duties to the Holders of any Class of Certificates; and (iv) the Ballston Common B-Note Holder shall have no liability whatsoever for having acted in its own interests, and in conflict with the interests of the Holders of one or more Classes of Certificates, and no Certificateholder may take any action whatsoever against the Ballston Common B-Note Holder or any director, officer, employee, agent or principal thereof for having so acted.

                    (g) If a Ballston Common Change of Control Event shall occur, the Ballston Common B-Note Holder shall be entitled to receive upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Class Representative or the Trustee with respect to the Ballston Common Mortgage Loan Pair. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies pursuant to this Section 3.28(g).

                    SECTION 3.29. Certain Matters Regarding the Renaissance
                                  B-Note Holder.

                    (a) The Trustee hereby acknowledges receipt on the Closing Date of an executed counterpart of a Co-Lender Agreement substantially in the form of Exhibit M-2 hereto, dated as of the Closing Date, with respect to the Renaissance Mortgage Loan Pair (the "Renaissance Co-Lender Agreement"), which counterpart has been executed by PMCF, in its capacity as Renaissance B-Note Holder. Pursuant to the Renaissance Co-Lender Agreement, the Renaissance B-Note Holder accepts and agrees to be bound by the terms of this Agreement insofar as it relates to the Renaissance B-Note Mortgage Loan.

                    (b) From and after the date hereof, the parties hereto shall recognize PMCF as the Renaissance B-Note Holder; provided that, if PMCF shall transfer the Renaissance B-Note Mortgage

Loan pursuant to Section 19 of the Renaissance Co-Lender Agreement, the parties hereto shall recognize as the Renaissance B-Note Holder the most recent endorsee of the Renaissance B-Note that has delivered to each of the parties hereto: (i) either (A) a certification to the effect that such endorsee is a Qualified Institutional Lender (as defined in the Renaissance Co-Lender Agreement) or (B) written confirmation from each Rating Agency to the effect that the transferee's failure to be such a Qualified Institutional Lender shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (ii) a fully executed assignment and assumption agreement substantially in the form of Exhibit O-2 hereto (the "Renaissance B-Note Assignment and Assumption Agreement"), whereby the transferor of the Renaissance B-Note shall assign all of its right, title and interest in, to and under, and the prospective transferee shall assume all of the obligations of the Renaissance B-Note Holder under, the Renaissance Co-Lender Agreement and, further, the prospective transferee shall accept and agree to be bound by the terms of this Agreement insofar as it relates to the Renaissance B-Note Mortgage Loan.

                    (c) In any Insolvency Proceeding involving the Renaissance Borrower, the Special Servicer shall (i) file a proof of claim in respect of the claims of the Trust and the Renaissance B-Note Holder against the Renaissance Borrower, (ii) have the exclusive right to exercise any voting rights in respect of the claims of the Trust and the Renaissance B-Note Holder against the Renaissance Borrower and (iii) otherwise represent the Trust and the Renaissance B-Note Holder in such Insolvency Proceeding, with due consideration given to the priority in payment to the Trust, as holder of the Renaissance Pooled Mortgage Loan, over the Renaissance B-Note Holder, as reflected in the Renaissance Co-Lender Agreement and the other related Mortgage Loan Documents. Without the written consent of the other, neither the Trust nor the Renaissance B-Note Holder shall (except through the Special Servicer) acquiesce, petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to the Renaissance Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Renaissance Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Renaissance Borrower. In addition, without the written consent of the other, neither the Trust nor the Renaissance B-Note Holder shall (except through the Special Servicer) make any election, give any consent, commence any action or file any motion or take any other action in any case by or against the Renaissance Borrower under the Bankruptcy Code. The Trust and the Renaissance B-Note Holder grant to the Special Servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Trust and the Renaissance B-Note Holder in connection with any case by or against the Renaissance Borrower under the Bankruptcy Code, including the right to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Renaissance Mortgage Loan Pair and to file a motion to modify the automatic stay with respect to the Renaissance Mortgage Loan Pair. The Trust and the Renaissance B-Note Holder shall execute, acknowledge and deliver to the Special Servicer all such further deeds, conveyances and instruments as may be reasonably necessary for the better assuring and evidencing of the foregoing grant.

                    SECTION 3.30. Certain Rights and Powers of the Renaissance
                                  B-Note Holder.

                    (a) Provided that no Renaissance Change of Control Event has occurred and is continuing, the Renaissance B-Note Holder will be entitled to advise the applicable Master Servicer and the Special Servicer with respect to that party's taking any of the actions identified in clauses (i) through (vii) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.30(c), provided that no Renaissance

Change of Control Event has occurred and is continuing, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any of the actions identified in clauses (i) through (vii) of this sentence, unless and until the applicable Master Servicer or the Special Servicer, as the case may be, has (consistent with the Renaissance Co-Lender Agreement) notified the Renaissance B-Note Holder in writing of that party's intent to take the particular action and the Renaissance B-Note Holder has (consistent with the Renaissance Co-Lender Agreement) consented thereto in writing:

                    (i) any modification, amendment or waiver of the Renaissance
               Pooled Mortgage Loan or the Renaissance B-Note Mortgage Loan that would have a material adverse effect on the interests of the Renaissance B-Note Holder;

                    (ii) any modification, amendment or waiver of a monetary
               term (including the timing of payments or forgiveness of interest or principal, but excluding any term relating to late payment charges) or any material non-monetary term of the Renaissance Pooled Mortgage Loan or the Renaissance B-Note Mortgage Loan;

                    (iii) any acceptance of a discounted payoff of the
               Renaissance Pooled Mortgage Loan or the Renaissance B-Note Mortgage Loan;

                    (iv) any approval of a successor property manager with
               respect to, or any material alteration of, the Renaissance Mortgaged Property;

                    (v) any waiver of the requirements under the Renaissance
               Mortgage Loan Pair with respect to property insurers or the manner in which payments or other collections on the Renaissance Mortgage Loan Pair are held and/or invested;

                    (vi) any waiver of a due-on-sale or due-on-encumbrance
               clause with respect to the Renaissance Mortgage Loan Pair or approval of a transfer of an interest in the related Borrower or the related Mortgaged Property;

                    (vii) any material release of collateral for the Renaissance
               Mortgage Loan Pair (other than in accordance with the terms of, or upon satisfaction of, the Renaissance Mortgage Loan Pair);

                    (viii) any acceptance of substitute or additional collateral for the Renaissance Mortgage Loan Pair (other than in accordance with the terms of the Renaissance Mortgage Loan Pair)

                    (ix) any acceptance of an assumption agreement releasing the related Borrower from liability under the Renaissance Mortgage Loan Pair; and

                    (x) any appointment or removal of a Sub-Servicer with
               respect to the Renaissance Mortgage Loan Pair.

                    (b) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.30(c), provided that no Renaissance Change of Control Event has occurred and is continuing, the Special Servicer shall, at any time that a Servicing Transfer Event exists with respect to the Renaissance Mortgage Loan Pair:

                    (i) consult with the Renaissance B-Note Holder upon the
               occurrence of any material event of default under the Renaissance Mortgage Loan Pair and follow the directions of the Renaissance B-Note Holder with respect to the resolution of that event of default or the liquidation of the Renaissance Mortgage Loan Pair; and

                    (ii) obtain the prior written consent of the Renaissance
               B-Note Holder (in a manner consistent with the Renaissance Co-Lender Agreement) prior to taking any of the following actions--

                    (A) foreclosure upon or acquisition of the Renaissance Mortgaged Property or any other collateral securing the Renaissance Mortgage Loan Pair or engage in any other enforcement action under the related Mortgage Loan Documents,

                    (B) any sale of any REO Property relating to the Renaissance Mortgage Loan Pair,

                    (C) any action to bring the Renaissance Mortgaged Property into compliance with applicable environmental laws or otherwise to address hazardous materials located at the Renaissance Mortgaged Property, and

                    (D) any release of the related Borrower or any guarantor from liability under the Renaissance Mortgage Loan Pair.

                    (c) If, and for so long as, a Renaissance Change of Control Event has occurred and is continuing, the Renaissance B-Note Holder shall cease to have the rights provided for in Section 3.30(a) and Section 3.30(b), and neither the applicable Master Servicer nor the Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from the Renaissance B-Note Holder prior to acting, and the provisions of this Agreement requiring such shall be of no effect; provided that, if a Renaissance Change of Control Event has occurred and is continuing, then the applicable Master Servicer and the Special Servicer shall notify the Renaissance B-Note Holder and, upon the request of the Renaissance B-Note Holder during the 10-Business Day period following its receipt of such notice, the applicable Master Servicer or the Special Servicer, as applicable, shall consult with the Renaissance B-Note Holder regarding its views as to the proposed action (but may, in its sole discretion, reject any advice or direction from the Ballston Common B-Note Holder). Furthermore, no advice, consent, direction or objection given or made by the Renaissance B-Note Holder, as contemplated by Section 3.30(a) or Section 3.30(b) or otherwise herein, may (and the applicable Master Servicer and the Special Servicer shall each ignore and act without regard to any such advice, consent, direction or objection that such Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, would) (A) require or cause the applicable Master Servicer or the Special Servicer to violate applicable law, the terms of the Renaissance Mortgage Loan Pair or the Renaissance Co-Lender Agreement or any other Section of this Agreement, including that party's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC

Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) be inconsistent with the best interests of the Certificateholders and the Renaissance B-Note Holder, as a collective whole (i.e., as if they were a single holder holding both the Renaissance Pooled Mortgage Loan and the Renaissance B-Note Mortgage Loan), or
(D) materially expand the scope of the applicable Master Servicer's or the Special Servicer's responsibilities under this Agreement.

                  Upon reasonable request, the applicable Master Servicer and the Special Servicer shall each provide the Renaissance B-Note Holder with any information in the possession of the applicable Master Servicer or the Special Servicer, as applicable, with respect to the matters contemplated by Section 3.30(a) and/or Section 3.30(b), including its reasons for determining to take a proposed action.

                  The applicable Master Servicer and the Special Servicer shall each notify the Renaissance B-Note Holder and the Controlling Class Representative of any release or substitution of collateral for the Renaissance Mortgage Loan Pair even if such release or substitution is in accordance with the loan documents for the Renaissance Mortgage Loan Pair.

                  (d) Upon an event of default under the Renaissance Pooled Mortgage Loan, the Renaissance B-Note Holder will be entitled to cure such event of default, in which case the Special Servicer will refrain from taking any action against the related Borrower, any related guarantor or any of the related Mortgaged Properties; provided, that the Renaissance B-Note Holder shall not have the right to cure more than three (3) consecutive monthly defaults in any 12-month period and shall not have the right to cure more than ten (10) monthly defaults in the aggregate without, in either case, the prior written consent of the Special Servicer. In connection therewith, the Renaissance B-Note Holder shall have an additional five days beyond any grace period for the related Borrower to have remedied such event of default, subject to payment by the Renaissance B-Note Holder of any Advance Interest arising out of such event of default with respect to any such additional day(s). Each of the applicable Master Servicer and the Special Servicer shall notify the Renaissance B-Note Holder in writing of any event of default under the Renaissance Pooled Mortgage Loan, promptly following that party's gaining actual knowledge of such event of default. Amounts advanced by the Renaissance B-Note Holder in effecting any cure pursuant to this Section 3.30(d) shall be reimbursable to it as contemplated by
Section 3 and/or Section 4 of the Renaissance Co-Lender Agreement.

                 (e) If a Renaissance Purchase Trigger Event shall at any time occur, the applicable Master Servicer shall promptly so notify the Trustee, the Special Servicer and the Renaissance B-Note Holder. Pursuant to the Renaissance Co-Lender Agreement, for 180 days following its receipt of such notice, so long as an event of default exists and the Renaissance Pooled Mortgage Loan continues to be a Specially Serviced Mortgage Loan following the occurrence of the subject Renaissance Purchase Trigger Event, the Renaissance B-Note Holder shall be entitled to purchase the Renaissance Pooled Mortgage Loan at the related Purchase Price. Any such purchase shall be effectuated not less than five (5) or more than thirty (30) Business Days after the Renaissance B-Note Holder gives notice to the Trustee, the applicable Master Servicer and the Special Servicer of its intent to purchase the Renaissance Pooled Mortgage Loan. In the event of any such purchase, the Purchase Price for the Renaissance Pooled Mortgage Loan shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Renaissance B-Note Holder or its designee the Mortgage File for the Renaissance Pooled Mortgage Loan, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Renaissance B-Note Holder ownership of the Renaissance Pooled Mortgage Loan. In connection with any such purchase, the applicable Master Servicer and the Special Servicer shall each deliver any portion of the related Servicing File in its possession to the Renaissance B-Note Holder. The Renaissance B-Note Holder shall be responsible for all reasonable costs and expenses incurred by any other party to this Agreement in connection with the Renaissance B-Note Holder's exercising its purchase option under this Section 3.30(e).

                    (f) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Renaissance B-Note Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Renaissance B-Note Holder may act solely in its own interest, without regard to the interests of the Holders of any Class of Certificates; (iii) the Renaissance B-Note Holder does not have any duties to the Holders of any Class of Certificates; and (iv) the Renaissance B-Note Holder shall have no liability whatsoever for having acted in its own interests, and in conflict with the interests of the Holders of one or more Classes of Certificates, and no Certificateholder may take any action whatsoever against the Renaissance B-Note Holder or any director, officer, employee, agent or principal thereof for having so acted.

                    (g) If a Renaissance Change of Control Event shall occur, the Renaissance B-Note Holder shall be entitled to receive upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Class Representative or the Trustee with respect to the Renaissance Mortgage Loan Pair. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies pursuant to this Section 3.30(g).

                                   ARTICLE IV


                         PAYMENTS TO CERTIFICATEHOLDERS


                    SECTION 4.01. Distributions.

                    (a) On each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution
Date:

                    (1) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (2) to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, allocable as among such Classes of Certificateholders as provided below, up to an amount (not to exceed the aggregate Class Principal Balance of such Classes of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date; and

                    (3) to make distributions to the Holders of the respective
               Classes of the Class A Certificates, up to an amount equal to, pro rata as among such Classes of Certificateholders in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed.

                    (4) to make distributions of interest to the Holders of the
               Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (5) after the Class Principal Balances of the Class A
               Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (2) above);

                    (6) to make distributions to the Holders of the Class B
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (7) to make distributions of interest to the Holders of the
               Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (8) after the Class Principal Balance of the Class B
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (9) to make distributions to the Holders of the Class C
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (10) to make distributions of interest to the Holders of the
               Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (11) after the Class Principal Balance of the Class C
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (12) to make distributions to the Holders of the Class D
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (13) to make distributions of interest to the Holders of the
               Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (14) after the Class Principal Balance of the Class D
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (15) to make distributions to the Holders of the Class E
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (16) to make distributions of interest to the Holders of the
               Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (17) after the Class Principal Balance of the Class E
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (18) to make distributions to the Holders of the Class F
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (19) to make distributions of interest to the Holders of the
               Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (20) after the Class Principal Balance of the Class F
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (21) to make distributions to the Holders of the Class G
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (22) to make distributions of interest to the Holders of the
               Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (23) after the Class Principal Balance of the Class G
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (24) to make distributions to the Holders of the Class H
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (25) to make distributions of interest to the Holders of the
               Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (26) after the Class Principal Balance of the Class H
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (27) to make distributions to the Holders of the Class J
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (28) to make distributions of interest to the Holders of the
               Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (29) after the Class Principal Balance of the Class J
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (30) to make distributions to the Holders of the Class K
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (31) to make distributions of interest to the Holders of the
               Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (32) after the Class Principal Balance of the Class K
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (33) to make distributions to the Holders of the Class L
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (34) to make distributions of interest to the Holders of the
               Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (35) after the Class Principal Balance of the Class L
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (36) to make distributions to the Holders of the Class M
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (37) to make distributions of interest to the Holders of the
               Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (38) after the Class Principal Balance of the Class M
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (39) to make distributions to the Holders of the Class N
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed;

                    (40) to make distributions of interest to the Holders of the
               Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                    (41) after the Class Principal Balance of the Class N
               Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

                    (42) to make distributions to the Holders of the Class P
               Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to
               Section 4.04(a) and not previously reimbursed; and

                    (43) to make distributions to the Holders of the Class R
               Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to the prior clauses of this Section 4.01(a).

                  Any distributions of interest made with respect to the Class X-1 Certificates or the Class X-2 Certificates on any Distribution Date pursuant to clause (1) above shall be deemed to have been allocated among the respective REMIC III Components of such Class of Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such REMIC III Components for such Distribution Date.

                  On each Distribution Date prior to any Class A Principal Distribution Cross-Over Date, and in any event prior to the Final Distribution Date, the Certificate Administrator shall pay the distributions of principal made on the Class A Certificates on such Distribution Date, pursuant to clause
(2) above, first, to the Holders of the Class A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero, and, second, to the Holders of the Class A-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Class A Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Certificate Administrator shall pay the distributions of principal made on the Class A Certificates on such Distribution Date pursuant to clause (2) above to the Holders of the respective Classes of the Class A Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

                  (b) Funds on deposit in the Distribution Account on each Distribution Date that represent Prepayment Premiums or Yield Maintenance Charges Received by the Trust with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan during the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the related 1290 Avenue of the Americas Certificate-Level Collection Period) shall be distributable as follows. On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account and distribute to the Holders of each Class of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates to whom the Certificate Administrator is to make a distribution in respect of principal pursuant to Section 4.01(a) an amount equal to the product of (i) full amount of the funds representing each respective Prepayment Premium or Yield Maintenance Charge Received by the Trust with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan during the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, the related 1290 Avenue of the Americas Certificate-Level Collection Period), multiplied by (ii) a fraction (which in no event may be greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates for the Interest Accrual Period related to such Distribution Date over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, over the relevant Discount Rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by (iii) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.01(a) and the denominator of which is equal to the aggregate amount of principal to be distributed on the Principal Balance Certificates on such Distribution Date. The Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the Distribution Account that represent the remaining portion of such Prepayment Premium or Yield Maintenance Charge and distribute 100% of such funds to the Holders of the Class X-1 Certificates. Any funds distributed on a Class of Certificates in respect of any Prepayment Premium or Yield Maintenance Charge pursuant to this Section 4.01(b) shall constitute an "Additional Yield Amount" for such Class of Certificates.

                  For purposes of the immediately preceding paragraph, the relevant "Discount Rate" in connection with any Prepayment Premium or Yield Maintenance Charge collected on any prepaid Pooled Mortgage Loan or REO Pooled Mortgage Loan and distributable on any Distribution Date shall be a rate per annum equal to (i) if a discount rate was used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, such discount rate (as reported by the applicable Master Servicer) or
(ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, the yield calculated by the linear interpolation of the yields (as reported under the heading "U.S. Government Securities/Treasury Constant Maturities" in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board for the week most recently ended before the date of the relevant prepayment (or deemed prepayment) of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the related Maturity Date (or, in the case of a Pooled Mortgage Loan that is, or an REO Pooled Mortgage Loan that was, an ARD Mortgage Loan, the related Anticipated Repayment Date), such interpolated yield converted to a monthly equivalent yield. If Federal Reserve Statistical

Release H.15 (519) is no longer published, the Certificate Administrator shall select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities.

                  Any Additional Yield Amount distributed in respect of the Class X-1 Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-1 Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to
Section 4.01(i) or, in the absence of any such reduction, in accordance with the respective Component Notional Amounts of such REMIC III Components.

                  (c) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class V Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected or deemed collected in respect of the Pooled Mortgage Loans that are ARD Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

                  (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, then the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Class R Certificateholders.

                    (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the Depositor, the Special Servicer or the Master Servicers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each of the Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates, a copy of which Letters of Representation are attached hereto as Exhibit B.

                    (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

                    (g) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Certificate Administrator shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

                         (i) the Certificate Administrator expects that the
                    final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                         (ii) no interest shall accrue on such Certificates from
                    and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject thereto.

                    (h) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders.

                    (i) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution Date) pursuant to Section 4.01(a) or Section 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates; and all distributions made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable the next paragraph) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to REMIC III in respect of such REMIC II Regular Interest.

                    If two or more REMIC II Regular Interests that are all Corresponding REMIC II Regular Interests with respect to the same Class of Principal Balance Certificates, have the same alphabetical designation (although different numerical designations) (such as but not limited to the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-1-4, REMIC II Regular Interest A-1-5 and REMIC II Regular Interest A-1-6), (i) deemed distributions of accrued interest made on such REMIC II Regular Interests shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date; (ii) deemed distributions of principal made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of the numerical portion of their alphanumeric designations that follows the portion thereof that is the same as the alphabetic or alphanumeric designation of the Class of Principal Balance Certificates for which such REMIC II Regular Interests constitute Corresponding REMIC II Regular Interests (for example, in the case of the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-1-4, REMIC II Regular Interest A-1-5 and REMIC II Regular Interest A-1-6, first, to REMIC II Regular Interest A-1-1; second, to REMIC II Regular Interest A-1-2; third, to REMIC II Regular Interest A-1-3; fourth, to REMIC II Regular Interest A-1-4; fifth, to REMIC II Regular Interest A-1-5; and, sixth, to REMIC II Regular Interest A-1-6), in each case until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; (iii) deemed distributions of additional interest (in the form of one or more Additional Yield Amounts) made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of the numerical portion of their alphanumeric designations that follows the portion thereof that is the same as the alphabetic or alphanumeric designation of the Class of Principal Balance Certificates for which such REMIC II Regular Interests constitute Corresponding REMIC II Regular Interests, in each case for so long as the Uncertificated Principal Balance of such REMIC II Regular Interest is greater than zero; and (iv) deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on such REMIC II Regular Interests, shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

                  The actual distributions made by the Certificate Administrator on each Distribution Date in respect of the REMIC III Certificates pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a) or
Section 4.01(b), as applicable.

                  (j) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                         (i) as deemed distributions of interest with respect to
                    all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                         (ii) as deemed distributions of principal with respect
                    to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Pooled Mortgage Loan(s) or REO Pooled Mortgage Loan(s); and

                         (iii) as deemed distributions with respect to all the
                    REMIC I Regular Interests, up to an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to each REMIC I Regular Interest (with compounded interest).

                  Each Prepayment Premium and Yield Maintenance Charge distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, in respect of which such Prepayment Premium or Yield Maintenance Charge was received or deemed received.

                  The actual distributions made by the Certificate Administrator on each Distribution Date in respect of the REMIC III Certificates pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(j), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a) or
Section 4.01(b), as applicable.

                  SECTION 4.02. Certificate Administrator Reports; Servicer
                                Reporting.

                  (a) Certificate Administrator Reports and Information. Based solely on information provided to the Certificate Administrator by the Master Servicers pursuant to Sections 3.12, 4.02(c) and 4.02(f), the Certificate Administrator shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit D-1 hereto, including the CMSA Bond Level File and the CMSA Collateral Summary File (the "Certificate Administrator Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Pooled Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicers, the Special Servicer, the Underwriters, the Rating Agencies or the Controlling Class Representative any Certificate Administrator Report that has been made available to such Person via the Certificate Administrator's internet website as provided below; and provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Certificate Administrator Report shall be deemed to have agreed to keep confidential the information therein until such Certificate Administrator Report is filed with the Commission.

                  On each Distribution Date, the Certificate Administrator shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package, to the extent received by the Certificate Administrator since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission. Such files and reports shall be so provided or made available such that: (i) in the case of the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Financial File, the CMSA Property File and (with respect to any Collection Period (or, with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, any 1290 Avenue of the Americas Loan-Level Collection Period) that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA) the CMSA Loan Level Reserve Report and the CMSA Reconciliation of Funds Report, such file or report presents information for all of the Pooled Mortgage Loans and/or Mortgaged Properties (as applicable) without segregation according to the identities of the Master Servicers; and (ii) in the case of the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA Comparative Financial Status Report, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet and (with respect to any Collection Period (or, with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, any 1290 Avenue of the Americas Loan-Level Collection Period) that commences at any time following the date that is nine
(9) months following adoption of the form thereof by the CMSA) the CMSA Special Servicer Defaulted Loan Report, such report presents information separately tabbed for the Pooled Mortgage Loans and/or Mortgaged Properties or REO Properties (as applicable) for which each respective Master Servicer is the applicable Master Servicer.

                  The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Certificate Administrator shall not be in default hereunder due to a delay in providing such information and reports caused by the failure of a Master Servicer or the Special Servicer to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicer or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by either Master Servicer, the Special Servicer or the Certificate Administrator, as applicable. None of the Certificate Administrator, the Master Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                  The Certificate Administrator shall make available each month, to any interested person, the related Certificate Administrator Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Certificate Administrator shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Servicer Reports, (ii) the CMSA Bond Level File and the CMSA Collateral Summary File, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement and each of the Pooled Mortgage Loan Purchase Agreements (including, in each case, all schedules and exhibits thereto). Upon notification by the Depositor that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. have sold the Non-Registered Certificates to unaffiliated third parties, the Certificate Administrator shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Certificate Administrator shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Certificate Administrator's internet website will be deemed to have agreed to keep confidential such information until such reports are filed with the Commission, and to the extent such information is presented on the Certificate Administrator's internet website, such website will bear a legend to the following effect: "No recipient shall use or disclose the information contained in this statement/report/file in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933."

                  The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.

                  In connection with providing access to the Certificate Administrator's internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer (provided that such website provides thereon electronic means of fulfilling such registration and acceptance for purposes of obtaining access to Unrestricted Servicer Reports). The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator's internet website can be directed to the Certificate Administrator's CMBS customer service desk at (301) 815-6600 or such other number as the Certificate Administrator may hereinafter specify.

                  The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Certificate Administrator Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (b) Certain Tax-Related Reporting to Certificateholders by the Certificate Administrator. Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit D-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Certificate Administrator shall furnish to such Certificateholder such information regarding the Pooled Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Certificate Administrator. Each of the Master Servicers and the Special Servicer shall promptly provide to the Depositor and the Certificate Administrator such information regarding, in the case of a Master Servicer, the Mortgage Loans and the Mortgaged Properties for which it is the applicable Master Servicer and, in the case of the Special Servicer, the Specially Serviced Mortgage Loans and the Administered REO Properties, as the case may be, in any event as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or the Special Servicer, as the case may be.

                  (c) CMSA Loan Periodic Update Files. Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date (which is also the second Business Day preceding the related Distribution
Date), the Servicer Report Administrator shall deliver to the Certificate Administrator the CMSA Loan Periodic Update File, combining information with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer and information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans as to which such other Master Servicer is the applicable Master Servicer (as described in the immediately succeeding sentence), without segregation according to the identities of the Master Servicers, and reflecting information as of the close of business on such Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, as of such later date as is specified in the 1290 Avenue of the Americas Intercreditor Agreement with respect to certain payments and collections described therein that are received by such other Master Servicer after the Determination Date but that, as a consequence of the 1290 Avenue of the Americas Master Servicer's being required to remit such amounts to such other Master Servicer pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, are nonetheless distributable to Certificateholders on the related Distribution Date). Not later than 9:00 a.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report Administrator the CMSA Loan Periodic Update File with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer, reflecting information as of the close of business on such Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, as of such later date as is specified in the 1290 Avenue of the Americas Intercreditor Agreement with respect to certain payments and collections described therein that are received by such other Master Servicer after the Determination Date but that, as a consequence of the 1290 Avenue of the Americas Master Servicer's being required to remit such amounts to such other Master Servicer pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, are nonetheless distributable to Certificateholders on the related Distribution Date). The CMSA Loan Periodic Update File delivered by each Master Servicer as described above shall be in an electronic format that is mutually acceptable to the two Master Servicers and the Certificate Administrator. Each CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the subject Pooled Mortgage Loans that is reasonably required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate Administrator is responsible pursuant to Section 4.01, this Section 4.02,
Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Certificate Administrator from time to time. Such information may be delivered to the Certificate Administrator by the Servicer Report Administrator and, if applicable, to the Servicer Report Administrator by the other Master Servicer by electronic mail or in such electronic or other form as may be reasonably acceptable to the two Master Servicers and the Certificate Administrator.

                  Notwithstanding the foregoing, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in April 2003 will be based solely upon information generated from actual collections received by such Master Servicer (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, by the 1290 Avenue of the Americas Master Servicer) and from information the respective Pooled Mortgage Loan Sellers deliver or cause to be delivered to such Master Servicer (including but not limited to information prepared by third-party servicers of the subject Pooled Mortgage Loans with respect to the period prior to the Closing Date). The Special Servicer shall from time to time (and, in any event, upon request) provide each Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and

Administered REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Certificate Administrator.

                  (d) CMSA Operating Statement Analysis Report, CMSA Financial Files, CMSA Comparative Financial Status Reports and CMSA NOI Adjustment Worksheets. The applicable Master Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet with respect to the 1290 Avenue of the Americas Mortgaged Property and each Mortgaged Property that secures a Serviced Pooled Mortgage Loan that is not a Specially Serviced Pooled Mortgage Loan and the Special Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet with respect to each Specially Serviced Pooled Mortgage Loan and Administered REO Property, in each case in accordance with the provisions described below. As to quarterly (that is, not annual) periods, within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing with respect to the quarter ending on June 30, 2003, the applicable Master Servicer (in the case of the 1290 Avenue of the Americas Mortgaged Property and Mortgaged Properties that secure Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgaged Loans and Administered REO Properties) shall, based upon the operating statements or rent rolls (if any) received and covering such calendar quarter and not later than thirty (30) days prior to such 105th day, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report, the CMSA Comparative Financial Status Report and the CMSA Financial File for each related Mortgaged Property and/or REO Property, using the non-normalized quarterly and year-end operating statements and rent rolls received from the related Borrower. As to annual (that is, not quarterly) periods, not later than the second Business Day following the Determination Date occurring in July of each year (beginning in 2003 for year end 2002 (or, with respect to Mortgage Loans that are purchase-money mortgage loans or that closed after 2002, beginning in 2004 for year end 2003)), the applicable Master Servicer (in the case of the 1290 Avenue of the Americas Mortgaged Property and Mortgaged Properties securing Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgage Loans and Administered REO Properties) shall, based upon the most recently available normalized year-end financial statements and most recently available rent rolls received not less than thirty
(30) days prior to such second Business Day, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report, the CMSA Comparative Financial Status Report, the CMSA Financial File and a CMSA NOI Adjustment Worksheet for each related Mortgaged Property and/or REO Property.

                  The Master Servicers and the Special Servicer shall each remit electronically an image (labeled according to the ARCap Naming Convention for Electronic File Delivery) of each CMSA Operating Statement Analysis Report and/or each CMSA NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with the underlying operating statements and rent rolls (in an electronic imaged format labeled according to the ARCap Naming Convention for Electronic File Delivery) to the Controlling Class Representative, the Certificate Administrator (upon request) and, in the case of such a report prepared or updated by a Master Servicer, the Special Servicer. The Certificate Administrator shall, upon request from the applicable Master Servicer or the Special Servicer and, to the extent such items have been delivered to the Certificate Administrator by a Master Servicer or the Special Servicer, deliver to any Certificateholder or, if the Certificate Administrator has in accordance with Section 5.06(b) confirmed

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the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis, the CMSA Financial File and the CMSA NOI Adjustment Worksheet (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or rent rolls.

                  If, with respect to any Performing Serviced Mortgage Loan, the Special Servicer has any questions for the related Borrower based upon the information delivered to the Special Servicer pursuant to Section 3.12(a) or this Section 4.02(d), the applicable Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in the Special Servicer's efforts to contact and solicit information from such Borrower.

                  (e) Reporting by the Special Servicer. Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to both of the Master Servicers and, upon request, the Controlling Class Representative and, to the extent relevant thereto, each B-Note Holder, the following reports (or data files relating to reports of a Master Servicer) with respect to the Specially Serviced Mortgage Loans and Administered REO Properties, providing the required information as of such Determination Date:
(i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to both of the Master Servicers and, upon request, the Controlling Class Representative and, to the extent relevant thereto, each B-Note Holder, the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and Administered REO Properties, providing the information in accordance with Section 4.02(g) as of such Determination Date:
(i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; (v) a CMSA REO Status Report; and (vi) with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, a CMSA Special Servicer Defaulted Loan Report. In addition, the Special Servicer shall from time to time provide the Master Servicers with such information in the Special Servicer's possession regarding any Specially Serviced Mortgage Loan or Administered REO Property as may be requested by either Master Servicer and is reasonably necessary for such Master Servicer to prepare each report and any supplemental information required to be provided by such Master Servicer to the Certificate Administrator or (in the case of the Master Servicer that is not the Servicer Report Administrator) to the Servicer Report Administrator.

                  (f) Other Reporting by the Master Servicers. Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator a CMSA Financial File, a CMSA Property File and a CMSA Comparative Financial Status Report, combining information for the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans and REO Properties for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related

Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property, as of such later date as is specified in the 1290 Avenue of the Americas Intercreditor Agreement with respect to certain payments and collections described therein that are received by such other Master Servicer after the Determination Date but that, as a consequence of the 1290 Avenue of the Americas Master Servicer's being required to remit such amounts to such other Master Servicer pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, are nonetheless distributable to Certificateholders on the related Distribution Date) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator a CMSA Financial File, a CMSA Property File and a CMSA Comparative Financial Statement Report, combining information for the Pooled Mortgage Loans and REO Properties for which such Master Servicer is the applicable Master Servicer and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property, as of such later date as is specified in the 1290 Avenue of the Americas Intercreditor Agreement with respect to certain payments and collections described therein that are received by such other Master Servicer after the Determination Date but that, as a consequence of the 1290 Avenue of the Americas Master Servicer's being required to remit such amounts to such other Master Servicer pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, are nonetheless distributable to Certificateholders on the related Distribution Date) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Each CMSA Financial File, CMSA Property File and a CMSA Comparative Financial Statement Report delivered by a Master Servicer as described above shall be in a computer-readable medium downloadable by the Certificate Administrator and (if applicable) the Servicer Report Administrator (or, at the Certificate Administrator's or (if applicable) the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis). Notwithstanding the foregoing provisions of this subsection (f), neither Master Servicer shall be required to prepare and/or deliver any of such files or reports with respect to the Determination Date in April 2003.

                  Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall deliver or cause to be delivered, with respect to those Pooled Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, and shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in a computer-readable medium downloadable by the Certificate Administrator (or, at the Certificate Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI Adjustment Worksheet and, with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, a CMSA Special Servicer Defaulted Loan Report, in each case combining information for the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans and REO Properties for which such other Master Servicer is the applicable Master Servicer but segregated according to the identities of the

Master Servicers, in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property, as of such later date as is specified in the 1290 Avenue of the Americas Intercreditor Agreement with respect to certain payments and collections described therein that are received by such other Master Servicer after the Determination Date but that, as a consequence of the 1290 Avenue of the Americas Master Servicer's being required to remit such amounts to such other Master Servicer pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, are nonetheless distributable to Certificateholders on the related Distribution Date) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. On the third Business Day following each Determination Date (which date is the Business Day immediately preceding the related Distribution
Date), the Master Servicer that is not the Servicer Report Administrator, shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator, in a computer-readable medium downloadable by the Servicer Report Administrator (or, at the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI Adjustment Worksheet and, with respect to any Collection Period (or, with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, any 1290 Avenue of the Americas Loan-Level Collection Period) that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, a CMSA Special Servicer Defaulted Loan Report, in each case combining information for the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer, in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property, as of such later date as is specified in the 1290 Avenue of the Americas Intercreditor Agreement with respect to certain payments and collections described therein that are received by such other Master Servicer after the Determination Date but that, as a consequence of the 1290 Avenue of the Americas Master Servicer's being required to remit such amounts to such other Master Servicer pursuant to the 1290 Avenue of the Americas Intercreditor Agreement, are nonetheless distributable to Certificateholders on the related Distribution Date) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Notwithstanding the foregoing, neither Master Servicer shall be required to prepare and deliver any of such files or reports with respect to the initial Determination Date following the Closing Date.

                  Not later than the first Business Day following each Distribution Date (which day is the second Business Day following the related Master Servicer Remittance Date), the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator and the Controlling Class Representative an ARCap P&I Advance as of Remittance Date Report and an ARCap Interest on Advance Reconciliation Report, each combining information for the Pooled Mortgage Loans for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans as of the Master Servicer Remittance Date related to such Distribution Date; provided that the information with respect to the

1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property shall be provided as of the end of the 1290 Avenue of the Americas Loan-Level Collection Period. Not later than each Distribution Date (which day is the first Business Day following the related Master Servicer Remittance Date), the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator an ARCap P&I Advance as of Remittance Date Report and an ARCap Interest on Advance Reconciliation Report, in each case providing the most recent information with respect to the subject Pooled Mortgage Loans as of the Master Servicer Remittance Date related to such Distribution Date; provided that the information with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan and any related REO Property shall be provided as of the end of the 1290 Avenue of the Americas Loan-Level Collection Period.

                  Within two Business Days following the end of each calendar month, the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator and the Controlling Class Representative an ARCap Mortgage Loans Delinquent Report, combining information for the Pooled Mortgage Loans for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans (which shall be the Pooled Mortgage Loans for which a P&I Advance was made on the preceding Master Servicer Remittance Date or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, on such other date as may be appropriate under the 1290 Avenue of the Americas Servicing Agreement) as of the end of such calendar month. Within one Business Day following the end of each calendar month, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator an ARCap Mortgage Loans Delinquent Report for the Pooled Mortgage Loans for which such Master Servicer is the applicable Master Servicer and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans (which shall be the Pooled Mortgage Loans for which a P&I Advance was made on the preceding Master Servicer Remittance Date or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan, on such other date as may be appropriate under the 1290 Avenue of the Americas Servicing Agreement) as of the end of such calendar month.

                  Each Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (and any ARCap P&I Advance as of Remittance Date Report, any ARCap Interest on Advances Reconciliation Report and any ARCap Mortgage Loans Delinquent Report) prepared by it with respect to the Pooled Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, available each month on such Master Servicer's internet website only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Certificate Administrator (with a copy to such Master Servicer). In connection with providing access to its internet website, a Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent a Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

                  If either Master Servicer determines, in its reasonable judgment, that information regarding the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then
(i) if the nature of the information is comparable to the information contemplated by the forms of Restricted Servicer Reports or the applicable Master Servicer otherwise determines that public availability of such information is not appropriate under the circumstances, (A) the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator), deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f) and provide to the Certificate Administrator a statement (for inclusion in the Certificate Administrator Report for the related Distribution Date or for direct posting to the Certificate Administrator's website, as the case may be) generally describing the type of information provided and to the effect that such information will be made available by the same means and at the same time that the Restricted Servicer Reports are made available with respect to such Distribution Date; and (B) if the information described in the immediately preceding clause (A) is timely received, the Certificate Administrator shall include such statement in the Certificate Administrator Report for such Distribution Date (or directly post it to the Certificate Administrator's internet website) and make such additional report available by the same means and at the same time that the Restricted Servicer Reports are made available with respect to such Distribution Date; and (ii) if the nature of the information is not as described by clause (i) above, the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator) and deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f); and (B) if the information described in the immediately preceding clause (A) is timely received, the Certificate Administrator shall include such additional report in or as an attachment to the Certificate Administrator Report for such Distribution Date (or directly post it to the Certificate Administrator's internet website).

                  (g) Certain General Provisions Regarding Reporting. The Special Servicer shall deliver to the applicable Master Servicer(s) the reports set forth in Section 3.12(b) and Section 4.02(e), the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report Administrator the reports set forth in Section 4.02(c) and Section 4.02(f) and the applicable Master Servicer(s) shall deliver to the Certificate Administrator the reports set forth in Section 4.02(c) and Section 4.02(f), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicers and the Certificate Administrator. Each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 4.02(e). The Servicer Report Administrator may, absent manifest error, conclusively rely on the reports to be provided by the other Master Servicer pursuant to Section 4.02(c) and Section 4.20(f). The Certificate Administrator may, absent manifest error, conclusively rely on the reports to be provided by a Master Servicer pursuant to Section 4.02(c) and
Section 4.20(f). To the extent that any report to be prepared and provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator by a Master Servicer pursuant to
Section 4.02(c) and Section 4.20(f) is dependent on information from the Special Servicer, the other Master Servicer or a party under the 1290 Avenue of the Americas Servicing Agreement, and the Special Servicer, such other

Master Servicer or such party under the 1290 Avenue of the Americas Servicing Agreement (as the case may be) has not timely provided such information to such Master Servicer, such Master Servicer shall on a timely basis provide to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, as complete a report as the information provided by the Special Servicer, such other Master Servicer or such party under the 1290 Avenue of the Americas Servicing Agreement (as the case may be) permits and shall promptly update and provide to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, a complete report when the Special Servicer, such other Master Servicer or such party under the 1290 Avenue of the Americas Servicing Agreement (as the case may be) provides such Master Servicer with the requisite missing information; and such Master Servicer shall not be in breach hereunder for so providing an incomplete report under Section 4.02(c) or Section 4.02(f) under the foregoing circumstances. Furthermore, if any report to be provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator by a Master Servicer pursuant to Section 4.02(c) or Section 4.02(f) was to be prepared by the Special Servicer or the other Master Servicer and delivered to such Master Servicer, such Master Servicer shall not be in breach by reason of any delay in its delivery of such report to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, by reason of a delay on the part of the Special Servicer or such other Master Servicer (as the case may be) to deliver such report to such Master Servicer; and such Master Servicer shall deliver as promptly as reasonably practicable to the Certificate Administrator, the Controlling Class Representative and/or the Servicer Report Administrator, as applicable, any such report that it receives from the Special Servicer or such other Master Servicer (as the case may be) after the requisite delivery date.

                    (h) Order of Presentations. Each report hereunder that comprises part of the CMSA Investor Reporting Package shall, to the extent such report presents information regarding the individual Mortgage Loans and Mortgaged Properties, present such information in ascending order of the loan identification number set forth in the Prospectus.

                    (i) Certain Means of Delivery. If a Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or
(z) making such statement, report or information available on a Master Servicer's internet website or the Certificate Administrator's internet website and notifying the Person(s) entitled to such statement, report or information of such availability. Notwithstanding the foregoing, the Certificate Administrator and the Trustee may each request delivery in paper format of any statement, report or information required to be delivered to the Certificate Administrator or the Trustee, as the case may be, and clause (z) shall not apply to the delivery of any information required to be delivered to the Certificate Administrator or the Trustee, as the case may be, unless the Certificate Administrator or the Trustee, as the case may be, consents to such delivery.

                    (j) Notwithstanding any other provision of this Agreement to the contrary, the parties hereto shall cause to be delivered to the Controlling Class Representative the reports and information set forth on Exhibit D-7 hereto in the formats and at the times set forth therein. The intention of this Section
4.02 is (among other things) to implement the reporting contemplated by such Exhibit D-7. If the Controlling Class Representative and the Special Servicer are Affiliates of one another, a report delivered to one of them by a Master Servicer need not also be delivered to the other of them.

                    (k) During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on a Master Servicer's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

                    (l) No provisions of this Agreement shall be deemed to require a Master Servicer or the Special Servicer to confirm or make any representation regarding the accuracy of (or to be liable or responsible for) any other Person's information or report.

                    (m) Each of the Master Servicers shall produce the reports required of it under this Agreement (including those set forth on Exhibit D-7) but shall not be required to (but may upon request) produce any ad hoc non-standard written reports. If a Master Servicer elects to provide any non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

                    (n) Notwithstanding anything in this Section 4.02 to the contrary, in preparing and disseminating any of the statements, reports and other information required under this Section 4.02, insofar as such statements, reports and other information relate to the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer shall be entitled to rely upon the information received by it under the 1290 Avenue of the Americas Intercreditor Agreement and/or the 1290 Avenue of the Americas Servicing Agreement; provided that it does not have actual knowledge that any such information received by it is erroneous. In addition, absent knowledge to the contrary, the applicable Master Servicer, the Servicer Report Administrator and the Certificate Administrator shall assume that, on each Distribution Date, for so long as the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto is part of the Mortgage Pool, an amount at least equal to the Monthly Payment (or, following the related maturity date or any related REO Acquisition, the Assumed Monthly Payment) for the preceding Due Date will (in the form of a P&I Advance or otherwise) be passed through to the Certificateholders, with the interest portion thereof adjusted to the related Net Mortgage Rate.

                    (o) Each of the parties hereto shall cooperate with the other to make information available that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

                    (p) The applicable Master Servicer shall deliver or cause to be delivered to each B-Note Holder, the Certificate Administrator (upon request), the Special Servicer and the Controlling Class Representative the following materials, in writing or by electronic means reasonably acceptable to such B-Note Holder and such Master Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as such Master Servicer deems appropriate) within 5 days after each Due Date for the related Mortgage Loan Pair:

                         (i) the amount of the distributions made on the
                    respective Mortgage Loan(s) in the related Mortgage Loan Pair for such period allocable to interest (separately identifying Default Interest) and the amount thereof allocable to principal;

                         (ii) if the amount of the distributions to the related
                    B-Note Holder with respect to the related B-Note Mortgage Loan was less than the full amount that would have been distributable to such B-Note Holder if there had been sufficient funds, the amount of the shortfall, stating separately the amounts allocable to interest and principal;

                         (iii) the outstanding principal balance of the related
                    B-Note Mortgage Loan immediately following payment for such period;

                         (iv) the aggregate amount of unscheduled payments of
                    principal allocable to the related B-Note Mortgage Loan (and the source thereof) made during the related period;

                         (v) identification of any Event of Default under this
                    Agreement, as of the date of such report;

                         (vi) the aggregate outstanding Servicing Advances with
                    respect to the subject Mortgage Loan Pair and interest thereon as of the end of, and all interest paid on Servicing Advances with respect to the subject Mortgage Loan Pair during, the prior calendar month;

                         (vii) the amount of the servicing compensation paid to
                    the applicable Master Servicer and the Special Servicer with respect to the subject Mortgage Loan Pair, including the Master Servicing Fee, the Special Servicing Fee, any Work-out Fee, any Liquidation Fee and any charges to the related Borrower retained by the Master Servicer or the Special Servicer as allocated between the related Pooled Mortgage Loan and the related B-Note Mortgage Loan;

                         (viii) information relating to the status of the
                    subject Mortgage Loan Pair if such Mortgage Loans are Specially Serviced Mortgage Loans including, if applicable, the status of the bankruptcy of the related Borrower (along with copies of any related bankruptcy filings);

                         (ix) the amount of any shortfalls in distributions to
                    the holder of the related Pooled Mortgage Loan for such period and the amount of any outstanding amounts due to the related Pooled Mortgage Loan for prior periods; and

                         (x) information contained in the CMSA Investor
                    Reporting Package relating solely to the related Pooled Mortgage Loan.

                    SECTION 4.03. P&I Advances.

                    (a) On or before 1:00 p.m. (New York City time) on each P&I Advance Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Certificate Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by such Master Servicer in respect of the related Distribution Date, (ii) apply amounts held in such Master Servicer's Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating


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the total amount of P&I Advances to be made by such Master Servicer; provided, that the Master Servicer shall give preference to amounts in clause (ii) of this sentence for purposes of making P&I Advances. Any amounts held in either Master Servicer's Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in its Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m. (New York City time) on any P&I Advance Date, either Master Servicer shall not have made any P&I Advance required to be made by it on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Certificate Administrator and the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by such Master Servicer on such date, then the Certificate Administrator shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m. (New York City time) on such P&I Advance Date. If after such notice the Certificate Administrator does not receive the full amount of such P&I Advances by 9:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and the Fiscal Agent (but in any event before 10:00 a.m. (New York City time) and the Trustee (or the Fiscal Agent on its behalf) shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date.

                  Notwithstanding the foregoing, all P&I Advances with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan are required to be made by the 1290 Avenue of the Americas Master Servicer pursuant to, and as and when required by, the 1290 Avenue of the Americas Servicing Agreement and/or the 1290 Avenue of the Americas Intercreditor Agreement. If, as of 11:00 a.m., New York City time, on any Master Servicer Remittance Date, the 1290 Avenue of the Americas Master Servicer shall not have advanced the portion of any P&I Advance required to be made pursuant to the 1290 Avenue of the Americas Servicing Agreement that is allocable to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan (and shall not have delivered to the Master Servicer an officer's certificate and documentation related to a determination of nonrecoverability of a P&I Advance as contemplated by the 1290 Avenue of the Americas Servicing Agreement), then (subject to Section 4.03(c) below) the applicable Master Servicer shall make the portion of such P&I Advance that was required to be, but was not, made by the 1290 Avenue of the Americas Master Servicer on such Master Servicer Remittance Date pursuant to the 1290 Avenue of the Americas Servicing Agreement and that is allocable to the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto. If the applicable Master Servicer fails to make any such P&I Advance on the related Master Servicer Remittance Date, then (subject to Section 4.03(c) below) the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance on the related Distribution Date.

                  (b) The aggregate amount of P&I Advances to be made by each Master Servicer (or by the Trustee or Fiscal Agent, as applicable, if such Master Servicer fails to do so) in respect of any Distribution Date, subject to
Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related


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Master Servicing Fees (and, in the case of the 1290 Avenue of the Americas
Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan, any comparable master servicing fees under the 1290 Avenue of the Americas Servicing Agreement), due or deemed due, as the case may be, in respect of the Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and any successor REO Mortgage Loans with respect thereto on their respective Due Dates during the related Collection Period (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, during the calendar month in which such Distribution Date occurs), in each case to the extent such amount was not Received by the Trust (including, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, in the form of a P&I Advance under the 1290 Avenue of the Americas Servicing Agreement) as of the close of business on the related Determination Date (or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto, as of the end of the related 1290 Avenue of the Americas Certificate-Level Collection Period); provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date; and provided, further, that, if P&I Advances with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan under the 1290 Avenue of the Americas Servicing Agreement are reduced in a manner similar to that contemplated by the immediately preceding proviso, then the applicable Master Servicer hereunder shall not be required to make any greater P&I Advance with respect to such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, than is required under the 1290 Avenue of the Americas Servicing Agreement.

                    (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer (or, if applicable, the Trustee or the Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its sole discretion exercised in good faith and shall be evidenced by an Officer's Certificate delivered to the Depositor, the Special Servicer, the Certificate Administrator, the Controlling Class Representative and, if made by a Master Servicer, the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. Absent bad faith, a Master Servicer's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders and, in all cases, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by a Master Servicer with respect to a particular P&I


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

Advance. The Trustee, the Fiscal Agent and the applicable Master Servicer shall be entitled to conclusively rely on any nonrecoverability determination made by any party under the 1290 Avenue of the Americas Servicing Agreement with respect to a particular P&I Advance in respect to the 1290 Avenue of the Americas Pooled Mortgage Loan or any 1290 Avenue of the Americas REO Pooled Mortgage Loan. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Pooled Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

                    (d) The Master Servicers, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), to the extent that such P&I Advance (i) relates to a Monthly Payment or Assumed Monthly Payment in respect of a Past Grace Period Loan or an REO Pooled Mortgage Loan when made, in which case such interest shall begin to accrue from the related P&I Advance Date, or (ii) remains outstanding when the subject Pooled Mortgage Loan becomes a Past Grace Period Loan in respect of the subject Monthly Payment or Assumed Monthly Payment, in which case such interest shall begin to accrue when the subject Pooled Mortgage Loan becomes a Past Grace Period Loan in respect of the subject Monthly Payment or Assumed Monthly Payment, in either case, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to a Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been Received by the Trust or, in the case of the 1290 Avenue of the Americas Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan, if earlier, by a servicer or other party to the 1290 Avenue of the Americas Servicing Agreement). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Pooled Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or, to the extent contemplated by the second paragraph of Section 3.05(a), in the other Master Servicer's Collection Account. The applicable Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date; provided that, notwithstanding the foregoing, if a Master Servicer, the Trustee or the Fiscal Agent believes that it is in the best interest of the Holders of the Investment Grade Certificates, it may, at its sole option, reimburse itself or request that it be reimbursed, as applicable, for Nonrecoverable P&I Advances in installments over time; and provided, further (A) any such Nonrecoverable P&I Advance reimbursable in installments made by the applicable Master Servicer (and any interest thereon and costs related thereto) shall be repaid or caused to be repaid by the related Borrower within 12 months after the making of such Nonrecoverable P&I Advance (and if not so repaid, and if not repaid under the agreement contemplated by the immediately following clause (B), shall be paid from the Collection Account with interest at the Reimbursement Rate), and (B) the applicable Master Servicer may condition the reimbursement of any Nonrecoverable P&I Advance in installments on the condition that such Advance and such reimbursements shall be payable/reimbursable pursuant to a written agreement (as to payment of a fee and expenses, assurances of repayment, indemnity and other terms). Notwithstanding the foregoing, any interest on such Nonrecoverable P&I Advance shall be payable from the Collection Account only to the extent that such interest accrued on such outstanding Nonrecoverable P&I Advance during the period from the date such Nonrecoverable P&I Advance was made by the applicable Master Servicer through the date that such Master Servicer is first entitled to be reimbursed from the Collection Account for the entire amount of the outstanding Nonrecoverable P&I Advance pursuant to this Agreement; provided, however, that the applicable Master Servicer shall not be entitled to interest under this
Section 4.03(d) payable from the Collection Account to the extent that such interest and the related Nonrecoverable P&I Advance or portion thereof has either been paid by the related Borrower as contemplated by clause (A) of the immediately preceding sentence or has been paid pursuant to the agreement contemplated by clause (B) of the immediately preceding sentence. Any decision by the applicable Master Servicer to be reimbursed for a Nonrecoverable P&I Advance either (1) in installments pursuant to this Section 4.03(d) or (2) in a single, undeferred payment shall in each case be deemed to be in compliance with the Servicing Standard.

                    (e) With regard to such P&I Advances, the applicable Master Servicer, the Trustee or the Fiscal Agent shall account for that part of the P&I Advances which is attributable to Past Grace Period Loans, and that part of the P&I Advances which is attributable to Within Grace Period Loans.

                    (f) Notwithstanding anything to the contrary, no P&I Advances shall be made with respect to any B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

                    SECTION 4.04. Allocation of Realized Losses and Additional
                                  Trust Fund Expenses

                    (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                    (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(i), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest G, REMIC II Regular Interest F-1,


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

REMIC II Regular Interest F-2, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2 and REMIC II Regular Interest B, shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then (A) the respective Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-1 Certificates, as a collective matter, in the order described in the next sentence, and (B) the respective Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-2 Certificates, as a collective matter, in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to a particular Class of Class A Certificates pursuant to the preceding sentence shall be made to the Uncertificated Principal Balances of such REMIC II Regular Interests sequentially in ascending order of that portion of their alphanumeric designations that follows the portion thereof that is the same as the alphanumeric designation of such Class of Class A Certificates, in each case until such Uncertificated Principal Balance is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                    (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(j), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Pooled Mortgage Loan or REO Pooled Mortgage Loan (or, if such REMIC I Regular Interest relates to multiple Replacement Pooled Mortgage Loans, the aggregate Stated Principal Balance of the related Pooled Mortgage Loans and/or REO Pooled Mortgage Loans), as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                    SECTION 4.05. Calculations.

                    Provided that the Certificate Administrator receives the necessary information from the Master Servicers and/or the Special Servicer, the Certificate Administrator shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Certificate Administrator Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to
Section 4.04. The Certificate Administrator shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by a Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V


                                THE CERTIFICATES


                    SECTION 5.01. The Certificates.

                    (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-3; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in the Class A-1, Class A-2, Class B, Class C, Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1 and Class A-2 Certificates, $100,000 in the case of the Class B and Class C Certificates, $250,000 in the case of the Interest Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

                    (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                    SECTION 5.02. Registration of Transfer and Exchange of
                                  Certificates.

                    (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Depositor, the Master Servicers, the Special Servicer and (if the Certificate

Administrator is not the Certificate Registrar) the Certificate Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee, the Certificate Administrator (if it is not the Certificate Registrar), each Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  If three or more Holders make written request to the Certificate Registrar, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

                  (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If offers and sales of any Certificate are made in any jurisdiction outside of the United States, its territories and possessions, the Person making such offers and sales must comply with all applicable laws of such jurisdiction.

                  If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor, any Affiliate of the Depositor or any Person designated in writing by the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and
(ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the

Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

                  Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                  Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor, any Affiliate of the Depositor or any Person designated in writing by the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H. Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  None of the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicer, the Tax Administrator or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the

Underwriters, the Certificate Administrator, the Trustee, the Fiscal Agent, each Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                    (c) No Transfer of a Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, the Underwriters or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class R or Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Sub-Servicer, any party responsible for the servicing and administration of the 1290 Avenue of the Americas Pooled Mortgage Loan or any related REO Property, any Exemption Favored Party or any Borrower with respect to Pooled Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Pooled Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                    (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause (ii) (A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii) (B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Certificate Administrator of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Certificate Administrator or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Class R Certificate and (2) not to Transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                    (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Certificate Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                    (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Administrator shall have the right, but not the obligation, to cause the Transfer of such Class R Certificate to a Permitted Transferee selected by the Certificate Administrator on such terms as the Certificate Administrator may choose, and the Certificate Administrator shall not be liable to any Person having an Ownership Interest in such Class R Certificate as a result of the Certificate Administrator's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Certificate Administrator. Such Permitted Transferee may be the Certificate Administrator itself or any Affiliate of the Certificate Administrator.

                           (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and
        Section 10.01(d)(i).

                           (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the Tax Administrator the following:

                    (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                    (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                    (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator (or such Certificate Owner) to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

                    (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations evidencing a like aggregate Percentage Interest in such Class.

                    (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                    (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                    (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Administrator or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                    (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                    (k) In connection with the foregoing Sections 5.02(b), (c) and (d), in no case shall the Depositor be responsible for the costs or expenses of any certificates, opinions or agreements contemplated by such Sections 5.02(b), (c) and (d).

                    SECTION 5.03. Book-Entry Certificates.

                    (a) The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and Section 5.03(c), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Certificate Administrator, the Master Servicers, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Certificate Administrator, the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

                  Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  (d) Notwithstanding any other provisions contained herein, neither the Certificate Administrator nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

                  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Certificate Administrator and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05. Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.06. Certification by Certificate Owners.

                  To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate Administrator shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Certificate Administrator) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information actually known by a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, with respect to the identity of a Certificate Owner. The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be.

                    SECTION 5.07. Appointment of Authenticating Agents.

                    (a) The Certificate Administrator may appoint at its expense an Authenticating Agent, which shall be authorized to act on behalf of the Certificate Administrator in authenticating Certificates. The Certificate Administrator shall cause any such Authenticating Agent to execute and deliver to the Certificate Administrator an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Certificate Administrator hereunder. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Certificate Administrator is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Certificate Administrator.

                    (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                    (c) Any Authenticating Agent appointed in accordance with this Section 5.07 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Certificate Registrar and the Depositor. The Certificate Administrator may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 5.07 by giving written notice of termination to such Authenticating Agent, the Trustee, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Certificate Administrator may appoint a successor Authenticating Agent, in which case the Certificate Administrator shall give written notice of such appointment to the Trustee, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICER


                  SECTION 6.01. Liability of the Depositor, the Master
                                Servicers and the Special Servicer.

                  The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and the Special Servicer, respectively.

                  SECTION 6.02. Merger, Consolidation or Conversion of the
                                Depositor, a Master Servicer or the Special
                                Servicer.

                  (a) Subject to Section 6.02(b), the Depositor, the Master Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  (b) Each of the Depositor, the Master Servicers and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, a Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, a Master Servicer, the Special Servicer, shall be the successor of the Depositor, such Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of either Master Servicer or the Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to PAR as a Master Servicer), Section 2.06 (in the case of a successor or surviving Person to WFB as a Master Servicers) or Section 2.07 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicers and the Special Servicer.

                  (a) None of the Depositor, the Master Servicers or the Special Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or any B-Note Holder for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, a Master Servicer or the Special Servicer against any liability to the Trust, the Trustee, the Certificateholders or any B-Note Holder for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, each Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind conforming to the requirements of this Agreement for the truth and accuracy of the contents of that document (and as to certificates and opinions, including Opinions of Counsel, for the truth of the statements made therein and the correctness of the opinions expressed therein) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties, which document, prima facie, is properly executed and submitted by any Person, or any employee or agent of any Person (including legal counsel as to opinions), respecting any matters arising hereunder. The Depositor, each Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b), against any loss, liability, cost or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicers or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, a Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, such Master Servicer or the Special Servicer, as the case may be, shall be entitled to be reimbursed therefor from the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b). Notwithstanding the foregoing, if and to the extent that any loss, liability, cost or expense that is, pursuant to this
Section 6.03(a), required to be borne by the Trust out of the Distribution Account or a Collection Account, relates to a B-Note Mortgage Loan, such loss, liability, cost or expense shall instead be payable by the related B-Note Holder out of amounts on deposit in the related B-Note Account and shall be payable out of the Distribution Account or a Collection Account only to the extent that amounts recoverable on such B-Note Mortgage Loan shall be insufficient to cover the portion of such loss, liability, cost or expense so payable out of the related B-Note Account.

                    (b) In addition, none of the Master Servicers or the Special Servicer shall have any liability with respect to, and each of the Master Servicers and the Special Servicer shall be entitled to rely, as to the truth of the statements made therein and the correctness of the opinions expressed therein, on any certificates or opinions furnished to, and accepted in good faith by, such Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicers and the Special Servicer may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers and property managers, and will have no duty to investigate or verify the accuracy thereof. Each of the Master Servicers and the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by the applicable Master Servicer or Special Servicer to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. Furthermore, none of the Master Servicers or the Special Servicer shall have any liability under this Agreement for any failure of any other such Person (or any other party to this Agreement) to perform such Person's obligations or duties hereunder.

                    SECTION 6.04. Resignation of Master Servicers and Special
                                  Servicer.

                    (a) Each of the Master Servicers and the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, with a copy to the Certificate Administrator and the Controlling Class Representative. Unless applicable law requires the resignation of a Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 3.25 or Section 7.02 hereof; provided that, if no successor to such Master Servicer or the Special Servicer, as the case may be, shall have been so appointed and have accepted appointment within 90 days after such Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor thereto.

                    (b) In addition, each of the Master Servicers and the Special Servicer shall have the right to resign at any other time, provided that
(i) a willing successor thereto (including any such successor proposed by the resigning party) has been found that is reasonably acceptable to the Trustee and, if such successor does not have a master servicer rating (in the case of a resigning Master Servicer) from Fitch that is equal to or greater than "CMS2", acceptable to the Controlling Class Representative in its discretion, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation.

                    (c) None of the Master Servicers or the Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this Section 6.04. Consistent with the foregoing, none of the Master Servicers or the Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer (including without limitation, in the case of the Master Servicer that is the Servicer Report Administrator, the Servicer Report Administrator Fee) or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except (in the case of the Special Servicer) to the extent provided in Section 3.11(c).

                  SECTION 6.05. Rights of the Depositor and the Trustee in
                                Respect of the Master Servicers and the
                                Special Servicer.

                  Each of the Master Servicers and the Special Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request and as reasonably related to the performance of the obligations of the Master Servicers and the Special Servicer, as applicable, pursuant to this Agreement, each of the Master Servicers and the Special Servicer shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise. Each of the Master Servicers and the Special Servicer may affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of either Master Servicer or the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer or the Special Servicer hereunder or exercise the rights of a Master Servicer or the Special Servicer hereunder; provided, however, that none of the Master Servicers or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicers and/or the Special Servicer under this Agreement or otherwise.

                  SECTION 6.06. Master Servicers and Special Servicer May Own
                                Certificates.

                  Any Master Servicer, Special Servicer or Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, the Special Servicer or an Affiliate thereof. If, at any time during which a Master Servicer, the Special Servicer or an Affiliate of a Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or the Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the reasonable judgment of such Master Servicer or the Special Servicer (as the case may

be), violate the Servicing Standard, but that, if taken, might nonetheless, in the reasonable judgment of such Master Servicer or the Special Servicer (as the case may be), be considered by other Persons to violate the Servicing Standard, then such Master Servicer or the Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that such Master Servicer or the Special Servicer, as the case may be, proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than such Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by such Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if such Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the subject Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII


                                     DEFAULT


                    SECTION 7.01. Events of Default.

                    (a) "Event of Default", wherever used herein, means any one of the following events:

                         (i) any failure by a Master Servicer to deposit into
                    its Collection Account or any B-Note Account maintained by it any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                         (ii) any failure by the Special Servicer to deposit
                    into the REO Account or to deposit, or remit to either Master Servicer for deposit, into a Collection Account or B-Note Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                         (iii) any failure by a Master Servicer to remit to the
                    Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made by such Master Servicer on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted by such Master Servicer on such date, which failure continues unremedied until 9:00 a.m. (New York City time) on such Distribution Date or Master Servicer Remittance Date, as the case may be, provided, however, that if a Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by such Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then such Master Servicer shall pay to the Certificate Administrator, for the account of the Certificate Administrator, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

                         (iv) any failure by a Master Servicer to timely make
                    any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of one Business Day following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 3.11(f); or

                         (v) any failure by the Special Servicer to timely make
                    (or request the applicable Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of one Business Day following the date on which notice has been given to the Special Servicer by the Trustee as provided in
                    Section 3.11(f); or

                         (vi) any failure on the part of a Master Servicer or
                    the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if affected by the failure, by any B-Note Holder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 60 days to effect such cure so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                         (vii) any breach on the part of a Master Servicer or
                    the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any B-Note Holder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if affected by such breach, any B-Note Holder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 60 days to effect such cure so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                         (viii) a decree or order of a court or agency or
                    supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                         (ix) a Master Servicer or the Special Servicer shall
                    consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                         (x) a Master Servicer or the Special Servicer shall
                    admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any association or company action in furtherance of the foregoing; or

                         (xi) a Master Servicer is removed from S&P's approved
                    master servicer list or the Special Servicer is removed from S&P's approved special servicer list and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including being placed on a negative credit watch) in connection with such removal; or

                         (xii) a Master Servicer has been downgraded to a
                    servicer rating level below "CMS3" (or its equivalent) by Fitch; the Special Servicer has been downgraded to a special servicer rating level below "CSS3" (or its equivalent) by Fitch; or both (A) the Trustee receives notice from Fitch to the effect that the continuation of a Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Rated Certificates and (B) such notice is not withdrawn, terminated or rescinded within 90 days following the Trustee's receipt of such notice; or

                         (xiii) any failure by the applicable Master Servicer to
                    timely make any payments required to be made by it hereunder to any B-Note Holder.

                  When a single entity acts as two or more of the capacities of the Master Servicers and the Special Servicer, an Event of Default (other than an event described in clauses (xi), (xii) and (xiii) above) in one capacity shall constitute an Event of Default in both or all such capacities.

                  (b) If any Event of Default with respect to a Master
Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Trustee may, and at the written direction of either the Holders of Certificates entitled to not less than 25% of the Voting Rights (or, alternatively, but solely in the case of the Special Servicer, the Controlling Class Representative), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all of the responsibilities, duties, authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a B-Note Holder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise (provided, however, that each of the Master Servicers and the Special Servicer shall, if terminated pursuant to this
Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Each of the Master Servicers and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the functions hereunder of such Master Servicer or the Special Servicer, as the case may be, and shall otherwise cooperate with the Trustee in effecting the termination of the rights and responsibilities hereunder of such Master Servicer or the Special Servicer, as the case may be, including the transfer within five Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by a Master Servicer to its Collection Account, the Distribution Account or any B-Note Account, Servicing Account or Reserve Account maintained by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, a Collection Account or any B-Note Account, Servicing Account or Reserve Account (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that if a Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01(b), such Master Servicer or the Special Servicer, as the case may be, continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by a terminated Master Servicer or Special Servicer pursuant to this paragraph shall be borne by such Master Servicer or the Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

                  If an Event of Default on the part of the Master Servicer for a Mortgage Loan Pair occurs and affects the related B-Note Mortgage Loan and such Master Servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the Certificateholders, the related B-Note Holder shall be entitled to require that such Master Servicer appoint a Sub-Servicer that will be responsible for servicing such Mortgage Loan Pair.

                  (c) Notwithstanding Section 7.01(b) of this Agreement, if a Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xi) or (xii) and the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement for which the terminated Master Servicer is the applicable Master Servicer from at least three (3) Persons qualified to act as successor Master Servicer hereunder in accordance with Section 6.02 and Section
7.02 for which the Trustee has received written confirmation from each Rating Agency that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Rated Certificates (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the subject Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five (45) days after the termination of the terminated Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all applicable Sub-Servicers to continue the primary servicing of the applicable Serviced Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Serviced Mortgage Loans for which it was the applicable Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Serviced Mortgage Loan serviced, the excess of the related Master Servicing Fee Rate minus the sum of two basis points and the related Excess Servicing Fee Rate (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each applicable Sub-Servicing Agreement and each applicable Sub-Servicer (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five
(45) days after the termination of the terminated Master Servicer.

                    (d) Upon the assignment and acceptance of the applicable master servicing (including, in the case of an assignment of the rights of PAR or any successor thereto as a Master Servicer, the servicer report administrative) rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

                    (e) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the Trustee was appointed as successor to the terminated Master Servicer or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as a Master Servicer hereunder in accordance with Section 7.02.

                    SECTION 7.02. Trustee to Act; Appointment of Successor.

                    On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to Section 3.25, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that (i) any failure to perform such duties or responsibilities caused by the failure of such Master Servicer or the Special Servicer, as the case may be, to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder and (ii) in the case of a terminated Master Servicer, the Trustee shall cease to act as successor Master Servicer if an alternative successor is appointed pursuant to Section 7.01(c). Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the

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resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights or the Controlling Class Representative so request(s) in writing, the Trustee shall), subject to Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the resigning or terminated Master Servicer or Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that (i) such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) if such successor does not have a master servicer rating (in the case of a resigning or terminated Master Servicer) from Fitch that is not lower than "CMS2" or a special servicer rating (in the case of a resigning or terminated Special Servicer) from Fitch that is not lower than "CSS2", such successor is reasonably acceptable to the Controlling Class Representative. No appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  If the Trustee or an Affiliate acts pursuant to this Section
7.02 as successor to the resigning or terminated Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any resignation of a Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to a Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to
Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the B-Note Holders.

                    (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                    SECTION 7.04. Waiver of Events of Default.

                    The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee and the Certificate Administrator of all reasonable costs and expenses incurred by the Trustee and the Certificate Administrator in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                    SECTION 7.05. Additional Remedies of Trustee Upon Event of
                                  Default.

                    During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII


                THE TRUSTEE, CUSTODIAN, CERTIFICATE ADMINISTRATOR

                              AND TAX ADMINISTRATOR


                    SECTION 8.01. Duties of the Trustee, the Custodian, the
                                  Certificate Administrator and the Tax
                                  Administrator.

                    (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee, the Custodian, the Certificate Administrator and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian, the Certificate Administrator and the Tax Administrator.

                    (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or any Rating Agency, and accepted by the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator in good faith, pursuant to this Agreement.

                    (c) No provision of this Agreement shall be construed to relieve the Trustee, the Tax Administrator or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                         (i) Prior to the occurrence of an Event of Default, and
                    after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

                         (ii) In the absence of bad faith on the part of the
                    Trustee, the Certificate Administrator or the Tax Administrator, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, and conforming to the requirements of this Agreement.

                         (iii) None of the Trustee, the Certificate
                    Administrator or the Tax Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of such entity unless it shall be proved that such entity was negligent in ascertaining the pertinent facts.

                         (iv) The Trustee shall not be liable with respect to
                    any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                         (v) Neither the Certificate Administrator nor the
                    Trustee shall be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (other than an Event of Default under Section 7.01(a)(xi), (xii) or (xiii)) or a Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, when required pursuant to this Agreement) unless a Responsible Officer of the Trustee or the Certificate Administrator shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee and the Certificate Administrator may conclusively assume that there is no such default or Event of Default.

                         (vi) Subject to the other provisions of this Agreement,
                    and without limiting the generality of this Section 8.01, none of the Trustee, the Certificate Administrator or the Tax Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or
                    Section 2.01(e) or in its capacity as successor to a Master Servicer or the Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of either Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or any Rating Agency, delivered to the Trustee, the Certificate Administrator or the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Collection Accounts or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust

                    Fund other than from funds available in a Collection Account or the Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's, the Certificate Administrator's or the Tax Administrator's, as applicable, willful misfeasance, bad faith or negligence).

                         (vii) For as long as the Person that serves as the
                    Trustee, the Certificate Administrator or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee, Certificate Administrator or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

                         (viii) If the same Person is acting in two or more of
                    the capacities of Trustee, Certificate Administrator, Tax Administrator, Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

                    SECTION 8.02. Certain Matters Affecting the Trustee, the
                                  Certificate Administrator and the Tax
                                  Administrator.

                    Except as otherwise provided in Section 8.01:

                         (i) the Trustee, the Certificate Administrator and the
                    Tax Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                         (ii) the Trustee, the Certificate Administrator and the
                    Tax Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                         (iii) the Trustee shall be under no obligation to
                    exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                         (iv) none of the Trustee, the Fiscal Agent appointed
                    thereby, the Certificate Administrator or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                         (v) prior to the occurrence of an Event of Default and
                    after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

                         (vi) except as contemplated by Section 8.06 and, with
                    respect to the Trustee alone, Section 8.14, none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                         (vii) the Trustee may execute any of the trusts or
                    powers vested in it by this Agreement, the Certificate Administrator and the Tax Administrator may each perform any of their respective duties hereunder, either directly or by or through the Custodian or other agents or attorneys-in-fact, provided that the use of the Custodian or other agents or attorneys-in-fact shall not be deemed to relieve the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, of any of its duties and obligations hereunder (except as expressly set forth herein);

                         (viii) none of the Trustee, the Fiscal Agent appointed
                    thereby, the Certificate Administrator or the Tax Administrator shall be responsible for any act or omission of a Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting as a Master Servicer or the Special Servicer, as the case may be) or of the Depositor; and

                         (ix) neither the Trustee nor the Certificate Registrar
                    shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

                    SECTION 8.03. Trustee, the Fiscal Agent, the Certificate
                                  Administrator and the Tax Administrator not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                    The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee, the Fiscal Agent, the Certificate Administrator and/or the Tax Administrator in Article II, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator, and none of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Pooled Mortgage Loans to the Trust, or any funds (other than with respect to any funds held by the Certificate Administrator) deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, a Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as a Master Servicer or the Special Servicer and such Master Servicer or the Special Servicer, as the case may be, would be so responsible hereunder. Except as contemplated by Section 11.02(a), none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to record this Agreement.

                    SECTION 8.04. Trustee, Fiscal Agent, Certificate
                                  Administrator and Tax Administrator May Own
                                  Certificates.

                  The Trustee (in its individual or any other capacity), the Fiscal Agent, the Certificate Administrator or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator or one of their Affiliates, as the case may be.

                    SECTION 8.05. Fees and Expenses of the Trustee, the
                                  Certificate Administrator and the Tax
                                  Administrator; Indemnification of and by the Trustee, the Certificate Administrator, the Tax Administrator and Fiscal Agent.

                  (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Pooled Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the Trustee all Trustee Fees and to the Servicer Report Administrator all Servicer Report Administrator Fees, in each case earned in respect of the Pooled Mortgage Loans and any successor REO Pooled Mortgage Loans through the end of the then most recently ended calendar month as compensation for all services rendered by the Trustee and the Servicer Report Administrator, respectively, hereunder. As to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the Trustee Fee and the Servicer Report Administrator Fee shall accrue during each calendar month, commencing with March 2003, at the Trustee Fee Rate and the Servicer Report Administrator Fee Rate, respectively, on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, immediately following the Distribution Date in such calendar month (or, in the case of March 2003, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan). The Trustee Fee and the Servicer Report Administrator Fee accrued during each calendar month shall be payable in the next succeeding calendar month. With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the Trustee Fee and the Servicer Report Administrator Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), the Certificate Administrator Fee and the Tax Administrator Fee shall constitute the sole compensation of the Trustee, the Certificate Administrator and the Tax Administrator, respectively, for such services to be rendered by it. The Trustee shall be responsible for the payment of the Certificate Administrator Fee and the Tax Administrator Fee.

                  Notwithstanding the prior paragraph, if and to the extent that any loss, liability, cost or expense that is, pursuant to the prior paragraph, required to be borne by the Trust out of the Distribution Account or a Collection Account, relates to a B-Note Mortgage Loan, such loss, liability, cost or expense shall instead be payable by the related B-Note Holder out of amounts on deposit in the related B-Note Account and shall be payable out of the Distribution Account or a Collection Account only to the extent that amounts recoverable on such B-Note Mortgage Loan shall be insufficient to cover the portion of such loss, liability, cost or expense so payable out of the related B-Note Account.

                  (b) The Trustee, the Certificate Administrator, the Fiscal Agent and the Tax Administrator and any of their respective directors, officers, employees, agents or affiliates are entitled to be indemnified and held harmless out of the Collection Accounts and/or the Distribution Account, as and to the extent provided in Section 3.05, for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor to a Master Servicer or the Special Servicer (as the case may be), in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee, the Certificate Administrator or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee, the Certificate Administrator or the Tax Administrator hereunder; provided, however, that none of the Trustee, the Certificate Administrator or the Tax Administrator shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any cost or expense that does not constitute an "unanticipated expense" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii), (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, the Trustee's, the Fiscal Agent's, the Certificate Administrator's or the Tax Administrator's obligations and duties hereunder.

                    (c) The Master Servicers and the Special Servicer each shall indemnify the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of such Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by such Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by such Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee, the Certificate Administrator or the Tax Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or the Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                    (d) Each of the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent shall indemnify each of the Master Servicers and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Certificate Administrator's, the Tax Administrator's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if a Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person otherwise provided for in this
Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                    (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, either Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

                    SECTION 8.06. Eligibility Requirements for Trustee,
                                  Certificate Administrator and Tax
                                  Administrator.

                    The Trustee, the Certificate Administrator and the Tax Administrator hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia



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

and, in the case of the Trustee, authorized under such laws to exercise trust powers; (ii) has a combined capital and surplus of at least $50,000,000; and
(iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) neither the Certificate Administrator nor the Tax Administrator may have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause the Underwriter Exemption to be unavailable with respect to any Class of Certificates as to which it would otherwise be available. Furthermore, the Trustee, the Certificate Administrator and the Tax Administrator shall at all times maintain a long-term unsecured debt rating of at least "A+" from S&P and a short-term unsecured debt rating from each Rating Agency of at least "A-1" in the case of S&P and "F1" in the case of Fitch (or, in the case of either Rating Agency, such lower rating(s) as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "BBB" from each Rating Agency (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or
(ii) the Trustee maintains a long-term unsecured debt rating of no less than "A" from each Rating Agency (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Pooled Mortgage Loan Sellers, the Master Servicers, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) a Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of such Master Servicer or the Special Servicer (as the case may be) pursuant to Section 7.02, (iv) any Pooled Mortgage Loan Seller or (v) any Affiliate of any of them, may be the Trustee hereunder.

                    SECTION 8.07. Resignation and Removal of Trustee,
                                  Certificate Administrator and Tax
                                  Administrator.

                    (a) The Trustee, the Certificate Administrator and the Tax Administrator each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Master Servicers, the Special Servicer, the Rating Agencies and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, certificate administrator or tax administrator, as the case may be.

                    (b) If at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's, Certificate Administrator's or Tax Administrator's continuing to act in such capacity would (as confirmed in writing to the Depositor by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within 10 Business Days, PAR or any successor thereto as Master Servicer shall as soon as practicable) remove the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

                    (c) The Holders of Certificates entitled to more than 50% of the Voting Rights may at any time remove the Trustee, Certificate Administrator or Tax Administrator and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee, Certificate Administrator or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

                    (d) Any resignation or removal of the Trustee, the Certificate Administrator or the Tax Administrator and appointment of a successor trustee, certificate administrator or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee, certificate administrator or tax administrator, as the case may be, as provided in Section 8.08 and (ii) if the successor trustee, certificate administrator or tax administrator, as the case may be, does not have a long-term unsecured debt rating of at least "A+" from S&P and a short-term unsecured debt rating from each Rating Agency of at least "A-1" in the case of S&P and "F1" in the case of Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee, certificate administrator or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

                    SECTION 8.08. Successor Trustee, Certificate Administrator
                                  and Tax Administrator.

                    (a) Any successor trustee, certificate administrator or tax administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and its predecessor trustee, certificate administrator or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee, certificate administrator or tax administrator, as the case may be, shall become effective and such successor trustee, certificate administrator or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, each Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                    (b) No successor trustee, certificate administrator or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee, certificate administrator or tax administrator, as the case may be, shall be eligible under the provisions of Section 8.06.

                    (c) Upon acceptance of appointment by a successor trustee, certificate administrator or tax administrator as provided in this Section 8.08, such successor trustee, certificate administrator or tax administrator, as the case may be, shall mail notice of the succession of such trustee, certificate administrator or tax administrator hereunder to the Depositor, the Certificateholders and the other parties hereto.

                    SECTION 8.09. Merger or Consolidation of Trustee,
                                  Certificate Administrator or Tax
                                  Administrator.

                    Any entity into which the Trustee, Certificate Administrator or Tax Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee, Certificate Administrator or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate Administrator or Tax Administrator, shall be the successor of the Trustee, Certificate Administrator or Tax Administrator, as the case may be, hereunder, provided such entity shall be eligible under the



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

provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                    SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                    (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Master Servicer and the Trustee may consider necessary or desirable. If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the applicable Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

                    (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as a Master Servicer or the Special Servicer, Certificate Administrator or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                    (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                    (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                    (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                    SECTION 8.11. Appointment of Custodians.

                    The Trustee may, at its own expense, appoint any Person with appropriate experience as a document custodian to act as Custodian hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Custodian shall not relieve the Trustee from such entity's obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian. The Custodian shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the
Custodian to the same extent that they apply to the Trustee. Any Custodian appointed in accordance with this Section 8.11 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, each Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Custodian appointed in accordance with this Section 8.11 by giving written notice of termination to such Custodian, with a copy to the Certificate Administrator, each Master Servicer, the Special Servicer and the Depositor. Each Custodian shall comply with the requirements for Trustees set forth in Section 8.06, shall not be the Depositor, any Pooled Mortgage Loan Seller or any Affiliate of the Depositor or any Pooled Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae.

                    SECTION 8.12. Access to Certain Information.

                    (a) The Trustee and the Custodian shall each afford to the Depositor, the Underwriters, each Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Pooled Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Custodian, as the case may be, designated by it.

                    (b) The Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee) shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Rating Agencies, the Certificate Administrator, the Custodian, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause
(xi), both the Certificate

Administrator and the Trustee) as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee): (i) the Prospectus, the Private Placement Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;
(ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date, each Mortgage Loan Purchase Agreement and any amendments and exhibits hereto or thereto; (iii) all Certificate Administrator Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicers and/or the Special Servicer to the Certificate Administrator and the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicers and/or the Special Servicer, respectively, to the Certificate Administrator and the Trustee since the Closing Date; (vi) the most recent inspection report prepared by a Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a); (vii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied;
(viii) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to
Section 4.02(b); (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by a Master Servicer or the Special Servicer and delivered to the Trustee or any Custodian pursuant to Section 3.20; (x) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, a Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xi) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Certificate Administrator, the Trustee or the Custodian, as applicable, shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies and the Controlling Class Representative, the Certificate Administrator or the Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Certificate Administrator, the Trustee or the Custodian, as the case may be, shall require: (a) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may be) generally to the effect that such Person is a Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may
be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator, the Trustee or the Custodian, as the case may be, pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Certificate Administrator, the Trustee or the Custodian, as the case may be, shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

                    (c) None of the Trustee, the Custodian or the Certificate Administrator shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

                    SECTION 8.13. Appointment of Fiscal Agent.

                    (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of at least "A+" from S&P and "AA-" from Fitch, and a short-term unsecured debt rating from such Rating Agency of at least "A-1" in the case of S&P and "F1" in the case of Fitch (or, in the case of either Rating Agency, such lower rating(s) as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) subsequent to the Closing Date shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "AA-" from each Rating Agency, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Fiscal Agent appointed pursuant to this Section 8.13(a) shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, appointed pursuant to this Section 8.13(a) shall make representations and warranties with respect to itself that are comparable to those made by the initial Fiscal Agent pursuant to Section 2.11. Notwithstanding anything contained in this Agreement to the


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

contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the initial Fiscal Agent is entitled hereunder.

                    (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                    (c) All fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, a Master Servicer or the Special Servicer.

                    (d) The obligations of any Fiscal Agent set forth in this
Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of ABN AMRO, as LaSalle) shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of ABN AMRO, as LaSalle) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                    (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

                    SECTION 8.14. Advance Security Arrangement.

                    Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

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

                    SECTION 8.15. Exchange Act Reporting.

                    (a) The Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the Exchange Act. Within 15 days after each Distribution Date, the Certificate Administrator shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Certificate Administrator shall file each Form 8-K with a copy of the related Certificate Administrator Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Certificate Administrator in Edgar-compatible form or as otherwise agreed upon by the Certificate Administrator and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Certificate Administrator shall prepare and file an Annual Report on Form 10-K (a "Form 10-K"), in substance as required by applicable law and applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Section 3.13 and each accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Certificate Administrator. If they are not so timely delivered, the Certificate Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Certificate Administrator. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section. The Certificate Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Certificate Administrator's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Certificate Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

                    (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff). Each Master Servicer, the Special Servicer and the Certificate Administrator (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in form and substance reasonably satisfactory to the Depositor and the Performing Party, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can rely, relating to the accuracy and completeness of the information and reports provided under this Agreement by such Performing Party; provided, however, that the certification required from the Special Servicer shall contain the following information:

                         (i) a statement acknowledging that the officer of the
                    Special Servicer signing such certification has reviewed the information provided by it for inclusion in the Form 10-K to be covered by the subject Sarbanes-Oxley Certification;

                       (ii) a statement, based on the knowledge of the officer
                  of the Special Servicer that is signing such certification, that the information provided by it to be covered by such Sarbanes-Oxley Certification solely relating to actions of the Special Servicer and/or payments and other collections on the Specially Serviced Pooled Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, not misleading as of the last day of the period covered by the subject Form 10-K;

                       (iii) a statement, based on the knowledge of the
                  officer of the Special Servicer that is signing such certification, that the information provided by it and to be covered by such Sarbanes-Oxley Certification relating solely to actions of the Special Servicer and/or payments and other collections on the Specially Serviced Pooled Mortgage Loans and REO Properties, includes all information of such type available to the Special Servicer and required to be included in the Certificate Administrator Reports for the relevant period covered by the subject Form 10-K; and

                       (iv) a statement, based on the knowledge of the officer
                  of the Special Servicer that is signing such certification, that the Special Servicer has disclosed all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards during the period covered by the subject Form 10-K in the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in this Agreement.

                  Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face.

                  In addition, if the Performing Party is a Master Servicer or the Special Servicer, such Performing Party shall, upon request, execute a reasonable reliance certificate acknowledging the Certification Party's right to rely upon the Annual Compliance Certificate provided pursuant to Section 3.13, and shall include a certification that such Annual Compliance Certificate discloses any significant deficiencies or defaults described to the certified public accountants of such Performing Party to enable such accountants to render the certificate provided for in Section 3.14.

                  (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of an actual breach of the applicable Performing Party's obligations under subsection (b) of this Section or the applicable Performing Party's negligence, bad faith or willful misconduct in connection with such obligations.

                  (d) Nothing contained in this Section shall be construed to require any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Master Servicer, the Special Servicer and the

Certificate Administrator hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01, which amendment shall not require any Opinions of Counsel, Officer's Certificates, Rating Agency confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement. In no event shall the Special Servicer be required to execute any Form 10-K or any Sarbanes-Oxley Certification.

                    (e) A copy of each Sarbanes-Oxley Certification executed and delivered hereunder shall be delivered to S&P by the Certificate Administrator (whether or not it is the Certifying Person).

                                   ARTICLE IX


                                   TERMINATION


                    SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                  All Pooled Mortgage Loans.

                    (a) Subject to Section 9.02 and, further, subject to the rights of each B-Note Holder to acquire the related Pooled Mortgage Loan in accordance with the related Mortgage Loan Pair Co-Lender Agreement, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, one or both of the Master Servicers or the Special Servicer (whose respective rights to effect such a purchase shall be subject to the priorities and conditions set forth in subsection (b)) of all Pooled Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Pooled Mortgage Loans remaining in the Trust Fund (exclusive of any REO Pooled Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Certificate Administrator and the applicable Master Servicer, minus (C) if the purchaser is a Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); (ii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Pooled Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Pooled Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                    (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, PAR (or its successor) as a Master Servicer, WFB (or its successor) as a Master Servicer or the Special Servicer, in that order of preference, may at its option elect to purchase all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by a Master Servicer or the Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that:

                    (A) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is 1.0% or less of the Initial Pool Balance;

                    (B) within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so;

                    (C) if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Pooled Mortgage Loans and any REO Properties remaining in the Trust Fund, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class; and

                    (D) if a Master Servicer makes such an election, then the other Master Servicer will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Pooled Mortgage Loans and related REO Properties remaining in the Trust Fund for which it is the applicable Master Servicer.

                  If the Trust is to be terminated in connection with the purchase of all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund by any Controlling Class Certificateholder(s), one or both of the Master Servicers or the Special Servicer, such Person(s) shall: (i) deposit, or deliver to the Master Servicers for deposit, in the respective Collection Accounts (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price (the portion thereof allocable to all the Pooled Mortgage Loans and related REO Properties, other than those for which a Master Servicer exercises its option under clause
(D) above, to be deposited in the other Master Servicer's Collection Account and the portion thereof allocable to those for which a Master Servicer exercises its option under clause (D) above to be deposited in the such Master Servicer's Collection Account); and (ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase; provided that, if the Trust Fund then includes any REO Property related to a Mortgage Loan Pair, then any portion of the Termination Price that is allocable to principal of and interest on the successor REO Mortgage Loan with respect to the related B-Note Mortgage Loan shall be deposited in the related B-Note Account. On the Master Servicer Remittance Date for the Final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in such Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Accounts and/or the B-Note Accounts in accordance with the second preceding sentence and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the purchasing party (or its designee).

                  Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, each Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee and/or the Fiscal Agent hereunder (and their respective agents) that may be withdrawn from such Collection Account, pursuant to Section 3.05(a), or (without duplication between the Collection Accounts) that may be withdrawn from the Distribution Account, pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Collection Account. In addition, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of
Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the Sole Certificateholder(s) (or any designee thereof).

                    (c) Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund by one or both of the Master Servicers, the Special Servicer and/or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

                    (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

                    SECTION 9.02. Additional Termination Requirements.

                    (a) If any Controlling Class Certificateholder(s), one or both of the Master Servicers, and/or the Special Servicer purchase(s), or the Sole Certificateholder(s) exchange(s) all of the Certificates for, all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Certificate Administrator an Opinion of Counsel, addressed to the Trustee and the Certificate Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

                         (i) the Certificate Administrator shall specify the
                    first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under
                    Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                         (ii) during such 90-day liquidation period and at or
                    prior to the time of making the final payment on the Certificates, the Certificate Administrator shall sell or otherwise transfer all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund to the relevant Master Servicer(s), the Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Certificateholder(s), as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

                         (iii) immediately following the making of the final
                    payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                    (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in the form of the notice of termination provided for in Section 9.01(c) and in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                    SECTION 9.03. 1290 Avenue of the Americas REO Property.

                    References to "REO Property" and "REO Properties" in Sections 9.01 and 9.02 shall be deemed to include the Trust's rights with respect to any 1290 Avenue of the Americas REO Property and such rights shall be taken into account in calculating the Termination Price.

                                   ARTICLE X


                            ADDITIONAL TAX PROVISIONS


                    SECTION 10.01. Tax Administration.

                    (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                    (b) The Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

                    (c) The Tax Administrator shall prepare or cause to be prepared, submit to the Trustee for execution and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by a Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

                    (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.



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

                    (e) The Trustee and the Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist them, to the extent reasonably requested by the Trustee or the Tax Administrator), to the extent that the Trustee or the Tax Administrator, as applicable, has actual knowledge that any particular action is required; provided that the Trustee and the Tax Administrator shall be deemed to have knowledge of relevant tax laws. The Trustee or the Tax Administrator, as applicable, shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee or the Tax Administrator, as applicable, has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Tax Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

                    (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under
Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (v) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Article X; (vi) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (vii) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its



                                     -296-
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obligations under Article III or this Article X; (ii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (iv) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (v) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under
Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this
Article X; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

                    (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and Grantor Trust Pool on a calendar year and an accrual basis.

                    (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

                    (i) None of the Master Servicers, the Special Servicer, the Trustee or the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Pooled Mortgage Loan (except in connection with (A) a Breach or Document Defect regarding any Pooled Mortgage Loan, (B) the foreclosure, default or reasonably foreseeable material default of a Pooled Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Investment Account for gain; or
(iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Pooled Mortgage Loan, other than a Replacement Pooled Mortgage Loan substituted for a Deleted Pooled Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

                    (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicers, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall take necessary actions within the scope of their responsibilities as more specifically set forth in this Agreement such that they do not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                    (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

                    (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Mortgage Loans in the Mortgage Pool and any successor REO Pooled Mortgage Loans with respect thereto and the Class V Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Tax Administrator shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

                    SECTION 10.02. Depositor, Master Servicers, Special Servicer
                                   and Fiscal Agent to Cooperate with Tax
                                   Administrator.

                    (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within ten days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

                    (b) Each of the Master Servicers, the Special Servicer and the Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties under this Article X.













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                                   ARTICLE XI


                            MISCELLANEOUS PROVISIONS


                    SECTION 11.01. Amendment.

                    (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto (exclusive of the B-Note Holders), without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicers and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that (I) no such amendment may significantly change the activities of the Trust; and (II) any such amendment for the specific purposes described in clause (iii), (iv) or
(vii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's and Certificate Administrator's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); (III) with respect to any such amendment for the specific purposes described in clause
(iii) above, the Trustee and the Certificate Administrator shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (IV) no such amendment may adversely affect a B-Note Holder without the written consent of such B-Note Holder. This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, as and to the extent provided by Section 8.15(d).

                    (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto (exclusive of the B-Note Holders), with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the

Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Pooled Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (not taking into account Certificates held by the Depositor or any Pooled Mortgage Loan Seller or any of their respective Affiliates or agents), (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary or (vi) adversely affect a B-Note Holder, without the consent of such B-Note Holder. The Trustee shall not agree to amend any Pooled Mortgage Loan Purchase Agreement in any manner that would adversely affect in any material respect the interests of the Holders of any Class of Certificates, except with the consent of the Holders of all Certificates of that Class. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                    (c) Notwithstanding any contrary provision of this Agreement, none of the Certificate Administrator, the Trustee, the Master Servicers or the Special Servicer shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

                    (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to the Certificate Administrator for delivery to each Certificateholder and to each Rating Agency.

                    (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                    (f) The Trustee and the Certificate Administrator each may but shall not be obligated to enter into any amendment pursuant to this Section
11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                    (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

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

                    SECTION 11.02. Recordation of Agreement; Counterparts.

                    (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust (payable out of the Distribution Account), but only if (i) a Master Servicer or the Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders and so informs the Trustee in writing and (ii) the Controlling Class Representative consents.

                    (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                    SECTION 11.03. Limitation on Rights of Certificateholders.

                    (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                    (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                    (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                    SECTION 11.04. Governing Law.

                    This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

                    SECTION 11.05. Notices.

                    Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, One New York Plaza, 14th Floor, New York, New York 10292, Attention: Kevin Guidera, Senior Vice President (with a copy to Prudential Securities Incorporated, One Seaport Plaza, 30th Floor, New York, New York 10292, Attention: Law Department);
(ii) in the case of PAR as a Master Servicer, Prudential Asset Resources Inc., 2200 Ross Avenue, Suite 4200E, Dallas, Texas, 75201, Attention: Ann Hambly, telecopy number: (214) 777-4556; (iii) in the case of WFB as a Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing (with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111); (iv) in the case of the Special Servicer, ARCap Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, Attention: Larry Duggins, telecopy number (972) 580-3888 (with a copy to Chris Couch, ARCap Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, telecopy number (972) 580-3888); (v) in the case of the Certificate Registrar, Certificate Administrator and Tax Administrator, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Administration (CMBS), Prudential Securities Secured Financing Corporation, 2003-PWR1, telecopy number:
(410) 715-2380; (vi) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention:
Asset Backed Securities Trust Services Group, Prudential Securities Secured Financing Corporation, 2003-PWR1, telecopy number: (312) 904-2084; (vii) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Prudential Securities Secured Financing Corporation, 2003-PWR1, telecopy number: (312) 904-2084; (viii) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Commercial Mortgage Surveillance telecopy number (212) 438-2657, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance; and (ix) in the case of any Pooled Mortgage Loan Seller, the address for notices to such Pooled Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03, 8.05, and Section 3.22(f) and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided, however, that the 1290 Avenue of the Americas Master Servicer and the 1290 Avenue of the Americas Special Servicer (and any "Other Special Servicer" under any "Other Pooling and Servicing Agreement" (as each such term is defined in the 1290 Avenue of the Americas Servicing Agreement)) are intended third-party beneficiaries with respect to any provisions in this Agreement that relate to (1) the reimbursement of any Nonrecoverable Advances made with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan by the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer or any such Other Special Servicer and (2) the indemnification of the 1290 Avenue of the Americas Master Servicer, the 1290 Avenue of the Americas Special Servicer or any such Other Special Servicer against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with the 1290 Avenue of the Americas Servicing Agreement and relating to the 1290 Avenue of the Americas Pooled Mortgage Loan.

                  SECTION 11.08. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

                  (a) The Trustee (or, with respect to items (v) and (vii) below, the Certificate Administrator) shall promptly provide notice to each Rating Agency and the Depositor (and, with respect to items (i), (ii) and (iii) below, each B-Note Holder) with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                    (i) any material change or amendment to this Agreement;

                    (ii) the occurrence of any Event of Default that has not
               been cured;

                    (iii) the resignation, termination, merger or consolidation of a Master Servicer or the Special Servicer and the appointment of a successor;

                    (iv) the appointment, resignation or removal of a Fiscal
               Agent;

                    (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

                    (vi) any repurchase or substitution of a Pooled Mortgage
               Loan by a Pooled Mortgage Loan Seller as contemplated by Section 2.03; and

                    (vii) the final payment to any Class of Certificateholders.

                  (b) Each Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

                    (i) the resignation or removal of the Trustee and the
               appointment of a successor; and

                    (ii) any change in the location of its Collection Account.

                  (c) Each of the Master Servicers and the Special Servicer shall promptly furnish (in hard copy format or through use of a Master Servicer's internet website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                    (i) each of its Annual Performance Certifications;

                    (ii) each of its Annual Accountants' Reports;

                    (iii) each report prepared pursuant to Section 3.09(e); and

                    (iv) to the extent so required by a Rating Agency to confirm any rating assigned thereby to any Class of Rated Certificates, such other information in the possession of the applicable Master Servicer and/or Special Servicer as such Rating Agency may reasonably request.

                  (d) The Certificate Administrator shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Certificate Administrator's internet website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator's internet website on a restricted basis.

                  (e) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

                  SECTION 11.10. Notices to Controlling Class Representative.

                  The Trustee, the Master Servicers and the Special Servicer shall each deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

                  SECTION 11.11. Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                          PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                               Depositor


                          By:
                             ------------------------------------------------
                          Name:
                          Title:



                          PRUDENTIAL ASSET RESOURCES, INC.
                               a Master Servicer


                          By:
                             ------------------------------------------------
                          Name:
                          Title:



                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                               a Master Servicer


                          By:
                             ------------------------------------------------
                          Name:
                          Title:



                          ARCAP SERVICING, INC.
                               Special Servicer


                          By:
                             ------------------------------------------------
                          Name:
                          Title:

                        WELLS FARGO BANK MINNESOTA, N.A.
                        Solely in its capacity as Certificate Administrator and Tax Administrator


                        By:
                           ------------------------------------------------
                        Name:
                        Title:



                        LASALLE BANK NATIONAL ASSOCIATION
                             Trustee


                        By:
                           ------------------------------------------------
                        Name:
                        Title:



                        ABN AMRO BANK N.V.
                             Fiscal Agent


                        By:
                           ------------------------------------------------
                        Name:
                        Title:



                        By:
                           ------------------------------------------------
                        Name:
                        Title:



                        PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                           Ballston Common B-Note Holder and Renaissance B-Note Holder

                        By:
                           ------------------------------------------------
                        Name:
                        Title:

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF _________________         )


                  On the ______ day of ______ 2003, before me, a notary public in and for said State, personally appeared __________________, personally known to me to be a _________________ of _________________________________________,
one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ---------------------------------
                                                    Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

   FORM OF CLASS A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P, X-1 AND X-2
                                  CERTIFICATES


                   CLASS [ ] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2003-PWR1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION


Pass-Through Rate:  [____%                                  Class [Principal Balance] [Notional Amount] of the
per annum][Variable]                                        Class [   ] Certificates as of the Closing Date:
                                                            $__________

Closing Date:  March 20, 2003                               Initial Certificate [Principal Balance] [Notional
                                                            Amount] of this Certificate as of the Closing Date:
                                                            $__________

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
April 11, 2003                                              Loans as of the Closing Date ("Initial Pool
                                                            Balance"):  $960,034,371

Master Servicer:                                            Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association

Master Servicer:                                            Certificate Administrator and Tax Administrator:
Wells Fargo Bank, National Association                      Wells Fargo Bank Minnesota,
                                                            National Association

Special Servicer:                                           Fiscal Agent:
ARCap Servicing, Inc.                                       ABN AMRO Bank N.V.

Certificate No. [   ] -___                                  CUSIP No.:
                                                            ISIN No.:  ________________


                                     A-1-1

[FOR BOOK-ENTRY CERTIFICATES][UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR PRIVATE CERTIFICATES][THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, N.A., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, ARCAP SERVICING, INC., OR ANY OF THEIR

                                     A-1-2

RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES ONE OR MORE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[FOR SUBORDINATE CERTIFICATES][THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[FOR PRINCIPAL BALANCE CERTIFICATES][THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.]

[FOR CLASS X-1 AND CLASS X-2 CERTIFICATES][THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.]

[FOR REGULATION S GLOBAL CERTIFICATES][PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE CLOSING DATE AND (B) THE COMMENCEMENT OF THE INITIAL OFFERING OF THE CERTIFICATES IN RELIANCE ON REGULATION S, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

         This certifies that [FOR BOOK-ENTRY CERTIFICATES: CEDE & CO.][FOR
DEFINITIVE CERTIFICATES: [         ]] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the [principal balance][notional amount] of this Certificate (its "Certificate [Principal Balance][Notional Amount]") as of the Closing Date by the aggregate [principal balance][notional amount] of all the Class [ ] Certificates (their "Class [Principal Balance][Notional Amount]") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [ ] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Agreement"), among Prudential Securities Secured Financing

                                     A-1-3

Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), ARCap Servicing, Inc. as special servicer (in such capacity, the "Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and Prudential Mortgage Capital Funding, LLC, as holder of the Ballston Common B-Note (the "Ballston Common B-Note Holder," which term includes any successor entity under the Agreement) and as holder of the Renaissance B-Note (the "Renaissance B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [ ] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an allocated Realized Loss or Additional Trust Fund Expense in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess


                                     A-1-4

Liquidation Proceeds Account, the REO Account (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         [FOR PRINCIPAL BALANCE CERTIFICATES][Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.]

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         [FOR PRIVATE CERTIFICATES][No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.]

         [FOR PRIVATE CERTIFICATES][If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made

                                     A-1-5
without registration under the Securities Act. Except as discussed below or under such other limited circumstances as are provided in the Agreement, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery in the form of an interest in that Global Certificate.]

         [FOR PRIVATE CERTIFICATES][Except under such limited circumstances as are provided in the Agreement, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person who takes delivery in the form of a beneficial interest in this Certificate. If the transfer occurs on or prior to the Release Date, then the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.]

         [FOR PRIVATE CERTIFICATES][Notwithstanding the foregoing, any interest in a Rule 144A Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.]

         [FOR PRIVATE CERTIFICATES][None of the Depositor, the Trustee, Certificate Administrator, any other party to the Agreement, or the Certificate Registrar is obligated to register or qualify the Class [ ] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, the Special Servicer, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described above.]

                                     A-1-6

         [FOR BOOK-ENTRY CERTIFICATES][The Global Certificates shall be deposited with the Certificate Administrator as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.]

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. [FOR PRIVATE CERTIFICATES][Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under
Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is investment grade rated and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 90-30 or 90-29, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.]

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and

                                     A-1-7
thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         [FOR BOOK-ENTRY CERTIFICATES][Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

         The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by either Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being 1.0% or less of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of

                                     A-1-8
the Voting Rights allocated to all of the Classes materially affected by the amendment and, if adversely affected by the amendment, the Ballston Common B-Note Holder, the Renaissance B-Note Holder and/or any third-party beneficiary. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-1-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    not in its individual capacity but solely as Certificate Registrar


                                 By:____________________________________
                                    Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [ ] Certificates referred to in the within-mentioned Agreement.

Dated:

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    not in its individual capacity but solely as Authenticating Agent


                                 By:____________________________________
                                    Authorized Representative


                                     A-1-10

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

______________________________________________________________________________ .

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
_______________________________________________________________________________.


         Distributions made by check (such check to be made payable to _______ ) and all applicable statements and notices should be mailed to __________________
________________________________________ .

         This information is provided by______________________________________ , the Assignee named above, or _________________________________________________ ,
as its agent.


                                     A-1-11

                                   EXHIBIT A-2

                          FORM OF CLASS R CERTIFICATES


                           CLASS R COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2003-PWR1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

Closing Date:  March 20, 2003                               Percentage Interest evidenced by
                                                            this Class R Certificate: ___%

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
April 11, 2003                                              Loans as of the Closing Date ("Initial Pool
                                                            Balance"):  $960,034,371

Master Servicer:                                            Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association

Master Servicer:                                            Certificate Administrator and Tax Administrator:
Wells Fargo Bank, National Association                      Wells Fargo Bank Minnesota,
                                                            National Association

Special Servicer:                                           Fiscal Agent:
ARCap Servicing, Inc.                                       ABN AMRO Bank N.V.

Certificate No. R-___



                                     A-2-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, N.A., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, ARCAP SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A

                                     A-2-2

CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

         This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), ARCap Servicing, Inc. as special servicer (in such capacity, the "Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and Prudential Mortgage Capital Funding, LLC, as holder of the Ballston Common B-Note (the "Ballston Common B-Note Holder," which term includes any successor entity under the Agreement) and as holder of the Renaissance B-Note (the "Renaissance B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this

                                     A-2-3

Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         None of the Depositor, the Trustee, the Certificate Administrator, any other party to the Agreement or the Certificate Registrar is obligated to register or qualify the Class R Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to,

                                     A-2-4
indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, the Special Servicer, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

         Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator and/or the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Certificate Administrator and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or the Certificate Administrator has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.


                                     A-2-5

         Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate Administrator and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

         The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator or the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator or the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Disqualified Non-United States Tax Person" or a "Disqualified Partnership" (each as defined in the Agreement) and other than a foreign permanent establishment or fixed base (each within the meaning of an applicable income tax treaty) of a United States Person.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-2-6

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by either Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if adversely affected by the amendment, the Ballston Common B-Note Holder, the Renaissance B-Note Holder and/or any third-party beneficiary. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                                     A-2-7

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-2-8

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                             WELLS FARGO BANK MINNESOTA, N.A.
                                             not in its individual capacity but
                                             solely as Certificate Registrar


                                          By:___________________________________
                                             Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:


                                             WELLS FARGO BANK MINNESOTA, N.A.
                                             not in its individual capacity but
                                             solely as Authenticating Agent


                                          By:___________________________________
                                             Authorized Representative




                                     A-2-9

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

______________________________________________________________________________ .

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
_______________________________________________________________________________.


         Distributions made by check (such check to be made payable to _______ ) and all applicable statements and notices should be mailed to __________________
________________________________________ .

         This information is provided by______________________________________ , the Assignee named above, or _________________________________________________ ,
as its agent.



                                     A-2-10

                                   EXHIBIT A-3

                          FORM OF CLASS V CERTIFICATES


                           CLASS V COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2003-PWR1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

Closing Date:  March 20, 2003                               Percentage Interest evidenced by this Class V
                                                            Certificate:  ______%

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
April 11, 2003                                              Loans as of the Closing Date ("Initial Pool
                                                            Balance"):  $960,034,371

Master Servicer:                                            Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association

Master Servicer:                                            Certificate Administrator and Tax Administrator:
Wells Fargo Bank, National Association                      Wells Fargo Bank Minnesota,
                                                            National Association

Special Servicer:                                           Fiscal Agent:
ARCap Servicing, Inc.                                       ABN AMRO Bank N.V.

Certificate No. V-___


                                      A-3-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, N.A., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, ARCAP SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor," which term includes any successor entity under the Agreement),


                                     A-3-2

Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), ARCap Servicing, Inc. as special servicer (in such capacity, the "Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and Prudential Mortgage Capital Funding, LLC, as holder of the Ballston Common B-Note (the "Ballston Common B-Note Holder," which term includes any successor entity under the Agreement) and as holder of the Renaissance B-Note (the "Renaissance B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the

                                     A-3-3
reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         None of the Depositor, the Trustee, the Certificate Administrator, any other party to the Agreement or the Certificate Registrar is obligated to register or qualify the Class V Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, the Special Servicer, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of,

                                     A-3-4
as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or

                                     A-3-5

REO Property remaining in the Trust Fund; (ii) the purchase by either Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if adversely affected by the amendment, the Ballston Common B-Note Holder, the Renaissance B-Note Holder and/or any third-party beneficiary. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-3-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                              WELLS FARGO BANK MINNESOTA, N.A.
                                              not in its individual capacity but
                                              solely as Certificate Registrar


                                           By:__________________________________
                                              Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                              WELLS FARGO BANK MINNESOTA, N.A.
                                              not in its individual capacity but
                                              solely as Authenticating Agent


                                            By:_________________________________
                                               Authorized Representative


                                      A-3-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

______________________________________________________________________________ .

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________ for the account of
_______________________________________________________________________________.


         Distributions made by check (such check to be made payable to _______ ) and all applicable statements and notices should be mailed to __________________
________________________________________ .

         This information is provided by______________________________________ , the Assignee named above, or _________________________________________________ ,
as its agent.




                                     A-3-8

                                    EXHIBIT B

                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITARY






                                 [See Attached]

                                   EXHIBIT C-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE




                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities Secured Financing Corporation, 2003-PWR1

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

         In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as depositor, Prudential Asset Resources, Inc. as a master servicer (in such capacity, a "Master Servicer"), Wells Fargo Bank, National Association, as a master servicer (in such capacity, a "Master Servicer"), ARCap Servicing, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V., as fiscal agent, Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note holder and as Renaissance B-Note holder and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full. The undersigned hereby
                  certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______   2.       Other.  (Describe) ___________________________________________

                  ______________________________________________________________


                                      C-1-1

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [                                       ]
                                       as a Master Servicer


                                       By:___________________________________
                                          Name:
                                          Title:


                                     C-1-2

                                   EXHIBIT C-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE




                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities Secured Financing Corporation, 2003-PWR1

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

         In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as depositor, Prudential Asset Resources, Inc. as a master servicer, Wells Fargo Bank, National Association, as a master servicer, ARCap Servicing, Inc. as special servicer (in such capacity, the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V., as fiscal agent, Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note holder and as Renaissance B-Note holder and you as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       The Mortgage Loan is being foreclosed.

______   2.       Other.  (Describe)

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our

                                      C-2-1
receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                               [                              ]
                                               as Special Servicer


                                               By:______________________________
                                                  Name:
                                                  Title:



                                     C-2-2

                                   EXHIBIT D-1

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT



                              [See Attached Report]

                                   EXHIBIT D-2

                    FORM OF CMSA SERVICER WATCH LIST CRITERIA




------------------------------------------------------------------------------------------------------------------------
Property Type: ALL
------------------------------------------------------------------------------------------------------------------------
Reference
Code           Criteria                         Review Threshold                    Release Threshold
------------------------------------------------------------------------------------------------------------------------
FINANCIAL CONDITIONS
------------------------------------------------------------------------------------------------------------------------
   1 A         Delinquent P&I Payments          (greater than or equal
                                                to) 2 payments. Due                 Current
------------------------------------------------------------------------------------------------------------------------
   1 B         Delinquent taxes.                Servicer has knowledge that the     Taxes are brought current
                                                taxes are more than 30 days past    including all interest and
                                                due                                 penalties
------------------------------------------------------------------------------------------------------------------------
   1 C         Delinquent or Forced Placed      The earlier of 30 days delinquent   Receipt of proof of satisfactory
               Insurance                        or insurance is forced placed       insurance in force
------------------------------------------------------------------------------------------------------------------------
   1 D         Outstanding servicing advances   (greater than) 30 days              Servicing Advances have been repaid
               (L38 and/or L39)                 delinquent
------------------------------------------------------------------------------------------------------------------------
   1 E         DSCR Absolute Level based on     (less than) 1.10; (less             DSCR above threshold or at
               normalized Net Cash Flow.  Use   than) 1.20 for healthcare &         servicer's discretion after 3 mos.
               yr. End normalized numbers or    lodging; exclude CTL, ground
               use the most recent  trailing    leases and single tenant NNN
               12 mos. Normalized or most
               recent ytd normalized if
               available.  (Ytd normalized
               should only be used if the
               property is not impacted by
               seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   1 F         DSCR Decrease from U/W.          (less than or equal to) 75% UW      Excludes   DSCR above threshold or at
               Absolute Level based on          DSCR; CTL, ground leases and        servicer's discretion after 3 mos.
               normalized Net Cash Flow.  Use   single tenant NNN.
               yr. End normalized numbers or
               use the most recent trailing
               12 mos. Normalized or most
               recent ytd normalized if
               available. (Ytd normalized
               should only be used the
               property is not impacted by
               seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   1 G         Floater DSCR - DSCR Decrease     DSCR (less than) .95 or             DSCR above threshold or at
               from U/W or absolute level       (less than or equal to) 70% U/W     servicer's discretion after 3 mos.
               based on annualized Net Cash     stablized NCF number.   Excludes
               Flow.  Absolute Level based on   CTL, ground leases and single
               annualized normalized Net Cash   tenant NNN
               Flow.  Use yr. End normalized
               numbers for the most recent
               trailing 12 mos. Normalized or
               most recent ytd normalized if
               available.  (Ytd normalized
               should only be used the
               property is not impacted by
               seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   1 H         Defaulted or matured senior      When notice received by Servicer    Default cured or lien paid off
               lien and/or mechanics lien in
               excess of 5% of UPB.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Property Type: ALL
------------------------------------------------------------------------------------------------------------------------
Reference
Code           Criteria                         Review Threshold                    Release Threshold
------------------------------------------------------------------------------------------------------------------------
   1 I         Defaulted, matured, or           When notice received by Servicer    Default has been cured or loan
               discovery of previously                                              assumed by subordinate lienholder
               undisclosed, subordinate lien                                        or mezzanine debt is approved by
               including mezzanine debt                                             the Servicer.
------------------------------------------------------------------------------------------------------------------------
   1 J         Any unplanned draw on a LOC or   Any Occurrence                      After funds or LOC replaced if
               reserve to pay debt service.                                         required by the documents
------------------------------------------------------------------------------------------------------------------------
BORROWER ISSUES
------------------------------------------------------------------------------------------------------------------------
   2 A         Substantive required repairs     If required repair not completed    Satisfactory verification that
               reserved for at closing or       within 60 days following the due    repairs have been completed
               otherwise disclosed to Servicer  date (including extensions
               not completed by due date.       approved by Servicer)
------------------------------------------------------------------------------------------------------------------------
   2 B         Remediation or O & M plan        Any knowledge of deficiency that    When plan deficiencies have been
               deficiencies/non-compliance      adversely affects the               cured
               reservied for at closing or      performance/value of the property.
               otherwise disclosed to Servicer
------------------------------------------------------------------------------------------------------------------------
   2 C         Occurrence of servicing trigger  Any Occurrence                      Cure of the event that required
               event in the mortgage loan                                           action under the mortgage
               documents (for example:                                              documents, or satisfying relevant
               Springing Lockbox, Management                                        mortgage loan provisions or after
               or Franchise change based on                                         the establishment of reserve, LOC
               minimum NOI/DSCR threshold                                           or lockbox.
               levels)
------------------------------------------------------------------------------------------------------------------------
   2 D         Unsubordinated or subordinated   When notice received by Servicer    When default cured
               ground lease default
------------------------------------------------------------------------------------------------------------------------
   2 E         Expiration of unsubordinated     Any Occurrence                      New lease or option has been
               ground lease within 6 months                                         exercised
------------------------------------------------------------------------------------------------------------------------
   2 F         Operating license or franchise   When notice received by Servicer    New franchise or license in place,
               agreement default                                                    or default under franchise or
                                                                                    license has been cured
------------------------------------------------------------------------------------------------------------------------
   2 G         Bankruptcy of Borrower/owner,    Upon receipt of notice by Servicer   Bankruptcy resolved or six months
               principal backer or guarantor                                        after bankruptcy is filed,
               bankruptcy that comes to the                                         whichever occurs first.
               knowledge of Lender/Servicer
------------------------------------------------------------------------------------------------------------------------
   2 H         Federal/State Survey for         Servicer has not received a new     Annual survey submitted or
               Nursing Homes that require the   survey within 18 months of the      deficiency cured
               report per the loan documents.   last survey received by the
                                                Servicer or the latest survey
                                                indicates a deficiency level of F
                                                or higher
------------------------------------------------------------------------------------------------------------------------
PROPERTY CONDITION ISSUES
------------------------------------------------------------------------------------------------------------------------
   3 A         Inspection reveals Poor or Not   Any Occurrence                      Determination by Servicer in its
               Accessible condition as defined                                      discretion that property
               by the MBA/CMSA Property                                             deficiencies have been cured, or
               Inspection Form                                                      access allowed and inspection
                                                                                    completed
------------------------------------------------------------------------------------------------------------------------
   3 B         Inspection reveals new and       The Servicer becomes aware in       Determination by Servicer in its
               uninsured potentially harmful    ordinary course of an inspection.   discretion that property
               environmental issue                                                  deficiencies have been cured
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Property Type: ALL
------------------------------------------------------------------------------------------------------------------------
Reference
Code           Criteria                         Review Threshold                    Release Threshold
------------------------------------------------------------------------------------------------------------------------
   3 C         When notice received by lender   When Servicer becomes aware of a    Determination by Servicer in its
               of a property affected by major  casualty or condemnation equal to   discretion that all necessary
               casualty or condemnation         the lesser of 10% of UPB or         repairs have been completed
               proceeding affecting future      $500,000                            satisfactorily or that
               cashflows.                                                           condemnation proceedings have been
                                                                                    completed and that the asset can
                                                                                    perform at satisfactory levels
------------------------------------------------------------------------------------------------------------------------
LEASE ROLLOVER, TENANT ISSUES AND VACANCY
------------------------------------------------------------------------------------------------------------------------
   4 A         Occupancy decrease (excludes     (less than) 80% of UW               When condition no longer exists
               lodging)
------------------------------------------------------------------------------------------------------------------------
   4 B         Reduced EGI for all property     (less than) 80% U/W EGI and         DSCR above threshold
               types (including lodging) Use    (less than) 1.10 DSCR all property
               yr. End normalized numbers or    types except use (less than) 80%
               the most recent  trailing 12     U/W EGI and (less than) 1.20 for
               mos. Normalized or most recent   healthcare and lodging
               ytd normalized if available.
               (Ytd normalized should only be
               used if the property is not
               impacted by seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   4 C         Single tenant or any tenant      Single tenant or any one tenant     When condition no longer exists
               with a lease (greater than)      (greater than) 30% NRA; Excludes
               30% NRA expiring within the      Multifamily, Lodging, Healthcare,
               next 12 months.                  MH Park & Self Storage as well as
                                                fully amortizing CTL loans when
                                                the lease expires co-terminus
                                                with the loan.
------------------------------------------------------------------------------------------------------------------------
   4 D         Any top 3 tenant with a lease    Cumulative lease expirations        When condition no longer exists
               expiring that occupies (greater  within the next 12 months are
               than) 5% of the NRA and the      (greater than) 30% of the NRA and
               combination of those expiring    each underlying lease of the
               leases within next 12 months     Cumulative lease the expirations
               that are (greater than) 30% of   is (greater than or equal to) 5%
               the NRA.
------------------------------------------------------------------------------------------------------------------------
   4 E         Bankruptcy of major tenant,      (greater than) 30% NRA; Excludes    When condition no longer exists
               licenser or franchiser.          (less than) 1.20 DSCR; Multifamily,
                                                Lodging, MH Park & Self Storage;
                                                For Healthcare bankruptcy of
                                                tenant under master lease or of
                                                management company
------------------------------------------------------------------------------------------------------------------------
   4 F         Major tenant lease is in         (greater than) 30% NRA and (less    When condition no longer exists
               default, terminated or is dark   than) 1.20 DSCR; Excludes
                                                Multifamily, Lodging, MH
                                                Park & Self Storage; For
                                                Healthcare failure to comply with
                                                Regulatory Requirements
------------------------------------------------------------------------------------------------------------------------
MATURITY
------------------------------------------------------------------------------------------------------------------------
   5 A         Pending loan maturity or         (less than) 90 days                 Until loans is extended or paid
               anticipated repayment date with                                      off, or for ARD loans not other WL
               balloon balance due                                                  trigger or event has occurred.
------------------------------------------------------------------------------------------------------------------------
OTHER
------------------------------------------------------------------------------------------------------------------------
   6 A         Any other situation that         As determined by Servicer           When condition no longer exists
               indicates an increased level of
               default risk that may create
               potential losses to investors.
------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D-3

             FORM OF ARCAP INTEREST ON ADVANCE RECONCILIATION REPORT


         The report shall set forth, for each Mortgage Loan for which any Advance Interest has been paid, (i) the amount of Advance Interest, (ii) the amount of Default Charges available to offset such Advance Interest (per Section
3.26 of the Pooling and Servicing Agreement) and (iii) the net amount of such Advance Interest giving effect to such offset.

                                   EXHIBIT D-4

                 FORM OF ARCAP MORTGAGE LOANS DELINQUENT REPORT


                    FORM OF MORTGAGE LOANS DELINQUENT REPORT



                        MORTGAGE LOANS DELINQUENCY REPORT
                         As of Month End ______________
                         Deal Name


  LOAN        LOAN       PRO-SUP    PROPERTY        ENDING         SCHEDULED    LATE
  NBR         OFFICER      ID         NAME        SCH.PRIN.BA.      PAYMENT     FEES




                OUTSTANDING
 UNALLOCATED       P & I           OUTSTANDING           PAID       FIRST DUE     GRACE
  SUSPENSE       ADVANCES       SERVICING ADVANCES     TO DATE         DATE        DAYS    COMMENTS





SPECIALLY SERVICED LOANS

                                   EXHIBIT D-5

                FORM OF P&I ADVANCES AS OF REMITTANCE DATE REPORT


                                                          ----------------------
            [DEAL NAME]                                   ADVANCES DETAIL REPORT
                                                          ----------------------

            [DEAL SERIES]
            DISTRIBUTION DATE: [INSERT]


[TO BE COMPLETED AS OF MASTER
SERVICER REMITTANCE DATE]

-------------------------------------------------------------------------------------------
                                                  PRINCIPAL
             TAB                                   ADVANCE     GROSS INTEREST   ADMIN FEE
LOAN NUMBER   NO  BORROWERS NAME  PAID TO DATE     BALANCE    ADVANCE BALANCE    PORTION
-------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------
TOTALS
===========================================================================================

-------------------------------------------------------------------------------------------
             NET                                                                 ACTUAL
             INTEREST    T & I      SERVICING    INTEREST ON   TOTAL ADVANCE    PRINCIPAL
ASER AMOUNT  ADVANCE    ADVANCE  ADVANCE BALANCE   ADVANCES       BALANCE        BALANCE
-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------
TOTALS
===========================================================================================


                                   EXHIBIT D-6

              ARCAP NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY




ARCap Naming Convention for Electronic File Delivery

Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus I.D. should have five leading characters, a decimal point, and the Property # (1,2,3,etc).

The Statement Types are:

OS   -   Operating Statement (PDF or TIF format)
OSAR - Operating Statement Analysis Report & NOI ADJ Worksheet (Excel Format named individually, not rolling format)
FS   -   Borrower Financial Statement (PDF or TIF)
RR   -   Rent Roll (Excel or PDF or TIF)
PI   -   Property Inspection (Excel format)
HS   -   Healthcare Survey
FR   -   Franchise Annual Compliance Report


The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 1999 or 2000 or 2001.

The Months Covered by the Statement should range from 01 to 12.

                                   EXHIBIT D-7

             CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST




---------------------------------------------------------------------------------------------------------------------
               Information                                           Format                    Frequency
------------------------------------------- ------------------ -------------------- ---------------------------------
       Property Operating Statement              Actual              PDF/TIF        Quarterly per Section 3.12/4.02
                                                                                                 of PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
            Property Rent Roll                   Actual              PDF/TIF        Quarterly per Section 3.12/4.02
                                                                                                 of PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
   Other Financials as required by loan          Actual              PDF/TIF          Per Section 3.12/4.02 of PSA
                documents
------------------------------------------- ------------------ -------------------- ---------------------------------
                                                                                      Within 30 days of annual or
           Property Inspection                   Actual              PDF/TIF          other inspection per Section
                                                                                              3.12 of PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
    P&I Advances as of Remittance Date           Monthly              Excel         Master Servicer Remittance Date
                Report(1)
------------------------------------------- ------------------ -------------------- ---------------------------------
   Mortgage Loans Delinquent Report (2)          Monthly              Excel          End of each month per Section
                                                                                              4.02 of PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
Interest on Advance Reconciliation Report        Monthly              Excel                Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
CMSA Setup File (Issuer/Trustee/Servicer)       CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
            CMSA Property File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
      CMSA Loan Periodic Update File            CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
           CMSA Financial File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
     Distribution Statement (Trustee)            Monthly            Excel/PDF          Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
         CMSA Bond File (Trustee)               CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
      CMSA Collateral File (Trustee)            CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
        CMSA Supplemental Reports               CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
   Operating Statement Analysis Report          CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
         NOI Adjustment Worksheet               CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
Documentation Exceptions Report (Trustee)       Quarterly         Access/Excel         Monthly/Distribution Date
---------------------------------------------------------------------------------------------------------------------

Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Distribution Date, a list of all loans delinquent and requiring a P&I Advance as of the P&I Advance Date.

(2) As of the last day of the month (30th), for all delinquencies reported in #1 above, a list of all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.

         ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.

Ricka Moore                                               Larry Duggins
Director Bond/Mortgage Surveillance                       President
ARCap REIT, Inc.                                          ARCap REIT, Inc.
rmoore@arcap.com                                          lduggins@arcap.com
(972) 580-1688 ext. 29                                    (972) 580-1688 ext. 11

                                    EXHIBIT E










                                   [RESERVED]

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM




                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Prudential Commercial Mortgage Trust 2003-PWR1
[OR OTHER CERTIFICATE REGISTRAR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 20, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to _________________ (the "Transferee") of the
captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a


                                     F-1-1

Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.



                                             Very truly yours,


                                             -----------------------------------
                                             (Transferor)


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------
                                     F-1-2

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM




                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Prudential Commercial Mortgage Trust 2003-PWR1
[OR OTHER CERTIFICATE REGISTRAR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 20, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor that:

         1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that

                                     F-2A-1
the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

         2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

         3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                             Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                       -----------------------------------------
                                       (Nominee)


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar


----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3
                  institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________


                  3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                                     F-2A-4

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

   ___      ___   Will the Transferee be purchasing the Transferred Certificates
   Yes      No    only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                               ---------------------------------
                                                    Print Name of Transferee


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------
                                               Date:
                                                    ----------------------------


                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2A-6

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ____     ____    Will the Transferee be purchasing the Transferred
         Yes      No      Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                  Print Name of Transferee or Adviser

                                  By:
                                     ------------------------------------
                                  Name:
                                       ----------------------------------
                                  Title:
                                        ---------------------------------

                                  IF AN ADVISER:

                                  Print Name of Transferee


                                  Date:
                                       ----------------------------------



                                     F-2A-7

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Prudential Commercial Mortgage Trust 2003-PWR1
[OR OTHER CERTIFICATE REGISTRAR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 20, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor that:

         1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                                     F-2B-1

         2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (B) an Opinion of Counsel satisfactory to the Trustee to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

         3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

    THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

    IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

    NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE

                                     F-2B-2

    OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

         5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

         6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     F-2B-3

         7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                    Very truly yours,


                                    --------------------------------------
                                    (Transferee)


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                             Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.




                                    --------------------------------------
                                    (Nominee)


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                                     F-2B-4

                                  EXHIBIT F-2C

                   FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
             TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES




                                     [Date]


[TRANSFEROR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class __ Certificates having an initial aggregate Certificate
             [Principal Balance] [Notional Amount] as of March 20,
             2003 (the "Closing Date") of $[__________] (the
             "Transferred Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), Prudential Asset Resources, Inc., as a master servicer, Wells Fargo Bank National Association, as a master servicer, ARCap Servicing Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee"), Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note holder and as Renaissance B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar that:

         1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

         2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under

                                     F-2C-1
any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that the transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

         3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

    THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

    IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

    NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,

                                     F-2C-2

    EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.


                                    Very truly yours,


                                    --------------------------------------
                                    (Transferee)


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Prudential Securities Secured Financing Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

  ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
         Section 501(c)(3) of the Internal Revenue Code of 1986.

  ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

  ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority


--------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4
         having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

  ___    Broker-dealer. The Transferee is a dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934, as amended.

  ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

  ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

  ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

  ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

  ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

  ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
         (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.

                                     F-2C-5

Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

         ____ ____ Will the Transferee be acquiring interests in the Transferred
         Yes   No  Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

         8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee)


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:
                                       Date:


                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Prudential Securities Secured Financing Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment

                                     F-2C-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

        ___  ___  Will the Transferee be acquiring interests in the Transferred
        Yes  No   Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

         8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee or Adviser)


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                    IF AN ADVISER:

                                    Print Name of Transferee

                                    Date:


                                     F-2C-8

                                  EXHIBIT F-2D

                       FORM OF TRANSFEREE CERTIFICATE FOR
           TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES




                                     [Date]


[TRANSFEROR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class __ Certificates having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 20, 2003 (the "Closing Date") of $[__________] (the "Transferred Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003, among Prudential Securities Secured Financing Corporation, as depositor, Prudential Asset Resources, Inc., as a master servicer, Wells Fargo Bank, National Association, as a master servicer, ARCap Special Servicing, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as certificate administrator and tax administrator, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

         For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United

                                     F-2D-1

States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____
                                              By:
                                                 ------------------------------
                                                 As, or agent for, the
                                                 beneficial owner(s) of the
                                                 Certificates to which this
                                                 certificate relates.

                                     F-2D-2

                                  EXHIBIT F-3A

                         FORM OF TRANSFEROR CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS




                                     [Date]


Prudential Securities Secured Financing Corporation
One New York Plaza, 14th floor
New York, New York 10292

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1 (the "Certificates")


Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), Prudential Asset Resources, Inc. as a master servicer, Wells Fargo Bank, National Association, as a master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, N.A. as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note holder and as Renaissance B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

         1. The Transferor is the lawful owner of the right to receive the Excess Servicing Fees with respect to the Serviced Mortgage Loans for which _________________ is the applicable Master Servicer (the "Excess Servicing Fee Right"), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner,
(d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in

                                     F-3A-1
the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        By:
                                           --------------------------------
                                        Name:
                                        Title:



                                     F-3A-2

                                  EXHIBIT F-3B

                         FORM OF TRANSFEREE CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS




                                     [Date]


Prudential Securities Secured Financing Corporation
One New York Plaza, 14th floor
New York, New York 10292

[APPLICABLE MASTER SERVICER]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), Prudential Asset Resources, Inc. as a master servicer, Wells Fargo Bank, National Association, as a master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, N.A. as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note holder and as Renaissance B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the applicable Master Servicer, that:

         1. The Transferee is acquiring right to receive Excess Servicing Fees with respect to the Serviced Mortgage Loans as to which __________________ is the applicable Master Servicer (the "Excess Servicing Fee Right") for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

         2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered

                                     F-3B-1
pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) each of the applicable Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

         3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner,
(d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

         5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

         6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     F-3B-2

         7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by each Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

         8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.



                                          Very truly yours,

                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                     F-3B-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)




                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Prudential Commercial Mortgage Trust 2003-PWR1
[OR OTHER CERTIFICATE REGISTRAR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 20, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is

                                     G-1-1
         directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-29), and
         such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                    Very truly yours,


                                    [TRANSFEREE]


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                     G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)




                                     [Date]


[TRANSFEROR]


         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class ____ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of March 20, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such

                                     G-2-1
         interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-29), and
         such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                    [Transferee]


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:




                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED



         Re: Prudential Securities Secured Financing Corporation, Series
             2003-PWR1 (the "Certificates") issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003, among Prudential Securities Secured Financing Corporation as Depositor, Wells Fargo Bank, National Association and Prudential Asset Resources, Inc., as Master Servicers, ARCap Servicing, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Certificate Administrator and as Tax Administrator, LaSalle Bank National Association as Trustee, ABN AMRO Bank N.V. as Fiscal Agent and Prudential Mortgage Capital Funding, LLC as Ballston Common B-Note Holder and as Renaissance B-Note Holder

STATE OF         )
                 )               ss.: ____________________
COUNTY OF        )



         I, [ ], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

         1. I am the [ ] of [ ] (the "Purchaser"), on behalf of which I have the authority to make this affidavit.

         2. The Purchaser is acquiring Class R Certificates representing [o]% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC") designated as "REMIC I", "REMIC II" and "REMIC III", respectively, relating to the Certificates for which an election has been or is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

         3. The Purchaser is a Permitted Transferee (as defined in the Pooling and Servicing Agreement) and is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a person that is not a Permitted Transferee or to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)

                                     H-1-1
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

         5. The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

         6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

         7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax

         8. [Check the statement that applies]

o If the Transferor requires the safe harbor under Treasury Regulation Section 1.860E-1 to apply:

         ____ a) In accordance with Treasury Regulation Section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of Class R Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury Regulation
Section 1.860E-1;


                           or

                                     H-1-2

         _____ b)The Purchaser is a United States Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter.


o If the Transferor does not require the safe harbor under Treasury Regulation
  Section 1.860E-1 to apply:

         _____ c)The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).



         9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

         10. The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

         11. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

         12. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 7 and 9.

                                     H-1-3

         13. The Purchaser consents to the designation of the Tax Administrator as the agent of the Tax Matters Person of the REMIC I, REMIC II and REMIC III pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

         Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
________________.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


         Personally appeared before me [ ] known or proved to me to be the same person who executed the foregoing instrument and to be a [ ] of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

         Subscribed and sworn before me this
         ____ day of _______________.


         ---------------------------------------
         Notary Public




                                     H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES




                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Prudential Commercial Mortgage Trust 2003-PWR1
[OR OTHER CERTIFICATE REGISTRAR]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003 among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, as follows:

         1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

         2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.


                                     H-2-1

         3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,

                                   By:
                                      -------------------------------------
                                   (Transferor)
                                   Name:
                                   Title:



                                     H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER




                                     [Date]


Standard & Poor's Ratings Services
55 Water Street
New York, NY 10041-0003
Attention: __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY  10004
Attention: __________________

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

Ladies and Gentlemen:

         This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Agreement") among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing Inc., as Special Servicer, the undersigned as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder, and relating to Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

         Notice is hereby given that ____________________________________ has designated ________________________________ to serve as the Special Servicer under the Agreement.

         The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

         Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                     Very truly yours,

                                     LASALLE BANK NATIONAL ASSOCIATION



                                     ---------------------------------
                                     Name:
                                     Title:




Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:
   ----------------------------------
Name:
Title:
Date:


FITCH, INC.


By:
   ----------------------------------
Name:
Title:
Date:

                                     I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER




                                     [Date]


[CERTIFICATE ADMINISTRATOR]
[TAX ADMINISTRATOR]
[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICERS]
[DEPOSITOR]
[BALLSTON COMMON B-NOTE HOLDER]
[RENAISSANCE B-NOTE HOLDER]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

Ladies and Gentlemen:

         Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2003 relating to Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.07 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                              ----------------------------

                                              By:
                                                 -------------------------
                                              Name:
                                              Title:




                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT



DEBTOR:

Prudential Securities Secured Financing Corporation
One New York Plaza, 14th floor
New York, New York 10292


SECURED PARTY:

LaSalle Bank National Association
as Trustee for the registered holders of Prudential Securities Secured Financing Corporation,
Commercial Mortgage Pass-Through
 Certificates, Series 2003-PWR1
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Prudential Securities Secured Financing Corporation, 2003-PWR1


TEXT:

See Exhibit I Attached Hereto

                                                          EXHIBIT I TO EXHIBIT J

         This Exhibit I is attached to and incorporated in a financing statement pertaining to Prudential Securities Secured Financing Corporation as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Series 2003-PWR1 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Prudential Asset Resources, Inc. as a master servicer (in such capacity, a "Master Servicer"), Wells Fargo Bank, National Association, as a Master Servicer (in such capacity, a "Master Servicer"), ARCap Servicing, Inc. as special servicer (in such capacity, the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note holder and as Renaissance B-Note holder, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 (collectively, the "Series 2003-PWR1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

         1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

         2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

         3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

         4. (a) the Collection Account maintained by each of the Master Servicers pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in each Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

         5.   All REO Property;

         6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

         7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicers or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

         8. (a) the Distribution Account, the Excess Liquidation Proceeds Account and the Interest Reserve Account required to be maintained by the Certificate Administrator on behalf of the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in such accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

         9. The Pooled Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder.

         10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by a Master Servicer or the Special Servicer; and

         11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT

THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                             EXHIBIT A TO EXHIBIT I TO EXHIBIT J


                           SCHEDULE OF MORTGAGE LOANS

                                [See Schedule I]

                                   EXHIBIT K-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER




                                     [Date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration (CMBS)

         Re: Prudential Securities Secured Financing Corporation,  Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

         In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder, with respect to the Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

         1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Principal
                  Balance/Certificate Notional Amount] of the Class ____ Certificates.

         2. The undersigned is requesting access to the following information (the "Information"):

                  ___ The information on the Master Servicer's Internet Website pursuant to Section 4.02(f) of the Pooling and Servicing Agreement.

                  ___ The information on the Certificate Administrator's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

                  ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                                     K-1-1

         3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

         4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

         All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                           -----------------------------------
                                           [CERTIFICATEHOLDER] [BENEFICIAL
                                           HOLDER OF A CERTIFICATE]


                                           By:
                                              --------------------------------
                                           Name:
                                           Title:
                                           Telephone No.:



                                     K-1-2

                                   EXHIBIT K-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR




                                     [Date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention: Corporate Trust Administration (CMBS)

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

         In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder, with respect to the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

         1. The undersigned is contemplating an investment in the Class ____ Certificates.

         2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                   ___ The information on the Master Servicer's Internet Website pursuant to Section 4.02(d) of the Pooling and Servicing Agreement.

                   ___ The information on the Certificate Administrator's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

                   ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

         3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information

                                     K-2-1
              confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and
              2), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

         4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

         All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]


                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:
                                    Telephone No.:



                                     K-2-2

                                    EXHIBIT L

                      FORM OF POWER OF ATTORNEY BY TRUSTEE


RECORDING REQUESTED BY:
[NAME OF MASTER SERVICER
OR SPECIAL SERVICER]

AND WHEN RECORDED MAIL TO:

[ADDRESS OF MASTER SERVICER OR
SPECIAL SERVICER]



                    Space above this line for Recorder's use

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)


         KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for holders of the Prudential Securities Secured Financing Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint [NAME OF MASTER SERVICER OR SPECIAL SERVICER], as [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement ("[SHORT NAME]"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

         To perform any and all acts which may be necessary or appropriate to enable [SHORT NAME] to service and administer the mortgage loans identified on Schedule __ to the Pooling and Servicing Agreement in connection with the performance by [SHORT NAME] of its duties as [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement, giving and granting unto [SHORT NAME] full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that [SHORT NAME] shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this _____ day of _________, 20__.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as trustee for the holder of Prudential
                                    Securities Secured Financing Corporation,
                                    Commercial Mortgage Pass-Through
                                    Certificates, Series 2003-PWR1

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                    )
                                    )
                                    )

On ________________________________ before me, _________________________________
                           Date Name and Title of Officer (i.e., Your Name, Notary Public)

personally appeared ____________________________________________________________
                                    Name(s) of Document Signer(s)

--------------------------------------------------------------------------------

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.




         -----------------------------
                  Signature of Notary






                                           (Affix seal in the above blank space)

                                   EXHIBIT M-1

                   FORM OF BALLSTON COMMON CO-LENDER AGREEMENT



--------------------------------------------------------------------------------




                               CO-LENDER AGREEMENT




                            Dated as of March 1, 2003




                                 by and between




                    Prudential Mortgage Capital Funding, LLC,




                             (Initial Note A Holder)




                                       and




                    Prudential Mortgage Capital Funding, LLC




                                 (Note B Holder)





--------------------------------------------------------------------------------


                                     M-1-1

                  THIS CO-LENDER AGREEMENT (this "Agreement"), dated as of March 1, 2003, by and between PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company, having an address of 100 Mulberry Street, Gateway Center Four, 8th Floor, Newark, New Jersey 07102 (together with its successors in interest, the "Initial Note A Holder" and, together with all of its other successors and assigns, the "Note A Holder") and PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company, having an address of 100 Mulberry Street, Gateway Center Four, 8th Floor, Newark, New Jersey 07102 (together with its successors and assigns, the "Note B Holder").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain deed of trust and security agreement, dated as of December 20, 2002 (collectively, the "Mortgage"), Initial Note A Holder has originated or acquired a certain mortgage loan in the principal amount as of the date hereof of $49,888,643.91 ("Loan A") evidenced by a Promissory Note A in the principal amount as of the date hereof of $49,888,643.91 ("Note A") and a certain mortgage loan in the principal amount as of the date hereof of $3,995,928.64 ("Loan B") evidenced by a Promissory Note B in the principal amount as of the date hereof of $3,995,928.64 ("Note B"), which Loan A and Loan B shall hereinafter be collectively referred to as the "Mortgage Loans";

                  WHEREAS, the Mortgage Loans are secured by the Mortgage, as more particularly described in the attached Mortgage Loan Schedule, on parcels of real property located at 4238 Wilson Boulevard, Arlington, Virginia 22203 (the "Mortgaged Property");

                  WHEREAS, on or about the date hereof, the Initial Note A Holder, the Note B Holder, Prudential Asset Resources, Inc., as master servicer (in its capacity as such, the "Interim Master Servicer") and as special servicer (in its capacity as such, the "Interim Special Servicer") intend to enter into that certain Interim Servicing Agreement (the "Interim Servicing Agreement") with respect to the servicing of the Mortgage Loans; and

                  WHEREAS, the Initial Note A Holder intends to transfer Note A at some time in the future to a trust pursuant to a pooling and servicing agreement, which will issue interests and certificates, which certificates represent, in part, interests in Note A;

                  WHEREAS, the Note B will not be assigned to the trustee in connection with the Securitization; and

                  WHEREAS, the Initial Note A Holder and Note B Holder desire to set forth their understanding with respect to the relative priority of Note A and Note B and certain other matters, all as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, with respect to Mortgage Loans, as follows:

                  1. Definitions; Conflicts. References to a "Section" or the "recitals" are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not


                                     M-1-2
otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement (as hereinafter defined). Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

                  "Additional Trust Fund Expenses" shall have the meaning assigned such term in the Servicing Agreement.

                  "Adjustment Date" shall have the meaning assigned such term in
Section 32(a).

                  "Adjusted Note A Principal Balance" shall mean the Note A Principal Balance on the Adjustment Date, after giving effect to any Purchase Price Adjustment Amounts payable under Section 32.

                  "Adjusted Note B Principal Balance" shall mean the Note B Principal Balance on the Adjustment Date, after giving effect to any Purchase Price Adjustment Amounts payable under Section 32.

                  "Adjustment Notice" shall have the meaning assigned such term in Section 32(a).

                  "Advance Interest" shall mean: (i) if prior to the Securitization Date, Advance Interest Amount, as such term is defined in the Interim Servicing Agreement and (ii) if on and after the Securitization Date, Advance Interest, as such term is defined in the Securitization Servicing Agreement.

                  "Advance Interest Rate" shall have the meaning assigned such term in the Servicing Agreement.

                  "Advance" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Affiliate" shall mean with respect to any specified Person,
(a) any other Person controlling or controlled by or under common control with such specified Person (each a "Common Control Party"), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

                  "Appraisal" has the meaning set forth in the Securitization Servicing Agreement.

                  "Appraisal Reduction Amount" shall have the meaning given such term in the Securitization Servicing Agreement.

                                     M-1-3

                  "Appraisal Trigger Event" shall have the meaning given such term in the Securitization Servicing Agreement.

                  "Balloon Payment" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

                  "Business Day" shall have the meaning assigned such term in the Servicing Agreement.

                  "Closing Date" shall mean March 1, 2003.

                  "Collection Account" shall mean the account or accounts to be established under the Servicing Agreement to hold principal and interest payments on the Mortgage Loans.

                  "Control Appraisal Event" shall mean that, as of any date of determination (a) the then outstanding principal balance of Loan B minus (b) the sum of (1) any Appraisal Reduction Amounts for the Mortgage Loans, (2) any Realized Losses attributable to the Mortgage Loans, and (3) any Additional Trust Fund Expenses attributable to the Mortgage Loans, is less than 25% of the initial Note B Principal Balance.

                  "Controlling Class Representative" shall have the meaning given such term in the Securitization Servicing Agreement when Note A is an asset of a Securitization and shall otherwise mean the Person appointed by the Controlling Holder pursuant to Section 18(d) of this Agreement.

                  "Controlling Holder" shall have the meaning assigned such term in Section 18(a) hereof.

                  "Defaulted Mortgage Loan Purchase Price" shall mean, with respect to Loan A, the sum of (a) the Note A Principal Balance, (b) accrued and unpaid interest thereon at the Note A Interest Rate, up to (but excluding) the Payment Date following the date on which such purchase occurs, provided payment is made in good funds by 11:00 a.m. New York local time, (c) any other amounts due under the Mortgage Loans that is allocable to Note A, (d) any unreimbursed Advances by the Note A Holder with respect to or allocable to the Mortgage Loans or Note A, and (e) any accrued and unpaid Advance Interest due on account of Advances made with respect to or allocable to the Mortgage Loans or Note A thereon and expenses allocable to the Mortgage Loans or Note A pursuant to the Servicing Agreement. In determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the related Mortgage Loan Borrower as a Prepayment Premium shall not be included. Notwithstanding the foregoing, from and after the date Note A is included as an asset in a Securitization Trust and until such time Note A ceases to be an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the term "Defaulted Mortgage Loan Purchase Price" shall have the same meaning as the term "Purchase Price" as such term is defined in the Securitization Servicing Agreement.

                                     M-1-4

                  "Depositor" shall mean that Person to serve as the depositor in connection with a Securitization.

                  "Eligibility Requirements" means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 and
(ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

                  "Event of Default" shall mean, with respect to the Mortgage Loans, an "Event of Default" as defined in the Mortgage.

                  "Interest Rate" shall mean, with respect to either Mortgage Loan, the annual rate at which interest accrues thereon.

                  "Insolvency Proceeding" shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Mortgage Loan Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Mortgage Loan Borrower or any other action concerning the adjustment of the debts of Mortgage Loan Borrower, the cessation of business by Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents.

                  "Insurance Proceeds" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Interim Master Servicer" shall have the meaning assigned such term in the recitals.

                  "Interim Servicing Agreement" shall have the meaning assigned such term in the recitals.

                  "Interim Special Servicer" shall have the meaning assigned such term in the recitals.

                  "Liquidation Proceeds" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Loan A" shall have the meaning assigned such term in the recitals.

                  "Loan B" shall have the meaning assigned such term in the recitals.

                  "Master Servicer" shall have the meaning assigned to such term in the Servicing Agreement.

                                     M-1-5

                  "Monthly Payment" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Mortgage" shall have the meaning assigned such term in the recitals.

                  "Mortgage Interest Rate" shall mean the Note A Interest Rate or the Note B Interest Rate.

                  "Mortgage Loan Borrower" shall mean the borrower or borrowers under the Mortgage Loans.

                  "Mortgage Loan Borrower Related Parties" shall have the meaning assigned such term in Section 16.

                  "Mortgage Loan Documents" shall mean Note A, Note B, the Mortgage, and all other documents now or hereafter evidencing and/or securing the Mortgage Loans.

                  "Mortgage Loan Principal Balance" at any date of determination, shall mean the sum of the Note A Principal Balance and the Note B Principal Balance.

                  "Mortgage Loans" shall have the meaning assigned such term in the recitals.

                  "Mortgage Loan Schedule" shall mean the schedule in the form attached hereto as Exhibit A, which schedule sets forth the principal terms of the Mortgage Loans.

                  "Mortgaged Property" shall have the meaning assigned such term in the recitals.

                  "Non-Controlling Holder" shall have the meaning assigned such term in Section 18(b) hereof.

                  "Note A" shall have the meaning assigned such term in the recitals.

                  "Note A Holder" shall mean the Initial Note A Holder or any subsequent holder of the Note A.

                  "Note A Interest Rate" shall mean the Note A Interest Rate set forth in the Mortgage Loan Schedule.

                  "Note A Ledger" shall mean the ledger entries made by the Servicer with respect to amounts on deposit in the Collection Account, or the subaccount thereof, with respect to Note A pursuant to the Servicing Agreement, which amounts are held on behalf of the Note A Holder.

                  "Note A Percentage Interest" shall mean, as of any date, the ratio of the Note A Principal Balance to the Mortgage Loan Principal Balance.

                  "Note A Principal Balance" shall mean, at any time of determination, the Initial Note A Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon, forgiveness of any principal, or other reductions in such amount pursuant to Sections 3, 4, or 5, as applicable.

                                     M-1-6

                  "Note B" shall have the meaning assigned such term in the recitals.

                  "Note B Holder" shall mean Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company, or any subsequent holder of Note B.

                  "Note B Holder Repurchase Notice" shall have the meaning assigned to such term in Section 8.

                  "Note B Interest Rate" shall mean the Note B Interest Rate set forth in the Mortgage Loan Schedule, as modified in connection with any modification to the Mortgage Loans.

                  "Note B Ledger" shall mean the ledger entries made by the Servicer with respect to amounts on deposit in the Collection Account, or the subaccount thereof, with respect to Note B pursuant to the Servicing Agreement, which amounts are held on behalf of the Note B Holder.

                  "Note B Percentage Interest" shall mean, as of any date, the ratio of the Note B Principal Balance to the Mortgage Loan Principal Balance.

                  "Note B Principal Balance" shall mean at any time of determination, the Initial Note B Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon, forgiveness of any principal, or other reductions in such amount pursuant to Sections 3, 4, or 5, as applicable.

                  "Payment Date" shall mean the monthly payment date set forth in the Mortgage Loan Agreement.

                  "Percentage Interest" shall mean, with respect to the Note A Holder, the Note A Percentage Interest and, with respect to the Note B Holder, the Note B Percentage Interest.

                  "Permitted Fund Manager" means any Person that on the date of determination is (i) any nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and
(iii) not subject to a Proceeding.

                  "Person" shall have the meaning assigned such term in the Servicing Agreement.

                  "Prepayment Premium" shall mean, with respect to the Mortgage Loans, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loans.

                  "Proceeding" shall mean any case, proceeding or other action, whether voluntary or involuntary, against a Person under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

                  "Purchase Price Adjustment Amount" shall have the meaning assigned such term in Section 32(b).

                                     M-1-7

                  "Qualified Institutional Lender" means one or more of the following:

                  (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;

                  (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;

                  (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

                  (iv) any entity Controlled by any of the entities described in clauses (i) or (ii) above;

                  (v) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations ("CDO") secured by or financing through an "owner trust" of, Note B (collectively, "Securitization Vehicles"), so long as the entire "controlling class" of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Institutional Lenders under clauses (i), (ii),
         (iii) or (iv) of this definition; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the "equity interest" in such Securitization Vehicle is owned by one or more entities that are Qualified Institutional Lenders under clauses (i), (ii), (iii) or (iv) of this definition; or

                  (vi) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Institutional Lenders under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (i), (ii), (iii) or (iv) of this definition.

                  "Qualified Trustee" means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

                                     M-1-8

                  "Rating Agencies" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by the Note A Holder; provided, however, that at any time during which Loan A is an asset of a Securitization, "Rating Agencies" or "Rating Agency" shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization.

                  "Realized Losses" shall have the meaning assigned such term in the Servicing Agreement.

                  "Repurchase Date" shall have the meaning assigned to such term in Section 8.

                  "Repurchase Option Notice" shall have the meaning assigned to such term in Section 8.

                  "Securitization" shall mean the transfer of Loan A to the Trustee, on behalf of certain certificateholders, in connection with the inclusion of Loan A as part of a securitization of one or more mortgage loans.

                  "Securitization Date" shall mean the effective date on which a Securitization is consummated.

                  "Securitization Servicing Agreement" shall mean a Pooling and Servicing Agreement, to be entered into in connection with the Securitization, by and among (a) such Person which serves as trustee from and after the Securitization Date, (b) each such Person who serves as master servicer from and after the Securitization Date, (c) each such Person which serves as special servicer from and after the Securitization Date, and (d) the such Person which serves as depositor from and after the Securitization Date, and any other additional Persons that may be party to such Pooling and Servicing Agreement, which is in a form consented to by the Initial Note A Holder. The Note B Holder shall have no right to consent to the form of the Securitization Servicing Agreement; provided, that such agreement shall not be modified in any manner adverse to the Note B Holder without the prior consent of the Note B Holder. Revisions to the Securitization Servicing Agreement shall be provided to counsel of the Note B Holder.

                  "Securitization Trust" shall mean the trust formed pursuant to a Securitization pursuant to which the Note A is held.

                  "Servicer" shall mean any of the Master Servicer and the Special Servicer, as the context requires, with respect to the Mortgage Loans.

                  "Servicing Agreement" shall mean, with respect to the Mortgage Loans, prior to the Securitization Date, the Interim Servicing Agreement, and, from and after the Securitization Date, the Securitization Servicing Agreement.

                  "Servicing Fee Rate" shall have the meaning assigned such term (or, alternatively, to the term "Master Servicing Fee Rate") in the Servicing Agreement.

                                     M-1-9

                  "Servicing Standard" shall have the meaning assigned such term in the Securitization Servicing Agreement.

                  "Special Servicer" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Specially Service Mortgage Loan" has the meaning set forth in the Securitization Servicing Agreement.

                  "Transfer" shall have the meaning assigned such term in
Section 19.

                  "Trustee" shall mean the bank or trust company as may be selected by the Depositor and approved by the Rating Agencies to act as trustee for the Securitization.

                  "Trustee Fee Rate" shall mean the Trustee Fee Rate, as defined in the Securitization Servicing Agreement.

                  "Workout" shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loans or the Mortgage Note entered into with the Mortgage Borrower in accordance with the Servicing Agreement.

                  2. Purchase of Note B. On the Closing Date, the Note B Holder shall be deemed the owner of Note B. The Note B Holder acknowledges that the Note A Holder intends to include Loan A in a Securitization.

                  3. Subordination of Note B; Payments Prior to an Event of Default. Note B and the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to Note A and the right of the Note A Holder to receive payments of interest, principal and other amounts with respect to Note A. If no monetary Event of Default or any non-monetary Event of Default such that it would cause the Mortgage Loans to be Specially Serviced Mortgage Loans, exists and is continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loans (including amounts received by any Servicer pursuant to the Servicing Agreement but excluding any amounts for required reserves or escrows required by the Mortgage Loan Documents) whether received in the form of monthly payments, the Balloon Payment, prepayments in whole or in part, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the terms of the Mortgage Loan Documents, and amounts collected on the Mortgage Loans that are then due and payable to any Servicer or the Trustee, including without limitation reimbursement of Advances and Advance Interest incurred in connection with the Mortgage Loans) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Servicing Agreement):

                  (a) first, to: the Note A Holder in an amount equal to any Advance in connection with the Mortgage Loans, and accrued and unpaid interest on any Advance or


                                     M-1-10
indemnification or any other cost or expense related to the Note A, including without limitation any Additional Trust Fund Expenses incurred pursuant to the Servicing Agreement, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (b) second, pro rata, to: (A) the Note A Holder in an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Interest Rate, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein, and (B) the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Interest Rate (and payable under the Applicable Servicing Agreement) minus the applicable Servicing Fee Rate (the "Note B Net Interest Rate"), exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (c) third: (A) to the Note A Holder, the scheduled principal payments received, if any, with respect to Loan A, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein, and (B) the Note B Holder, the scheduled principal payments received (and payable under the Applicable Servicing Agreement), if any, with respect to Loan B, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (d) fourth, pro rata, to: (A) the Note A Holder in an amount equal to the Note A Percentage Interest of any unscheduled principal payments, and (B) the Note B Holder in an amount equal to the Note B Percentage Interest of any unscheduled principal payments;

                  (e) fifth, pro rata, to: (A) the Note A Holder in an amount equal to the Note A Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower, and (B) the Note B Holder in an amount equal to the Note B Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower; and

                  (f) sixth, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses
(a)-(e), such amount shall be paid as follows: (A) first, to the Note A Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, (B) second, to the Note B Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, and (C) finally, any remaining amounts to the Note A Holder and Note B Holder in accordance with their respective initial Percentage Interests.

                  4. Payments Following an Event of Default. Payments of interest and principal shall be made in accordance with Section 3 hereof and the terms of the Servicing Agreement; provided that, if a monetary Event of Default or any non-monetary Event of Default such that it would cause the Mortgage Loans to be Specially Serviced Mortgage Loans, exists and is


                                     M-1-11
continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loans or the related Mortgaged Property or amounts realized as proceeds thereof (including amounts received by any Servicer pursuant to the Servicing Agreement but excluding any amounts for required reserves or escrows required by the Mortgage Loan Documents), whether received in the form of monthly payments, the Balloon Payment, prepayments in whole or in part, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the terms of the Mortgage Loan Documents, and (ii) amounts collected on the Mortgage Loans that are then due and payable to any Servicer or the Trustee, including without limitation reimbursement of Advances and Advance Interest incurred in connection with the Mortgage Loans) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Servicing Agreement):

                  (a) first, to the Note A Holder in an amount equal to any Advance in connection with the Mortgage Loans, and accrued and unpaid interest on any Advance or indemnification or any other cost or expense related to the Note A, including without limitation any Additional Trust Fund Expenses, made pursuant to the Servicing Agreement, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (b) second, to the Note A Holder in an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Interest Rate, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (c) third, to the Note A Holder in an amount equal to the Note A Principal Balance, until such amount has been paid in full;

                  (d) fourth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Net Interest Rate, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (e) fifth, to the Note B Holder in an amount equal to the Note B Principal Balance, until such amount has been paid in full;

                  (f) sixth, any default interest at the default interest rate in excess of the interest paid in accordance with clauses (b) and (d) above on
(i) first, Note A, in an amount equal to that portion of any such default interest actually paid by the Mortgage Loan Borrower that accrued with respect to Loan A and (ii) then Note B, in an amount equal to that portion of any such default interest actually paid by the Mortgage Loan Borrower that accrued with respect to Loan B;

                                     M-1-12

                  (g) seventh, to the Note A Holder in an amount equal to the Note A Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower;

                  (h) eighth, to the Note B Holder in an amount equal to the Note B Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower;

                  (i) ninth, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses
(a)-(h), such amount shall be paid as follows: (A) first, to the Note A Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, (B) second, to the Note B Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, and (C) finally, any remaining amounts to the Note A Holder and Note B Holder in accordance with their respective initial Percentage Interests.

                  5. Administration of the Loan.

                  (a) From and after the date hereof, administration of the Mortgage Loan shall be governed by this Agreement and (x) prior to a Securitization, the Interim Servicing Agreement and (y) after a Securitization, the Securitization Servicing Agreement, in each case the terms of which are hereby incorporated by reference into this Agreement in their entirety to the same extent and with the same force as if fully set forth herein, and each party hereby agrees to be bound thereby. The Note A Holder shall have the right to appoint any sub-servicer with respect to the Mortgage Loans in accordance with the terms of, and subject to the limitations set forth in, any Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein (including all of this Section 5 and Section 17(a)), until a Securitization of Note A and the execution and delivery of a Securitization Servicing Agreement in connection therewith, or if Note A ceases to be an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the administration and servicing of the Mortgage Loans shall be performed in accordance with the provisions of the Interim Servicing Agreement and this Agreement, and the Note A Holder and the Note B Holder each hereby agree to be bound by the terms of the Interim Servicing Agreement, as modified hereby. At any time that the Mortgage Loans are no longer subject to the Interim Servicing Agreement, unless a Securitization Servicing Agreement is in place and Note A is an asset of the trust fund created thereunder, the Note A Holder shall cause the Mortgage Loans to be serviced pursuant to a servicing agreement that is identical to the Interim Servicing Agreement with Prudential Assets Resources, Inc., as the Servicer (other than as necessary to reflect changes as are not materially adverse to the Note B Holder), as modified hereby, and all references herein to the "Interim Servicing Agreement" shall mean such subsequent servicing agreement; provided, however, that until a replacement servicing agreement has been entered into, (i) the Note A Holder shall cause the Mortgage Loans to be serviced pursuant to the terms of the Interim Servicing Agreement as if such agreement were still in full force and effect with respect to the Mortgage Loans and (ii) the actual servicing of the Mortgage Loans may be performed by any entity appointed by the Note A Holder and does not have to be performed by the service providers set forth in the Interim


                                     M-1-13

Servicing Agreement. Any such entity servicing the Mortgage Loans pursuant to the preceding clause (ii) must perform such servicing in accordance with the Servicing Standard and the provisions of the Interim Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein (including all of this Section 5 and Section 17(a)), in accordance with the applicable Servicing Agreement, the Note A Holder shall cause the Servicers to service and administer the Mortgage Loans in accordance with Servicing Standard as set forth in such Servicing Agreement, taking into account the interests of the Note A Holder and the Note B Holder (so long as such Note B Holder is not an Affiliate of the Mortgage Loan Borrower), with a view to maximizing the realization for both such Holders as a collective whole (it being understood that the interest of the Note B Holder is a junior interest, subject to the terms and conditions of this Agreement), and any Note A Holder and Note B Holder who is not an Affiliate of the Mortgage Loan Borrower shall be deemed a third party beneficiary of such provisions of the Interim Servicing Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of Sections 5(a) and 18 of this Agreement and the terms and conditions of the Servicing Agreement, if the Note A Holder in connection with a Workout or proposed Workout of the Mortgage Loans, modifies the terms thereof such that (i) the Mortgage Loan Balance is decreased,
(ii) the Interest Rate or scheduled amortization payments on Note A or Note B are reduced, (iii) payments of interest or principal on Note A or Note B are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of the Mortgage Loans, all payments to the Note A Holder pursuant to Sections 3 and 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Note A remaining the same as they are on the date hereof, and the Note B Holder shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loans and Note A and Note B attributable to such Workout (up to the amount otherwise due on the Note B). As set forth in this Section 5(b), the Note A Holder may make any amendments to Sections 3 and 4 hereof in order to reflect the effect of such changes in the Mortgage Loans. Subject to the Servicing Agreement, in the case of any modification or amendment described above, the Note A Holder will have the sole authority and ability to revise the payment provisions set forth in
Section 3 and Section 4 above in a manner that reflects the Note B's subordination to the Note A with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A Percentage Interest and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A Interest Rate and the Note B Interest Rate in order to reflect a reduction in the Interest Rate of the Mortgage Loans.

                  (c) All rights and obligations of the Note A Holder described hereunder may be exercised by the Master Servicer, the Special Servicer or the Trustee on behalf of the Note A Holder.

                  (d) Pursuant to the Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the servicer of the Mortgage Loans and the Special Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the special servicer of the Mortgage Loans, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loans on behalf of the Note A Holder and the Note B Holder.

                                     M-1-14

                  6. Payment Procedure. The Note A Holder and Note B Holder each hereby directs the Servicer, in accordance with the priorities set forth in
Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, to deposit to the appropriate Collection Account (a) all payments received with respect to and allocable to Note A and (b) all payments received with respect to and allocable to Note B. The Servicer shall deposit such amounts in the Collection Account and credit such amounts to the Note A Ledger or the Note B Ledger, as applicable, on the Business Day following the date such payment was received by the Servicer from the Mortgage Loan Borrower. If any Servicer holding or having distributed any amount received or collected in respect of Note A or Note B determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Note A or Note B must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Note A Holder, the Note B Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Note B Holder or the Note A Holder, as applicable, and the Note B Holder or the Note A Holder, as applicable, will promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to the Note B Holder or the Note A Holder, as applicable, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Mortgage Loan Borrower, the Note A Holder, the Note B Holder, Servicer, Special Servicer or such other person or entity with respect thereto. The Note A Holder and the Note B Holder each agree that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loans in excess of its distributable share thereof, it will promptly remit such excess to the Servicer. The Servicer shall have the right to offset any amounts due hereunder from the Note A Holder or the Note B Holder with respect to the Mortgage Loans against any future payments due to the Note A Holder or the Note B Holder, as applicable, under the Mortgage Loans, provided, that the Note A Holder's and the Note B Holder's obligations under this Section 6 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of the Note A Holder against the Note B Holder or the obligations of the Note B Holder against the Note A Holder. The Note A Holder's and the Note B Holder's obligations under this Section 6 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third party beneficiary of these provisions.

                  7. Limitation on Liability. Subject to Section 18(c), the Note A Holder shall have no liability to the Note B Holder with respect to Note B except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note A Holder. The Note A Holder shall have no fiduciary responsibilities to the Note B Holder. Subject to Section 18(c), the Note B Holder shall have no liability to the Note A Holder with respect to Note A except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note B Holder. The Note B Holder shall have no fiduciary responsibilities to the Note A Holder.

                  8. Purchase of Note A By Note B Holder. In the event that (a) while Loan A is in a Securitization Trust, at any time prior to the maturity date, Loan A at any time becomes 90 days delinquent with respect to any Monthly Payment due thereunder; or (b) (i) at any time that Loan A is not in a Securitization Trust or (ii) if Loan A is in a Securitization Trust, from and after the maturity date, (1) an Event of Default has occurred and is continuing under the Mortgage Loans, and (2) the Mortgage Loans become Specially Serviced Mortgage Loans but


                                     M-1-15
prior to foreclosure of the Mortgage Loans, or (c) upon a termination of the Securitization Trust, then upon notice from the Note A Holder (a "Repurchase Option Notice") of such occurrence (which notice the Note A Holder shall direct the Servicer to give to the Note B Holder promptly following the Servicer's gaining actual knowledge of the occurrence of such event), for as long as the Note A Holder has not committed itself to a sale of Note A (or the related Mortgaged Property), the Note B Holder shall have the right, by written notice to the Note A Holder (a "Note B Holder Repurchase Notice"), given within 18 months from receipt by the Note B Holder of the Repurchase Option Notice, provided in the case of clauses (a) and (b) above that an Event of Default has continued in respect of Loan A, to purchase Note A at the Defaulted Mortgage Loan Purchase Price and, upon the delivery of written notice thereof to the Note A Holder, the Note A Holder shall sell (and the Note B Holder shall purchase) Note A, at the Defaulted Mortgage Loan Purchase Price, on a date (the "Repurchase Date") not less than five (5) Business Days nor more than thirty
(30) Business Days after the date of the Note B Holder Repurchase Notice, as shall be established by the Note A Holder, unless the Note A Holder and the Note B Holder otherwise agree to extend such time frame. The Note B Holder Repurchase Option Notice shall include an initial calculation of the Defaulted Mortgage Loan Purchase Price (the "Initial Calculation"), based upon an acquisition by the Note B Holder to be completed within 10 days after such Note B Holder Repurchase Option Notice being sent. The Initial Calculation is not binding upon the Note A Holder or the Note B Holder and shall be subject to the final calculation of the Defaulted Mortgage Loan Purchase Price. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Servicer three (3) Business Days prior to the Repurchase Date and shall, absent manifest error, be binding upon the Note A Holder and the Note B Holder.

                  Notwithstanding anything to the contrary contained herein, during any period during which Note A is subject to purchase by the Note B Holder pursuant to this Section 8, the Mortgage Loan shall continue to be serviced and specially serviced (including commencement and prosecution of any foreclosure proceedings), if appropriate, in accordance with the Servicing Standard and the terms of the Servicing Agreement.

                  9. Additional Understanding. For as long as the Mortgage Loans remain outstanding:

                  (a) Books and Records. Upon any inspection of the Mortgaged Property or books or records of the Mortgage Loan Borrower by the Note A Holder (or any Servicer acting on its behalf) pursuant to the terms of the Mortgage Loan Documents, the Note A Holder (or any Servicer acting on its behalf) shall, upon written request of the Note Holder, encourage the Mortgage Loan Borrower to reasonably cooperate to provide the Note B Holder access for its own inspection of such Mortgaged Property or such books or records, and the Note A Holder (or any Servicer acting on its behalf) shall, subject to the terms of the Mortgage Loan Documents, at the request of Note B Holder, discuss the business, financial and other condition of the Mortgage Loan Borrower with officers of the Mortgage Loan Borrower and the accountants and other representatives of the Mortgage Loan Borrower (to the extent such Persons are willing to so discuss), all costs incurred by the Note A Holder (or any Servicer acting on its behalf) to be paid for by the Note B Holder. In no event shall the Note A Holder (or any Servicer acting on its behalf) be obligated to provide to the Note B Holder any information that the Note A Holder (or any Servicer acting on its behalf) concludes in its sole but good faith determination is


                                     M-1-16
confidential or which the Note A Holder (or any Servicer acting on its behalf) believes to be of a proprietary or sensitive nature.

                  (b) Financial Statements Etc. Upon written request of the Note B Holder to the Note A Holder (or any Servicer acting on its behalf), the Note A Holder (or any Servicer acting on its behalf) shall, at the sole cost of the Note Holder, provide the Note B Holder with copies of each financial statement delivered to the Note A Holder (or any Servicer acting on its behalf) pursuant to the terms of the Mortgage Loan Documents. Subject to the terms of the Mortgage Loan Documents, upon the reasonable request of Note B Holder, the Note A Holder (or any Servicer acting on its behalf) shall also deliver to the Note B Holder copies of any other documents relating to the Mortgage Loan, including, without limitation, property inspection reports and loan servicing statements, all at the sole cost of the Note B Holder. In no event shall the Note A Holder (or any Servicer acting on its behalf) be obligated to provide to the Note B Holder any information that the Note A Holder (or any Servicer acting on its behalf) concludes in its sole but good faith determination is confidential or which the Note A Holder (or any Servicer acting on its behalf) believes to be of a proprietary or sensitive nature.

                  (c) Copies. Any copies to be furnished by a Servicer under this Agreement may be furnished by hard copy or electronic means.

                  10. Representations of the Note B Holder. The Note B Holder represents and warrants, and it is specifically understood and agreed, that:

                  (a) subject to Section 18(c), Note A Holder shall have no liability or responsibility to the Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note A Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement;

                  (b) the execution, delivery and performance of this Agreement is within the Note B Holder's corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note B Holder's charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms;

                  (c) it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business;

                  (d) this Agreement has been duly executed and delivered by the Note B Holder;

                  (e) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note B Holder have been obtained or made; and

                  (f) there is no pending action, suit, proceeding, arbitration or governmental investigation against the Note B Holder, an adverse outcome of which materially affects its performance under this Agreement.

                                     M-1-17

                  The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan interest or participant the right to initiate any loan enforcement or foreclosure proceedings.

                  11. Representations of the Note A Holder. The Note A Holder repre-sents and warrants, and it is specifically understood and agreed, that:

                  (a) subject to Section 18(c), Note B Holder shall have no liability or responsibility to the Note A Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note B Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement;

                  (b) the execution, delivery and performance of this Agree-ment is within Note A Holder's corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note A Holder's charter or any law or contractual restriction binding upon the Note A Holder, and that this Agreement is the legal, valid and binding obligation of the Note A Holder enforceable against the Note A Holder in accordance with its terms;

                  (c) it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its business;

                  (d) this Agreement has been duly executed and delivered by the Note A Holder;

                  (e) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note A Holder has been obtained or made;

                  (f) there is no pending action, suit, proceeding, arbitration or governmental investigation against the Note A Holder, an adverse outcome of which materially affects performance under this Agreement.

                  12. Independent Analysis of the Note B Holder. The Note B Holder by its acquisition of Note B shall be deemed to (a) represent that it has, independently and without reliance upon the Note A Holder and based on such documents and information as the Note B Holder has deemed appropriate, made the Note B Holder's own credit analysis and decision to purchase Note B and (b) acknowledge that the Note A Holder has made no representations or warranties with respect to the Mortgage Loans, and that the Note A Holder shall have no responsibility for (i) the collectability of the Mortgage Loans, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Initial Note A Holder in connection with the origination of the Mortgage Loans, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with Note B from the failure or refusal of the Mortgage Loan Borrower to pay interest, principal or other amounts due under the Mortgage Loans, defaults by the Mortgage Loan Borrower under the


                                     M-1-18

Mortgage Loan Documents or the unenforceability of any of the Mortgage Loan Documents for reasons other than gross negligence, willful misconduct or breach of this Agreement by the Note A Holder or negligence, willful misconduct or bad faith by any Servicer.

                  13. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note A Holder and the Note B Holder as a partnership, association, joint venture or other entity. The Note A Holder shall have no obligation whatsoever to offer to the Note B Holder the opportunity to purchase notes or participation interests relating to any future loans originated by the Note A Holder or its affiliates, and if the Note A Holder chooses to offer to the Note B Holder the opportunity to purchase notes or any participation interests in any future mortgage loans originated by the Note A Holder or its affiliates, such offer shall be at such purchase price and interest rate as the Note A Holder chooses, in its sole and absolute discretion. The Note B Holder shall have no obligation whatsoever to purchase from the Note A Holder any notes or participation interests in any future loans originated by the Note A Holder or its affiliates.

                  14. Not a Security. Neither Note A nor Note B shall be deemed to be securities within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

                  15. Exercise of Remedies by the Note A Holder. Notwithstanding anything to the contrary contained herein (including the provisions of Section
5), the Servicing Agreement shall provide that the Servicer shall service and administer the Mortgage Loans on behalf of the Note A Holder and the Note B Holder in accordance with the Servicing Standard and any Note B Holder who is not the Mortgage Loan Borrower or an Affiliate thereof shall be deemed a third party beneficiary of such provisions of the Servicing Agreement.

                  16. Other Business Activities of Note A Holder. The Note B Holder acknowledges that the Note A Holder and its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with any Affiliate of the Mortgage Loan Borrower ("Mortgage Loan Borrower Related Parties"), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. The Note A Holder shall not assign Note A to the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Parties.

                  17. Exercise of Remedies by the Servicer.

                  (a) Subject to Section 18 of this Agreement, and except as otherwise provided in this Agreement or the applicable Servicing Agreement, the Servicer, on behalf of the Note A Holder and the Note B Holder (as a collective whole), shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loans, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Mortgage Loan Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and
(iv) to take legal action to enforce or protect the Holders' interests with respect


                                     M-1-19
to the Mortgage Loans or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loans or institute any foreclosure action, and the Note B Holder shall have no voting, consent or other rights whatsoever with respect to the Servicer's administration of, or exercise of its rights and remedies with respect to, the Mortgage Loans on behalf of the Note A Holder; provided, however, that any such action taken by the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) pursuant to this Section 17 shall be consistent with the terms of the applicable Servicing Agreement. Subject to the terms and conditions of the applicable Servicing Agreement and subject to Section 18 of this Agreement, so long as Note A is an asset of a Securitization, the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) shall have the sole and exclusive authority to make servicing advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement (including without limitation the provisions of Section 18), the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer on behalf of Note A Holder, the rights, if any, that the Note B Holder has to, (i) call or cause the Note A Holder or such Servicer to call an Event of Default under the Mortgage Loans, (ii) exercise any remedies with respect to the Mortgage Loans or the Mortgage Loan Borrower, including, without limitation, filing or causing the Note A Holder or such Servicer to file any bankruptcy petition against the Mortgage Loan Borrower,
(iii) vote any claims with respect to the Mortgage Loan in any bankruptcy, insolvency or similar type of proceeding of the Mortgage Loan Borrower or (iv) so long as Note A is an asset of a Securitization, make servicing advances with respect to the Mortgage Loans. The Note B Holder shall, from time to time, execute such documents as the Note A Holder or any Servicer shall reasonably require to evidence such assignment with respect to the rights described in clause (iii) of the preceding sentence. Subject to Section 18 of this Agreement, the Note B Holder acknowledges that the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) may in its sole discretion exercise, or omit to exercise, any rights that the Servicer on behalf of the Note A Holder may have under this Agreement or the applicable Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that the Servicer on behalf of Note A Holder shall have no liability whatsoever to the Note B Holder in connection with the exercise of rights by the Note A Holder or any omission by the Note A Holder to exercise such rights. Subject to the terms of this Agreement, the Servicer on behalf of Note A Holder shall not have any fiduciary duty to the Note B Holder in connection with the administration of the Mortgage Loans. The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan participant the right to initiate any loan enforcement or foreclosure proceedings. The foregoing provisions of this Section 17(a) shall not limit the right of the Note B Holder or an Affiliate thereof to be a Servicer or to exercise its rights as Controlling Holder under this Agreement or Controlling Class Representative under any applicable Servicing Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, the exercise by the Servicer on behalf of Note A Holder of its rights under this
Section 17 shall be subject in all respects to any section of any Securitization Servicing Agreement governing REMIC administration, and in no event shall the Servicer on behalf of Note A Holder be permitted to take any action or refrain from taking any action which would violate the laws of any applicable


                                     M-1-20
jurisdiction, breach the Mortgage Loan Documents, be inconsistent with the Servicing Standard or violate any other provisions of the applicable Servicing Agreement, not be in the best economic interest of the Note A Holder and the Note B Holder (as a collective whole, i.e., as if a single Person held both Mortgage Loans), expand the scope of the Servicer's responsibilities under the Servicing Agreement, cause adverse tax consequences for the Note A Holder, or cause the arrangement evidenced hereby not to be treated as a "grantor trust" for Federal income tax purposes. The Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) shall exercise such rights and powers described in this Section 17 on the understanding that the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) shall administer the Mortgage Loans as is consistent with the applicable Servicing Agreement and this Agreement, provided that the Note A Holder and any Servicer acting on its behalf shall not be liable to the Note B Holder with respect to anything the Note A Holder or such Servicer may do or omit to do in relation to the Mortgage Loans, other than as set forth in Section 7 hereof, provided that such action or failure to act is consistent with the applicable Servicing Agreement and this Agreement. Without limiting the generality of the foregoing, the Note A Holder and any Servicer acting on its behalf may rely on the advice of legal counsel, accountants and other experts (including those retained by the Mortgage Loan Borrower) and upon any written communication or telephone conversation which the Note A Holder or such Servicer believes to be genuine and correct or to have been signed, sent or made by the proper person or entity.

                  18. Certain Powers of the Controlling Holder.

                  (a) Subject to Section 4 and Section 18(c) of this Agreement, the Controlling Holder (as defined herein) or a representative appointed by the Controlling Holder pursuant to Section 18(d) will be entitled to advise the Note A Holder or the Servicer, as applicable, with respect to the following actions; and further, subject to Section 4 and Section 18(c), neither the Note A Holder nor the Servicer will be permitted to take any of the following actions unless and until it has notified the Controlling Holder in writing by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR SECTION 18 ACTION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED SECTION 18 ACTION WITHIN FIVE (5) BUSINESS DAYS, THE NOTE A HOLDER OR THE SPECIAL SERVICER, AS THE CASE MAY BE, MAY DELIVER A DEEMED APPROVAL NOTICE", and (b) if the Controlling Holder fails to either approve or reject said Section 18 Action within such five
(5) business day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Note A Holder or the Special Servicer, as the case may be, delivers the Section 18 Action request to the Controlling Holder accompanied by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR SECTION 18 ACTION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED SECTION 18 ACTION WITHIN FIVE (5) BUSINESS DAYS, SUCH SECTION 18 ACTION WILL BE DEEMED APPROVED BY THE CONTROLLING HOLDER", then, if the Controlling Holder fails to approve or reject the Section 18 Action within such five (5) business day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Controlling Holder's approval will be deemed to have been given to:

                                     M-1-21

                  (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property and the other collateral securing the Mortgage Loans if they come into and continue in default or other enforcement action under the Mortgage Loan Documents;

                  (ii) any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Mortgage Loans;

                  (iii) any proposed successor property manager with respect to, or any material alteration of, the Mortgaged Property;

                  (iv) any waiver of the requirements under the Mortgage Loans with respect to property insurers or the manner in which payments or other collections on the Mortgage Loans are held and/or invested;

                  (v) any proposed sale of the Mortgaged Property or transfer of an interest in the Mortgage Loan Borrower or the related Mortgaged Property;

                  (vi) any acceptance of a discounted payoff of the Mortgage Loans;

                  (vii) any determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

                  (viii) any material release of collateral for the Mortgage Loans (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loans) or any release of the Mortgage Loan Borrower or any guarantor;

                  (ix) any acceptance of substitute or additional collateral for the Mortgage Loans (other than in accordance with the terms of the Mortgage Loans);

                  (x) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                  (xi) any acceptance of an assumption agreement releasing the Mortgage Loan Borrower from liability under the Mortgage Loans; and

                  (xii) the approval of any replacement Special Servicer or sub-servicer for the Mortgage Loans (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Securitization Servicing Agreement);

provided that, in the event that the Note A Holder or the Special Servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Note A Holder and the Note B Holder (as a collective whole), the Note A Holder or Special Servicer may take any such action without waiting for the Controlling Holder's response; and provided, further, that, upon the request of the Non-Controlling Holder during the 10-business day period referred to above, as each such Holder is identified to the Note A Holder and


                                     M-1-22
the Servicers, each of the Controlling Holder, the Note A Holder and the Servicers shall consult with the Non-Controlling Holder regarding its views as to the proposed action (but may, in their sole discretion, reject any advice or direction from the Non-Controlling Holder).

                  Upon reasonable request, the Note A Holder shall provide, or cause the Special Servicer to provide, the Controlling Holder with any information in the possession of the Note A Holder or the Special Servicer with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

                  The Note A Holder or the applicable Servicer shall notify the Holders of any release or substitution of collateral for the Mortgage Loans even if such release or substitution is in accordance with the Mortgage Loans.

                  Appraisal Reduction Amounts shall be allocated to reduce the Note B Principal Balance and the Note A Principal Balance, in that order, up to the outstanding amount thereof, for purposes of determining the identity of the Controlling Holder. The Special Servicer shall give written notice to the Controlling Holder of any Appraisal Reduction Amount calculated with respect to the Mortgage Loans and any allocation thereof to reduce the Principal Balance of such Holder.

                  The term "Controlling Holder" shall mean as of any date of determination, (i) the Note B Holder, unless a Control Appraisal Event has occurred and is continuing or the Note B Holder is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or (ii) if a Control Appraisal Event has occurred and is continuing or the Note B Holder is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Note A Holder. As of the Closing Date, the Controlling Holder will be the Note B Holder; provided, that if a Control Appraisal Event occurs, and Loan A subsequently ceases to be specially serviced (or, if Loan A is part of a Securitization Trust and subsequently ceases to be a "Required Appraisal Loan" within the meaning of the Securitization Servicing Agreement), then the outstanding Note B Principal Balance shall be restored to the extent of reductions in Appraisal Reduction Amounts indicated by a subsequent Appraisal. The term "Non-Controlling Holder" shall mean each Holder other than the Controlling Holder. The Controlling Holder shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Holder. Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Controlling Holder and such other parties as are specified in the Servicing Agreement. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Controlling Holder and such other parties as are specified in the Servicing Agreement the then applicable Appraisal Reduction Amount, if any, with respect to the Mortgage Loans (calculated as if it was a single Mortgage Loan).

                  (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Holder, as contemplated by Section 18(a), may (and the Note A Holder and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Note A Holder or the Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Note A Holder or the Special Servicer to violate any provision of this Agreement, or the applicable Servicing Agreement, including the


                                     M-1-23

Special Servicer's obligation to act in accordance with the Servicing Standard, act in a manner that is not in the best economic interests of the Note A Holder and the Note B Holder (as a collective whole, i.e., as if a single Person held both Mortgage Loans), violate any other provisions of the applicable Servicing Agreement, expand the scope of the Servicer's responsibilities under the Servicing Agreement, cause adverse tax consequences for the Note A Holder, or cause the arrangement evidenced hereby not to be treated as a "grantor trust" for Federal income tax purposes.

                  (c) The Controlling Holder will have no liability to the other party for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment, even if same is adverse to the interest of the other party; provided, however, that the Controlling Holder will not be protected against any liability which would otherwise be imposed for losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Controlling Holder in the performance of duties or by reason of grossly negligent disregard of obligations or duties.

                  (d) Subject to the terms of the applicable Servicing Agreement, the Controlling Holder may designate, in writing, a Controlling Class Representative or other representative to exercise its rights and powers under this Section 18 or otherwise under this Agreement (copies of such writing to be delivered to each of the other parties hereto). Such designation shall remain in effect until it is revoked by the Controlling Holder by a writing delivered to each of the other parties hereto.

                  (e) Subject to the terms of the applicable Servicing Agreement, the Non-Controlling Holders shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Holder. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  (f) Subject to the terms of the applicable Servicing Agreement, if the Mortgage Loan Borrower shall default with respect to any of its obligations under the Mortgage Loan Documents, the Controlling Holder shall have the right to cure such default, within a period of time which is 5 days more than the applicable cure period given to the Mortgage Loan Borrower under the Mortgage Loan Documents, at its own expense and any amounts advanced on behalf of the Mortgage Loan Borrower in connection with the exercise of such cure rights shall be reimbursable pursuant to Section 4. The Controlling Holder shall no longer have this right to cure such default after the Mortgage Loan Borrower shall have three (3) monetary defaults in succession or ten (10) monetary defaults during the term of the Mortgage Loans.

                  (g) If Note A is not an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the Controlling Holder may at any time and from time to time replace any existing Special Servicer with respect to the Mortgage Loan with any other person that constitutes a qualified servicing institution capable of making representations, warranties, and covenants set forth in such Servicing Agreement. The Controlling Holder shall so designate a person to serve as replacement Special Servicer by delivering to the other Holders, the Master Servicer and the existing Special Servicer a written notice stating such designation and by satisfying the other conditions required under the Servicing Agreement; provided, that the


                                     M-1-24

Note A Holder (if it is not the Controlling Holder) shall have the right to approve such replacement Special Servicer if such replacement Special Servicer is not on S&P's list of approved Special Servicers. The Controlling Holder shall promptly pay any expenses incurred by the Note A Holder in connection with such replacement. The Controlling Holder shall notify the other parties hereto of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 18. If the Controlling Holder has not appointed a Special Servicer with respect to the Mortgage Loans, then the Special Servicer designated in the Servicing Agreement shall be the Special Servicer.

                  (h) Upon determining that a Servicing Transfer Event has occurred with respect to the Mortgage Loans, the Servicer shall promptly notify each Holder of the Mortgage Loans (and the Note A Holder shall direct the Servicer in the Servicing Agreement to deliver such notice).

                  19. Sale of the Note B. The initial Note B Holder (and any subsequent Note B Holder) agrees that it will not sell, assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber or otherwise dispose of all or any portion of the Note B (a "Transfer") without the Note A Holder's prior written consent, which consent shall not be unreason-ably withheld, conditioned or delayed, provided that, (a) the Note B Holder shall have the right to Transfer the Note B, or any portion thereof, to a Qualified Institutional Lender, without obtaining the Note A Holder's prior written consent, provided, that prior to the transfer the Note A Holder is provided with
(i) a representation from the transferee in the Assignment and Assumption Agreement certifying that such transferee is a Qualified Institutional Lender and (ii) a copy of the Assignment and Assumption Agreement referred to in the next sentence below and (b) if the Note B Holder wants to Transfer the Note B, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain consent of the Note A Holder, which, for as long as the Note A is held in a Securitization Trust, will be conditioned upon receipt by the Note A Holder of a confirmation in writing from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the certificates issued pursuant to the related Securitization. Notwithstanding the foregoing, both prior to and from and after the Securitization Date, (a) without the Note A Holder's prior consent, which will be given in the Note A Holder's sole discretion, the Note B Holder shall not Transfer all or any portion of the Note B to the Mortgage Loan Borrower or an Affiliate thereof, and any such Transfer shall be void ab initio and (b) in connection with any Transfer of the Note B, a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the Note B Holder hereunder with respect to Note B, from and after the date of such assignment. The Note B Holder agrees it will pay the expenses of the Note A Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the written confirmation from the Rating Agencies in connection with such Transfer.

                  20. Intentionally Omitted.

                  21. No Pledge or Loan. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loans by the Note A Holder to the Note B Holder, or a loan from the Note B Holder to the Note A Holder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall have no interest in any property taken as security for the Mortgage Loans, provided, however, that if any such property


                                     M-1-25
or the proceeds of any sale, lease or other disposition thereof shall be applied in reduction of the Mortgage Loan Principal Balance, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement.

                  22. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  23. Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto (other than as set forth in Section 5(b) hereof). Additionally, for so long as Note A is contained in a Securitization Trust, the Note A Holder and the Note B Holder shall not amend or modify this Agreement without first receiving written confirmation from each Rating Agency that such amendment or modification, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates.

                  24. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto, except that each Servicer shall be a third party beneficiary with respect to Sections 2, 3, 4, 6 and 19. The Note A Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Note A Holder hereunder, including, without limitation, the right to make further assignments and grant additional participations. Subject to Section 19, the Note B Holder may at any time or from time to time grant to others assignments of or participations in Note B or assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Note B Holder hereunder.

                  25. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

                  26. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

                  27. Notices. All notices required hereunder shall be given by
(i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and


                                     M-1-26
addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

                  28. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  29. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

                  30. Bankruptcy. The Note B Holder hereby covenants and agrees that only the Note A Holder, and not the Note B Holder, has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. The Note B Holder further agrees that only the Note A Holder, and not the Note B Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note B Holder hereby appoints the Note A Holder as its agent, and grants to the Note A Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Note B Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loans, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loans. The Note B Holder hereby agrees that, upon the request of the Note A Holder, the Note B Holder shall execute, acknowledge and deliver to the Note A Holder all and every such further deeds, conveyances and instruments as the Note A Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant.

                  31. Interim Servicing; Rights of Note B Holder. The Note A Holder and the Note B Holder agree that until a Securitization and the execution and delivery of a Securitization Servicing Agreement in connection therewith, the Mortgage Loans will be serviced by Prudential Asset Resources, Inc., pursuant to the terms of the Interim Servicing Agreement, provided that in addition to the rights set forth herein and in the Interim Servicing Agreement but only so long as the Mortgage Loans are not being serviced pursuant to Securitization Servicing Agreement, the Note B Holder shall have, (i) the right to make a cure advance upon receiving notice of foreclosure, (ii) access to the documents and records of the Servicer as they relate to the


                                     M-1-27

Mortgage Loan and (iii) the right to direct the Special Servicer to enter into a modification meeting the requirements of the Interim Servicing Agreement upon an Event of Default.




                         [Signatures on following pages]













                                     M-1-28

                  IN WITNESS WHEREOF, the Initial Note A Holder and Note B Holder have caused this Agreement to be duly executed as of the day and year first above written.


                                     Prudential Mortgage Capital Funding, LLC,



                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:



                                     Prudential Mortgage Capital Funding, LLC,



                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:














                                     M-1-29

                                    EXHIBIT A
                                    ---------

                     MORTGAGE LOAN SCHEDULE - (page 1 of 2)


A.  Description of Mortgage Loans

    -------------------------------------  ------------------------------------
     Mortgage Loan Borrower:                FC Ballston Common, LLC, a
                                            Delaware limited liability company
    -------------------------------------  ------------------------------------
     Date of Mortgage Loans:                December 20, 2002 (Effective Date
                                            of Note A being March 1, 2003)
    -------------------------------------  ------------------------------------
     Initial Principal Amount of            Note A, as amended and restated as
     Mortgage Loans:                        of March 1, 2003 $49,888,643.91;
                                            Note B $4,000,000.00
    -------------------------------------  ------------------------------------
     Principal Balance of Mortgage Loans    $49,888,643.91 -- Note A
     as of March 1, 2003:                   $3,995,928.64 -- Note B
    -------------------------------------  ------------------------------------
    Location of Mortgaged Property:         4328 Wilson Boulevard,
                                            Arlington , VA 22203
    -------------------------------------  ------------------------------------
    Current Use of Mortgaged Property:      Retail
    -------------------------------------  ------------------------------------
    Maturity Date                           January 1, 2013
    -------------------------------------  ------------------------------------




















                                     M-1-30

B.   Description of Notes (as of March 1, 2003)

     ------------------------------------ ------------------------------
     Note A Principal Balance:            $49,888,643.91
     ------------------------------------ ------------------------------
     Note B Principal Balance:            $3,995,928.64
     ------------------------------------ ------------------------------
     Note A Interest Rate:                5.8453%
     ------------------------------------ ------------------------------
     Note B Interest Rate:                11.01%
     ------------------------------------ ------------------------------



















                                     M-1-31

                                    EXHIBIT B
                                    ---------

Initial Note A Holder:
---------------------

Prudential Mortgage Capital Funding, LLC


Notice Address:
--------------

100 Mulberry Street
Gateway Center Four, 8th Floor
Newark, New Jersey 07102
Attention: Richard L. Jarocki


Note B Holder:
-------------

Prudential Mortgage Capital Funding, LLC


Notice Address:
--------------

100 Mulberry Street
Gateway Center Four, 8th Floor
Newark, New Jersey 07102
Attention: Richard L. Jarocki

















                                     M-1-32

                                   EXHIBIT M-2

                     FORM OF RENAISSANCE CO-LENDER AGREEMENT


--------------------------------------------------------------------------------




                               CO-LENDER AGREEMENT




                          Dated as of February 18, 2003




                                 by and between




                    Prudential Mortgage Capital Funding, LLC,




                             (Initial Note A Holder)




                                       and




                    Prudential Mortgage Capital Funding, LLC




                                 (Note B Holder)




--------------------------------------------------------------------------------



                                     M-2-1

                  THIS CO-LENDER AGREEMENT (this "Agreement"), dated as of February 18, 2003, by and between PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company, having an address of 100 Mulberry Street, Gateway Center Four, 8th Floor, Newark, New Jersey 07102 (together with its successors in interest, the "Initial Note A Holder" and, together with all of its other successors and assigns, the "Note A Holder") and PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company, having an address of 100 Mulberry Street, Gateway Center Four, 8th Floor, Newark, New Jersey 07102 (together with its successors and assigns, the "Note B Holder").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain mortgage and security agreement, dated as of February 18, 2003 (collectively, the "Mortgage"), Initial Note A Holder has originated or acquired a certain mortgage loan in the original principal amount of $25,000,000.00 ("Loan A") evidenced by a Promissory Note A in the original principal amount of $25,000,000.00 ("Note A") and a certain mortgage loan in the original principal amount of $2,000,000.00 ("Loan B") evidenced by a Promissory Note B in the original principal amount of $2,000,000.00 ("Note B"), which Loan A and Loan B shall hereinafter be collectively referred to as the "Mortgage Loans";

                  WHEREAS, the Mortgage Loans are secured by the Mortgage, as more particularly described in the attached Mortgage Loan Schedule, on parcels of real property located at 817 Common Street, New Orleans, Louisiana (the "Mortgaged Property");

                  WHEREAS, on or about the date hereof, the Initial Note A Holder, the Note B Holder, Prudential Asset Resources, Inc., as master servicer (in its capacity as such, the "Interim Master Servicer") and as special servicer (in its capacity as such, the "Interim Special Servicer") intend to enter into that certain Interim Servicing Agreement (the "Interim Servicing Agreement") with respect to the servicing of the Mortgage Loans; and

                  WHEREAS, the Initial Note A Holder intends to transfer Note A at some time in the future to a trust pursuant to a pooling and servicing agreement, which will issue interests and certificates, which certificates represent, in part, interests in Note A;

                  WHEREAS, the Note B will not be assigned to the trustee in connection with the Securitization; and

                  WHEREAS, the Initial Note A Holder and Note B Holder desire to set forth their understanding with respect to the relative priority of Note A and Note B and certain other matters, all as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, with respect to Mortgage Loans, as follows:

                  1. Definitions; Conflicts. References to a "Section" or the "recitals" are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement (as


                                     M-2-2
hereinafter defined). Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

                  "Additional Trust Fund Expenses" shall have the meaning assigned such term in the Servicing Agreement.

                  "Adjustment Date" shall have the meaning assigned such term in
Section 32(a).

                  "Adjusted Note A Principal Balance" shall mean the Note A Principal Balance on the Adjustment Date, after giving effect to any Purchase Price Adjustment Amounts payable under Section 32.

                  "Adjusted Note B Principal Balance" shall mean the Note B Principal Balance on the Adjustment Date, after giving effect to any Purchase Price Adjustment Amounts payable under Section 32.

                  "Adjustment Notice" shall have the meaning assigned such term in Section 32(a).

                  "Advance Interest" shall mean: (i) if prior to the Securitization Date, Advance Interest Amount, as such term is defined in the Interim Servicing Agreement and (ii) if on and after the Securitization Date, Advance Interest, as such term is defined in the Securitization Servicing Agreement.

                  "Advance Interest Rate" shall have the meaning assigned such term in the Servicing Agreement.

                  "Advance" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Affiliate" shall mean with respect to any specified Person,
(a) any other Person controlling or controlled by or under common control with such specified Person (each a "Common Control Party"), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

                  "Appraisal" has the meaning set forth in the Securitization Servicing Agreement.

                  "Appraisal Reduction Amount" shall have the meaning given such term in the Securitization Servicing Agreement.

                                     M-2-3

                  "Appraisal Trigger Event" shall have the meaning given such term in the Securitization Servicing Agreement.

                  "Balloon Payment" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

                  "Business Day" shall have the meaning assigned such term in the Servicing Agreement.

                  "Closing Date" shall mean February 18, 2003.

                  "Collection Account" shall mean the account or accounts to be established under the Servicing Agreement to hold principal and interest payments on the Mortgage Loans.

                  "Control Appraisal Event" shall mean that, as of any date of determination (a) the then outstanding principal balance of Loan B minus (b) the sum of (1) any Appraisal Reduction Amounts for the Mortgage Loans, (2) any Realized Losses attributable to the Mortgage Loans, and (3) any Additional Trust Fund Expenses attributable to the Mortgage Loans, is less than 25% of the initial Note B Principal Balance.

                  "Controlling Class Representative" shall have the meaning given such term in the Securitization Servicing Agreement when Note A is an asset of a Securitization and shall otherwise mean the Person appointed by the Controlling Holder pursuant to Section 18(d) of this Agreement.

                  "Controlling Holder" shall have the meaning assigned such term in Section 18(a) hereof.

                  "Defaulted Mortgage Loan Purchase Price" shall mean, with respect to Loan A, the sum of (a) the Note A Principal Balance, (b) accrued and unpaid interest thereon at the Note A Interest Rate, up to (but excluding) the Payment Date following the date on which such purchase occurs, provided payment is made in good funds by 11:00 a.m. New York local time, (c) any other amounts due under the Mortgage Loans that is allocable to Note A, (d) any unreimbursed Advances by the Note A Holder with respect to or allocable to the Mortgage Loans or Note A, and (e) any accrued and unpaid Advance Interest due on account of Advances made with respect to or allocable to the Mortgage Loans or Note A thereon and expenses allocable to the Mortgage Loans or Note A pursuant to the Servicing Agreement. In determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the related Mortgage Loan Borrower as a Prepayment Premium shall not be included. Notwithstanding the foregoing, from and after the date Note A is included as an asset in a Securitization Trust and until such time Note A ceases to be an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the term "Defaulted Mortgage Loan Purchase Price" shall have the same meaning as the term "Purchase Price" as such term is defined in the Securitization Servicing Agreement.

                                     M-2-4

                  "Depositor" shall mean that Person to serve as the depositor in connection with a Securitization.

                  "Eligibility Requirements" means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 and
(ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

                  "Event of Default" shall mean, with respect to the Mortgage Loans, an "Event of Default" as defined in the Mortgage.

                  "Interest Rate" shall mean, with respect to either Mortgage Loan, the annual rate at which interest accrues thereon.

                  "Insolvency Proceeding" shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Mortgage Loan Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Mortgage Loan Borrower or any other action concerning the adjustment of the debts of Mortgage Loan Borrower, the cessation of business by Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents.

                  "Insurance Proceeds" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Interim Master Servicer" shall have the meaning assigned such term in the recitals.

                  "Interim Servicing Agreement" shall have the meaning assigned such term in the recitals.

                  "Interim Special Servicer" shall have the meaning assigned such term in the recitals.

                  "Liquidation Proceeds" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Loan A" shall have the meaning assigned such term in the recitals.

                  "Loan B" shall have the meaning assigned such term in the recitals.

                  "Master Servicer" shall have the meaning assigned to such term in the Servicing Agreement.

                                     M-2-5

                  "Monthly Payment" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Mortgage" shall have the meaning assigned such term in the recitals.

                  "Mortgage Interest Rate" shall mean the Note A Interest Rate or the Note B Interest Rate.

                  "Mortgage Loan Borrower" shall mean the borrower or borrowers under the Mortgage Loans.

                  "Mortgage Loan Borrower Related Parties" shall have the meaning assigned such term in Section 16.

                  "Mortgage Loan Documents" shall mean Note A, Note B, the Mortgage, and all other documents now or hereafter evidencing and/or securing the Mortgage Loans.

                  "Mortgage Loan Principal Balance" at any date of determination, shall mean the sum of the Note A Principal Balance and the Note B Principal Balance.

                  "Mortgage Loans" shall have the meaning assigned such term in the recitals.

                  "Mortgage Loan Schedule" shall mean the schedule in the form attached hereto as Exhibit A, which schedule sets forth the principal terms of the Mortgage Loans.

                  "Mortgaged Property" shall have the meaning assigned such term in the recitals.

                  "Non-Controlling Holder" shall have the meaning assigned such term in Section 18(b) hereof.

                  "Note A" shall have the meaning assigned such term in the recitals.

                  "Note A Holder" shall mean the Initial Note A Holder or any subsequent holder of the Note A.

                  "Note A Interest Rate" shall mean the Note A Interest Rate set forth in the Mortgage Loan Schedule.

                  "Note A Ledger" shall mean the ledger entries made by the Servicer with respect to amounts on deposit in the Collection Account, or the subaccount thereof, with respect to Note A pursuant to the Servicing Agreement, which amounts are held on behalf of the Note A Holder.

                  "Note A Percentage Interest" shall mean, as of any date, the ratio of the Note A Principal Balance to the Mortgage Loan Principal Balance.

                  "Note A Principal Balance" shall mean, at any time of determination, the Initial Note A Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon, forgiveness of any principal, or other reductions in such amount pursuant to Sections 3, 4, or 5, as applicable.


                                     M-2-6

                  "Note B" shall have the meaning assigned such term in the recitals.

                  "Note B Holder" shall mean Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company, or any subsequent holder of Note B.

                  "Note B Holder Repurchase Notice" shall have the meaning assigned to such term in Section 8.

                  "Note B Interest Rate" shall mean the Note B Interest Rate set forth in the Mortgage Loan Schedule, as modified in connection with any modification to the Mortgage Loans.

                  "Note B Ledger" shall mean the ledger entries made by the Servicer with respect to amounts on deposit in the Collection Account, or the subaccount thereof, with respect to Note B pursuant to the Servicing Agreement, which amounts are held on behalf of the Note B Holder.

                  "Note B Percentage Interest" shall mean, as of any date, the ratio of the Note B Principal Balance to the Mortgage Loan Principal Balance.

                  "Note B Principal Balance" shall mean at any time of determination, the Initial Note B Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon, forgiveness of any principal, or other reductions in such amount pursuant to Sections 3, 4, or 5, as applicable.

                  "Payment Date" shall mean the monthly payment date set forth in the Mortgage Loan Agreement.

                  "Percentage Interest" shall mean, with respect to the Note A Holder, the Note A Percentage Interest and, with respect to the Note B Holder, the Note B Percentage Interest.

                  "Permitted Fund Manager" means any Person that on the date of determination is (i) any nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and
(iii) not subject to a Proceeding.

                  "Person" shall have the meaning assigned such term in the Servicing Agreement.

                  "Prepayment Premium" shall mean, with respect to the Mortgage Loans, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loans.

                  "Proceeding" shall mean any case, proceeding or other action, whether voluntary or involuntary, against a Person under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

                  "Purchase Price Adjustment Amount" shall have the meaning assigned such term in Section 32(b).

                                     M-2-7

                  "Qualified Institutional Lender" means one or more of the following:

                  (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;

                  (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;

                  (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

                  (iv) any entity Controlled by any of the entities described in clauses (i) or (ii) above;

                  (v) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations ("CDO") secured by or financing through an "owner trust" of, Note B (collectively, "Securitization Vehicles"), so long as the entire "controlling class" of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Institutional Lenders under clauses (i), (ii),
         (iii) or (iv) of this definition; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the "equity interest" in such Securitization Vehicle is owned by one or more entities that are Qualified Institutional Lenders under clauses (i), (ii), (iii) or (iv) of this definition; or

                  (vi) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Institutional Lenders under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (i), (ii), (iii) or (iv) of this definition.

                  "Qualified Trustee" means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

                                     M-2-8

                  "Rating Agencies" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by the Note A Holder; provided, however, that at any time during which Loan A is an asset of a Securitization, "Rating Agencies" or "Rating Agency" shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization.

                  "Realized Losses" shall have the meaning assigned such term in the Servicing Agreement.

                  "Repurchase Date" shall have the meaning assigned to such term in Section 8.

                  "Repurchase Option Notice" shall have the meaning assigned to such term in Section 8.

                  "Securitization" shall mean the transfer of Loan A to the Trustee, on behalf of certain certificateholders, in connection with the inclusion of Loan A as part of a securitization of one or more mortgage loans.

                  "Securitization Date" shall mean the effective date on which a Securitization is consummated.

                  "Securitization Servicing Agreement" shall mean a Pooling and Servicing Agreement, to be entered into in connection with the Securitization, by and among (a) such Person which serves as trustee from and after the Securitization Date, (b) each such Person who serves as master servicer from and after the Securitization Date, (c) each such Person which serves as special servicer from and after the Securitization Date, and (d) the such Person which serves as depositor from and after the Securitization Date, and any other additional Persons that may be party to such Pooling and Servicing Agreement, which is in a form consented to by the Initial Note A Holder. The Note B Holder shall have no right to consent to the form of the Securitization Servicing Agreement; provided, that such agreement shall not be modified in any manner adverse to the Note B Holder without the prior consent of the Note B Holder. Revisions to the Securitization Servicing Agreement shall be provided to counsel of the Note B Holder.

                  "Securitization Trust" shall mean the trust formed pursuant to a Securitization pursuant to which the Note A is held.

                  "Servicer" shall mean any of the Master Servicer and the Special Servicer, as the context requires, with respect to the Mortgage Loans.

                  "Servicing Agreement" shall mean, with respect to the Mortgage Loans, prior to the Securitization Date, the Interim Servicing Agreement, and, from and after the Securitization Date, the Securitization Servicing Agreement.

                  "Servicing Fee Rate" shall have the meaning assigned such term (or, alternatively, to the term "Master Servicing Fee Rate") in the Servicing Agreement.

                                     M-2-9

                  "Servicing Standard" shall have the meaning assigned such term in the Securitization Servicing Agreement.

                  "Special Servicer" shall have the meaning assigned to such term in the Servicing Agreement.

                  "Specially Service Mortgage Loan" has the meaning set forth in the Securitization Servicing Agreement.

                  "Stabilization Guaranty" shall mean that certain Stabilization Guaranty made by Kimberly-Clark Corporation, a Delaware corporation, for the benefit of Prudential Mortgage Capital Company, LLC, a Delaware limited liability company (the originator of the Loan A and Loan B) and dated February 18, 2003.

                  "Transfer" shall have the meaning assigned such term in
Section 19.

                  "Trustee" shall mean the bank or trust company as may be selected by the Depositor and approved by the Rating Agencies to act as trustee for the Securitization.

                  "Trustee Fee Rate" shall mean the Trustee Fee Rate, as defined in the Securitization Servicing Agreement.

                  "Workout" shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loans or the Mortgage Note entered into with the Mortgage Borrower in accordance with the Servicing Agreement.

                  2. Purchase of Note B. On the Closing Date, the Note B Holder shall be deemed the owner of Note B. The Note B Holder acknowledges that the Note A Holder intends to include Loan A in a Securitization.

                  3. Subordination of Note B; Payments Prior to an Event of Default. Note B and the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to Note A and the right of the Note A Holder to receive payments of interest, principal and other amounts with respect to Note A. If no monetary Event of Default or any non-monetary Event of Default such that it would cause the Mortgage Loans to be Specially Serviced Mortgage Loans, exists and is continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loans (including amounts received by any Servicer pursuant to the Servicing Agreement but excluding any amounts for required reserves or escrows required by the Mortgage Loan Documents) whether received in the form of monthly payments, the Balloon Payment, prepayments in whole or in part, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the terms of the Mortgage Loan Documents, and amounts collected on the Mortgage Loans that are then due and payable to any Servicer or the Trustee, including without limitation reimbursement of Advances and Advance Interest incurred in connection with the Mortgage


                                     M-2-10

Loans) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Servicing Agreement):

                  (a) first, to: the Note A Holder in an amount equal to any Advance in connection with the Mortgage Loans, and accrued and unpaid interest on any Advance or indemnification or any other cost or expense related to the Note A, including without limitation any Additional Trust Fund Expenses incurred pursuant to the Servicing Agreement, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (b) second, pro rata, to: (A) the Note A Holder in an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Interest Rate, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein, and (B) the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Interest Rate (and payable under the Applicable Servicing Agreement) minus the applicable Servicing Fee Rate (the "Note B Net Interest Rate"), exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (c) third: (A) to the Note A Holder, the scheduled principal payments received, if any, with respect to Loan A, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein, and (B) the Note B Holder, the scheduled principal payments received (and payable under the Applicable Servicing Agreement), if any, with respect to Loan B, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (d) fourth, pro rata, to: (A) the Note A Holder in an amount equal to the Note A Percentage Interest of any unscheduled principal payments, and (B) the Note B Holder in an amount equal to the Note B Percentage Interest of any unscheduled principal payments;

                  (e) fifth, pro rata, to: (A) the Note A Holder in an amount equal to the Note A Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower, and (B) the Note B Holder in an amount equal to the Note B Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower; and

                  (f) sixth, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses
(a)-(e), such amount shall be paid as follows: (A) first, to the Note A Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, (B) second, to the Note B Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, and (C) finally, any remaining amounts to the Note A Holder and Note B Holder in accordance with their respective initial Percentage Interests.

                                     M-2-11

                  The right of the Note B Holder to receive payments under the Stabilization Guaranty shall at all times be junior, subject and subordinate to the right of the Note A Holder to receive payments under the Stabilization Guaranty. Payments received under the Stabilization Guaranty shall be applied in the order of priority established under Section 4.

                  4. Payments Following an Event of Default or Under the Stabilization Guaranty. Payments of interest and principal shall be made in accordance with Section 3 hereof and the terms of the Servicing Agreement; provided that, if a monetary Event of Default or any non-monetary Event of Default such that it would cause the Mortgage Loans to be Specially Serviced Mortgage Loans, exists and is continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loans or the related Mortgaged Property or amounts realized as proceeds thereof (including amounts received by any Servicer pursuant to the Servicing Agreement but excluding any amounts for required reserves or escrows required by the Mortgage Loan Documents), whether received in the form of monthly payments, the Balloon Payment, prepayments in whole or in part, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the terms of the Mortgage Loan Documents, and (ii) amounts collected on the Mortgage Loans that are then due and payable to any Servicer or the Trustee, including without limitation reimbursement of Advances and Advance Interest incurred in connection with the Mortgage Loans) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Servicing Agreement):

                  (a) first, to the Note A Holder in an amount equal to any Advance in connection with the Mortgage Loans, and accrued and unpaid interest on any Advance or indemnification or any other cost or expense related to the Note A, including without limitation any Additional Trust Fund Expenses, made pursuant to the Servicing Agreement, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (b) second, to the Note A Holder in an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Interest Rate, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (c) third, to the Note A Holder in an amount equal to the Note A Principal Balance, until such amount has been paid in full;

                  (d) fourth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Net Interest Rate, exclusive of any portion thereof that had been covered by an Advance that was previously reimbursed out of collections on or with respect to the Mortgage Loans as contemplated herein;

                  (e) fifth, to the Note B Holder in an amount equal to the Note B Principal Balance, until such amount has been paid in full;

                                     M-2-12

                  (f) sixth, any default interest at the default interest rate in excess of the interest paid in accordance with clauses (b) and (d) above on
(i) first, Note A, in an amount equal to that portion of any such default interest actually paid by the Mortgage Loan Borrower that accrued with respect to Loan A and (ii) then Note B, in an amount equal to that portion of any such default interest actually paid by the Mortgage Loan Borrower that accrued with respect to Loan B;

                  (g) seventh, to the Note A Holder in an amount equal to the Note A Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower;

                  (h) eighth, to the Note B Holder in an amount equal to the Note B Percentage Interest of any Prepayment Premium, to the extent actually paid by the Mortgage Loan Borrower;

                  (i) ninth, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses
(a)-(h), such amount shall be paid as follows: (A) first, to the Note A Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, (B) second, to the Note B Holder up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the Mortgage Loans pursuant to this Agreement or the Servicing Agreement, and (C) finally, any remaining amounts to the Note A Holder and Note B Holder in accordance with their respective initial Percentage Interests.

                  Notwithstanding the foregoing, any payments received under the Stabilization Guaranty shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Servicing Agreement):

                  (1) first, to the Note A Holder, until all amounts due and payable under the Note A have been paid;

                  (2) second, to the Note A Holder, until all other amounts due and payable to Note A Holder under the Mortgage Loan Documents are paid; and

                  (3)      third, to the Note B Holder.

                  5. Administration of the Loan.

                  (a) From and after the date hereof, administration of the Mortgage Loan shall be governed by this Agreement and (x) prior to a Securitization, the Interim Servicing Agreement and (y) after a Securitization, the Securitization Servicing Agreement, in each case the terms of which are hereby incorporated by reference into this Agreement in their entirety to the same extent and with the same force as if fully set forth herein, and each party hereby agrees to be bound thereby. The Note A Holder shall have the right to appoint any sub-servicer with respect to the Mortgage Loans in accordance with the terms of, and subject to the limitations set forth in, any Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein (including all of this Section 5 and Section 17(a)), until a Securitization of Note


                                     M-2-13

A and the execution and delivery of a Securitization Servicing Agreement in connection therewith, or if Note A ceases to be an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the administration and servicing of the Mortgage Loans shall be performed in accordance with the provisions of the Interim Servicing Agreement and this Agreement, and the Note A Holder and the Note B Holder each hereby agree to be bound by the terms of the Interim Servicing Agreement, as modified hereby. At any time that the Mortgage Loans are no longer subject to the Interim Servicing Agreement, unless a Securitization Servicing Agreement is in place and Note A is an asset of the trust fund created thereunder, the Note A Holder shall cause the Mortgage Loans to be serviced pursuant to a servicing agreement that is identical to the Interim Servicing Agreement with Prudential Assets Resources, Inc., as the Servicer (other than as necessary to reflect changes as are not materially adverse to the Note B Holder), as modified hereby, and all references herein to the "Interim Servicing Agreement" shall mean such subsequent servicing agreement; provided, however, that until a replacement servicing agreement has been entered into, (i) the Note A Holder shall cause the Mortgage Loans to be serviced pursuant to the terms of the Interim Servicing Agreement as if such agreement were still in full force and effect with respect to the Mortgage Loans and (ii) the actual servicing of the Mortgage Loans may be performed by any entity appointed by the Note A Holder and does not have to be performed by the service providers set forth in the Interim Servicing Agreement. Any such entity servicing the Mortgage Loans pursuant to the preceding clause (ii) must perform such servicing in accordance with the Servicing Standard and the provisions of the Interim Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein (including all of this Section 5 and Section 17(a)), in accordance with the applicable Servicing Agreement, the Note A Holder shall cause the Servicers to service and administer the Mortgage Loans in accordance with Servicing Standard as set forth in such Servicing Agreement, taking into account the interests of the Note A Holder and the Note B Holder (so long as such Note B Holder is not an Affiliate of the Mortgage Loan Borrower), with a view to maximizing the realization for both such Holders as a collective whole (it being understood that the interest of the Note B Holder is a junior interest, subject to the terms and conditions of this Agreement), and any Note A Holder and Note B Holder who is not an Affiliate of the Mortgage Loan Borrower shall be deemed a third party beneficiary of such provisions of the Interim Servicing Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of Sections 5(a) and 18 of this Agreement and the terms and conditions of the Servicing Agreement, if the Note A Holder in connection with a Workout or proposed Workout of the Mortgage Loans, modifies the terms thereof such that (i) the Mortgage Loan Balance is decreased,
(ii) the Interest Rate or scheduled amortization payments on Note A or Note B are reduced, (iii) payments of interest or principal on Note A or Note B are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of the Mortgage Loans, all payments to the Note A Holder pursuant to Sections 3 and 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Note A remaining the same as they are on the date hereof, and the Note B Holder shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loans and Note A and Note B attributable to such Workout (up to the amount otherwise due on the Note B). As set forth in this Section 5(b), the Note A Holder may make any amendments to Sections 3 and 4 hereof in order to reflect the effect of such changes in the Mortgage Loans. Subject to the Servicing Agreement, in the case of any modification or amendment described above, the Note A


                                     M-2-14

Holder will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the Note B's subordination to the Note A with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A Percentage Interest and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A Interest Rate and the Note B Interest Rate in order to reflect a reduction in the Interest Rate of the Mortgage Loans.

                  (c) All rights and obligations of the Note A Holder described hereunder may be exercised by the Master Servicer, the Special Servicer or the Trustee on behalf of the Note A Holder.

                  (d) Pursuant to the Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the servicer of the Mortgage Loans and the Special Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the special servicer of the Mortgage Loans, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loans on behalf of the Note A Holder and the Note B Holder.

                  6. Payment Procedure. The Note A Holder and Note B Holder each hereby directs the Servicer, in accordance with the priorities set forth in
Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, to deposit to the appropriate Collection Account (a) all payments received with respect to and allocable to Note A and (b) all payments received with respect to and allocable to Note B. The Servicer shall deposit such amounts in the Collection Account and credit such amounts to the Note A Ledger or the Note B Ledger, as applicable, on the Business Day following the date such payment was received by the Servicer from the Mortgage Loan Borrower. If any Servicer holding or having distributed any amount received or collected in respect of Note A or Note B determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Note A or Note B must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Note A Holder, the Note B Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Note B Holder or the Note A Holder, as applicable, and the Note B Holder or the Note A Holder, as applicable, will promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to the Note B Holder or the Note A Holder, as applicable, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Mortgage Loan Borrower, the Note A Holder, the Note B Holder, Servicer, Special Servicer or such other person or entity with respect thereto. The Note A Holder and the Note B Holder each agree that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loans in excess of its distributable share thereof, it will promptly remit such excess to the Servicer. The Servicer shall have the right to offset any amounts due hereunder from the Note A Holder or the Note B Holder with respect to the Mortgage Loans against any future payments due to the Note A Holder or the Note B Holder, as applicable, under the Mortgage Loans, provided, that the Note A Holder's and the Note B Holder's obligations under this Section 6 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of the Note A Holder against the Note B Holder or the


                                     M-2-15
obligations of the Note B Holder against the Note A Holder. The Note A Holder's and the Note B Holder's obligations under this Section 6 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third party beneficiary of these provisions.

                  7. Limitation on Liability. Subject to Section 18(c), the Note A Holder shall have no liability to the Note B Holder with respect to Note B except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note A Holder. The Note A Holder shall have no fiduciary responsibilities to the Note B Holder. Subject to Section 18(c), the Note B Holder shall have no liability to the Note A Holder with respect to Note A except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note B Holder. The Note B Holder shall have no fiduciary responsibilities to the Note A Holder.

                  8. Purchase of Note A By Note B Holder. In the event that (a) while Loan A is in a Securitization Trust, at any time prior to the maturity date, Loan A at any time becomes 90 days delinquent with respect to any Monthly Payment due thereunder; or (b) (i) at any time that Loan A is not in a Securitization Trust or (ii) if Loan A is in a Securitization Trust, from and after the maturity date, (1) an Event of Default has occurred and is continuing under the Mortgage Loans, and (2) the Mortgage Loans become Specially Serviced Mortgage Loans but prior to foreclosure of the Mortgage Loans, or (c) upon a termination of the Securitization Trust, then upon notice from the Note A Holder (a "Repurchase Option Notice") of such occurrence (which notice the Note A Holder shall direct the Servicer to give to the Note B Holder promptly following the Servicer's gaining actual knowledge of the occurrence of such event), for as long as the Note A Holder has not committed itself to a sale of Note A (or the related Mortgaged Property), the Note B Holder shall have the right, by written notice to the Note A Holder (a "Note B Holder Repurchase Notice"), given within 18 months from receipt by the Note B Holder of the Repurchase Option Notice, provided in the case of clauses (a) and (b) above that an Event of Default has continued in respect of Loan A, to purchase Note A at the Defaulted Mortgage Loan Purchase Price and, upon the delivery of written notice thereof to the Note A Holder, the Note A Holder shall sell (and the Note B Holder shall purchase) Note A, at the Defaulted Mortgage Loan Purchase Price, on a date (the "Repurchase Date") not less than five (5) Business Days nor more than thirty
(30) Business Days after the date of the Note B Holder Repurchase Notice, as shall be established by the Note A Holder, unless the Note A Holder and the Note B Holder otherwise agree to extend such time frame. The Note B Holder Repurchase Option Notice shall include an initial calculation of the Defaulted Mortgage Loan Purchase Price (the "Initial Calculation"), based upon an acquisition by the Note B Holder to be completed within 10 days after such Note B Holder Repurchase Option Notice being sent. The Initial Calculation is not binding upon the Note A Holder or the Note B Holder and shall be subject to the final calculation of the Defaulted Mortgage Loan Purchase Price. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Servicer three (3) Business Days prior to the Repurchase Date and shall, absent manifest error, be binding upon the Note A Holder and the Note B Holder.

                  Notwithstanding anything to the contrary contained herein, during any period during which Note A is subject to purchase by the Note B Holder pursuant to this Section 8, the Mortgage Loan shall continue to be serviced and specially serviced (including commencement


                                     M-2-16
and prosecution of any foreclosure proceedings), if appropriate, in accordance with the Servicing Standard and the terms of the Servicing Agreement.

                  9. Additional Understanding. For as long as the Mortgage Loans remain outstanding:

                  (a) Books and Records. Upon any inspection of the Mortgaged Property or books or records of the Mortgage Loan Borrower by the Note A Holder (or any Servicer acting on its behalf) pursuant to the terms of the Mortgage Loan Documents, the Note A Holder (or any Servicer acting on its behalf) shall, upon written request of the Note Holder, encourage the Mortgage Loan Borrower to reasonably cooperate to provide the Note B Holder access for its own inspection of such Mortgaged Property or such books or records, and the Note A Holder (or any Servicer acting on its behalf) shall, subject to the terms of the Mortgage Loan Documents, at the request of Note B Holder, discuss the business, financial and other condition of the Mortgage Loan Borrower with officers of the Mortgage Loan Borrower and the accountants and other representatives of the Mortgage Loan Borrower (to the extent such Persons are willing to so discuss), all costs incurred by the Note A Holder (or any Servicer acting on its behalf) to be paid for by the Note B Holder. In no event shall the Note A Holder (or any Servicer acting on its behalf) be obligated to provide to the Note B Holder any information that the Note A Holder (or any Servicer acting on its behalf) concludes in its sole but good faith determination is confidential or which the Note A Holder (or any Servicer acting on its behalf) believes to be of a proprietary or sensitive nature.

                  (b) Financial Statements Etc. Upon written request of the Note B Holder to the Note A Holder (or any Servicer acting on its behalf), the Note A Holder (or any Servicer acting on its behalf) shall, at the sole cost of the Note Holder, provide the Note B Holder with copies of each financial statement delivered to the Note A Holder (or any Servicer acting on its behalf) pursuant to the terms of the Mortgage Loan Documents. Subject to the terms of the Mortgage Loan Documents, upon the reasonable request of Note B Holder, the Note A Holder (or any Servicer acting on its behalf) shall also deliver to the Note B Holder copies of any other documents relating to the Mortgage Loan, including, without limitation, property inspection reports and loan servicing statements, all at the sole cost of the Note B Holder. In no event shall the Note A Holder (or any Servicer acting on its behalf) be obligated to provide to the Note B Holder any information that the Note A Holder (or any Servicer acting on its behalf) concludes in its sole but good faith determination is confidential or which the Note A Holder (or any Servicer acting on its behalf) believes to be of a proprietary or sensitive nature.

                  (c) Copies. Any copies to be furnished by a Servicer under this Agreement may be furnished by hard copy or electronic means.

                  10. Representations of the Note B Holder. The Note B Holder represents and warrants, and it is specifically understood and agreed, that:

                  (a) subject to Section 18(c), Note A Holder shall have no liability or responsibility to the Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note A Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement;

                                     M-2-17

                  (b) the execution, delivery and performance of this Agreement is within the Note B Holder's corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note B Holder's charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms;

                  (c) it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business;

                  (d) this Agreement has been duly executed and delivered by the Note B Holder;

                  (e) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note B Holder have been obtained or made; and

                  (f) there is no pending action, suit, proceeding, arbitration or governmental investigation against the Note B Holder, an adverse outcome of which materially affects its performance under this Agreement.

                  The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan interest or participant the right to initiate any loan enforcement or foreclosure proceedings.

                  11. Representations of the Note A Holder. The Note A Holder repre-sents and warrants, and it is specifically understood and agreed, that:

                  (a) subject to Section 18(c), Note B Holder shall have no liability or responsibility to the Note A Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note B Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement;

                  (b) the execution, delivery and performance of this Agree-ment is within Note A Holder's corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note A Holder's charter or any law or contractual restriction binding upon the Note A Holder, and that this Agreement is the legal, valid and binding obligation of the Note A Holder enforceable against the Note A Holder in accordance with its terms;

                  (c) it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its business;

                  (d) this Agreement has been duly executed and delivered by the Note A Holder;

                                     M-2-18

                  (e) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note A Holder has been obtained or made;

                  (f) there is no pending action, suit, proceeding, arbitration or governmental investigation against the Note A Holder, an adverse outcome of which materially affects performance under this Agreement.

                  12. Independent Analysis of the Note B Holder. The Note B Holder by its acquisition of Note B shall be deemed to (a) represent that it has, independently and without reliance upon the Note A Holder and based on such documents and information as the Note B Holder has deemed appropriate, made the Note B Holder's own credit analysis and decision to purchase Note B and (b) acknowledge that the Note A Holder has made no representations or warranties with respect to the Mortgage Loans, and that the Note A Holder shall have no responsibility for (i) the collectability of the Mortgage Loans, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Initial Note A Holder in connection with the origination of the Mortgage Loans, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with Note B from the failure or refusal of the Mortgage Loan Borrower to pay interest, principal or other amounts due under the Mortgage Loans, defaults by the Mortgage Loan Borrower under the Mortgage Loan Documents or the unenforceability of any of the Mortgage Loan Documents for reasons other than gross negligence, willful misconduct or breach of this Agreement by the Note A Holder or negligence, willful misconduct or bad faith by any Servicer.

                  13. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note A Holder and the Note B Holder as a partnership, association, joint venture or other entity. The Note A Holder shall have no obligation whatsoever to offer to the Note B Holder the opportunity to purchase notes or participation interests relating to any future loans originated by the Note A Holder or its affiliates, and if the Note A Holder chooses to offer to the Note B Holder the opportunity to purchase notes or any participation interests in any future mortgage loans originated by the Note A Holder or its affiliates, such offer shall be at such purchase price and interest rate as the Note A Holder chooses, in its sole and absolute discretion. The Note B Holder shall have no obligation whatsoever to purchase from the Note A Holder any notes or participation interests in any future loans originated by the Note A Holder or its affiliates.

                  14. Not a Security. Neither Note A nor Note B shall be deemed to be securities within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

                  15. Exercise of Remedies by the Note A Holder. Notwithstanding anything to the contrary contained herein (including the provisions of Section
5), the Servicing Agreement shall provide that the Servicer shall service and administer the Mortgage Loans on behalf of the Note A Holder and the Note B Holder in accordance with the Servicing Standard and any Note B


                                     M-2-19

Holder who is not the Mortgage Loan Borrower or an Affiliate thereof shall be deemed a third party beneficiary of such provisions of the Servicing Agreement.

                  16. Other Business Activities of Note A Holder. The Note B Holder acknowledges that the Note A Holder and its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with any Affiliate of the Mortgage Loan Borrower ("Mortgage Loan Borrower Related Parties"), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. The Note A Holder shall not assign Note A to the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Parties.

                  17. Exercise of Remedies by the Servicer.

                  (a) Subject to Section 18 of this Agreement, and except as otherwise provided in this Agreement or the applicable Servicing Agreement, the Servicer, on behalf of the Note A Holder and the Note B Holder (as a collective whole), shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loans, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Mortgage Loan Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and
(iv) to take legal action to enforce or protect the Holders' interests with respect to the Mortgage Loans or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loans or institute any foreclosure action, and the Note B Holder shall have no voting, consent or other rights whatsoever with respect to the Servicer's administration of, or exercise of its rights and remedies with respect to, the Mortgage Loans on behalf of the Note A Holder; provided, however, that any such action taken by the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) pursuant to this Section 17 shall be consistent with the terms of the applicable Servicing Agreement. Subject to the terms and conditions of the applicable Servicing Agreement and subject to Section 18 of this Agreement, so long as Note A is an asset of a Securitization, the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) shall have the sole and exclusive authority to make servicing advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement (including without limitation the provisions of Section 18), the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer on behalf of Note A Holder, the rights, if any, that the Note B Holder has to, (i) call or cause the Note A Holder or such Servicer to call an Event of Default under the Mortgage Loans, (ii) exercise any remedies with respect to the Mortgage Loans or the Mortgage Loan Borrower, including, without limitation, filing or causing the Note A Holder or such Servicer to file any bankruptcy petition against the Mortgage Loan Borrower, (iii) vote any claims with respect to the Mortgage Loan in any bankruptcy, insolvency or similar type of proceeding of the Mortgage Loan Borrower or (iv) so long as Note A is an asset of a Securitization, make servicing advances with respect to the Mortgage Loans. The Note B Holder shall, from time to time, execute such documents as the Note A Holder or any Servicer shall reasonably require to evidence such assignment with respect to the rights described in


                                     M-2-20
clause (iii) of the preceding sentence. Subject to Section 18 of this Agreement, the Note B Holder acknowledges that the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) may in its sole discretion exercise, or omit to exercise, any rights that the Servicer on behalf of the Note A Holder may have under this Agreement or the applicable Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that the Servicer on behalf of Note A Holder shall have no liability whatsoever to the Note B Holder in connection with the exercise of rights by the Note A Holder or any omission by the Note A Holder to exercise such rights. Subject to the terms of this Agreement, the Servicer on behalf of Note A Holder shall not have any fiduciary duty to the Note B Holder in connection with the administration of the Mortgage Loans. The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan participant the right to initiate any loan enforcement or foreclosure proceedings. The foregoing provisions of this Section 17(a) shall not limit the right of the Note B Holder or an Affiliate thereof to be a Servicer or to exercise its rights as Controlling Holder under this Agreement or Controlling Class Representative under any applicable Servicing Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, the exercise by the Servicer on behalf of Note A Holder of its rights under this
Section 17 shall be subject in all respects to any section of any Securitization Servicing Agreement governing REMIC administration, and in no event shall the Servicer on behalf of Note A Holder be permitted to take any action or refrain from taking any action which would violate the laws of any applicable jurisdiction, breach the Mortgage Loan Documents, be inconsistent with the Servicing Standard or violate any other provisions of the applicable Servicing Agreement, not be in the best economic interest of the Note A Holder and the Note B Holder (as a collective whole, i.e., as if a single Person held both Mortgage Loans), expand the scope of the Servicer's responsibilities under the Servicing Agreement, cause adverse tax consequences for the Note A Holder, or cause the arrangement evidenced hereby not to be treated as a "grantor trust" for Federal income tax purposes. The Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) shall exercise such rights and powers described in this Section 17 on the understanding that the Servicer on behalf of the Note A Holder and the Note B Holder (as a collective whole) shall administer the Mortgage Loans as is consistent with the applicable Servicing Agreement and this Agreement, provided that the Note A Holder and any Servicer acting on its behalf shall not be liable to the Note B Holder with respect to anything the Note A Holder or such Servicer may do or omit to do in relation to the Mortgage Loans, other than as set forth in Section 7 hereof, provided that such action or failure to act is consistent with the applicable Servicing Agreement and this Agreement. Without limiting the generality of the foregoing, the Note A Holder and any Servicer acting on its behalf may rely on the advice of legal counsel, accountants and other experts (including those retained by the Mortgage Loan Borrower) and upon any written communication or telephone conversation which the Note A Holder or such Servicer believes to be genuine and correct or to have been signed, sent or made by the proper person or entity.

                  18. Certain Powers of the Controlling Holder.

                                     M-2-21

                  (a) Subject to Section 4 and Section 18(c) of this Agreement, the Controlling Holder (as defined herein) or a representative appointed by the Controlling Holder pursuant to Section 18(d) will be entitled to advise the Note A Holder or the Servicer, as applicable, with respect to the following actions; and further, subject to Section 4 and Section 18(c), neither the Note A Holder nor the Servicer will be permitted to take any of the following actions unless and until it has notified the Controlling Holder in writing by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR SECTION 18 ACTION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED SECTION 18 ACTION WITHIN FIVE (5) BUSINESS DAYS, THE NOTE A HOLDER OR THE SPECIAL SERVICER, AS THE CASE MAY BE, MAY DELIVER A DEEMED APPROVAL NOTICE", and (b) if the Controlling Holder fails to either approve or reject said Section 18 Action within such five
(5) business day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Note A Holder or the Special Servicer, as the case may be, delivers the Section 18 Action request to the Controlling Holder accompanied by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR SECTION 18 ACTION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED SECTION 18 ACTION WITHIN FIVE (5) BUSINESS DAYS, SUCH SECTION 18 ACTION WILL BE DEEMED APPROVED BY THE CONTROLLING HOLDER", then, if the Controlling Holder fails to approve or reject the Section 18 Action within such five (5) business day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Controlling Holder's approval will be deemed to have been given to:

                  (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property and the other collateral securing the Mortgage Loans if they come into and continue in default or other enforcement action under the Mortgage Loan Documents (including, without limitation, under the Stabilization Guaranty);

                  (ii) any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Mortgage Loans;

                  (iii) any proposed successor property manager with respect to, or any material alteration of, the Mortgaged Property;

                  (iv) any waiver of the requirements under the Mortgage Loans with respect to property insurers or the manner in which payments or other collections on the Mortgage Loans are held and/or invested;

                  (v) any proposed sale of the Mortgaged Property or transfer of an interest in the Mortgage Loan Borrower or the related Mortgaged Property;

                  (vi) any acceptance of a discounted payoff of the Mortgage Loans;

                                     M-2-22

                  (vii) any determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

                  (viii) any material release of collateral for the Mortgage Loans (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loans) or any release of the Mortgage Loan Borrower or any guarantor;

                  (ix) any acceptance of substitute or additional collateral for the Mortgage Loans (other than in accordance with the terms of the Mortgage Loans);

                  (x) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                  (xi) any acceptance of an assumption agreement releasing the Mortgage Loan Borrower from liability under the Mortgage Loans; and

                  (xii) the approval of any replacement Special Servicer or sub-servicer for the Mortgage Loans (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Securitization Servicing Agreement);

provided that, in the event that the Note A Holder or the Special Servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Note A Holder and the Note B Holder (as a collective whole), the Note A Holder or Special Servicer may take any such action without waiting for the Controlling Holder's response; and provided, further, that, upon the request of the Non-Controlling Holder during the 10-business day period referred to above, as each such Holder is identified to the Note A Holder and the Servicers, each of the Controlling Holder, the Note A Holder and the Servicers shall consult with the Non-Controlling Holder regarding its views as to the proposed action (but may, in their sole discretion, reject any advice or direction from the Non-Controlling Holder).

                  Upon reasonable request, the Note A Holder shall provide, or cause the Special Servicer to provide, the Controlling Holder with any information in the possession of the Note A Holder or the Special Servicer with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

                  The Note A Holder or the applicable Servicer shall notify the Holders of any release or substitution of collateral for the Mortgage Loans even if such release or substitution is in accordance with the Mortgage Loans.

                  Appraisal Reduction Amounts shall be allocated to reduce the Note B Principal Balance and the Note A Principal Balance, in that order, up to the outstanding amount thereof, for purposes of determining the identity of the Controlling Holder. The Special Servicer shall give written notice to the Controlling Holder of any Appraisal Reduction Amount calculated with respect to the Mortgage Loans and any allocation thereof to reduce the Principal Balance of such Holder.

                  The term "Controlling Holder" shall mean as of any date of determination, (i) the Note B Holder, unless a Control Appraisal Event has occurred and is continuing or the Note B


                                     M-2-23

Holder is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or (ii) if a Control Appraisal Event has occurred and is continuing or the Note B Holder is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Note A Holder. As of the Closing Date, the Controlling Holder will be the Note B Holder; provided, that if a Control Appraisal Event occurs, and Loan A subsequently ceases to be specially serviced (or, if Loan A is part of a Securitization Trust and subsequently ceases to be a "Required Appraisal Loan" within the meaning of the Securitization Servicing Agreement), then the outstanding Note B Principal Balance shall be restored to the extent of reductions in Appraisal Reduction Amounts indicated by a subsequent Appraisal. The term "Non-Controlling Holder" shall mean each Holder other than the Controlling Holder. The Controlling Holder shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Holder. Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Controlling Holder and such other parties as are specified in the Servicing Agreement. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Controlling Holder and such other parties as are specified in the Servicing Agreement the then applicable Appraisal Reduction Amount, if any, with respect to the Mortgage Loans (calculated as if it was a single Mortgage Loan).

                  (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Holder, as contemplated by Section 18(a), may (and the Note A Holder and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Note A Holder or the Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Note A Holder or the Special Servicer to violate any provision of this Agreement, or the applicable Servicing Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, act in a manner that is not in the best economic interests of the Note A Holder and the Note B Holder (as a collective whole, i.e., as if a single Person held both Mortgage Loans), violate any other provisions of the applicable Servicing Agreement, expand the scope of the Servicer's responsibilities under the Servicing Agreement, cause adverse tax consequences for the Note A Holder, or cause the arrangement evidenced hereby not to be treated as a "grantor trust" for Federal income tax purposes.

                  (c) The Controlling Holder will have no liability to the other party for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment, even if same is adverse to the interest of the other party; provided, however, that the Controlling Holder will not be protected against any liability which would otherwise be imposed for losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Controlling Holder in the performance of duties or by reason of grossly negligent disregard of obligations or duties.

                  (d) Subject to the terms of the applicable Servicing Agreement, the Controlling Holder may designate, in writing, a Controlling Class Representative or other representative to exercise its rights and powers under this Section 18 or otherwise under this Agreement (copies of such writing to be delivered to each of the other parties hereto). Such designation shall remain in effect until it is revoked by the Controlling Holder by a writing delivered to each of the other parties hereto.

                                     M-2-24

                  (e) Subject to the terms of the applicable Servicing Agreement, the Non-Controlling Holders shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Holder. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  (f) Subject to the terms of the applicable Servicing Agreement, if the Mortgage Loan Borrower shall default with respect to any of its obligations under the Mortgage Loan Documents, the Controlling Holder shall have the right to cure such default, within a period of time which is 5 days more than the applicable cure period given to the Mortgage Loan Borrower under the Mortgage Loan Documents, at its own expense and any amounts advanced on behalf of the Mortgage Loan Borrower in connection with the exercise of such cure rights shall be reimbursable pursuant to Section 4. The Controlling Holder shall no longer have this right to cure such default after the Mortgage Loan Borrower shall have three (3) monetary defaults in succession or ten (10) monetary defaults during the term of the Mortgage Loans.

                  (g) If Note A is not an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the Controlling Holder may at any time and from time to time replace any existing Special Servicer with respect to the Mortgage Loan with any other person that constitutes a qualified servicing institution capable of making representations, warranties, and covenants set forth in such Servicing Agreement. The Controlling Holder shall so designate a person to serve as replacement Special Servicer by delivering to the other Holders, the Master Servicer and the existing Special Servicer a written notice stating such designation and by satisfying the other conditions required under the Servicing Agreement; provided, that the Note A Holder (if it is not the Controlling Holder) shall have the right to approve such replacement Special Servicer if such replacement Special Servicer is not on S&P's list of approved Special Servicers. The Controlling Holder shall promptly pay any expenses incurred by the Note A Holder in connection with such replacement. The Controlling Holder shall notify the other parties hereto of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 18. If the Controlling Holder has not appointed a Special Servicer with respect to the Mortgage Loans, then the Special Servicer designated in the Servicing Agreement shall be the Special Servicer.

                  (h) Upon determining that a Servicing Transfer Event has occurred with respect to the Mortgage Loans, the Servicer shall promptly notify each Holder of the Mortgage Loans (and the Note A Holder shall direct the Servicer in the Servicing Agreement to deliver such notice).

                  19. Sale of the Note B. The initial Note B Holder (and any subsequent Note B Holder) agrees that it will not sell, assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber or otherwise dispose of all or any portion of the Note B (a "Transfer") without the Note A Holder's prior written consent, which consent shall not be unreason-ably withheld, conditioned or delayed, provided that, (a) the Note B Holder shall have the right to Transfer the Note B, or any portion thereof, to a Qualified Institutional Lender, without obtaining the Note A Holder's prior written consent, provided, that prior to the transfer the Note A Holder is provided with
(i) a representation from the transferee in the Assignment and Assumption Agreement certifying that such transferee is a Qualified Institutional Lender and (ii) a copy of


                                     M-2-25
the Assignment and Assumption Agreement referred to in the next sentence below and (b) if the Note B Holder wants to Transfer the Note B, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain consent of the Note A Holder, which, for as long as the Note A is held in a Securitization Trust, will be conditioned upon receipt by the Note A Holder of a confirmation in writing from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the certificates issued pursuant to the related Securitization. Notwithstanding the foregoing, both prior to and from and after the Securitization Date, (a) without the Note A Holder's prior consent, which will be given in the Note A Holder's sole discretion, the Note B Holder shall not Transfer all or any portion of the Note B to the Mortgage Loan Borrower or an Affiliate thereof, and any such Transfer shall be void ab initio and (b) in connection with any Transfer of the Note B, a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the Note B Holder hereunder with respect to Note B, from and after the date of such assignment. The Note B Holder agrees it will pay the expenses of the Note A Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the written confirmation from the Rating Agencies in connection with such Transfer.

                  20. Intentionally Omitted.

                  21. No Pledge or Loan. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loans by the Note A Holder to the Note B Holder, or a loan from the Note B Holder to the Note A Holder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall have no interest in any property taken as security for the Mortgage Loans, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be applied in reduction of the Mortgage Loan Principal Balance, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement.

                  22. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  23. Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto (other than as set forth in Section 5(b) hereof). Additionally, for so long as Note A is contained in a Securitization Trust, the Note A Holder and the Note B Holder shall not amend or modify this Agreement without first receiving written confirmation from each Rating Agency that such amendment or modification, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates.

                  24. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and


                                     M-2-26
assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto, except that each Servicer shall be a third party beneficiary with respect to Sections 2, 3, 4, 6 and 19. The Note A Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Note A Holder hereunder, including, without limitation, the right to make further assignments and grant additional participations. Subject to Section 19, the Note B Holder may at any time or from time to time grant to others assignments of or participations in Note B or assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Note B Holder hereunder.

                  25. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

                  26. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

                  27. Notices. All notices required hereunder shall be given by
(i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

                  28. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  29. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

                  30. Bankruptcy. The Note B Holder hereby covenants and agrees that only the Note A Holder, and not the Note B Holder, has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. The Note B Holder further agrees that only the Note A Holder, and not the Note B Holder, can make any election, give any consent, commence any action or


                                     M-2-27
file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note B Holder hereby appoints the Note A Holder as its agent, and grants to the Note A Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Note B Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loans, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loans. The Note B Holder hereby agrees that, upon the request of the Note A Holder, the Note B Holder shall execute, acknowledge and deliver to the Note A Holder all and every such further deeds, conveyances and instruments as the Note A Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant.

                  31. Interim Servicing; Rights of Note B Holder. The Note A Holder and the Note B Holder agree that until a Securitization and the execution and delivery of a Securitization Servicing Agreement in connection therewith, the Mortgage Loans will be serviced by Prudential Asset Resources, Inc., pursuant to the terms of the Interim Servicing Agreement, provided that in addition to the rights set forth herein and in the Interim Servicing Agreement but only so long as the Mortgage Loans are not being serviced pursuant to Securitization Servicing Agreement, the Note B Holder shall have, (i) the right to make a cure advance upon receiving notice of foreclosure, (ii) access to the documents and records of the Servicer as they relate to the Mortgage Loan and
(iii) the right to direct the Special Servicer to enter into a modification meeting the requirements of the Interim Servicing Agreement upon an Event of Default.




                         [Signatures on following pages]






                                     M-2-28

                  IN WITNESS WHEREOF, the Initial Note A Holder and Note B Holder have caused this Agreement to be duly executed as of the day and year first above written.



                                 Prudential Mortgage Capital Funding, LLC,



                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:



                                 Prudential Mortgage Capital Funding, LLC,



                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:












                                     M-2-29

                                    EXHIBIT A
                                    ---------

                   MORTGAGE LOAN SCHEDULE - [ ] (page 1 of 2)


A.   Description of Mortgage Loans

    -------------------------------------------- ------------------------------
     Mortgage Loan Borrower:                      [   ]
    -------------------------------------------- ------------------------------
     Date of Mortgage Loans:                      [   ]
    -------------------------------------------- ------------------------------
     Initial Principal Amount of Mortgage Loans:  $[   ]
    -------------------------------------------- ------------------------------
     Principal Balance of Mortgage Loans as of    $[   ]
     [____________], 2002:
    -------------------------------------------- ------------------------------
     Location of Mortgaged Property:              [   ]
    -------------------------------------------- ------------------------------
     Current Use of Mortgaged Property:           [   ]
    -------------------------------------------- ------------------------------
     Maturity Date                                [   ]
    -------------------------------------------- ------------------------------


















                                     M-2-30

B.  Description of Notes ([  ])

    ------------------------------------- -------------------------------------
     Initial Note A Principal Balance:     $[       ]
    ------------------------------------- -------------------------------------
     Initial Note B Principal Balance:     $[       ]
    ------------------------------------- -------------------------------------
     Note A Interest Rate:                 [      ]%
    ------------------------------------- -------------------------------------
     Note B Interest Rate:                 [      ]%
    ------------------------------------- -------------------------------------



















                                     M-2-31

                                    EXHIBIT B
                                    ---------

Initial Note A Holder:
---------------------

Prudential Mortgage Capital Funding, LLC


Notice Address:
--------------

100 Mulberry Street
Gateway Center Four, 8th Floor
Newark, New Jersey 07102
Attention: Richard L. Jarocki


Note B Holder:
-------------

Prudential Mortgage Capital Funding, LLC


Notice Address:
--------------

100 Mulberry Street
Gateway Center Four, 8th Floor
Newark, New Jersey 07102
Attention: Richard L. Jarocki

















                                     M-2-32

                                    EXHIBIT N

                     FORM OF FINAL CERTIFICATION OF TRUSTEE


                                     [Date]


[PARTIES TO POOLING AND SERVICING AGREEMENT]
[POOLED MORTGAGE LOAN SELLERS]
[B-NOTE HOLDERS]
[CONTROLLING CLASS REPRESENTATIVE]

         Re: Prudential Securities Secured Financing Corporation, Commercial
             Mortgage Pass-Through Certificates, Series 2003-PWR1

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of that certain Pooling and Servicing Agreement dated as of March 1, 2003 (the "Pooling and Servicing Agreement") pursuant to which the certificates of the above-referenced series were issued, the undersigned hereby certifies that, with respect to each Original Pooled Mortgage Loan subject to the Pooling and Servicing Agreement, and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) (except with respect to the 1290 Avenue of the Americas Pooled Mortgage Loan) and (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by the undersigned or Custodian on its behalf; [(ii) the recordation/filing contemplated by Section 2.01(e) of the Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor);] (iii) all documents received by the undersigned or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by the undersigned or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and
(iv) based on the examinations referred to in Sections 2.02(a) and 2.02(b) of the Pooling and Servicing Agreement and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

         Capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT O-1

                         FORM OF BALLSTON COMMON B-NOTE
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Agreement") is made as of the __ day of ____________ _____, by and between __________________________, a ________________ corporation (the "Assignor") and __________________________, a ________________ corporation (the "Assignee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003, among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder.

         WHEREAS, pursuant to the terms and conditions of Section 3.27(b) of the Pooling and Servicing Agreement and Section 19 of the Ballston Common Co-Lender Agreement, the Assignor is entitled to transfer its interest in the Ballston Common B-Note Loan,

         WHEREAS, subject to the terms and conditions of Section 3.27(b) of the Pooling and Servicing Agreement, the parties thereto shall recognize as the Ballston Common B-Note Holder the most recent endorsee of the Ballston Common B-Note,

         WHEREAS, in satisfaction of the condition stipulated in Section 3.27(b)(ii) of the Pooling and Servicing Agreement, the Assignor and Assignee have entered into this Agreement,

         WHEREAS the Assignor desires to assign to the Assignee, as of ___________ ___, ____ (the "Effective Date"), all right, title and interest of the Assignor in, to and under the Ballston Common Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee desires to assume as of ___________, ____, all rights, duties and obligations of the Assignor under the Ballston Common Co-Lender Agreement and the Pooling and Servicing Agreement, and

         WHEREAS the Assignee accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the Ballston Common B-Note Loan.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Assignor and the Assignee agree as follows:

         1. Assignment. Effective as of the date hereof, the Assignor hereby assigns and transfers to the Assignee all right, title and interest of the Assignor in, to and under the Ballston Common Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee hereby accepts such assignment and transfer and agrees to accept, assume, perform and otherwise discharge all rights, duties and obligations, as applicable of the Assignor, under the


                                     O-1-1

Ballston Common Co-Lender Agreement and the Pooling and Servicing Agreement, in each case subject to the provisions of this Agreement and subject to all the terms, covenants, conditions and provisions of the Ballston Common Co-Lender Agreement and the Pooling and Servicing Agreement. The Assignee further accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the Ballston Common B-Note Loan.

         2 Further Assurances. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Agreement.

         3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Severability. If any term or provision of this Agreement or any application shall be invalid and unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected hereby.

         5. Successors and Assigns. This Assignment and the rights and obligations hereunder shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

                                     O-1-2

         IN WITNESS WHEREOF, each of the undersigned has caused this Assignment and Assumption Agreement to be duly executed on the ___ day of ___________ ____.



                                    ---------------------------------------,
                                    as Assignor

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    ---------------------------------------,
                                    as Assignee

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                     O-1-3

                                   EXHIBIT O-2

             FORM OF RENAISSANCE ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (this "Agreement") is made as of the __ day of ____________ _____, by and between __________________________, a ________________ corporation (the "Assignor") and __________________________, a ________________ corporation (the "Assignee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2003, among Prudential Securities Secured Financing Corporation, as Depositor, Prudential Asset Resources, Inc., as a Master Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder.

         WHEREAS, pursuant to the terms and conditions of Section 3.29(b) of the Pooling and Servicing Agreement and Section 19 of the Renaissance Co-Lender Agreement, the Assignor is entitled to transfer its interest in the Renaissance B-Note Loan,

         WHEREAS, subject to the terms and conditions of Section 3.29(b) of the Pooling and Servicing Agreement, the parties thereto shall recognize as the Renaissance B-Note Holder the most recent endorsee of the Renaissance B-Note,

         WHEREAS, in satisfaction of the condition stipulated in Section 3.29(b)(ii) of the Pooling and Servicing Agreement, the Assignor and Assignee have entered into this Agreement,

         WHEREAS the Assignor desires to assign to the Assignee, as of ___________ ___, ____ (the "Effective Date"), all right, title and interest of the Assignor in, to and under the Renaissance Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee desires to assume as of ___________, ____, all rights, duties and obligations of the Assignor under the Renaissance Co-Lender Agreement and the Pooling and Servicing Agreement, and

         WHEREAS the Assignee accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the Renaissance B-Note Loan.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Assignor and the Assignee agree as follows:

         1. Assignment. Effective as of the date hereof, the Assignor hereby assigns and transfers to the Assignee all right, title and interest of the Assignor in, to and under the Renaissance Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee hereby accepts such assignment and transfer and agrees to accept, assume, perform and otherwise discharge all rights, duties and obligations, as applicable of the Assignor, under the Renaissance Co-Lender Agreement and the Pooling and Servicing Agreement, in each case subject to the provisions of this Agreement and subject to all the terms, covenants, conditions


                                     O-2-1
and provisions of the Renaissance Co-Lender Agreement and the Pooling and Servicing Agreement. The Assignee further accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the Renaissance B-Note Loan.

         2 Further Assurances. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Agreement.

         3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Severability. If any term or provision of this Agreement or any application shall be invalid and unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected hereby.

         5. Successors and Assigns. This Assignment and the rights and obligations hereunder shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.



                                     O-2-2

         IN WITNESS WHEREOF, each of the undersigned has caused this Assignment and Assumption Agreement to be duly executed on the ___ day of ___________ ____.



                                              ---------------------------------,
                                              as Assignor

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              ---------------------------------,
                                              as Assignee

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                     O-2-3

                                  SCHEDULE I-A

                     SCHEDULE OF PMCF POOLED MORTGAGE LOANS

       SELLER                                                                                               CUT-OFF
       LOAN                                                                                     ORIGINAL      DATE
  ID   NUMBER       PROPERTY NAME               ADDRESS              CITY      STATE  ZIP CODE  BALANCE     BALANCE
  3    6104760  Ballston Common Mall    North Glebe Rd at Wilson  Arlington       VA    22201  49888643.9  49888643.9
                                        Boulevard
  6    6104826  North Ranch Mall        3815 - 3945 E. Thousand   Westlake        CA    91362    30000000    27927666
                                        Oaks Blvd. & 101 N.       Village
                                        Westlake Blvd.
  8    6104801  Renaissance Pere        817 Common Street         New Orleans     LA    70112    25000000    25000000
                Marquette Hotel
  12   6104791  Mansions at Technology  Valley View Boulevard     Rensselaer      NY    12144    19000000    19000000
                Park Phase I
  17   6104671  Pal-Med Medical Office  7150 West 20th Avenue     Hialeah         FL    33016    16325000  16290228.1
                Center
  19   6104809  North Ranch Gateway     30805 - 30895 Thousand    Westlake        CA    91362    12750000  12721195.4
                                        Oaks Boulevard            Village
  20   6104804  Twin Towers             1000 East 80th Place      Merrillville    IN    46410    11725000    11725000
  23   6104697  Overlook at Stonemill   112 Stonemill Drive       Lynchburg       VA    23502    10700000  10654180.5
  27   6104794  O'Connell Square        Various                   Various      Various Various    9000000     9000000
                Shopping Center and
                Gateway Center
 27.1  6104794a O'Connell Square        5715-5813 Egan Drive      Savage          MN    55378   7026315.8   7026315.8
                Shopping Center
 27.2  6104794b Gateway Center          7145 E Point Douglas Rd   Cottage Grove   MN    55016   1973684.2   1973684.2
  32   6104857  Sherman Center          1650-1720 Sherman         Muskegon        MI    49445     8000000  7989422.93
                                        Boulevard
  33   6104702  Holley Mason Building   157 South Howard Street   Spokane         WA    99201     7900000  7877025.89
  36   6104764  Sharon Pointe           5625 Sharon Pointe Drive  Charlotte       NC    28215     7700000  7680933.02
                Apartments
  39   6104721  Timberline Apartments   3557 Collins Ferry Road   Morgantown      WV    26505     7500000  7463590.45
  41   6104730  Arcadia Shopping Center 6740 Route 31 East        Newark          NY    14513     6750000  6730632.46
  44   6104736  Hidden Lakes            4260 Hidden Lakes Drive   Kentwood        MI    49512     6500000  6491219.76
                Apartments II
  47   6104803  Fifth Avenue Office     900 West Fifth Avenue     Anchorage       AK    99501     6200000  6186663.99
                Building
  50   6104823  Woods of Brookhollow    Various                   Various       VariousVarious    6000000  5985738.79
                and Terrace House
 50.1  6104823a Woods of Brookhollow    3253 Hillcrest Drive      San Antonio     TX    78201   4378378.4   4367971.5
 50.2  6104823b Terrace House           801 Gentleman Road        San Antonio     TX    78201   1621621.6   1617767.2
  52   6104829  Brick Kiln Office       125 East Sir Francis      Larkspur        CA    94939     5500000     5500000
                                        Drake Blvd
  53   6104802  1455 & 1515 E.          1455 & 1515 E. Tropicana  Las Vegas       NV    89119     5500000  5482236.63
                Tropicana Avenue        Avenue
  55   6104786  Flamingo Jones          6106-6154 West Flamingo   Las Vegas       NV    89103     5360000  5348545.93
                Shopping Center         Road
  58   6104127  Oakwood Apartments      8723 West Chester Pike    Upper Darby     PA    19082     4800000  4789641.54
  59   6104797  Price Chopper Plaza     N/S Route 67              Mechanicville   NY    12118     4600000   4590121.7
  61   6104783  University Heights      5563 De Zavala Road       San Antonio     TX    78249     4400000  4389246.43
                Business Park
  62   6104774  Whitney Ranch Business  1010 North Stephanie      Henderson       NV    89014     4350000  4332889.96
                Park                    Street

                     MONTHLY                                            ORIGINAL       STATED
       MONTHLY        DEBT                  INTEREST   ARD    MATURITY   TERM TO    REMAINING TERM    ORIGINAL     REMAINING
        DEBT         SERVICE     MORTGAGE   ACCRUAL    LOAN   DATE OR  MATURITY OR  TO MATURITY OR  AMORTIZATION  AMORTIZATION
  ID   SERVICE      AFTER IO       RATE      BASIS     (Y/N)     ARD    ARD (MOS.)    ARD (MOS.)    TERM (MOS.)    TERM (MOS.)
  3   294769.8137               0.058453   Actual/360   No     41275       118            118           358            358

  6     159444.16                0.0553    Actual/360   Yes    41275       120            118           360            358


  8     167865.69                0.0644    Actual/360   No     41334       120            120           300            300

  12    92,627.20   112563.05    0.0577    Actual/360   No     41275       120            118           348            348

  17     98823.23                0.0609    Actual/360   No     41275       120            118           360            358

  19     74243.63                0.0573    Actual/360   Yes    41275       120            118           360            358

  20     69245.44                0.0586    Actual/360   No     41334       120            120           360            360
  23     68407.18                0.0661    Actual/360   No     41183       120            115           360            355
  27     53267.16                0.0588    Actual/360   No     41334       120            120           360            360


 27.1

 27.2
  32     48221.51                0.0605    Actual/360   Yes    41306       120            119           360            359

  33     48180.18                0.0616    Actual/360   No     41244       120            117           360            357
  36     42138.95                0.0517    Actual/360   No     39448        60            58            360            358

  39     44966.29                 0.06     Actual/360   No     41183       120            115           360            355
  41     41473.15                0.0623    Actual/360   Yes    41244       120            117           360            357
  44     38304.68                0.0584    Actual/360   No     41306       120            119           360            359

  47      37291.8                0.0603    Actual/360   No     41275       120            118           360            358

  50     33766.79                0.0542    Actual/360   No     41275       120            118           360            358

 50.1
 50.2
  52     32622.51                0.059     Actual/360   No     41334       120            120           360            360

  53     34104.06                0.056     Actual/360   No     41275       120            118           300            298

  55     32377.53                0.0607    Actual/360   No     41275       120            118           360            358

  58     28809.29                0.0601    Actual/360   No     41275       120            118           360            358
  59     27697.73                0.0604    Actual/360   No     41275       120            118           360            358
  61     24296.96                0.0525    Actual/360   No     39448        60            58            360            358

  62     26360.77                0.061     Actual/360   No     41214       120            116           360            356


                                     S-I-A-1

       SELLER                                                                                               CUT-OFF
       LOAN                                                                                     ORIGINAL      DATE
  ID   NUMBER       PROPERTY NAME               ADDRESS              CITY      STATE  ZIP CODE  BALANCE     BALANCE
  63   6103988  Mandela Parkway         2855 Mandela Parkway      Oakland         CA    94608     4300000  4290705.36
                Industrial
  67   6104807  Del Ray Office Building 4905 Del Ray Avenue       Bethesda        MD    20814     4000000  3994700.77
  69   6104813  Island Breeze           1321-1325 Rosecrans       Gardena         CA    90247     3900000     3891029
                Apartments              Avenue
  75   6104737  Park Place Apartments   15529 Plaza South Drive   Taylor          MI    48180     3500000  3489505.06
  79   6104870  Amberwood Apartments    3001 McFarlane Avenue     Lake City       FL    32025     2990000  2985804.65
  92   6104768  Walgreens - Smyrna      2670 Cobb Parkway         Smyrna          GA    30089     2300000  2292489.59
  98   6104785  Valley Medical Center   1414 South Miller Street  Santa Maria     CA    93454     1600000  1593202.39



                     MONTHLY                                            ORIGINAL       STATED
       MONTHLY        DEBT                  INTEREST   ARD    MATURITY   TERM TO    REMAINING TERM    ORIGINAL     REMAINING
        DEBT         SERVICE     MORTGAGE   ACCRUAL    LOAN   DATE OR  MATURITY OR  TO MATURITY OR  AMORTIZATION  AMORTIZATION
  ID   SERVICE      AFTER IO       RATE      BASIS     (Y/N)     ARD    ARD (MOS.)    ARD (MOS.)    TERM (MOS.)    TERM (MOS.)
  63     25780.67                 0.06     Actual/360   No     41275       120            118           360            358

  67     24059.23                0.0603    Actual/360   No     41306       120            119           360            359
  69     22438.29                0.0562    Actual/360   No     41275       120            118           360            358

  75     20984.27                 0.06     Actual/360   No     41244       120            117           360            357
  79     16939.39                0.0548    Actual/360   No     40210        84            83            360            359
  92     13131.39                0.0555    Actual/360   Yes    41244       120            117           360            357
  98     10456.03                0.0615    Actual/360   No     41244       120            117           300            297



(1) The Ballston Common Mall Borrower posted a LOC in the amount of $1,100,000 in lieu of monthly leasing reserves.
(2) The North Ranch Mall Borrower posted a LOC in the amount of $225,000 in lieu of monthly tax and insurance reserves, and a LOC in the amount of $185,000 as an environmental reserve.
(3) The Renaissance Pere Marquette Hotel Borrower posted a LOC in the amount of $130,000 in lieu of monthly insurance reserves.
(4) The O'Connell Square Shopping Center and Gateway Center Borrower posted a LOC in the amount of $475,000 as a rent reserve.
(5) The Price Chopper Plaza Borrower posted a LOC in the amount of $73,055 in lieu of monthly tax reserves, a LOC in the amount of $12,000 in lieu of monthly insurance reserves, a LOC in the amount of $19,008 in lieu of monthly replacement reserves, and a LOC in the amount of $62,500 in lieu of monthly leasing reserves.


                                    S-I-A-2

                                   PMCF CONT.

       CROSSED
        WITH                                                        MORTGAGE                                    LETTER   LETTER OF
        OTHER    CROSSED      PREPAYMENT PROVISIONS                   LOAN    ADMINISTRATIVE   DUE     GRACE      OF       CREDIT
 ID     LOANS    LOAN ID         (# OF PAYMENTS)         INTEREST    SELLER      FEE RATE      DATE    PERIOD   CREDIT   DESCRIPTION
3        No        NAP       Lo(25)/Defeasance(89)/Open(4) Fee        PMCF        0.000327       1        5        Yes     (1)
6        No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000727       1        5        Yes     (2)


8        No        NAP       Lo(25)/Defeasance(91)/Open(4) Fee        PMCF        0.000327       1        5        Yes     (3)
12       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000727       1        5        No
17       No        NAP       Lo(27)/Defeasance(89)/Open(4) Leasehold  PMCF        0.000327       1        5        No
19       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000327       1        5        No
20       No        NAP       Lo(25)/Defeasance(91)/Open(4) Fee        PMCF        0.000827       1        5        No
23       No        NAP       Lo(30)/Defeasance(86)/Open(4) Fee        PMCF        0.000327       1        5        No
27       No        NAP       Lo(25)/Defeasance(91)/Open(4) Various    PMCF        0.000327       1        5        Yes     (4)
27.1                                                       Fee
27.2                                                       Fee
32       No        NAP       Lo(26)/Defeasance(90)/Open(4) Fee        PMCF        0.000827       1        5        No
33       No        NAP       Lo(28)/Defeasance(88)/Open(4) Fee        PMCF        0.000827       1        5        No
36       No        NAP       Lo(27)/Defeasance(29)/Open(4) Fee        PMCF        0.000827       1        15       No
39       No        NAP       Lo(30)/Defeasance(86)/Open(4) Fee        PMCF        0.000327       1        5        No
41       No        NAP       Lo(28)/Defeasance(88)/Open(4) Fee        PMCF        0.000327       1        5        No
44       No        NAP       Lo(26)/Defeasance(90)/Open(4) Fee        PMCF        0.000827       1        5        No
47       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000827       1        5        No
50       No        NAP       Lo(27)/Defeasance(89)/Open(4) Various    PMCF        0.000827       1        5        No
50.1                                                       Fee
50.2                                                       Fee
52       No        NAP       Lo(25)/Defeasance(91)/Open(4) Fee        PMCF        0.000827       1        5        No
                             Lo(47)/Grtr1% Or
53       No        NAP       Ym(68)/Open(5)                Fee        PMCF        0.000327       1        5        No
55       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000827       1        5        No
58       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000827       1        5        No
59       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000627       1        5        Yes     (5)
61       No        NAP       Lo(27)/Defeasance(29)/Open(4) Fee        PMCF        0.000827       1        5        No
62       No        NAP       Lo(29)/Defeasance(87)/Open(4) Fee        PMCF        0.000827       1        5        No
63       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000327       1        5        No
67       No        NAP       Lo(26)/Defeasance(90)/Open(4) Fee        PMCF        0.000327       1        5        No
69       No        NAP       Lo(27)/Defeasance(89)/Open(4) Fee        PMCF        0.000327       1        5        No
75       No        NAP       Lo(28)/Defeasance(88)/Open(4) Fee        PMCF        0.000827       1        5        No
79       No        NAP       Lo(26)/Defeasance(54)/Open(4) Fee        PMCF        0.000327       1        5        No
92       No        NAP       Lo(28)/Defeasance(88)/Open(4) Fee        PMCF        0.000327       1        5        No
98       No        NAP       Lo(28)/Defeasance(88)/Open(4) Fee        PMCF        0.000327       1        5        No




                                                       HOSPITALITY                                           EXCESS
 ID                    GUARANTOR/RECOURSE                PROPERTY         INITIAL MASTER SERVICER           FEE RATE
3              No                                         No            Prudential Asset Resources, Inc.     0.020%
6              No                                         No            Prudential Asset Resources, Inc.     0.020%
               Yes, Kimberly-Clark Corporation has                                                           0.020%
               provided a $7,000,000 Stabilization
8              Guaranty                                   Yes           Prudential Asset Resources, Inc.
12             No                                         No            Prudential Asset Resources, Inc.     0.020%
17             No                                         No            Prudential Asset Resources, Inc.     0.020%
19             No                                         No            Prudential Asset Resources, Inc.     0.020%
20             No                                         No            Prudential Asset Resources, Inc.     0.020%
23             No                                         No            Prudential Asset Resources, Inc.     0.020%
27             No                                         No            Prudential Asset Resources, Inc.     0.020%
27.1
27.2
32             No                                         No            Prudential Asset Resources, Inc.     0.020%
33             No                                         No            Prudential Asset Resources, Inc.     0.020%
36             No                                         No            Prudential Asset Resources, Inc.     0.020%
39             No                                         No            Prudential Asset Resources, Inc.     0.020%
41             No                                         No            Prudential Asset Resources, Inc.     0.020%
44             No                                         No            Prudential Asset Resources, Inc.     0.020%
47             No                                         No            Prudential Asset Resources, Inc.     0.020%
50             No                                         No            Prudential Asset Resources, Inc.     0.020%
50.1
50.2
52             No                                         No            Prudential Asset Resources, Inc.     0.020%

53             No                                         No            Prudential Asset Resources, Inc.     0.020%
55             No                                         No            Prudential Asset Resources, Inc.     0.020%
58             No                                         No            Prudential Asset Resources, Inc.     0.020%
59             No                                         No            Prudential Asset Resources, Inc.     0.020%
61             No                                         No            Prudential Asset Resources, Inc.     0.020%
62             No                                         No            Prudential Asset Resources, Inc.     0.020%
63             No                                         No            Prudential Asset Resources, Inc.     0.020%
67             No                                         No            Prudential Asset Resources, Inc.     0.020%
69             No                                         No            Prudential Asset Resources, Inc.     0.020%
75             No                                         No            Prudential Asset Resources, Inc.     0.020%
79             No                                         No            Prudential Asset Resources, Inc.     0.020%
92             No                                         No            Prudential Asset Resources, Inc.     0.020%
98             No                                         No            Prudential Asset Resources, Inc.     0.020%




                                    S-I-A-3

                                  SCHEDULE I-B

                     SCHEDULE OF BSCMI POOLED MORTGAGE LOANS


        SELLER                                                                                                  CUT-OFF
         LOAN                                                                               ZIP     ORIGINAL     DATE
  ID    NUMBER       PROPERTY NAME                 ADDRESS                CITY      STATE   CODE    BALANCE     BALANCE
-------------------------------------------------------------------------------------------------------------------------
  2     36022   Brandywine Office       1007 Tatnall Street & 208     Wilmington      DE    19801  52,000,000  51,773,030
                Building & Garage       West 12th Street
  5     36253   Inland Portfolio 2      Various                       Various      Various Various 41,190,000  41,190,000
 5.1    36253   Walk at Highwoods       18081 Highwoods Preserve      Tampa           FL    33647  13,230,000  13,230,000
 5.2    36253   Hillsboro Square        200 S. Federal Hwy.           Deerfield       FL    33441  12,100,000  12,100,000
                                                                      Beach
 5.3    36253   Chesterfield Crossing   Hull Street Rd. & Warbro Rd.  Midlothian      VA    23113   6,380,000   6,380,000
 5.4    36253   Northpoint Marketplace  US Hwy 176 & Springfield Rd.  Spartanburg     SC    29316   4,535,000   4,535,000
 5.5    36253   Hampton Point SC        3039 Wade Hampton Blvd.       Taylors         SC    29687   2,475,000   2,475,000
 5.6    36253   Circuit City, Rome      2700 Martha Berry Hwy NE      Rome            GA    30165   2,470,000   2,470,000
  7     36788   Quaker Park             1000 East Hector Street       Conshohocken    PA    19428  27,250,000  27,165,796
  9     36704   100 Court Street        100 Court Street              Brooklyn        NY    11201  21,500,000  21,463,607
  11    33391   10th & Broadway         10th & Broadway               Oakland         CA    94607  20,500,000  20,473,470
  18    36461   WESCO Portfolio         Various                       Various      Various Various 15,850,000  15,817,130
18.01   36461   Warrendale              185 Thorn Hill Drive          Warrendale      PA    15086   5,170,000   5,159,278
18.02   36461   Byhalia                 7300 West Highway I-78        Byhalia         MS    38611   2,060,000   2,055,728
18.03   36461   Honolulu                1030 Mapunapuna Street        Honolulu        HI    96819   1,170,000   1,167,574
18.04   36461   Compton                 801 West Walnut Street        Compton         CA    90020     980,000     977,968
18.05   36461   Poughkeepsie            331 Mill Street               Poughkeepsie    NY    12601     850,000     848,237
18.06   36461   Richmond                2902 North Boulevard          Richmond        VA    23230     760,000     758,424
18.07   36461   Salt Lake City          3210 South 900 West           Salt Lake       UT    84119     630,000     628,693
                                                                      City
18.08   36461   East Hartford           62 Village Street             East Hartford   CT    06108     460,000     459,046
18.09   36461   San Antonio             306 East Nakoma Drive         San Antonio     TX    78216     450,000     449,067
18.10   36461   New Haven               178 Wallace Street            New Haven       CT    6511      440,000     439,088
18.11   36461   Akron                   160 East Voris Street         Akron           OH    44311     440,000     439,088
18.12   36461   Asheville               840 Roverside Drive           Asheville       NC    28804     420,000     419,129
18.13   36461   Fridley                 5151 Industrial Boulevard     Fridley         MN    55421     380,000     379,212
18.14   36461   Lafayette               721 East Pont des Mouton Road Lafayette       LA    70507     340,000     339,295
18.15   36461   Lincoln                 3100 North 33 Street          Lincoln         NE    68504     300,000     299,378
18.16   36461   Butte                   949 South Montana Street      Butte           MT    59701     280,000     279,419
18.17   36461   Pueblo                  115 South Main Street         Pueblo          CO    81003     230,000     229,523
18.18   36461   Little Rock             2000 East Washington Avenue   North Little    AR    72114     200,000     199,585
                                                                      Rock
18.19   36461   Watertown               465 Newell Street             Watertown       NY    13601     160,000     159,668
18.20   36461   Johnstown               209 Broad Street              Johnstown       PA    15906     130,000     129,730
  21    36208   Bell Gardens Market     6801 Eastern Avenue           Bell Gardens    CA    90201  10,720,000  10,696,523
                Place Retail
  28    35213   Blackhawk Village       2915 McClain Drive            Cedar Falls     IA    50613   8,550,000   8,523,944
                Shopping Center
  29    36255   Essex Mall              911 Bloomfield Avenue         West Caldwell   NJ    07006   8,300,000   8,280,207
  30    35810   Tri-State Crossing      294 County Road - 120 South   Burlington      OH    45680   8,275,000   8,225,939
  31    36496   Scudder Falls Court     400 Sullivan Way              Ewing           NJ    08628   8,200,000   8,174,731
  34    34942   Target Ground Lease     4 Henry Street                Commack         NY    11725   7,800,000   7,783,615

                                                                     ORIGINAL    STATED
                       MONTHLY                                       TERM TO    REMAINING
              MONTHLY   DEBT              INTEREST   ARD   MATURITY  MATURITY    TERM TO      ORIGINAL     REMAINING
                DEBT   SERVICE  MORTGAGE   ACCRUAL   LOAN  DATE OR    OR ARD   MATURITY OR  AMORTIZATION  AMORTIZATION
  ID          SERVICE  AFTER IO   RATE      BASIS    (Y/N)   ARD      (MOS.)    ARD (MOS.)  TERM (MOS.)   TERM (MOS.)
--------    -----------------------------------------------------------------------------------------------------------
  2          296,883.62         5.5500%  Actual/360  Yes   11/1/2009    84           80           360          356

  5          188,787.50         5.5000%   30/360     No    10/1/2009    84           79            0            0
 5.1
 5.2

 5.3
 5.4
 5.5
 5.6
  7          174,324.95         5.9250%  Actual/360  No    1/1/2013    120          118           300          298
  9          145,505.58         6.5250%  Actual/360  No    2/1/2013    120          119           300          299
  11         126,422.09         6.2650%  Actual/360  No    2/1/2013    120          119           360          359
  18         113,000.83         6.5000%  Actual/360  No    2/1/2013    120          119           264          263
18.01
18.02
18.03
18.04
18.05
18.06
18.07

18.08
18.09
18.10
18.11
18.12
18.13
18.14
18.15
18.16
18.17
18.18

18.19
18.20
  21         63,721.49          5.9200%  Actual/360  No    1/1/2013    120          118           360          358

  28         50,795.27          5.9150%  Actual/360  No    12/1/2012   120          117           360          357

  29         46,607.06          5.4000%  Actual/360  No    1/1/2013    120          118           360          358
  30         52,660.30          5.8700%  Actual/360  No    11/1/2007    60           56           300          296
  31         52,557.37          5.9450%  Actual/360  No    1/1/2013    120          118           300          298
  34         47,646.12          6.1750%  Actual/360  No    1/1/2013    120          118           360          358


                                    S-I-B-1



        SELLER                                                                                                  CUT-OFF
         LOAN                                                                               ZIP     ORIGINAL     DATE
  ID    NUMBER       PROPERTY NAME                 ADDRESS                CITY      STATE   CODE    BALANCE     BALANCE
-------------------------------------------------------------------------------------------------------------------------
  38    36199   6006 Executive          6006 Executive Boulevard      Rockville       MD    20852   7,600,000   7,553,973
                Boulevard
  42    36432   San Diego               8830 Siempre Viva Road        Otay Mesa       CA    92173   6,700,000   6,679,111
                International Center
  43    35795   Mockingbird Office      5360 -5372 Fredericksburg     San Antonio     TX    78229   6,700,000   6,671,029
                Complex                 Road
  45    31654   The Shoppes @ Amberly   15305-15367 Amberly Drive     Tampa           FL    33647   6,400,000   6,387,030
  51    36487   Lindbergh Plaza         7433-7517 South Lindbergh     St. Louis       MO    63125   5,600,000   5,587,265
                                        Boulevard
  57    36091   Cross Pointe Centre     5075 Morganton Road           Fayetteville    NC    28314   5,200,000   5,189,384
  60    35562   East Penn Shopping      744 Weitzville Road           Enola           PA    17025   4,500,000   4,482,965
                Center
  77    36627   Lincoln Court           6367-6373 Lancaster Avenue    Philadelphia    PA    19151   3,050,000   3,045,961
                Apartments
  78    36485   1740 Platte Street      1740 Platte Street            Denver          CO    80202   3,000,000   2,990,930
  82    36289   Washington Square       21 West Washington Street     West Chester    PA    19380   2,600,000   2,596,561
  87    35675   Village Green           1045 S. San Jose Street       Mesa            AZ    85202   2,500,000   2,473,108
                Apartments
  88    36160   Maitland Springs One    975 Keller Road               Altamonte       FL    32714   2,475,000   2,461,960
                                                                      Springs
  91    36048   Hingham Square          50 South Street               Hingham         MA    02043   2,300,000   2,295,033
  95    36166   River Oaks II           148 Old Will Hunter Road      Athens          GA    30606   1,900,000   1,891,287
  96    35662   Riverbank Mall          596 Market Street             Newark          NJ    07105   1,800,000   1,796,334





                                                                     ORIGINAL    STATED
                       MONTHLY                                       TERM TO    REMAINING
              MONTHLY   DEBT              INTEREST   ARD   MATURITY  MATURITY    TERM TO      ORIGINAL     REMAINING
                DEBT   SERVICE  MORTGAGE   ACCRUAL   LOAN  DATE OR    OR ARD   MATURITY OR  AMORTIZATION  AMORTIZATION
  ID          SERVICE  AFTER IO   RATE      BASIS    (Y/N)   ARD      (MOS.)    ARD (MOS.)  TERM (MOS.)   TERM (MOS.)
--------    -----------------------------------------------------------------------------------------------------------
  38         47,720.28          5.7300%  Actual/360  Yes   11/1/2012   120          116           300          296

  42         39,291.12          5.7950%  Actual/360  No    12/1/2012   120          117           360          357

  43         38,463.29          5.6000%  Actual/360  No    11/1/2007    60           56           360          356

  45         40,011.43          6.3950%  Actual/360  No    1/1/2013    120          118           360          358
  51         32,466.95          5.6900%  Actual/360  No    1/1/2010     84           82           360          358

  57         32,356.26          6.3500%  Actual/360  No    1/1/2013    120          118           360          358
  60         27,853.78          6.3000%  Actual/360  No    11/1/2012   120          116           360          356

  77         18,354.98          6.0350%  Actual/360  No    2/1/2013    120          119           360          359

  78         19,485.22          6.0850%  Actual/360  No    1/1/2013    120          118           300          298
  82         15,663.61          6.0450%  Actual/360  No    2/1/2013    120          119           360          359
  87         17,910.78          6.0000%  Actual/360  No    10/1/2009    84           79           240          235

  88         15,890.58          6.1350%  Actual/360  No    11/1/2012   120          116           312          308

  91         13,797.06          6.0050%  Actual/360  No    1/1/2013    120          118           360          358
  95         11,838.47          5.6500%  Actual/360  No    12/1/2012   120          117           300          297
  96         11,217.89          6.3650%  Actual/360  No    1/1/2013    120          118           360          358


                                    S-I-B-2

                                   BSCMI CONT.

         CROSSED
           WITH                                                            MORTGAGE                              LETTER
          OTHER   CROSSED    PREPAYMENT PROVISIONS (# OF                     LOAN    ADMINISTRATIVE  DUE  GRACE    OF
   ID     LOANS   LOAN ID             PAYMENTS)                INTEREST     SELLER      FEE RATE    DATE  PERIOD  CREDIT
------------------------------------------------------------------------------------------------------------------------
    2       No      NAP   Lo(28)/Defeasance(54)/Open(2)      Fee/Leasehold  BSCMI       0.0527%      1     0      Yes
    5       No      NAP   Lo(35)/Grtr1% Or Ym(47)/Open(2)        Fee        BSCMI       0.0527%      1     0       No
   5.1                                                           Fee
   5.2                                                           Fee
   5.3                                                           Fee
   5.4                                                           Fee
   5.5                                                           Fee
   5.6                                                           Fee
    7       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0727%      1     5       No
    9       No      NAP   Lo(25)/Defeasance(91)/Open(4)       Leasehold     BSCMI       0.0527%      1     5       No
   11       No      NAP   Lo(25)/Defeasance(93)/Open(2)          Fee        BSCMI       0.0927%      1     5       No
   18       No      NAP   Lo(25)/Defeasance(93)/Open(2)      Fee/Leasehold  BSCMI       0.0827%      1     0    Optional

  18.01                                                          Fee
  18.02                                                          Fee
  18.03                                                       Leasehold
  18.04                                                          Fee
  18.05                                                          Fee
  18.06                                                          Fee
  18.07                                                          Fee
  18.08                                                          Fee
  18.09                                                          Fee
  18.10                                                          Fee
  18.11                                                          Fee
  18.12                                                          Fee
  18.13                                                          Fee
  18.14                                                          Fee
  18.15                                                          Fee
  18.16                                                          Fee
  18.17                                                          Fee
  18.18                                                          Fee
  18.19                                                          Fee
  18.20                                                          Fee
   21       No      NAP   Lo(26)/Defeasance(92)/Open(2)       Leasehold     BSCMI       0.0527%      1     5       No
   28       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0727%      1     5       No
   29       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0527%      1     5       No
   30       No      NAP   Lo(28)/Defeasance(30)/Open(2)          Fee        BSCMI       0.1227%      1     5       No
   31       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0927%      1     5       No
   34       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0527%      1     5       No
   38       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0927%      1     5       No
   42       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0527%      1     5       No
   43       No      NAP   Grtr1% Or Ym(57)/Open(3)               Fee        BSCMI       0.0827%      1     5      Yes
   45       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0827%      1     5       No
   51       No      NAP   Lo(47)/Defeasance(35)/Open(2)          Fee        BSCMI       0.0527%      1     5       No
   57       No      NAP   Lo(26)/Defeasance(93)/Open(1)       Leasehold     BSCMI       0.0527%      1     5       No
   60       No      NAP   Lo(28)/Defeasance(91)/Open(1)          Fee        BSCMI       0.0527%      1     5       No



                                                                                                                           EXCESS
                                                         GUARANTOR/  HOSPITALITY                                             FEE
   ID           LETTER OF CREDIT DESCRIPTION              RESOURCE    PROPERTY       INITIAL MASTER SERVICER                 RATE
----------------------------------------------------------------------------------------------------------------------------------
    2   $392,000                                               No         No     Wells Fargo Bank, National Association     0.020%
    5                                                          No         No     Wells Fargo Bank, National Association     0.020%
   5.1                                                         No
   5.2                                                         No
   5.3                                                         No
   5.4                                                         No
   5.5                                                         No
   5.6                                                         No
    7                                                          No         No     Wells Fargo Bank, National Association     0.030%
    9                                                          No         No     Wells Fargo Bank, National Association     0.020%
   11                                                          No         No     Wells Fargo Bank, National Association     0.030%
   18   Tenant may replace cash escrow with LOC assigned       No         No     Wells Fargo Bank, National Association     0.000%
        to the Trust
  18.01                                                        No
  18.02                                                        No
  18.03                                                        No
  18.04                                                        No
  18.05                                                        No
  18.06                                                        No
  18.07                                                        No
  18.08                                                        No
  18.09                                                        No
  18.10                                                        No
  18.11                                                        No
  18.12                                                        No
  18.13                                                        No
  18.14                                                        No
  18.15                                                        No
  18.16                                                        No
  18.17                                                        No
  18.18                                                        No
  18.19                                                        No
  18.20                                                        No
   21                                                          No         No     Wells Fargo Bank, National Association     0.020%
   28                                                          No         No     Wells Fargo Bank, National Association     0.000%
   29                                                          No         No     Wells Fargo Bank, National Association     0.020%
   30                                                          No         No     Wells Fargo Bank, National Association     0.000%
   31                                                          No         No     Wells Fargo Bank, National Association     0.030%
   34                                                          No         No     Wells Fargo Bank, National Association     0.020%
   38                                                          No         No     Wells Fargo Bank, National Association     0.030%
   42                                                          No         No     Wells Fargo Bank, National Association     0.020%
   43   $150,000                                               No         No     Wells Fargo Bank, National Association     0.000%
   45                                                          No         No     Wells Fargo Bank, National Association     0.000%
   51                                                          No         No     Wells Fargo Bank, National Association     0.020%
   57                                                          No         No     Wells Fargo Bank, National Association     0.020%
   60                                                          No         No     Wells Fargo Bank, National Association     0.020%



                                    S-I-B-3

         CROSSED
           WITH                                                            MORTGAGE                              LETTER
          OTHER   CROSSED    PREPAYMENT PROVISIONS (# OF                     LOAN    ADMINISTRATIVE  DUE  GRACE    OF
   ID     LOANS   LOAN ID             PAYMENTS)                INTEREST     SELLER      FEE RATE    DATE  PERIOD  CREDIT
------------------------------------------------------------------------------------------------------------------------
   77       No      NAP   Lo(25)/Defeasance(94)/Open(1)          Fee        BSCMI       0.0927%      1     5       No
   78       No      NAP   Lo(26)/Defeasance(93)/Open(1)          Fee        BSCMI       0.0527%      1     5       No
   82       No      NAP   Lo(25)/Defeasance(94)/Open(1)          Fee        BSCMI       0.0927%      1     5       No
   87       No      NAP   Lo(47)/Defeasance                      Fee        BSCMI       0.0527%      1     5       No
                          (12)/1%(12)/0.5%(9)/Open(4)
   88       No      NAP   Lo(28)/Defeasance(91)/Open(1)          Fee        BSCMI       0.0527%      1     5       No
   91       No      NAP   Lo(47)/Grtr3% Or Ym(72)/Open(1)        Fee        BSCMI       0.0527%      1     5       No
   95       No      NAP   Lo(47)/Defeasance(72)/Open(1)          Fee        BSCMI       0.0527%      1     5       No
   96       No      NAP   Lo(26)/Defeasance(93)/Open(1)          Fee        BSCMI       0.0527%      1     5       No



                                                                                                                           EXCESS
                                                         GUARANTOR/  HOSPITALITY                                             FEE
   ID           LETTER OF CREDIT DESCRIPTION              RESOURCE    PROPERTY       INITIAL MASTER SERVICER                 RATE
----------------------------------------------------------------------------------------------------------------------------------
   77                                                          No         No     Wells Fargo Bank, National Association     0.030%
   78                                                          No         No     Wells Fargo Bank, National Association     0.020%
   82                                                          No         No     Wells Fargo Bank, National Association     0.030%
   87                                                          No         No     Wells Fargo Bank, National Association     0.020%

   88                                                          No         No     Wells Fargo Bank, National Association     0.020%
   91                                                          No         No     Wells Fargo Bank, National Association     0.020%
   95                                                          No         No     Wells Fargo Bank, National Association     0.020%
   96                                                          No         No     Wells Fargo Bank, National Association     0.020%



                                    S-I-B-4

                                  SCHEDULE 1-C

                      SCHEDULE OF WFB POOLED MORTGAGE LOANS



                                                                                                                   CUT-OFF
        SELLER                                                                                   ZIP    ORIGINAL    DATE
 ID   LOAN NUMBER       PROPERTY NAME                   ADDRESS                 CITY     STATE  CODE    BALANCE    BALANCE
1     510901115   1290 Avenue of The         1290 Avenue of The Americas    New York     NY    10104  80,000,000 80,000,000
                  Americas
4     510901047   The Furniture Plaza and    210 South Main St              High Point   NC    27260  47,000,000 46,875,004
                  Plaza Suites
10    310901005   Canyon Plaza Shopping      5710 - 5791 Santa Ana Canyon   Anaheim      CA    92807  21,000,000 20,955,051
                  Center                     Road
14    310901006   Hawthorne Gateway          5310-5378 Rosecrans Ave.;      Hawthorne    CA    90250  17,500,000 17,461,423
                                             14351 & 14401 Hindry Ave
15    310901053   The Landings               137-161 North Weber Road       Bolingbrook  IL    60440  16,700,000 16,677,581
24    310900848   Laband Village             14230-14270 Chino Hills Pkwy.  Chino Hills  CA    91709   9,600,000  9,570,660
25    310900978   Town Place Shopping Center 775 First Street               Gilroy       CA    95020   9,500,000  9,469,067
40    310901000   Linton International       660-950 Linton Boulevard       Delray Beach FL    33444   6,800,000  6,786,475
                  Plaza
48    310900979   KC Plaza                   2438 Route 22 East             Union        NJ    07083   6,200,000  6,186,310
54    310901003   Hometown Plaza             87th Street & Southwest Hwy.   Hometown     IL    60456   5,370,000  5,353,053
64    310900889   2338 Telegraph Avenue      2338 Telegraph Avenue          Berkeley     CA    94704   4,275,000  4,269,833
68    310900971   Weed Street Retail         1001 W. North Avenue           Chicago      IL    60622   4,000,000  3,991,577
70    310900973   Walgreens - Hopkins        1675 State Highway 7           Hopkins      MN    55305   3,800,000  3,791,582
72    310900898   Maple Office Park          4023-4053 Maple Road           Amherst      NY    14226   3,600,000  3,593,012
73    310900888   133 Kearney Street         133 Kearney Street             San          CA    94108   3,535,000  3,530,728
                                                                            Francisco
76    310900972   Southgate Apartments       600, 610 & 620 Lincoln Street  Bellingham   WA    98226   3,280,000  3,272,553
80    310900867   Pine Ridge MHC             9348 Silver Lake Road          Argentine    MI    48451   2,700,000  2,691,909
                                                                            Township
81    310901013   Minikahda Mini Storage II  5350 Industrial Blvd. NE       Fridley      MN    55421   2,650,000  2,641,795
83    310900940   Walgreens - Memphis        4015 Austin Peay Hwy           Memphis      TN    38128   2,580,000  2,570,196
84    310900909   Academy Sports             445 Forest Square Street       Longview     TX    75605   2,535,000  2,517,676
85    310900986   Taylor Road Self Storage   3000 Taylor Road               Roseville    CA    95678   2,500,000  2,492,603
89    310900980   Terminal Building          941 "O" Street                 Lincoln      NE    68508   2,360,000  2,353,257
93    310900930   Walgreens -  Murfreesboro  3389 Memorial Boulevard        Murfreesboro TN    37129   2,250,000  2,241,450
94    310900984   Roo Commons                406 Sumner Street              Akron        OH    44304   1,945,000  1,940,754
97    310900963   Emerald Lakes Center       28112-28292 Chardon Road       Willoughby   OH    44092   1,770,000  1,763,415
                                                                            Hills
99    890901017   Tempo Plaza                9304 - 9324 U.S. Highway 19    Port Richey  FL    34668   1,500,000  1,497,427
                                             North
100   310900982   Raymer Street              16238 Raymer St.               Van Nuys     CA    91406   1,000,000    997,044



                                                                            STATED
                                                                 ORIGINAL  REMAINING
                  MONTHLY                                        TERM TO   TERM TO
        MONTHLY    DEBT               INTEREST   ARD   MATURITY  MATURITY  MATURITY   ORIGINAL      REMAINING
         DEBT     SERVICE   MORTGAGE  ACCRUAL   LOAN    DATE OR   OR ARD    OR ARD   AMORTIZATION  AMORTIZATION
 ID     SERVICE   AFTER IO    RATE      BASIS   (Y/N)     ARD     (MOS.)    (MOS.)    TERM (MOS.)  TERM (MOS.)
1     463,191.76 565,865.28 6.8527%   Actual/360  No    1/7/2013    123       118         289          289

4     316,181.88            5.2300%   Actual/360  No    2/1/2013    120       119         240          239

10    126,716.84            6.0600%   Actual/360  No    1/1/2013    120       118         360          358

14    103,575.05            5.8800%   Actual/360  No    1/1/2013    120       118         360          358

15     99,053.80            5.9000%   Actual/360  No    2/1/2013    120       119         360          359
24     56,941.10            5.9000%   Actual/360  No    12/1/2012   120       117         360          357
25     58,565.47            5.5400%   Actual/360  No    1/1/2013    120       118         300          298
40     43,025.35            6.5100%   Actual/360  No    1/1/2013    120       118         360          358

48     36,655.53            5.8700%   Actual/360  No    1/1/2013    120       118         360          358
54     33,847.94            5.7700%   Actual/360  No    1/1/2013    120       118         300          298
64     28,441.68            7.0000%   Actual/360  No    2/1/2013    120       119         360          359
68     24,395.03            6.1600%   Actual/360  No    1/1/2013    120       118         360          358
70     22,417.75            5.8500%   Actual/360  No    1/1/2013    120       118         360          358
72     23,134.57            6.6600%   Actual/360  No    1/1/2013    120       118         360          358
73     23,518.44            7.0000%   Actual/360  No    2/1/2013    120       119         360          359

76     19,037.13            5.7000%   Actual/360  No    1/1/2013    120       118         360          358
80     17,644.54            6.1500%   Actual/360  No    1/1/2013    120       118         300          298

81     16,928.49            5.9100%   Actual/360  No    1/1/2013    120       118         300          298
83     15,935.88            6.2800%   Actual/360  No    11/1/2012   120       116         360          356
84     16,722.62            6.2500%   Actual/360  No    10/1/2012   120       115         300          295
85     15,101.46            6.0700%   Actual/360  No    12/1/2012   120       117         360          357
89     15,934.89            6.5000%   Actual/360  No    1/1/2013    120       118         300          298
93     13,897.57            6.2800%   Actual/360  No    11/1/2012   120       116         360          356
94     11,586.34            5.9400%   Actual/360  No    1/1/2013    120       118         360          358
97     11,059.87            6.3900%   Actual/360  No    11/1/2012   120       116         360          356

99     10,015.92            6.3800%   Actual/360  No    2/1/2013    120       119         300          299

100     6,596.69            6.2500%   Actual/360  No    1/1/2013    120       118         300          298




(1) Re-tenanting impounds (TI and LC) will be collected monthly in the amount of $1,000 monthly ($12,000 annually). This impound will be capped and maintained at 60 months (or $60,000). WFB will release impound at rate of $4 psf for all new and renewing leases during the term of the loan. On or before July 31, 2012, Borrower shall have deposited with WFB a TI/LC impound in the amount of $125,000 to cover the lease rollover expenses associated with the Michael Anthony Salon lease expiration (6196 sf expiring 2/28/2013). Such impound will be accumulated through (a) existing TI/LC impound balances on deposit with WFB, and (b) implementation of a "springing" impound, 6 months prior to required impound due date, for the impound of property cash flow after all required impounds and debt service payments to WFB, in an amount calculated as the difference between impound on hand at impound due date and $125,000. Borrower may elect to substitute a Letter of Credit issued from a lender, and in a form, acceptable to WFB in lieu of the "springing" impound


                                    S-I-C-1

                                    WFB CONT.

          CROSSED
            WITH                                                      MORTGAGE                                 LETTER
           OTHER    CROSSED       PREPAYMENT PROVISIONS                 LOAN    ADMINISTRATIVE  DUE    GRACE     OF
ID         LOANS    LOAN ID         (# OF PAYMENTS)          INTEREST  SELLER      FEE RATE     DATE   PERIOD  CREDIT
1           No        NAP       Lo(29)/Defeasance(91)/Open(3)   Fee      WFB        0.0327%       7       0      No
4           No        NAP       Lo(25)/Defeasance(92)/Open(3)   Fee      WFB        0.0327%       1       0      No
10          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      No
14          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      No
15          No        NAP       Lo(36)/Defeasance(80)/Open(4)   Fee      WFB        0.0327%       1       5      No
24          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      No
25          No        NAP       Lo(35)/Flex(81)/Open(4)         Fee      WFB        0.0327%       1       5      No
40          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      Yes
48          No        NAP       Lo(26)/Defeasance(90)/Open(4)   Fee      WFB        0.0327%       1       5      No
54          No        NAP       Lo(26)/Defeasance(87)/Open(7)   Fee      WFB        0.0327%       1       5      No
64          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      No
68          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5   Optional (1)
70          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      No
72          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0327%       1       5      No
73          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0527%       1       5      No
76          No        NAP       Lo(35)/Flex(81)/Open(4)         Fee      WFB        0.0527%       1       5      No
80          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0527%       1       5      No
81          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0527%       1       5      No
83          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0527%       1       5      No
84          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.0527%       1       5      No
85          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.1027%       1       5      No
89          No        NAP       Lo(35)/Flex(81)/Open(4)         Fee      WFB        0.1027%       1       5      No
93          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.1027%       1       5      No
94          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.1027%       1       5      No
97          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.1027%       1       5      No
99          No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.1227%       1       5      No
100         No        NAP       Lo(35)/Defeasance(81)/Open(4)   Fee      WFB        0.1527%       1       5      No




          LETTER OF CREDIT  GUARANTOR/  HOSPITALITY                                            EXCESS
ID      DESCRIPTION      RECOURSE    PROPERTY      INITIAL MASTER SERVICER                    FEE RATE
1                              No         No         Wells Fargo Bank, National Association    0.000%
4                              No         No         Wells Fargo Bank, National Association    0.000%
10                             No         No         Wells Fargo Bank, National Association    0.000%
14                             No         No         Wells Fargo Bank, National Association    0.000%
15                             No         No         Wells Fargo Bank, National Association    0.000%
24                             No         No         Wells Fargo Bank, National Association    0.000%
25                             No         No         Wells Fargo Bank, National Association    0.000%
40         $300,000 for TI/LC  No         No         Wells Fargo Bank, National Association    0.000%
48                             No         No         Wells Fargo Bank, National Association    0.000%
54                             No         No         Wells Fargo Bank, National Association    0.000%
64                             No         No         Wells Fargo Bank, National Association    0.000%
68        )                    No         No         Wells Fargo Bank, National Association    0.000%
70                             No         No         Wells Fargo Bank, National Association    0.000%
72                             No         No         Wells Fargo Bank, National Association    0.000%
73                             No         No         Wells Fargo Bank, National Association    0.020%
76                             No         No         Wells Fargo Bank, National Association    0.020%
80                             No         No         Wells Fargo Bank, National Association    0.020%
81                             No         No         Wells Fargo Bank, National Association    0.020%
83                             No         No         Wells Fargo Bank, National Association    0.020%
84                             No         No         Wells Fargo Bank, National Association    0.020%
85                             No         No         Wells Fargo Bank, National Association    0.070%
89                             No         No         Wells Fargo Bank, National Association    0.070%

93                             No         No         Wells Fargo Bank, National Association    0.070%
94                             No         No         Wells Fargo Bank, National Association    0.070%
97                             No         No         Wells Fargo Bank, National Association    0.070%
99                             No         No         Wells Fargo Bank, National Association    0.010%
100                            No         No         Wells Fargo Bank, National Association    0.120%







                                    S-I-C-2

                                  SCHEDULE 1-D

                     SCHEDULE OF CIBC POOLED MORTGAGE LOANS


       SELLER                                                                                                         CUT-OFF
       LOAN                                                                                              ORIGINAL       DATE
 ID    NUMBER          PROPERTY NAME                    ADDRESS              CITY       STATE  ZIP CODE   BALANCE      BALANCE
-------------------------------------------------------------------------------------------------------------------------------
13     1.0     Promenade at Bonita Bay        26795-26911 South Bay Drive Bonita        FL      34134    18,000,000  18,000,000
                                                                          Springs
16     2.0     University Tower               3100 Tower Boulevard        Durham        NC      27707    16,350,000  16,314,135
22     3.0     Barrington Pointe &            Various                     Various       KY      Various  10,700,000  10,685,680
               Copperstone Pointe Portfolio
22.1   3.1     Barrington Pointe              9631 Buckingham Drive       Fairdale      KY      40118    8,300,000    8,288,892
22.2   3.2     Copperstone Pointe             160 Park Drive              La Grange     KY      40031    2,400,000    2,396,788
26     4.0     WP Carey Industrial Portfolio  Various                     Various       Various Various  9,200,000    9,163,882
26.1   4.1     1455 Fairchild Road            1455 Fairchild Road         Winston-      NC      27101    4,700,000    4,681,549
                                                                          Salem
26.2   4.2     10800 Pflumm Road              10800 Pflumm Road           Lenexa        KS      66210    3,800,000    3,785,082
26.3   4.3     2545 Merrell Road              2545 Merrell Road           Dallas        TX      75229      700,000      697,252
35     6.0     Hoffman Manufactured Housing   Various                     Various       NY      Various  7,750,000    7,715,577
               Community
35.1   6.1     Latham Manufactured Housing    303 MacArthur Road          Latham        NY      12110    1,400,000    1,393,782
               Community
35.2   6.2     Saratoga West Manufactured     331 Rowland Street          Ballston      NY      12020    1,650,000    1,642,671
               Housing Community                                          Spa
35.3   6.3     Shady Acres Manufactured       800 Arnold Street           Ballston      NY      12020      700,000      696,891
               Housing Community                                          Spa
35.4   6.4     Stockade Manufactured Housing  900 Rock City Road          Ballston      NY      12020    4,000,000    3,982,233
               Community                                                  Spa
37     7.0     1300 East Joppa Road           1300 East Joppa Road        Towson        MD      21286    7,600,000    7,590,150
46     8.0     14 & 38 Caryl Avenue and 1     Various                     Yonkers       NY      10705    6,200,000    6,188,691
               Post Street Portfolio
46.1   8.1     14 & 38 Caryl Avenue           14 & 38 Caryl Avenue        Yonkers       NY      10705    4,636,000    4,627,544
46.2   8.2     1 Post Street                  1 Post Street               Yonkers       NY      10705    1,564,000    1,561,147
49     10.0    310 State Highway 35           310 State Highway 35 South  Middletown    NJ      07701    6,000,000    6,000,000
56     11.0    Kash N' Karry Portfolio        Various                     Various       FL      Various  5,200,000    5,193,214
56.1   11.1    LaMadera Marketplace           8200-8228 State Road 52     Hudson        FL      34667    2,050,000    2,047,325
56.2   11.2    Shoppes at Avon Park           1517-1583 US Highway 27     Avon Park     FL      33825    1,550,000    1,547,977
                                              North
56.3   11.3    Shoppes at Lake Placid         1503-1519 US Highway 27     Lake          FL      33852    1,600,000    1,597,912
                                              South                       Placid
65     12.0    Colorado Marketplace           East 104th Avenue &         Thornton      CO      80233    4,225,000    4,215,793
                                              Colorado Boulevard
66     13.0    1222 Arch Street               1222 -1226 Arch Street      Philadelphia  PA      19107    4,150,000    4,140,762
71     15.0    FedEx Ground Facility          1401 Kelland Drive          Chesapeake    VA      23320    3,750,000    3,750,000
74     16.0    Mt. Ebo Business Center        16 Mount Ebo Road South     Southeast     NY      10509    3,500,000    3,495,437
86     17.0    Roy City Centre                5600 South 1900 West        Roy           UT      84067    2,500,000    2,492,353
90     18.0    Westwind Plaza                 10575 West Indian School    Avondale      AZ      85323    2,350,000    2,345,084
                                              Road


                                                                  ORIGINAL    STATED
                  MONTHLY                                          TERM TO   REMAINING
          MONTHLY  DEBT               INTEREST    ARD   MATURITY  MATURITY    TERM TO      ORIGINAL     REMAINING
           DEBT   SERVICE   MORTGAGE   ACCRUAL    LOAN    DATE    OR ARD    MATURITY OR  AMORTIZATION  AMORTIZATION
 ID       SERVICE  AFTER IO   RATE     BASIS     (Y/N)   OR ARD    (MOS.)    ARD (MOS.)   TERM (MOS.)   TERM (MOS.)
------ ------------------------------------------------------------------------------------------------------------
13      106,649.42         5.8900%  Actual/360   Yes   3/1/2013    120        120           360          360

16       97,082.46         5.9100%  Actual/360   Yes   1/1/2013    120        118           360          358
22       63,671.15         5.9300%  Actual/360   Yes   2/1/2013    120        119           360          359

22.1
22.2
26       55,810.96         6.1100%  Actual/360   Yes   11/1/201    120        116           360          356
26.1

26.2
26.3
35       49,272.23         5.8600%  Actual/360   Yes   12/1/201    120        117           300          297

35.1

35.2

35.3

35.4

37       46,794.51         6.2500%  Actual/360   Yes   2/1/2013    120        119           360          359
46       38,892.28         5.7200%  Actual/360   Yes   2/1/2013    120        119           300          299

46.1
46.2
49       36,592.54         6.1600%  Actual/360   Yes   3/1/2013    120        120           360          360
56       31,780.93         6.1800%  Actual/360   Yes   2/1/2013    120        119           360          359
56.1
56.2

56.3

65       25,195.35         5.9500%  Actual/360   Yes   1/1/2013    120        118           360          358

66       24,403.13         5.8200%  Actual/360   No    1/1/2013    120        118           360          358
71       24,161.30         6.0000%  Actual/360   Yes   3/1/2013    120        120           300          300
74       21,413.71         6.1900%  Actual/360   No    2/1/2013    120        119           360          359
86       16,107.54         6.0000%  Actual/360   No    1/1/2013    120        118           300          298
90       14,393.02         6.2000%  Actual/360   No    1/1/2013    120        118           360          358


                                    S-I-D-1

                                   CIBC CONT.

          CROSSED
           WITH                                                        MORTGAGE                                  LETTER
          OTHER    CROSSED     PREPAYMENT PROVISIONS (# OF              LOAN     ADMINISTRATIVE  DUE    GRACE      OF
  ID      LOANS    LOAN ID              PAYMENTS)            INTEREST  SELLER       FEE RATE     DATE   PERIOD   CREDIT
-------------------------------------------------------------------------------------------------------------------------
13         No       NAP      Lo(24)/Defeasance(92)/Open(4)     Fee      CIBC       0.0427%        1       7        No
16         No       NAP      Lo(26)/Defeasance(90)/Open(4)     Fee      CIBC       0.0427%        1       15       No
22         No       NAP      Lo(25)/Defeasance(91)/Open(4)     Fee      CIBC       0.0427%        1       7        No
22.1                                                           Fee
22.2                                                           Fee
26         No       NAP      Lo(28)/Defeasance(89)/Open(3)     Fee      CIBC       0.0427%        1       7        No
26.1                                                           Fee
26.2                                                           Fee
26.3                                                           Fee
35         No       NAP      Lo(27)/Defeasance(89)/Open(4)     Fee      CIBC       0.0427%        1       7        No
35.1                                                           Fee
35.2                                                           Fee
35.3                                                           Fee
35.4                                                           Fee
37         No       NAP      Lo(25)/Defeasance(91)/Open(4)     Fee      CIBC       0.0427%        1       7        No
46         No       NAP      Lo(25)/Defeasance(91)/Open(4)     Fee      CIBC       0.0427%        1       7        No
46.1                                                           Fee
46.2                                                           Fee
49         No       NAP      Lo(24)/Defeasance(92)/Open(4)     Fee      CIBC       0.0427%        1       7        No
56         No       NAP      Lo(25)/Defeasance(91)/Open(4)     Fee      CIBC       0.0427%        1       7        No
56.1                                                           Fee
56.2                                                           Fee
56.3                                                           Fee
65         No       NAP      Lo(26)/Defeasance(90)/Open(4)     Fee      CIBC       0.0827%        1       7        No
66         No       NAP      Lo(26)/Defeasance(90)/Open(4)     Fee      CIBC       0.0427%        1       7        No
71         No       NAP      Lo(24)/Defeasance(92)/Open(4)     Fee      CIBC       0.0427%        1       7        No
74         No       NAP      Lo(25)/Defeasance(91)/Open(4)     Fee      CIBC       0.0427%        1       7        No
86         No       NAP      Lo(26)/Defeasance(90)/Open(4)     Fee      CIBC       0.0427%        1       7        No
90         No       NAP      Lo(26)/Defeasance(90)/Open(4)     Fee      CIBC       0.0927%        1       7        No



         LETTER OF
           CREDIT    GUARANTOR/  HOSPITALITY                                               EXCESS
  ID     DESCRIPTION  RECOURSE    PROPERTY        INITIAL MASTER SERVICER                 FEE RATE
---------------------------------------------------------------------------------------------------
13                      No          No         Wells Fargo Bank, National Association       0.010%
16                      No          No         Wells Fargo Bank, National Association       0.010%
22                      No          No         Wells Fargo Bank, National Association       0.010%
22.1
22.2
26                      No          No         Wells Fargo Bank, National Association       0.010%
26.1
26.2
26.3
35                      No          No         Wells Fargo Bank, National Association       0.010%
35.1
35.2
35.3
35.4
37                      No          No         Wells Fargo Bank, National Association       0.010%
46                      No          No         Wells Fargo Bank, National Association       0.010%
46.1                    No
46.2                    No
49                      No          No         Wells Fargo Bank, National Association       0.010%
56                      No          No         Wells Fargo Bank, National Association       0.010%
56.1
56.2
56.3
65                      No          No         Wells Fargo Bank, National Association       0.000%
66                      No          No         Wells Fargo Bank, National Association       0.010%
71                      No          No         Wells Fargo Bank, National Association       0.010%
74                      No          No         Wells Fargo Bank, National Association       0.010%
86                      No          No         Wells Fargo Bank, National Association       0.010%
90                      No          No         Wells Fargo Bank, National Association       0.000%





                                    S-I-D-2

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY
                             (UNDER SECTION 2.02(A))

 PROJECT         Deal     LaSalle Loan ID      Alt         Borrower               Property
 -------         ----     ---------------      ---         --------               --------
                 Code                        Loan ID
                 ----                        -------
PRU3PWR1       1010/600    600-0036-000      6104760   FC BALLSTON           BALLSTON COMMON MALL
                                                       COMMON, LLC

PRU3PWR1       1010/600    600-0038-000      6104801   PERE MARQUETTE        RENAISSANCE PERE
                                                       HOTEL PARTNERS, LLC   MARQUETTE HOTEL

PRU3PWR1       1010/600    600-0067-000     510901115  JAMESTOWN 1290, L.P.  1290 AVENUE OF THE
                                                                             AMERICAS

PRU3PWR1       1010/600    600-0067-000     510901115  JAMESTOWN 1290, L.P.  1290 AVENUE OF THE
                                                       L.P.                  AMERICAS


 PROJECT       OrgNoteAmt       Note        Document         Cond        Exception
 -------       ----------       ----        --------         ----        ---------
                                Date                         Code
                                ----                         ----
PRU3PWR1     $49,888,643.91   12/20/02    INTERCREDITOR       DM       ORIGINAL DOCUMENT
                                          AGREEMENT                     REQUIRED

PRU3PWR1     $25,000,000.00   12/18/03    INTERCREDITOR       DM       ORIGINAL DOCUMENT
                                          AGREEMENT                     REQUIRED

PRU3PWR1     $80,000,000.00   02/07/03    INTERCREDITOR       DM       ORIGINAL DOCUMENT
                                          AGREEMENT                     REQUIRED

PRU3PWR1     $80,000,000.00   02/07/03    SERVICING           DM       ORIGINAL DOCUMENT
                                          AGREEMENT                     REQUIRED



                                     S-II-1

                                  SCHEDULE III

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

                                                                                     Cut-off Date     Primary
  Control    Loan                                                                     Principal      Servicing
  Number    Number               Loan / Property Name              Originator          Balance         Rate        Primary Servicer
---------   ------      --------------------------------------     ----------       ------------     ---------     ----------------
             6          North Ranch Mall                            PMCF             27,927,666      0.0400%            PMCC
             12         Mansions at Technology Park Phase I         PMCF             19,000,000      0.0400%            PMCC
             20         Twin Towers                                 PMCF             11,725,000      0.0500%            PMCC
             32         Sherman Center                              PMCF             7,989,423       0.0500%            PMCC
             33         Holley Mason Building                       PMCF             7,877,026       0.0500%            PMCC
             36         Sharon Pointe Apartments                    PMCF             7,680,933       0.0500%            PMCC
             44         Hidden Lakes Apartments II                  PMCF             6,491,220       0.0500%            PMCC
             47         Fifth Avenue Office Building                PMCF             6,186,664       0.0500%            PMCC
             50         Woods of Brookhollow and Terrace House      PMCF             5,985,739       0.0500%            PMCC
             52         Brick Kiln Office                           PMCF             5,500,000       0.0500%            PMCC
             55         Flamingo Jones Shopping Center              PMCF             5,348,546       0.0500%            PMCC
             58         Oakwood Apartments                          PMCF             4,789,642       0.0500%            PMCC
             59         Price Chopper Plaza                         PMCF             4,590,122       0.0300%            PMCC
             61         University Heights Business Park            PMCF             4,389,246       0.0500%            PMCC
             62         Whitney Ranch Business Park                 PMCF             4,332,890       0.0500%            PMCC
             75         Park Place Apartments                       PMCF             3,489,505       0.0500%            PMCC



                                    S-III-1

                                   SCHEDULE IV

                                 REFERENCE RATES




































                                     S-IV-1

INTEREST ACCRUAL PERIOD(1)             REFERENCE RATE                 INTEREST ACCRUAL PERIOD(1)            REFERENCE RATE
--------------------------             --------------                 --------------------------            --------------
March 2003                                6.08689%                    March 2007                                6.09250%
April 2003                                5.89721                     April 2007                                5.90310
May 2003                                  6.08709                     May 2007                                  6.09277
June 2003                                 5.89742                     June 2007                                 5.90338
July 2003                                 6.08729                     July 2007                                 6.09305
August 2003                               6.08738                     August 2007                               6.09309
September 2003                            5.89773                     September 2007                            5.90363
October 2003                              6.08759                     October 2007                              6.09316
November 2003                             5.89794                     November 2007                             5.90823
December 2003                             6.08779                     December 2007                             6.09776
January 2004                              5.89815                     January 2008                              5.91888
February 2004                             5.89845                     February 2008                             5.91921
March 2004                                6.08811                     March 2008                                6.10864
April 2004                                5.89849                     April 2008                                5.91902
May 2004                                  6.08833                     May 2008                                  6.10871
June 2004                                 5.89872                     June 2008                                 5.91911
July 2004                                 6.08855                     July 2008                                 6.10878
August 2004                               6.08866                     August 2008                               6.10882
September 2004                            5.89907                     September 2008                            5.91926
October 2004                              6.08888                     October 2008                              6.10890
November 2004                             5.89930                     November 2008                             5.91936
December 2004                             5.89942                     December 2008                             5.91940
January 2005                              5.89954                     January 2009                              5.91945
February 2005                             5.90026                     February 2009                             5.92043
March 2005                                6.08947                     March 2009                                6.10906
April 2005                                5.89991                     April 2009                                5.91959
May 2005                                  6.08970                     May 2009                                  6.10914
June 2005                                 5.90016                     June 2009                                 5.91969
July 2005                                 6.08994                     July 2009                                 6.10921
August 2005                               6.09006                     August 2009                               6.10925
September 2005                            5.90053                     September 2009                            5.91984
October 2005                              6.09030                     October 2009                              6.14499
November 2005                             5.90079                     November 2009                             5.97556
December 2005                             5.90092                     December 2009                             5.97567
January 2006                              5.90104                     January 2010                              5.97828
February 2006                             5.90183                     February 2010                             5.98149
March 2006                                6.09093                     March 2010                                6.18088
April 2006                                5.90145                     April 2010                                5.98065
May 2006                                  6.09118                     May 2010                                  6.18112
June 2006                                 5.90171                     June 2010                                 5.98088
July 2006                                 6.09144                     July 2010                                 6.18137
August 2006                               6.09156                     August 2010                               6.18149
September 2006                            5.90211                     September 2010                            5.98124
October 2006                              6.09182                     October 2010                              6.18174
November 2006                             5.90239                     November 2010                             5.98149
December 2006                             5.90253                     December 2010                             5.98161
January 2007                              5.90267                     January 2011                              5.98173
February 2007                             5.90351                     February 2011                             5.98302



                                     S-IV-2

(1) Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the March 2003 interest accrual period relates to the April 2003 distribution date.



                                     S-IV-3

                                   SCHEDULE V

                       BORROWER THIRD-PARTY BENEFICIARIES
                              (UNDER SECTION 2.03)

         The respective borrowers under the Mortgage Loans identified on the Pooled Mortgage Loan Schedule by seller loan numbers [__________] and [___________] (without regard to any additional alphabetical designation).




















                                     S-V-1

                                    EXHIBIT P

                        FORM OF DEFEASANCE CERTIFICATION


FOR ANY LOAN THAT IS NOT AMONG TEN (10) LARGEST LOANS IN POOL, WITH OUTSTANDING
  BALANCE OF (A) $20,000,000 OR LESS, OR (B) LESS THAN 5% OF OUTSTANDING POOL
                           BALANCE, WHICHEVER IS LESS

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attn:  Commercial Mortgage Surveillance

         Fitch, Inc.
         One State Street Plaza
         New York, New York 10004

From: [PAR] [WFB], in its capacity as a Master Servicer (a "Master Servicer") under the Pooling and Servicing Agreement dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among the Master Servicer, Prudential Securities Secured Financing Corporation as Depositor, [PAR] [WFB] as a Master Servicer, ARCap Servicing, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Certificate Administrator and as Tax Administrator, LaSalle Bank National Association as Trustee, ABN AMRO N.V. as Fiscal Agent and Prudential Mortgage Capital Funding, LLC, as Ballston Common B-Note Holder and as Renaissance B-Note Holder.

Date:    _________, 20___

Re:      Prudential Securities Secured Financing Corporation
         Commercial Mortgage Pass-Through Certificates, Series 2003-PWR1

         Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:__________________

                    ____________________

         Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         As Master Servicer under the Pooling and Servicing Agreement, we hereby:

                  1. Notify you that the Borrower has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                                    ____    a full defeasance of the payments
                                            scheduled to be due in respect of
                                            the entire Principal Balance of the
                                            Mortgage Loan; or

                                    ____    a partial defeasance of the payments
                                            scheduled to be due in respect of a
                                            portion of the Principal Balance of
                                            the Mortgage Loan that represents
                                            ___% of the entire Principal Balance
                                            of the Mortgage Loan and, under the

                                            Mortgage, has an allocated loan
                                            amount of $____________ or _______%
                                            of the entire Principal Balance;

                  2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                           a. The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                           b. The defeasance was consummated on _________, 20__.

                           c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                                          CUSIP RATE MAT PAY DATES ISSUED
                                          -------------------------------

                           d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                           e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                                    ____    the related Borrower was a
                                            Single-Purpose Entity (as defined in
                                            Standard & Poor's Structured Finance
                                            Ratings Real Estate Finance
                                            Criteria, as amended to the date of
                                            the defeasance (the "S&P Criteria"))
                                            as of the date of the defeasance,
                                            and after the defeasance owns no
                                            assets other than the defeasance
                                            collateral and real property
                                            securing Mortgage Loans included in
                                            the pool.

                                    ____    the related Borrower designated a
                                            Single-Purpose Entity (as defined in
                                            the S&P Criteria) to own the
                                            defeasance collateral; or

                                    ____    the Master Servicer designated a
                                            Single-Purpose Entity (as defined in
                                            the S&P Criteria) established for
                                            the benefit of the Trust to own the
                                            defeasance collateral.

                           f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                           g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                           h. The Master Servicer received from the Borrower written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                           i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Borrower and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                           j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Borrower only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance



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

                                    collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                           k. The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire Principal Balance of the Mortgage Loan as of the date of defeasance was $___________ [$20,000,000 or less or less than five percent of pool balance, whichever is less] which is less than 5% of the aggregate Certificate Principal Balance of the Certificates as of the date of the most recent Certificateholder Report received by us (the "Current Report").

                           l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

                  3. Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance (or waived such conditions), subject to the limitations imposed by the Mortgage Loan Documents, as are consistent with the Servicing Standard.

                  4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been or will be transmitted to the Trustee or Custodian on its behalf for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Servicing File.

                  5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

                  6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

                  7. Agree to provide copies of all items listed in Exhibit B to you upon request.



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         IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                     [PAR] [WFB]
                                     as Master Servicer


                                     By:_______________________________________
                                        Name:
                                        Title:



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